As filed with the Securities and Exchange Commission on July 31, 1998

                                                      Registration No. 333-47411

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                AMENDMENT NO. TWO
                                       TO

                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
              -----------------------------------------------------


                        CNL HEALTH CARE PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)

                              400 East South Street
                             Orlando, Florida 32801
                            Telephone: (407) 422-1574
                    (Address of Principal executive offices)

                              James M. Seneff, Jr.
                             Chief Executive Officer
                              400 East South Street
                             Orlando, Florida 32801
                            Telephone: (407) 422-1574
                          (Name, Address and Telephone
                          Number of Agent for Service)

                                   COPIES TO:
                          THOMAS H. McCORMICK, ESQUIRE
                            THOMAS J. PLOTZ, ESQUIRE
                         Shaw Pittman Potts & Trowbridge
                               2300 N Street, N.W.
                             Washington, D.C. 20037

       Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made  pursuant  to Rule
434, please check the following box.  [   ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   CNL HEALTH CARE PROPERTIES, INC. PROSPECTUS
                             Shares of Common Stock
                              $2,500,000 -- Minimum

                     Minimum Purchase -- 250 Shares ($2,500)
            100 Shares ($1,000) for IRAs and Keogh and Pension Plans
               (Minimum purchase may be higher in certain states)

         CNL HEALTH CARE PROPERTIES, INC. (the "Company") is a Maryland corporation which intends to qualify for federal income tax purposes as a real estate investment trust (a "REIT"). The Company may sell up to 15,500,000 shares of common stock (the "Shares"), including 500,000 Shares pursuant to the Company's reinvestment plan, for a maximum of $155,000,000. The Company has been formed primarily to acquire real estate properties (the "Properties") related to health care and seniors' housing facilities (the "Health Care Facilities") located across the United States. The Health Care Facilities may include, congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Properties will be leased on a long term, "triple-net" basis to operators of the Health Care Facilities. Under the Company's triple-net leases, the tenant generally will be responsible for property costs associated with ongoing operations, including repairs, maintenance, property taxes, utilities, and insurance.

         There are material risks associated with an investment in the Company (see "Risk Factors" at Page 9), including the following:

o The Company currently owns no Properties, and investors, therefore, will not have any opportunity to evaluate the Properties that the Company will acquire.
o If the Company raises only $2,500,000 from sales of Shares, it will acquire no more than two medical office buildings or walk-in clinics, and will have reduced diversification of its investments. Reduced diversification will increase the potential adverse effect on the Company from an underperforming tenant or an underperforming facility type. In the event it raises only $2,500,000 from sales of Shares, the Company will not provide mortgage financing (the "Mortgage Loans").
o The Company will rely on CNL Health Care Advisors, Inc. (the "Advisor") with respect to all investment decisions, subject to approval by the Board of Directors in certain circumstances. The Advisor and its Affiliates have no previous experience in investing in health care Properties, which could result in the Company's failure to meet its investment objectives.
o The Advisor and its Affiliates are or will be engaged in other activities that will result in conflicts of interest with the services that the Advisor will provide to the Company, and could take actions that are more favorable to such other entities than to the Company. Any such conflicts could have a negative impact on the Company's financial performance and, consequently, on Distributions.
o There is currently no public trading market for the Shares, and there is no assurance that one will develop. Although the Company currently intends to seek listing on a national securities exchange or over-the counter market of its common stock ("Listing") within five to ten years from the date the offering commences, Listing does not assure liquidity. If the Shares are not listed within ten years of commencement of the offering, as to which there can be no assurance, the Company will commence the orderly sale of its assets and the distribution of the proceeds.
o The Company has not obtained a financing commitment and may be unable to do so on satisfactory terms. The failure to obtain financing may impede the acquisition of Properties and the making of Mortgage Loans and equipment financing ("Secured Equipment Leases"). Because no proceeds from the sale of Shares will be used to fund Secured Equipment Leases, the Secured Equipment Lease program is dependent upon the Company obtaining financing.
o In addition to general market and economic conditions, the Company is subject to risks arising out of government regulation of the health care industry, which may reduce the value of the Company's investments and the amount of revenues the Company receives from tenants. Certain of the Company's tenants may be dependent upon government reimbursements and certain other of the Company's tenants, to the extent that they are not dependent upon government reimbursements, may be dependent on their success in attracting senior citizens with sufficient independent means to pay for the tenants' services.

o The Company may, without the approval of a majority of the Independent Directors, incur debt totalling up to 300% of the value of the net assets of the Company, including debt to make Distributions to stockholders in order to maintain its status as a REIT. Borrowing in excess of the 300% level may occur with the approval of a majority of the Independent Directors. The Company may not be able to meet its debt service obligations, and, to the extent that such obligations cannot be met, the Company may lose its investment in any Properties that secure underlying indebtedness on which the Company has defaulted.

o The Company may not qualify or remain qualified as a REIT for federal income tax purposes, which could result in subjecting the Company to federal income tax on its taxable income at regular corporate rates, thereby reducing the amount of funds available for paying Distributions to stockholders.
o The Company anticipates that it will pay substantial fees to Affiliates of the Company and estimates that approximately 9% of the proceeds from the sale of Shares will be paid in fees and expenses to Affiliates of the Company for services and as reimbursement for Organizational and Offering Expenses incurred on behalf of the Company. The amount of proceeds that will be available to purchase Properties and to make Mortgage Loans will be decreased as a result of such payments.

         Of the proceeds from the sale of Shares, approximately 84% will be used to acquire Properties and make Mortgage Loans, and approximately 9% will be paid in fees and expenses to Affiliates of the Company for their services and as reimbursement for Organizational and Offering Expenses incurred on behalf of the Company; the balance will be used to pay other expenses of the offering.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         Price to            Selling           Proceeds to
                          Public          Commissions(1)       Company(2)(3)
                          ------          --------------       -------------
Per Share             $      10.00         $      0.75          $       9.25
---------
Total Minimum         $  2,500,000         $   187,500          $  2,312,500
-------------
Total Maximum(4)      $155,000,000         $11,625,000          $143,375,000
-------------
                                                  (footnotes on following page)

                              CNL SECURITIES CORP.
                                   July , 1998

(1) CNL Securities Corp. (the "Managing Dealer") will receive Selling Commissions of 7.5% on sales of Shares, subject to reduction in certain circumstances. The Managing Dealer, which is an Affiliate of the Company, may engage other broker-dealers that are members of the National Association of Securities Dealers, Inc. or other entities exempt from broker-dealer registration (collectively, the "Soliciting Dealers") to sell Shares and reallow to them commissions of up to 7% with respect to Shares which they sell. The amounts indicated for Selling Commissions assume that reduced Selling Commissions are not paid in connection with the purchase of any Shares and do not include a 0.5% marketing support and due diligence expense reimbursement fee payable to the Managing Dealer, all or a portion of which may be reallowed to certain Soliciting Dealers, with prior written approval from, and in the sole discretion of, the Managing Dealer. See "The Offering -- Plan of Distribution" for a description of the marketing support and due diligence expense reimbursement fee payable to the Managing Dealer. The Company also will issue to the Managing Dealer a warrant (the "Soliciting Dealer Warrants") to purchase one share of common stock for every 25 Shares sold, to be exercised, if at all, during the five-year period commencing with the date the offering begins (the "Exercise Period"), at a price of $12.00 per share. All or any part of such Soliciting Dealer Warrants may be reallowed to certain Soliciting Dealers with prior written approval from, and in the sole discretion of, the Managing Dealer, unless prohibited by federal or state securities laws. See "Summary of Articles of Incorporation and Bylaws -- Description of Capital Stock -- Soliciting Dealer Warrants" and "The Offering -- Plan of Distribution."

(2) Before deducting (i) Organizational and Offering Expenses of the Company estimated to be 3% of gross offering proceeds computed at $10.00 per Share sold ("Gross Proceeds") and (ii) the marketing support and due diligence expense reimbursement fee. Organizational and Offering Expenses exclude Selling Commissions and the marketing support and due diligence reimbursement fee.


(3) In addition, assuming 15,500,000 Shares, including 500,000 Shares available to stockholders participating in the Company's Reinvestment Plan, are sold and 600,000 Soliciting Dealer Warrants are issued to the Managing Dealer, $480 of additional proceeds will be raised, and assuming all such warrants are exercised at the exercise price of $12.00 per share, a total of $7,200,000 of additional proceeds will be raised. No Selling Commissions or marketing support and due diligence expense reimbursement fee will be paid in connection with the issuance of the Soliciting Dealer Warrants or the shares issuable upon the exercise thereof.

(4) Includes 500,000 Shares which may be issued pursuant to the Company's Reinvestment Plan. Those stockholders who elect to participate in the Reinvestment Plan will have their Distributions reinvested in additional Shares.

         NEITHER THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY OR THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         All subscription funds for Shares will be deposited in an interest-bearing escrow account with SouthTrust Asset Management Company of Florida, N.A., which will act as the escrow agent for this offering, until subscription funds for the Company's Shares total $2,500,000. Subscription funds will be released from escrow to the Company to be used for Company purposes within approximately 30 days after the minimum is reached. No sale of Shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this Prospectus. No Shares will be sold unless subscriptions for at least 250,000 Shares ($2,500,000) have been obtained within one year after the initial date of this Prospectus. In no event will subscription funds be held in escrow for longer than one year, and any refunds of subscriptions due to the failure of the Company to reach the required minimum shall be returned promptly with interest. Pursuant to the requirements of the Commissioner of Securities of the State of Pennsylvania, subscriptions from Pennsylvania residents may not be released from escrow, or included in determining whether the $2,500,000 minimum for the Company has been reached, until subscriptions for Shares totalling at least $7,775,000 have been received from all sources. The offering of Shares will terminate no later than ___________, 1999 (one year after the initial date of this Prospectus), unless the Company elects to extend it to a date no later than ___________, 2000 (two years after the initial date of this Prospectus), in states that permit such extension.

         PENNSYLVANIA INVESTORS: Because the minimum offering is less than $15,500,000, all Pennsylvania investors are cautioned to evaluate carefully the Company's ability fully to accomplish its stated objectives and to inquire as to the current dollar volume of subscriptions for the Shares.

         NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE IN WHICH SUCH OFFER OR SALE WOULD BE UNLAWFUL, AND NO SUBSCRIPTION WILL BE ACCEPTED FROM ANY PERSON WHO DOES NOT MEET THE SUITABILITY STANDARDS SET FORTH HEREIN. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL CREATE, UNDER ANY CIRCUMSTANCES, AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. IF, HOWEVER, ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

         THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY, AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS COMPANY IS PROHIBITED.

         Until ___________, 1998 (90 days after the initial date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

                                                 TABLE OF CONTENTS



TABLE OF CONTENTS.........................................................
SUMMARY...................................................................
     CNL Health Care Properties, Inc......................................
     Summary Risk Factors.................................................
     Investment Objectives and Policies...................................
     Business.............................................................
     Estimated Use of Proceeds............................................
     Conflicts of Interest................................................
     Management...........................................................
     Management Compensation..............................................
     Summary of Reinvestment Plan.........................................
     Description of Shares................................................
     Distribution Policy..................................................
     Prior Performance of Affiliates......................................
     Tax Status Of The Company............................................
     The Offering.........................................................
     Definitions..........................................................
RISK FACTORS..............................................................
     Investment Risks.....................................................
         Insufficient Offering Proceeds...................................
         Lack of Diversification..........................................
         Possible Delays in Investment....................................
         Inexperience of Management.......................................
         Reliance on Advisor and Board of Directors;
            No Management Rights for Stockholders.........................

          Effects of Governing Documents
            and Maryland Law on Potential Takeovers.......................

         Leverage.........................................................
         Conflicts of Interest............................................
         Competing Demands on Officers and Directors......................
         Potential Impact of Advisor's Compensation

            on Investment Decisions.......................................
         Property Development by Affiliates...............................
         The Company May Invest with Affiliates of the Advisor............
         No Independent Review of the Company or the Prospectus
            by Managing Dealer............................................
         No Separate Counsel for the Company, Affiliates and Investors....
         Lack of Liquidity of Shares......................................
         Potential for Dilution...........................................
         Lack of Control by the Company over Joint Ventures...............
         Lack of Control of Property Management...........................
         Mortgage Loans...................................................
              Unfavorable Real Estate Market Conditions May
                 Impact Operations........................................
              Interest Rate Fluctuations May Adversely Affect
                 Mortgage Loans...........................................
              Delays in Liquidating Defaulted Mortgage Loans..............
              Possible Noncompliance with Regulations.....................
         Secured Equipment Leases.........................................
              Default by Lessee...........................................
              Possible Noncompliance with Regulations.....................

              Tax Risks...................................................
         No Operating History.............................................
         Impact of Inflation..............................................
         Majority Stockholder Vote Binding on All Stockholders............
         Broad Discretion of the Board of Directors in Management
            of the Company's Operations...................................
         Restrictions on Transfer Relating to REIT Status.................
         Limited Liability of Officers and Directors......................
         Possible Effect of ERISA.........................................
         Insufficient Working Capital.....................................
         Distributions Funded by Borrowings May Constitute
            Return of Capital.............................................
     Real Estate and Financing Risks......................................
         An Unspecified Property Offering.................................
              Inability of Potential Investors to Evaluate
                 Tenants and Properties...................................
              No Limitation on Number of Properties of a Particular
                 Facility Type............................................
              No Assurance of Obtaining Suitable Investments..............
              No Opportunity to Evaluate Procedures for Resolving
                 Conflicts of Interest....................................
         Lack of Control Over Properties Under Construction...............
         Ground Lease Property Risks......................................
         Impasse or Conflicts with Joint Venture Partner..................
              Impasse with Joint Venture Partner..........................
              Divergent Interests of Joint Venture Partner................
         Limitations on the Ability of the Company to Liquidate...........
         Inability to Control the Sale of Certain Properties..............
         Real Property Investments........................................
              Lack of Control Over Market and Business Conditions.........
              Multiple Property Leases or Mortgage Loans with
                 Individual Tenants or Borrowers..........................
              Inability to Re-lease Properties............................
              Lack of Adequate Insurance..................................
         Health Care Facilities...........................................
              Reliance on Government Reimbursement........................
              Dependence on Attracting Senior Citizens with Ability
                 to Pay...................................................
              Effects of Cost Control and Other Health Care Reform
                 Measures.................................................
              Constraints of Government Regulation of Health Care
                 Industry.................................................
              Limitations on Alternative Uses of Company Properties.......
         Impact of Adverse Trends.........................................
         Investment Barriers Imposed by Certificate of Need Laws in
            Certain States................................................
         Potential Adverse Impact of Competitors..........................
         Possible Environmental Liabilities...............................
         Possible Lack of Ability to Obtain the Line of Credit and
            Permanent Financing...........................................
         Unspecified Secured Equipment Leases.............................
     Tax Risks............................................................
         REIT Qualification...............................................
         Secured Equipment Lease Treatment................................
         Effect of REIT Disqualification..................................
         Effect of Distribution Requirements..............................

         Restrictions on Maximum Share Ownership..........................
         Other Tax Liabilities............................................
         Changes in Tax Laws..............................................
SUITABILITY STANDARDS AND HOW TO SUBSCRIBE................................
     Suitability Standards................................................
     How to Subscribe.....................................................
ESTIMATED USE OF PROCEEDS.................................................
MANAGEMENT COMPENSATION...................................................
CONFLICTS OF INTEREST.....................................................
     Prior and Future Programs............................................
     Competition to Acquire Properties and Invest
        in Mortgage Loans.................................................
     Sales of Properties..................................................
     Joint Investment With An Affiliated Program..........................
     Competition for Management Time......................................
     Compensation of the Advisor..........................................
     Relationship with Managing Dealer....................................
     Legal Representation.................................................
     Certain Conflict Resolution Procedures...............................
SUMMARY OF REINVESTMENT PLAN..............................................
     General..............................................................
     Investment of Distributions..........................................
     Participant Accounts, Fees, and Allocation of Shares.................
     Reports to Participants..............................................
     Election to Participate or Terminate Participation...................
     Federal Income Tax Considerations....................................
     Amendments and Termination...........................................
REDEMPTION OF SHARES......................................................
BUSINESS..................................................................
     General..............................................................
     Site Selection and Acquisition of Properties.........................
     Standards for Investment in Properties...............................
     Description of Properties............................................
     Description of Property Leases.......................................
     Joint Venture Arrangements...........................................
     Mortgage Loans.......................................................
     Management Services..................................................
     Borrowing............................................................
     Sale of Properties, Mortgage Loans and Secured
        Equipment Leases..................................................
     Competition..........................................................
     Regulation of Mortgage Loans and Secured
        Equipment Leases..................................................
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
   FINANCIAL CONDITION OF THE COMPANY.....................................
     Liquidity and Capital Resources......................................
     Results of Operations................................................
MANAGEMENT................................................................
     General..............................................................
     Fiduciary Responsibility of the Board of Directors...................
     Directors and Executive Officers.....................................
     Independent Directors................................................
     Committees of the Board of Directors.................................
     Compensation of Directors and Executive Officers.....................
     Management Compensation..............................................

THE ADVISOR AND THE ADVISORY AGREEMENT....................................
     The Advisor..........................................................
     The Advisory Agreement...............................................
PRIOR PERFORMANCE INFORMATION.............................................
INVESTMENT OBJECTIVES AND POLICIES........................................
     General..............................................................
     Certain Investment Limitations.......................................
DISTRIBUTION POLICY.......................................................
     General..............................................................
     Distributions........................................................
SUMMARY OF THE ARTICLES OF INCORPORATION
   AND BYLAWS.............................................................
     General..............................................................
     Description of Capital Stock.........................................
     Board of Directors...................................................
     Stockholder Meetings.................................................
     Advance Notice for Stockholder Nominations for
        Directors and Proposals of New Business...........................
     Amendments to the Articles of Incorporation..........................
     Mergers, Combinations, and Sale of Assets............................

     Control Share Acquisitions...........................................

     Termination of the Company and REIT Status...........................
     Restriction of Ownership.............................................
     Responsibility of Directors..........................................
     Limitation of Liability and Indemnification..........................
     Removal of Directors.................................................
     Inspection of Books and Records......................................
     Restrictions on "Roll-Up" Transactions...............................
FEDERAL INCOME TAX CONSIDERATIONS.........................................
     Introduction.........................................................
     Taxation of the Company..............................................
     Taxation of Stockholders.............................................
     State and Local Taxes................................................
     Characterization of Property Leases..................................
     Characterization of Secured Equipment Leases.........................
     Investment in Joint Ventures.........................................
REPORTS TO STOCKHOLDERS...................................................
THE OFFERING..............................................................
     General..............................................................
     Plan of Distribution.................................................
     Subscription Procedures..............................................
     Escrow Arrangements..................................................
     ERISA Considerations.................................................
     Determination of Offering Price......................................
SUPPLEMENTAL SALES MATERIAL...............................................
LEGAL OPINIONS............................................................
EXPERTS...................................................................
ADDITIONAL INFORMATION....................................................
DEFINITIONS...............................................................

Form of Reinvestment Plan .................................... Appendix A
Financial Information......................................... Appendix B
Prior Performance Tables...................................... Appendix C
Subscription Agreement........................................ Appendix D

                                     SUMMARY


         THIS SECTION SUMMARIZES CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IS INTENDED FOR QUICK REFERENCE ONLY. THIS IS NOT A COMPLETE DESCRIPTION OF THE INVESTMENT. POTENTIAL STOCKHOLDERS MUST READ AND EVALUATE THE FULL TEXT OF THIS PROSPECTUS AND ALL SUPPORTING DOCUMENTS ATTACHED AS APPENDICES HERETO IN ORDER TO EVALUATE AN INVESTMENT IN THE COMPANY. THE FOLLOWING SUMMARY THEREFORE IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS PROSPECTUS AND THE SUPPORTING DOCUMENTS. CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS SET FORTH IN THE "DEFINITIONS" SECTION OF THE PROSPECTUS.


CNL HEALTH CARE PROPERTIES, INC.


         CNL Health Care Properties, Inc. (the "Company") is a Maryland corporation which intends to qualify for federal income tax purposes as a real estate investment trust (a "REIT"). The Company's address is 400 East South Street, Orlando, Florida 32801, telephone (407) 422-1574 or toll free (800) 522-3863.

         The Company has been formed primarily to acquire real estate properties (the "Properties") related to health care and seniors' housing facilities (the "Health Care Facilities") located across the United States. The Health Care Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Properties will be leased on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis, which means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities, and insurance. The Company expects to structure the leases of its Properties to provide for payment of base annual rent with (i) automatic fixed increases in base rent or (ii) increases in the base rent based on increases in consumer price indices, over the term of the lease. The Company also may offer mortgage financing (the "Mortgage Loans") to operators of Health Care Facilities secured by real estate owned by the borrower. However, because it prefers to focus on investing in Properties, which have the potential to appreciate, the Company currently expects to provide Mortgage Loans in the aggregate principal amount of approximately 5% to 10% of the Company's total assets. The Company expects that the interest rate and terms (generally, 10 to 20 years) of the Mortgage Loans will be similar to those of its leases. To a lesser extent, the Company also may offer furniture, fixtures and equipment ("Equipment") financing to operators of Health Care Facilities through loans or direct financing leases (collectively, the "Secured Equipment Leases"). The aggregate outstanding principal amount of Secured Equipment Leases is not expected to exceed 10% of the Company's total assets. See "Business" for a description of the types of Properties that may be selected by CNL Health Care Advisors, Inc. (the "Advisor"), the Property selection and acquisition processes, and the nature of the Mortgage Loans and Secured Equipment Leases. The Company has not yet acquired any Properties, made any Mortgage Loans or entered into any Secured Equipment Leases, nor have any Properties, Mortgage Loans or Secured Equipment Leases been identified for investment.

         The Company intends to borrow money to acquire Properties, Mortgage Loans, and Secured Equipment Leases (collectively, the "Assets"), and to pay certain fees. The Company plans to obtain a revolving line of credit (the "Line of Credit") initially in an amount up to $45,000,000. The Line of Credit may be increased at the discretion of the Board of Directors. In addition to the Line of Credit, the Company may obtain other financing (i) to acquire Assets, (ii) to pay fees to the Advisor in consideration for negotiating Secured Equipment Leases, (iii) to pay a fee to the Advisor in the amount of 4.5% of any permanent financing obtained, excluding amounts to fund Secured Equipment Leases, for identifying the Properties, structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans and (iv) to refinance outstanding amounts under the Line of Credit (the "Permanent Financing"). The Board of Directors anticipates that the Permanent Financing will be obtained from a bank at a competitive interest rate and that the aggregate amount of the Permanent Financing will not exceed 30% of the Company's total assets. However, in accordance with the Company's Articles of Incorporation, the aggregate maximum amount the Company may borrow is 300% of Net Assets, unless any borrowing over such 300% level is approved by a majority of the Independent Directors and disclosed to stockholders in the next quarterly report of the Company, along with the justification for such excess. In general, Net Assets are the Company's total assets (other than intangibles), calculated at cost, less total liabilities. The Company is engaged in preliminary discussions with potential lenders but has not yet obtained a commitment letter for the Line of Credit or any Permanent Financing, and may not be able to obtain the Line of Credit or the Permanent Financing on satisfactory terms. The Company may repay the Line of Credit with offering proceeds, working capital or with Permanent Financing. The Line of Credit and Permanent Financing will be used to acquire Assets and are the only source of funds for making Secured Equipment Leases. The Board of Directors may elect to encumber Assets in connection with any borrowing.

         The Board of Directors may determine to engage in future offerings of the Company's common stock ("Common Stock") of up to the number of unissued authorized shares of Common Stock available following the completion of this offering. The Company currently anticipates listing the shares of Common Stock of the Company, including the shares offered hereby (the "Shares"), on a national securities exchange or over-the-counter market ("Listing") within five to ten years after the commencement of this offering. If the Company's Common Stock is listed, the Company automatically will become a perpetual life entity. Under the Company's Articles of Incorporation, if Listing does not occur by December 31, 2008, the Company will undertake, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, the orderly Sale of the Company's assets, the distribution of Net Sales Proceeds of such Sales to stockholders and the limitation of its activities to those related to its orderly liquidation, unless the stockholders owning a majority of the Shares elect to amend the Articles of Incorporation to extend the duration of the Company. See "Risk Factors -- Real Estate and Financing Risks" for a complete discussion of risks relating to future disposition of the Company's assets. As a perpetual life entity following Listing, the Company would not be required to dissolve and return capital to stockholders. If Listing occurs, in order to liquidate their investment, stockholders would have to sell their Shares in the market on which the Shares are traded. Listing is no assurance of liquidity. See "Risk Factors -- Investment Risks" for a discussion of risks associated with the lack of liquidity of the Shares and with borrowing. In addition, following Listing the Company intends to reinvest proceeds from Sales of assets rather than distribute such proceeds to stockholders.

SUMMARY RISK FACTORS

         The "Risk Factors" section discusses in detail the more important risks associated with an investment in the Company, including risks associated with an investment in a real estate investment trust such as the Company, risks associated with an investment in real estate such as the Properties, risks associated with the Mortgage Loans, risks associated with Secured Equipment Leases, risks associated with borrowing and tax risks. These risks include:

o Because the Company currently owns no Properties, stockholders will not have any opportunity to evaluate the Properties that the Company will acquire.

o If the Company raises only $2,500,000 from sales of Shares, the Company will acquire no more than two medical office buildings or walk-in clinics, and will have reduced diversification of its investments. Reduced diversification will increase the potential adverse effect on the Company from an underperforming tenant or an underperforming facility type. In the event it raises only $2,500,000 from sales of Shares, the Company will not make Mortgage Loans.

o The Company will rely on the Advisor which, together with the Board of Directors, will have responsibility for the management of the Company and its investments, subject to the ability of the stockholders to elect the Directors. The Advisor and its Affiliates have no previous experience in investing in health care Properties. In addition, the experience of certain of the Directors of the Company with acquiring and leasing Health Care Facilities is limited. The inexperience of the Advisor and the limited experience of certain of the Directors in investing in health care Properties could result in the Company's failure to make investments that meet the Company's investment objectives.

o The services to be performed by the Advisor and its Affiliates for the Company in connection with the offering, the selection and acquisition of the Properties, the making of Mortgage Loans and Secured Equipment Leases and the general operation of the Company will result in conflicts of interest. The resolution of any such conflicts in favor of entities other than the Company could have a negative effect on the Company's financial performance, and consequently, on Distributions.

o The Board of Directors will have significant flexibility regarding the Company's operations, including, for example, the ability to issue additional Shares and dilute stockholders' equity interests and the ability to change the compensation of the Advisor and to employ and compensate Affiliates. The Board of Directors can take such actions solely on its own authority and without stockholder approval.

o The Company may make investments that will not appreciate in value over time, such as building only Properties, with the land owned by a third-party, and Mortgage Loans.

o Stockholders who must sell their Shares will not be able to sell them quickly because it is not anticipated that there will be a public market for the Shares in the near term, and there can be no assurance that Listing will occur.

o The Company has not obtained a commitment for the Line of Credit or Permanent Financing, and may be unable to do so on satisfactory terms, thereby affecting its ability to acquire Properties or make Mortgage Loans or Secured Equipment Leases.

o In addition to general market and economic conditions, the Company is subject to risks arising out of government regulation of the health care industry, which may reduce the value of the Company's investments and the amount of revenues the Company receives from tenants. Certain of the Company's tenants may be dependent upon government reimbursements and certain other of the Company's tenants, to the extent that they are not dependent upon government reimbursements, may be dependent on their success in attracting senior citizens with sufficient independent means to pay for the tenants' services..

o The amount of revenues the Company will receive from tenants, lessees and borrowers cannot be predicted.

o The Company may, without the approval of a majority of the Independent Directors, incur debt totalling up to 300% of the value of Net Assets of the Company, including debt to make Distributions to stockholders in order to maintain its status as a REIT. Borrowing in excess of the 300% level may occur with the approval of a majority of the Independent Directors. There can be no assurance that the Company will be able to meet its debt service obligations, including interest costs which may be substantial.

o The Company may, in connection with any borrowing, use Assets to secure the repayment of indebtedness. There is no limit on the amount of Assets that can be used as security for the repayment of indebtedness, and a default in the payment of any such secured indebtedness may result in foreclosure and the loss of the Company's investment in the Assets.

o Tenants, lessees or borrowers may default, resulting in decreased income.

o The vote of stockholders owning at least a majority but less than all of the Shares will bind all of the stockholders as to matters such as the election of Directors and amendment of the Company's governing documents.

o Restrictions on ownership of more than 9.8% of the shares of the Company's Common Stock by any single stockholder or certain related stockholders may have the effect of inhibiting a change in control of the Company even if such a change is in the interest of a majority of the stockholders.

o The Company may not qualify or remain qualified as a REIT for federal income tax purposes, which could result in subjecting the Company to federal income tax on its taxable income at regular corporate rates, thereby reducing the amount of funds available for paying Distributions to stockholders.

o The Company anticipates that it will pay substantial fees to Affiliates of the Company and estimates that approximately 9% of the proceeds from the sale of Shares will be paid in fees and expenses to Affiliates of the Company for services and as reimbursement for Organizational and Offering Expenses incurred on behalf of the Company. The amount of proceeds that will be available to purchase Properties and to make Mortgage Loans will be decreased as a result of such payments.

INVESTMENT OBJECTIVES AND POLICIES

         The Company's primary investment objectives are to preserve, protect, and enhance the Company's assets while (i) making Distributions commencing in the initial year of Company operations; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and Distributions) and providing protection against inflation through automatic fixed increases in base rent or increases in the base rent based on increases in consumer price indices, over the terms of the leases, and obtaining fixed income through the receipt of payments from Mortgage Loans and Secured Equipment Leases; (iii) qualifying and remaining qualified as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment within five to ten years after commencement of the offering, either in whole or in part, through (a) Listing, or (b) the commencement of the orderly sale of the Company's assets, and distribution of the proceeds thereof (outside the ordinary course of business and consistent with its objective of qualifying as a REIT).

         The Company intends to meet these objectives by following certain investment policies discussed herein, as summarized on the preceding pages. See "Business - General," "Business - Site Selection and Acquisition of Properties," "Business - Description of Leases," and "Investment Objectives and Policies" for a more complete description of the manner in which the structure of the Company's business will facilitate the Company's ability to meet its investment objectives. There can be no assurance that these objectives will be met. The Company's investment objectives are subject to review by the Independent Directors and may not be changed without the approval of stockholders owning a majority of the shares of outstanding Common Stock.

BUSINESS


         The Company intends to capitalize on the growing real estate needs in the health care and seniors' housing industries primarily by acquiring Properties and leasing them to health care operators on a long-term (generally 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis. With regard to housing for seniors, there are three major contributors to growth and the attraction of capital, according to the National Investment Conference for the Senior Living and Long Term Care Industries in 1996. They are (i) demographics, (ii) the limited supply of new product, and
(iii) the investment community's increased understanding of the industry. Although the Company believes the growth will continue for a long while, overbuilding is unlikely due to the favorable demographics, the increase in public awareness of the industry, the preference of seniors for obtaining care in non-institutional settings and the cost savings realized in a non-institutional environment.


         Management believes that other changes and trends in the health care industry will create opportunities for growth of seniors' housing facilities, including (i) the growth of operators serving specific health care niches, (ii) the consolidation of providers and facilities through mergers, integration of physician practices, and elimination of duplicative services, (iii) the pressures to reduce the cost of providing quality health care, (iv) more dual-income and single-parent households leaving fewer family members available for in-home care of aging parents and necessitating more senior care facilities, and (v) an anticipated increase in the number of insurance companies and health care networks offering privately funded long-term care insurance.

ESTIMATED USE OF PROCEEDS


         The Company will use the proceeds of the sale of the Shares to acquire Properties, to make Mortgage Loans, and to pay expenses relating to the organization of the Company and the sale of the Shares. In light of current market conditions, management of the Company and the Advisor have estimated a purchase price of $1,000,000 to $30,000,000 for each Property. See "Business -- General." If only 250,000 Shares ($2,500,000) are sold, the Company will acquire no more than two medical office buildings or walk-in clinics. If 15,000,000 Shares ($150,000,000) are sold, the Company could own or finance between four and 126 Properties depending on the types of Properties. Assuming an average purchase price of $10,000,000 per Property, based on the Company's present expectation of the prices of Properties in which it will most likely invest, and assuming maximum Gross Proceeds of $150,000,000 are raised, excluding amounts received for Shares issued pursuant to the Company's Reinvestment Plan, the Company would acquire or finance approximately 12 Properties with the net proceeds from this offering. In addition, the Company has registered (i) an offering of an additional 500,000 Shares ($5,000,000) available only to stockholders who receive a copy of this Prospectus and who elect to participate in the Company's reinvestment plan (the "Reinvestment Plan") and (ii) an additional 600,000 shares of Common Stock issuable upon the exercise, at an exercise price of $12.00 per share, of the Soliciting Dealer Warrants. See "Estimated Use of Proceeds" and "Business -- General" for a more detailed description of the anticipated use of offering proceeds. Management cannot estimate the number of Mortgage Loans that may be entered into. The Company may provide Mortgage Loans in the aggregate principal amount of approximately 5% to 10% of the Company's total assets. The Company may also use the proceeds of the Line of Credit and the Permanent Financing to acquire Assets. Secured Equipment Leases will be funded solely from borrowings.


CONFLICTS OF INTEREST


         All of the officers of the Company (some of whom are also Directors of the Company) are also officers or directors of the Advisor and will experience conflicts of interest in their management of the Company. These arise principally from their involvement in other activities that will conflict with those of the Company and include matters related to (i) allocation of new investments and management time and services between the Company and various other entities, (ii) the timing and terms of the investment in or sale of an Asset, (iii) development of Company Properties by Affiliates, (iv) investments with Affiliates of the Advisor, (v) compensation of the Advisor, (vi) the Company's relationship with the Managing Dealer, which is an Affiliate of the Company and the Advisor, and (vii) the fact that the Company's securities and tax counsel also serves as securities and tax counsel for certain Affiliates of the Company, and that neither the Company nor the stockholders will have separate counsel.


         The Directors of the Company who are independent of the Advisor (the "Independent Directors") are responsible for monitoring the activities of the Advisor and must approve all of the Advisor's actions that involve a potential conflict other than certain such actions specifically permitted by the Articles of Incorporation. Directors who are independent of the Advisor are those who have not, within the last two years, been associated, directly or indirectly, with the Advisor or its Affiliates through (i) ownership of an interest therein, (ii) employment thereby, (iii) service as an officer or director therefor, (iv) service as a director on the boards of directors of more than three REITs advised by the Advisor, (v) performance of services other than as a director for the Company or
(vi) a material business relationship with the Advisor or any of its Affiliates. Although Independent Directors may serve as directors of three REITs advised by the Advisor, the Company does not anticipate that it will share Independent Directors with other REITs advised by the Advisor. The "Conflicts of Interest" section discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

         The Company has established certain conflict resolution procedures relating to (i) transactions between the Company and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of investments among certain affiliated entities. See "Conflicts of Interest -- Certain Conflict Resolution Procedures."

MANAGEMENT

         The Company has retained the Advisor, a Florida corporation organized in July 1997, to provide management, advisory and administrative services to the Company. Pursuant to an advisory agreement with the Company, the Advisor will handle the day-to-day operations of the Company, select the Company's real estate investments, and administer its Secured Equipment Lease program. The five members of the Board of Directors will oversee the management of the Company. Three of the Directors of the Company are independent of the Advisor and have responsibility for reviewing its performance. The Directors are elected to the Board of Directors annually by the stockholders.

         All of the officers and directors of the Advisor also are officers or Directors of the Company. The Advisor will have responsibility for (i) selecting the Properties that the Company will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the Property by the Company, (ii) identifying potential lessees for the Properties and potential borrowers for the Mortgage Loans, and formulating, evaluating, and negotiating the terms of each lease of a Property and each Mortgage Loan, (iii) locating and identifying potential lessees and formulating, evaluating, and negotiating the terms of each Secured Equipment Lease, and (iv) negotiating the terms of any borrowing by the Company, including the Line of Credit and the Permanent Financing. All of the foregoing actions are subject to approval by the Board of Directors. The Advisor also will have the authority, subject to approval by a majority of the Board of Directors, including a majority of the Independent Directors, to select assets for Sale in keeping with the Company's investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the assets being considered for Sale.

         See "Management" and "The Advisor and the Advisory Agreement" for a description of the business backgrounds of the individuals responsible for the management of the Company and the Advisor, as well as for a description of the services that the Advisor will provide.

MANAGEMENT COMPENSATION

         The Advisor, the Managing Dealer, and other Affiliates of the Advisor will receive compensation for services they will perform for the Company and also will receive expense reimbursements from the Company for expenses they pay on behalf of the Company. The following paragraphs summarize the more significant items of compensation and reimbursement. See "Management Compensation" for a complete description.

         Organizational Stage.

                  Selling Commissions and Marketing Support and Due Diligence Expense Reimbursement Fee. In connection with the formation of the Company and the offering of the Shares, the Managing Dealer will receive Selling Commissions of 7.5% (a maximum of $11,250,000 if 15,000,000 Shares are sold), and a marketing support and due diligence expense reimbursement fee of 0.5% (a maximum of $750,000 if 15,000,000 Shares are sold), of the total amount raised from the sale of Shares, computed at $10.00 per Share sold ("Gross Proceeds"). The Managing Dealer in turn may reallow Selling Commissions of up to 7% on Shares sold, and all or a portion of the 0.5% marketing support and due diligence expense reimbursement fee, to certain Soliciting Dealers who are not Affiliates of the Company, with prior written approval from, and in the sole discretion of, the Managing Dealer.


                  Soliciting Dealer Warrants. The Company will issue to the Managing Dealer one Soliciting Dealer Warrant for every 25 Shares sold through this offering, up to a maximum of 600,000 Soliciting Dealer Warrants to purchase an equivalent number of shares of Common Stock. The Soliciting Dealer Warrants will be issued quarterly commencing 60 days after the date on which the Shares are first sold pursuant to this offering. All or any part of such Soliciting Dealer Warrants may be reallowed to certain Soliciting Dealers with prior written approval from, and in the sole discretion of, the Managing Dealer, unless prohibited by federal or state securities laws. Each Soliciting Dealer Warrant will entitle the holder to purchase one share of Common Stock from the Company for $12.00 during the Exercise Period; provided however, that Soliciting Dealer Warrants will not be exercisable until one year from the date of issuance. Holders of Soliciting Dealer Warrants may not exercise the Soliciting Dealer Warrants to the extent such exercise would jeopardize the Company's status as a REIT. See "Summary of Articles of Incorporation and Bylaws -- Description of Capital Stock -- Soliciting Dealer Warrants."

         Acquisition Stage.

                  Acquisition Fees. For identifying the Properties, structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans, the Advisor will receive a fee equal to 4.5% of Gross Proceeds, loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding that portion of the Permanent Financing used to finance Secured Equipment Leases (collectively, "Total Proceeds") ($6,750,000 if 15,000,000 Shares are sold and up to an additional $2,025,000 if Permanent Financing equals $45,000,000), payable as Acquisition Fees.

         Operational Stage.

                  Asset Management Fee. For managing the Properties and the Mortgage Loans, the Advisor will be entitled to receive a monthly Asset Management Fee of one-twelfth of .60% of the Company's Real Estate Asset Value (generally, the total amount invested in the Properties, exclusive of Acquisition Fees and Acquisition Expenses) and the total outstanding principal amount of the Mortgage Loans, as of the end of the preceding month.

                  Secured Equipment Lease Servicing Fee. For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will be entitled to receive from the Company a one-time Secured Equipment Lease Servicing Fee of 2% of the purchase price of the Equipment that is the subject of a Secured Equipment Lease.

         Liquidation Stage.

                  Deferred, Subordinated Real Estate Disposition Fee. Prior to Listing, the Advisor may receive a real estate disposition fee of 3% of the gross sales price of one or more Properties for providing substantial services in connection with the Sale, which will be deferred and subordinated until the stockholders have received Distributions equal to the sum of an aggregate, annual, cumulative, noncompounded 8% return on their Invested Capital, (the "Stockholders' 8% Return") plus 100% of the stockholders' aggregate Invested Capital. In general, the stockholders' investment in the Company ("Invested Capital") is the number of shares of Common Stock they own, multiplied by the offering price per share, reduced by the portion of all prior Distributions received by stockholders from the sale of assets of the Company and by any amounts paid by the Company to repurchase shares pursuant to the redemption plan. Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in an amount equal to the total number of shares of Common Stock outstanding multiplied by the average closing price of the shares over a period of 30 days during which the Shares are traded, with such period beginning 180 days after Listing. See "The Advisor and The Advisory Agreement -- The Advisory Agreement."

                  Deferred, Subordinated Share of Net Sales Proceeds from the Sale of Assets. A deferred, subordinated share of Net Sales Proceeds will be paid to the Advisor from the Sale of assets of the Company in an amount equal to 10% of Net Sales Proceeds. This amount will be subordinated and paid only after the stockholders have received Distributions equal to the sum of 100% of the stockholders' aggregate Invested Capital plus the Stockholders' 8% Return.

         Payment of certain fees is subject to conditions and restrictions or to change under certain specified circumstances. The Advisor and its Affiliates also may receive reimbursement for out-of-pocket expenses that they incur on behalf of the Company, subject to certain expense limitations, and a subordinated incentive fee if Listing occurs.

SUMMARY OF REINVESTMENT PLAN


         The Company has established the Reinvestment Plan pursuant to which stockholders may elect to have their cash Distributions from the Company automatically reinvested in Shares. See "Summary of Reinvestment Plan," "Federal Income Tax Considerations -- Taxation of Stockholders," and the form of Reinvestment Plan accompanying this Prospectus as Appendix A for more specific information about the Reinvestment Plan. Expenses incurred in connection with the Reinvestment Plan, including Selling Commissions and marketing support and due diligence expense reimbursement fees, will be paid by the Company. No Soliciting Dealer Warrants will be issued in connection with Shares issued pursuant to the Company's Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in this offering may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan.


DESCRIPTION OF SHARES

         A stockholder's investment will be recorded on the books of the Company. The Company will provide, upon the request of any stockholder wishing to transfer his or her Shares, a transfer form to be completed and executed by the stockholder and returned to the Company. The Company will not issue share certificates other than to stockholders who make a written request to the Company.


         Any stockholder who has held Shares for at least one year may request that the Company redeem for cash all or a significant portion of such Shares. The full amount of the proceeds from the sale of Shares under the Reinvestment Plan attributable to any calendar quarter will be used to redeem Shares presented for redemption during such quarter. In addition, the Company may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its common stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and net proceeds from the sale of Shares under the Reinvestment Plan that would otherwise be available for redemptions. There can be no assurance that there will be sufficient funds available to permit the Company to redeem all Shares presented for redemption. See "Redemption of Shares."


         An annual meeting of stockholders will be held each year for the election of the Directors. Other business matters may be presented at the annual meeting or at special stockholder meetings. Each Share is entitled to one vote on each matter to be voted on by stockholders, including the election of the Directors. Stockholders who do not vote with the majority of Shares entitled to vote on questions presented nonetheless will be bound by the majority vote.

         Stockholder approval is required under Maryland law and the Company's Articles of Incorporation and Bylaws for certain types of transactions. Generally, the Articles of Incorporation and Bylaws may be amended upon a majority vote of stockholders. Stockholders holding a majority of the Shares must approve a merger or a sale or other disposition of substantially all of the Company's assets other than in the ordinary course of business. Stockholders objecting to the terms of a merger, sale, or other disposition of substantially all of the Company's assets have the right to petition a court for the appraisal and payment of the fair value of their Shares in certain instances. The affirmative vote of a majority of the Shares outstanding and entitled to vote is required to approve the voluntary dissolution of the Company.

         In order to facilitate compliance with certain restrictions imposed on REITs by the Internal Revenue Code of 1986, as amended (the "Code"), the
Articles of Incorporation generally restrict direct or indirect ownership (applying certain attribution rules) of more than 9.8% of the outstanding shares of Common Stock by one Person, as defined in the Articles of Incorporation. See "Summary of the Articles of Incorporation and Bylaws -- Restriction on Ownership."

         For a more complete description of the Shares and the capital structure of the Company, please refer to the "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock" section of the Prospectus.

DISTRIBUTION POLICY

         Consistent with the Company's objective of qualifying as a REIT, the Company expects to calculate and declare Distributions monthly during the offering period, monthly during any subsequent offering and quarterly otherwise, and make Distributions quarterly commencing not later than the close of the first full calendar quarter after the first release of funds from escrow to the Company. The Board of Directors, in its discretion, will determine the amount of the Distributions made by the Company, which amount will depend primarily on net cash from operations. The Company intends to increase Distributions in accordance with increases in net cash from operations. Consistent with the Company's objective of qualifying as a REIT, the Company expects to distribute at least 95% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. If the cash available to the Company is insufficient to make Distributions, the Company may obtain the needed cash by borrowing funds, issuing new securities, or selling assets. These methods of obtaining cash could affect future Distributions by increasing operating costs or reducing income. In such an event, it is possible that the Company could pay Distributions in excess of its earnings and profits and, accordingly, that such Distributions could constitute a return of capital for federal income tax purposes, although such Distributions would not reduce stockholders' aggregate Invested Capital.

PRIOR PERFORMANCE OF AFFILIATES


         The "Prior Performance Information" section of this Prospectus contains a narrative discussion of the public and private real estate programs sponsored by Affiliates of the Company and of the Advisor during the past ten years, including one unlisted public REIT and 18 public limited partnerships formed to invest in restaurants leased on a "triple-net" basis to operators of restaurant chains and one unlisted public REIT formed to invest in hotels and restaurants on a "triple-net" basis. As of December 31, 1997, these entities, which invest in restaurant properties but do not invest in health care facilities, had purchased 953 fast-food, family-style and casual dining restaurant properties. Based on an analysis of the operating results of the 91 real estate limited partnerships and two unlisted public REITs in which principals of the Company have served, individually or with others, as general partners or officers and directors, the Company believes that each of such entities has met, or currently is in the process of meeting, its principal investment objectives. However, none of the REITs or public or private real estate limited partnerships sponsored by Affiliates of the Company has invested in properties in the health care industry. Certain statistical data relating to the two unlisted, public REITs and the public limited partnerships, the offerings of which became fully subscribed between January 1993 and December 1997, are contained in Appendix C -- Prior Performance Tables.


TAX STATUS OF THE COMPANY

         The Company will make the election under Section 856(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed as a REIT under the Code beginning with its taxable year ending December 31, 1998. As a REIT for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 95% of their taxable income, as figured on an annual basis. Based upon representations made by officers of the Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon the independent review by counsel of such documents as counsel deemed relevant in the circumstances and upon the assumption that the Company will operate in the manner described in this Prospectus, the Company's counsel, Shaw Pittman Potts & Trowbridge, has advised the Company that, in its opinion, commencing with the Company's taxable year ending December 31, 1998, the Company will be organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to meet the requirements for qualification as a REIT. However, the Company's ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving the Company and others, and no assurance can be given that the actual results of the Company's operations and future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.

         If the Company fails to qualify for taxation as a REIT in any taxable year, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. See "Risk Factors -- Tax Risks" and "Federal Income Tax Considerations." Even if the Company qualifies as a REIT for federal income tax purposes, it may be subject to certain federal, state, and local taxes on its income and property and to federal income and excise taxes on its undistributed income. See "Federal Income Tax Considerations."

THE OFFERING

         A minimum of 250,000 Shares ($2,500,000) and a maximum of 15,000,000 ($150,000,000) Shares in the Company will be offered at a price of $10.00 per Share. The Company also has registered an offering of an additional 500,000 Shares ($5,000,000) that are available only to stockholders who receive a copy of this Prospectus and elect to participate in the Reinvestment Plan. Any participation in such plan subsequent to this offering must be made pursuant to solicitation under a separate prospectus. See "Summary of Reinvestment Plan." The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available following the completion of this offering.

         The  Shares  are  being  offered  by  the  Managing  Dealer  and  other broker-dealers that are members of the National Association of Securities Dealers, Inc. or exempt from broker-dealer registration (the "Soliciting Dealers") on a "best efforts" basis, which means that no one is guaranteeing that any minimum number of Shares will be sold. Both the Company and the Advisor are Affiliates of the Managing Dealer. See "The Offering -- Plan of Distribution."

         Until subscription funds for the Company total $2,500,000, the funds will be held in escrow by SouthTrust Asset Management Company of Florida, N.A., and interest earned on such funds will accrue to the benefit of subscribers. No Shares will be sold unless subscriptions for at least 250,000 Shares
($2,500,000) have been obtained within one year after the date of this Prospectus. Pursuant to the requirements of the Commissioner of Securities of the State of Pennsylvania, subscriptions from Pennsylvania residents may not be released from escrow, or included in determining whether the $2,500,000 minimum for the Company has been reached, until subscriptions for Shares totalling at least $7,775,000 have been received from all sources. If such minimum amount is sold, the Company may, in its sole discretion, and without prior notice to the subscribers, elect to extend the offering for up to an additional one year thereafter (in states that permit such an extension). See "The Offering."

         A minimum investment of 250 Shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000). For Minnesota investors only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). Following an initial subscription for at least the required minimum investment, any stockholder may make additional purchases in increments of one Share. See "The Offering -- General," "The Offering -- Subscription Procedures," and "Summary of Reinvestment Plan."

DEFINITIONS

         This Prospectus includes simplified terms and definitions to make the Prospectus easier to understand. These simplified terms and definitions do not include all of the details of the terms, however, and stockholders therefore should review the "Definitions" section for a more complete understanding.


                                  RISK FACTORS

         The purchase of Shares involves significant risks and therefore is suitable only for persons who understand the possible consequences of an investment in the Company and who are able to bear the risk of loss of their investment. Prospective stockholders should consider the following risks in addition to other information describing an investment in the Shares set forth elsewhere in this Prospectus.

INVESTMENT RISKS

         Insufficient Offering Proceeds. The offering is on a best efforts basis and is conditioned on the sale of at least 250,000 Shares. Because this offering will be made on a best efforts basis, the potential profitability of the Company and its ability to diversify its investments, both geographically and by type of Properties purchased, will be limited by the amount of funds at its disposal. For example, if minimum Gross Proceeds of $2,500,000 are raised, the Company will be able to acquire no more than two medical office buildings or walk-in clinics and will make no Mortgage Loans. There can be no assurance that the Company will sell the minimum number of Shares.

         Lack of Diversification. Based on the estimated purchase price of each Health Care Facility ranging from $1,000,000 to $30,000,000, the Company anticipates owning or financing with the net proceeds of this offering, between four and 126 Properties, depending on the types of Properties. Assuming an average purchase price of $10,000,000 per Property, based on the Company's present expectation of the prices of Properties in which it will most likely invest, and assuming maximum Gross Proceeds of $150,000,000 are raised, excluding amounts received for Shares issued pursuant to the Company's Reinvestment Plan, the Company would acquire or finance approximately 12 Properties with the net proceeds from this offering. Depending on the purchase price of each Health Care Facility, the Company may not be able to achieve diversification by tenant, facility type or geographic location. Lack of diversification will increase the potential adverse effect on the Company of a single under- performing tenant, an under-performing facility type or a depressed geographic region.

         Possible Delays in Investment. To the extent consistent with the Company's objective of qualifying as a REIT, the offering proceeds may remain uninvested for up to the later of two years from the initial date of this Prospectus or one year after termination of the offering, although it is expected that substantially all net offering proceeds will be invested prior to the end of such period. See "Prior Performance Information" for a summary description of the investment experience of Affiliates and the Advisor in prior CNL programs, which is not necessarily indicative of the rate at which the proceeds of this offering will be invested.

         An extended offering period and the inability of the Advisor to find suitable Properties may result in delays in investment of Company funds in Properties and in the receipt of a return from real property investments.

         Revenues received by the Company pending investment in Properties or making Mortgage Loans will be limited to the rates of return available on short-term, highly liquid investments with appropriate safety of principal. These rates of return, which affect the amount of cash available to make Distributions to the stockholders, are expected to be lower than the Company would receive under its Property leases or Mortgage Loans. Further, to the extent consistent with the Company's objective of qualifying as a REIT, any funds of the Company required to be invested in Properties and Mortgage Loans and not so invested or reserved for Company purposes within the later of two years from the initial date of this Prospectus, or one year after the termination of the offering, will be distributed pro rata to the then stockholders of the Company in accordance with the Articles of Incorporation.


         Inexperience of Management. None of the prior programs organized by Affiliates of the Company has invested in Health Care Facilities. While certain Directors and officers of the Company have experience in investing in Health Care Facilities, the lack of experience of the majority of the Company's management team and the Advisor and its Affiliates in purchasing, leasing and selling Health Care Facilities may adversely affect the Company's results of operations.


         Reliance on Advisor and Board Of Directors; No Management Rights for Stockholders. The Advisor, with approval from the Board of Directors, will be responsible for the daily management of the Company, including all acquisitions, dispositions, and financings. Stockholders will have no right or power to take part in the management of the Company, except through the exercise of their voting rights for Directors. Thus, no prospective stockholder should purchase any of the Shares offered hereby unless the prospective stockholder is willing to entrust all aspects of the management of the Company to the Advisor and the Board of Directors.

         The Advisor may be terminated by the Board of Directors, with or without cause, but only subject to payment and release from all guarantees and other obligations incurred in connection with its role as Advisor. In addition, the Advisor has the right to assign the Advisory Agreement to one of its Affiliates, subject to the approval of a majority of the Directors. In such event, the stockholders will not be able to vote on the new Advisor and there can be no assurance that the new Advisor will perform satisfactorily. See "Management Compensation." Also see "Conflicts of Interests" for a discussion of the potential for realization by the Advisor and its Affiliates of substantial commissions, fees, compensation, and other income and for a discussion of various other conflicts of interest.


         Effects of Governing Documents and Maryland Law on Potential Takeovers. Certain provisions of the Company's Articles of Incorporation, including the ownership limitations, transfer restrictions and ability to issue preferential preferred stock, may have the effect of preventing, delaying or discouraging takeovers  of the Company by third  parties.  Certain  other  provisions  of the
Company's Articles of Incorporation, which exempt the Company from the application of Maryland's Business Combinations Statute and Control Share Acquisition Statute, may have the effect of facilitating (i) business combinations between the Company and beneficial owners of 10% or more of the voting power of the outstanding voting stock of the Company and (ii) the acquisition by any person of shares entitled to exercise or direct the exercise of 20% or more of the total voting power of the Company. Because the Company will not be subject to the provisions of the Business Combinations Statute and the Control Share Acquisition Statute, it may be more difficult for stockholders of the Company to prevent or delay business combinations with large stockholders or acquisitions of substantial blocks of voting power by such stockholders or other persons, should the ownership restrictions be waived, modified or completely removed. Such business combinations or acquisitions of voting power could cause the Company to fail to qualify as a REIT. See " -- Tax Risks -- Effect of REIT Disqualification," " -- Tax Risks -- Restrictions on Maximum Ownership," "Summary of the Articles of Incorporation and Bylaws -- General," "Summary of the Articles of Incorporation and Bylaws -- Mergers, Combinations, and Sale of Assets," "Summary of the Articles of Incorporation and Bylaws -- Control Share Acquisitions" and "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."


         Leverage. The Company may borrow money to acquire Assets, to preserve its status as a REIT or for other corporate purposes. The Board of Directors anticipates that the Company will obtain a revolving Line of Credit up to $45,000,000 in order to provide financing for the acquisition of Assets and may also obtain, in addition to the Line of Credit, Permanent Financing. Permanent Financing may, but is not expected to, exceed 30% of the Company's total assets. The Line of Credit may be increased at the discretion of the Board of Directors. The Company may repay the Line of Credit with offering proceeds, working capital or Permanent Financing. The maximum amount the Company may borrow, however, absent a satisfactory showing that a higher level of borrowing is appropriate as approved by the majority of the Independent Directors, is 300% of the Company's Net Assets. The use of borrowing may present an element of risk in the event that the cash flow from the Company's real estate and other investments is insufficient to meet its debt obligations. In addition, lenders to the Company may seek to impose restrictions on future borrowings, Distributions and operating policies of the Company. If Assets are mortgaged or pledged as collateral to secure payment of indebtedness and the Company is unable to meet its debt obligations, the Assets could be transferred to the lender, with a consequent loss of income and asset value to the Company. There is no limit on the amount of Assets that may be used as security for the repayment of indebtedness.

         Conflicts of Interest. The Company will be subject to conflicts of interest arising out of its relationship to the Advisor and its Affiliates, including the material conflicts discussed below. See "Conflicts of Interest" for a further discussion of the conflicts of interest between the Company and the Advisor and its Affiliates and the Company's policies to reduce or eliminate certain potential conflicts.

         Competing Demands on Officers and Directors. All of the officers of the Company (some of whom are also Directors of the Company) are also officers and directors of the Advisor and will experience conflicts in their management of the Company. In addition, the officers and certain Directors of the Company and the officers and directors of the Advisor have management responsibilities for Affiliates of the Company and the Advisor, including entities that may in the future invest in the same types of assets in which the Company will invest. See "Management -- Directors and Executive Officers." Further, Independent Directors may serve as directors of up to three REITS advised by the Advisor. Accordingly, the officers and Directors will share their management time and services among those entities and the Company, will not devote all of their attention to the Company, and could take actions that are more favorable to such other entities than to the Company.

         Potential Impact of Advisor's Compensation on Investment Decisions. Investment in or Sale of an Asset by the Company may result in the immediate realization by the Advisor of substantial commissions, fees and other compensation. Although the Board of Directors of the Company must approve such transactions, the Advisor's recommendation to the Board may be affected more by the impact of the transaction on the Advisor's compensation than by the impact on the Company's operating results or financial condition. None of the agreements between the Company and the Advisor pursuant to which the Advisor will perform services and receive compensation was the result of arms-length negotiations.

         Property Development by Affiliates. Properties acquired by the Company may require development prior to use of the Property by a tenant. Affiliates of the Company may serve as developer and if so, the Affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The Board of Directors, including the Independent Directors, must approve employing an Affiliate of the Company to serve as a developer. There is a risk, however, that the Company would acquire Properties that require development so that an Affiliate would receive the development fee.

         The Company May Invest with Affiliates of the Advisor. The Company may invest in Joint Ventures with another program sponsored by the Advisor or its Affiliates. Although the Board of Directors, including the Independent Directors, must approve each such investment, investment recommendations with respect to such Joint Ventures may be affected by the Advisor's relationship with one or more of the co-venturers and may be more beneficial to the other programs than to the Company.

         No Independent Review of the Company or the Prospectus by Managing Dealer. The Managing Dealer is an Affiliate of the Company and will not make an independent review of the Company and the offering. Accordingly, investors do not have the benefit of such independent review.

         No Separate Counsel for the Company, Affiliates and Investors. Each of the Company, its Affiliates and investors may have interests which conflict with one another, but none of them currently has the benefit of separate counsel.

         Lack of Liquidity of Shares. Stockholders may not be able to sell their Shares promptly at a desired price; therefore, the Shares should be considered as a long-term investment only. Currently there is no public market for the Shares. The Board of Directors, with or without the consent of the stockholders, may apply for Listing if the Board of Directors (including a majority of Independent Directors) determines Listing to be in the best interests of the stockholders. There can be no assurance, however, that the Company will apply for Listing, that any such application will be made before the passage of a significant period of time, that any application will be accepted or, even if accepted, that a public trading market will develop. In any event, the Articles of Incorporation provide that the Company will not apply for Listing before the completion or termination of this offering. If Listing occurs, the business of the Company may continue indefinitely without any specific time limitation by which the Company must distribute Net Sales Proceeds to the stockholders. In that case, the stockholders would be dependent upon the sale of their Shares for the return of their investment in the Company. There can be no assurance that the price a stockholder would receive in a sale on an exchange or in the over-the-counter market will be representative of the value of the assets owned by the Company or that it will equal or exceed the amount a stockholder paid for the Shares. In the event Listing occurs, Shares may be sold only through the national securities exchange or the over-the-counter market on which the Shares are listed.

         Potential for Dilution. Stockholders have no preemptive rights. Therefore, in the event the Company (i) commences a subsequent public offering of Shares or securities convertible into Shares or (ii) otherwise issues additional Shares, including Shares issuable upon exercise of the Soliciting Dealer Warrants, investors purchasing Shares in this offering who do not participate in the future stock issuances will experience dilution in the percentage of their equity investment in the Company. Although the Board of Directors has not yet determined whether it will engage in future offerings or other issuances of Shares, it may do so if it is determined to be in the best interests of the Company.

         Lack of Control by the Company over Joint Ventures. Subject to the approval of the Independent Directors, the Company may enter into a Joint Venture or general partnership with an unaffiliated party to purchase a Property, and the Joint Venture or general partnership agreement relating to that Joint Venture or partnership may provide that the Company will share management control of the Joint Venture with the unaffiliated party. Even in the event the Joint Venture or general partnership agreement provides that the Company will have sole management control of the Joint Venture, such agreement may be ineffective as to a third party who has no notice of the agreement, and the Company therefore may be unable to control fully the activities of such Joint Venture. In the event that the Company enters into a Joint Venture with another program sponsored by an Affiliate, it is anticipated that the Company will not have sole management control of the Joint Venture.

         Lack of Control of Property Management. The Company uses "triple-net" leases and, therefore, day-to-day management of the Properties will be the responsibility of the tenants of the Properties. The Company has not yet entered into any lease arrangements with specific tenants and does not intend to do so until such time as one or more Properties suitable for purchase by the Company have been identified. In general, the Company intends to enter into leasing agreements only with operators having substantial prior experience in the operation of Health Care Facilities, but there can be no assurance that the Company will be able to make such arrangements because, as of the date of this Prospectus, the Company had not entered into any arrangements that create a reasonable probability that the Company will purchase any Properties. There can be no assurance that the Company's tenants will manage the Properties successfully.

         Mortgage Loans.


                  Unfavorable Real Estate Market Conditions May Impact Operations. To the extent that the Company makes Mortgage Loans, the results of the Company's operations will be affected, to the extent there are defaults on such loans, by various factors, many of which are beyond the control of the Company. The factors include local and other economic conditions affecting real estate values and interest rate levels. The results of the Company's operations from making Mortgage Loans would depend on, among other things, the level of interest income generated by the Mortgage Loans, the market value of Mortgage Loans and the supply of and demand for Mortgage Loans. No assurance can be given that the values of the properties securing the Mortgage Loans will remain at the levels existing on the dates of origination of the Mortgage Loans.


                  Interest Rate Fluctuations May Adversely Affect Mortgage Loans. Fluctuations in interest rates may adversely affect the Company to the extent it invests in fixed-rate, long-term Mortgage Loans. In this situation, if interest rates rise, the Mortgage Loans will yield a return lower than then-current market rates. If interest rates decrease, the Company will be adversely affected to the extent that Mortgage Loans are prepaid, because the Company will not be able to make new Mortgage Loans at the previously higher interest rate.

                  Delays in Liquidating Defaulted Mortgage Loans. Even assuming that the mortgaged properties underlying Mortgage Loans held by the Company provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans, with corresponding delays in the receipt of related proceeds by the Company. An action to foreclose on a mortgaged property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a non-judicial sale of a mortgaged property. In the event of default by a mortgagor, these restrictions, among other things, may impede the ability of the Company to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due on the related Mortgage Loan.

                  Possible Noncompliance with Regulations. The Mortgage Loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. The Company may determine not to make Mortgage Loans in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements. Such a determination could have a negative effect on the Company's operating results. See "Business -- Mortgage Loans." See also "-- Real Estate and Financing Risks."

         Secured Equipment Leases.

                  Default by Lessee. In the event that a lessee defaults on a Secured Equipment Lease, the Company may not be able to sell the subject Equipment at a price that would enable the Company to recover its costs associated with such Equipment.

                  Possible Noncompliance with Regulations. The Secured Equipment Lease program may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. The Company may determine not to operate the Secured Equipment Lease program in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements. Such a determination could have a negative effect on the Company's operating results.

                  Tax Risks. In addition, there are certain federal income tax risks associated with the Secured Equipment Lease program. See "-- Tax Risks."

         No Operating History. The Company has recently been formed, is in the development stage and has no previous performance history. The lack of operating history makes it impossible to predict the Company's future performance based on past results.


         Impact of Inflation. Inflation may impact the value of some of the Company's investments. For example, a substantial rise in inflation over the term of an investment in Mortgage Loans and Secured Equipment Leases may reduce the Company's actual return on those investments, if they do not otherwise provide for adjustments based upon inflation. Investments in Properties may also be adversely affected by inflation, although leases with percentage rent provisions may not be so affected because inflation could cause those provisions to be triggered earlier than they would otherwise become effective, and leases with automatic increases in base rent may be sufficient to protect against the effects of inflation.


         Majority Stockholder Vote Binding on All Stockholders. Stockholders may take certain actions, including approving amendments to the Articles of Incorporation and Bylaws, by a vote of a majority of the Shares outstanding and entitled to vote. All actions taken, if approved by the holders of the requisite number of Shares, would be binding on all stockholders. Certain of these provisions may discourage or make it more difficult for another party to acquire control of the Company or to effect a change in the operation of the Company.

         Broad Discretion of the Board of Directors in Management of the Company's Operations. The Board of Directors has overall authority to conduct the Company's operations. This authority includes significant flexibility. For example, the Board of Directors can (i) prevent the ownership, transfer, and/or accumulation of Shares in order to protect the status of the Company as a REIT, or, as otherwise deemed by the Board of Directors, to be in the best interests of the stockholders (see "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership"); (ii) issue additional Shares without obtaining stockholder approval, which could result in dilution to existing stockholders;
(iii) change the compensation of the Advisor, and employ and compensate Affiliates; (iv) direct the Company's investments toward investments that will not appreciate over time, such as building only Properties, with the land owned by a third-party, and Mortgage Loans, and (v) establish and change minimum creditworthiness standards with respect to tenants.

         Restrictions on Transfer Relating to REIT Status. The Articles of Incorporation generally restrict direct or indirect ownership (applying certain attribution rules) of more than 9.8% of the outstanding Common Stock or 9.8% of any series of outstanding Preferred Stock by one Person (as defined in the Articles of Incorporation). In the event the ownership, transfer, acquisition or change in the corporate structure of the Company would jeopardize the Company's REIT status, such ownership, transfer, acquisition or change in the corporate structure of the

Company would be void as to the purported transferee or owner and the purported transferee or owner would not have or acquire any rights to the Common Stock. See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

         Limited Liability of Officers and Directors. The Articles of Incorporation and Bylaws provide that an officer or Director's liability to the Company, its stockholders, or third parties for monetary damages may be limited. Generally, the Company is obligated under the Articles of Incorporation and the Bylaws to indemnify its officers and Directors against certain liabilities incurred in connection with their services in such capacities. The Company will execute indemnification agreements with each officer and Director which will indemnify the officer or Director for any such liabilities that he or she incurs. Such indemnification agreements could limit the legal remedies available to the Company and the stockholders against the Directors and officers of the Company. See "Summary of the Articles of Incorporation and Bylaws -- Limitation of Director and Officer Liability."

         Possible Effect of ERISA. The Company believes that the assets of the Company will not be deemed, under ERISA, to be "plan assets" of any Plan that invests in the Shares, although it has not requested an opinion of Counsel to that effect. If the assets of the Company were deemed to be "plan assets" under ERISA (i) it is not clear that the exemptions from the "prohibited transaction" rules under ERISA would be available for the Company's transactions, and (ii) the prudence standards of ERISA would apply to investments made by the Company (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on the Company, the amount of funds available to make Distributions to stockholders would be reduced.

         Insufficient Working Capital. There can be no assurance that the Company will have sufficient working capital. The lack of working capital may cause the Company to be unable to pay certain expenses or loan payments due on Permanent Financing which could result in a default under such loans. The Company has not established any policy regarding a minimum amount of working capital that it will maintain. As of December 31, 1997, the Company had stockholder's equity of $200,000.

         Distributions Funded by Borrowings May Constitute Return of Capital. The Company may incur indebtedness if necessary to satisfy the requirement that the Company distribute at least 95% of its real estate investment trust taxable income or otherwise, as is necessary or advisable to assure that the Company maintains its qualification as a REIT for federal income tax purposes. In such an event, it is possible that the Company could make Distributions in excess of its earnings and profits and, accordingly, that such Distributions could constitute a return of capital for federal income tax purposes, although such Distributions would not reduce stockholders' aggregate Invested Capital.

REAL ESTATE AND FINANCING RISKS

         An Unspecified Property Offering.

                  Inability of Potential Investors to Evaluate Tenants and Properties. Although the Company has established certain criteria for evaluating operators and particular Properties proposed for investment by the Company, the Company has not set fixed minimum standards relating to creditworthiness of tenants. Therefore, the Board of Directors has flexibility in assessing potential tenants. In addition, as of the date of this Prospectus, the Company has not entered into any arrangements that create a reasonable probability that the Company will purchase any Properties. Accordingly, this is an unspecified property offering, and prospective investors therefore have no information to assist them in evaluating the merits of any Property to be purchased or developed by the Company. See "Business -- Standards for Investment in Properties" and "Business -- General" for a description of these criteria and the types of Properties in which the Company intends to invest.

                  No Limitation on Number of Properties of a Particular Facility Type. There is no limit on the number of Properties of a particular facility type which the Company may acquire, and the Company is not obligated to invest in more than one type of facility. The Board of Directors, however, including a majority of the Independent Directors, will review the Company's Properties and potential investments in terms of geographic, facility type or operator diversification.

                  No Assurance of Obtaining Suitable Investments. No assurance can be given that the Company will be successful in obtaining suitable investments on financially attractive terms or that, if investments are made, the objectives of the Company will be achieved.

                  No Opportunity to Evaluate Procedures for Resolving Conflicts of Interest. The Advisor or its Affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to one or more of the CNL Group, Inc. ("CNL") programs, including the Company, although the Company has adopted guidelines to minimize such conflicts. See "Conflicts of Interest -- Acquisition of Properties." Potential investors will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved.

         Lack of Control Over Properties Under Construction. The Company intends to acquire sites on which a particular Property to be owned by the Company is to be built as well as existing Properties (including Properties which require renovation). To the extent that the Company acquires a Property on which improvements are to be constructed or completed or renovations are to be made, the Company may be subject to certain risks in connection with the developer's ability to control construction costs, and the timing of completion of construction, or to build in conformity with plans, specifications, and timetables. The Company's agreements with the developer will provide certain safeguards designed to minimize these risks. Further, in the event of a default by a developer, the Company generally will have the right to require the tenant to repurchase the Property that is under development at a pre-established price designed to reimburse the Company for all costs incurred by the Company in connection with the acquisition and development of the Property. There can be no assurance, however, that under such circumstances, the tenant will have sufficient funds to fulfill its obligations. See "Business -- Site Selection and Acquisition of Properties."

         Ground Lease Property Risks. If the Company invests in ground lease Properties, the Company will not own or, except to the extent of rights set forth in any assignment of lease or tripartite agreement that the Company may enter into, have a leasehold interest in the underlying land. Thus, with respect to ground lease Properties, the Company will have no economic interest in the land or building at the expiration of the lease on the underlying land, although it generally will retain partial ownership of, and will have the right to remove, any equipment that the Company may own in the building. The Company will not share in any appreciation of the land associated with any ground lease Property. The Company, however, will share in appreciation of the income stream derived from the lease.

         Impasse or Conflicts with Joint Venture Partner.

                  Impasse with Joint Venture Partner. In the event that the Company enters into a Joint Venture, there will be a potential risk of impasse in certain joint venture decisions since the approval of the Company and of each co-venturer is required for certain decisions. In any Joint Venture with an affiliated program, however, the Company will have the right to buy the other co-venturer's interest or to sell its own interest on specified terms and conditions in the event of an impasse regarding a Sale. Under such circumstances, it is possible that neither party will have the funds necessary to consummate the transaction. See "Business -- Joint Venture Arrangements." In addition, the Company may experience difficulty in locating a third party purchaser for its Joint Venture interest and in obtaining a favorable sale price for such Joint Venture interest.

                  Divergent Interests of Joint Venture Partner. Investments in Joint Ventures may involve the risk that the Company's co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with the interests or goals of the Company, that such co-venturer may be in a position to take action contrary to the Company's instructions, requests, policies or objectives, or that such co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject property owned by the Joint Venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences.

         Limitations on the Ability of the Company to Liquidate. Unless Listing occurs within ten years after the commencement of the offering (December 31,
2008), the Company will undertake, to the extent consistent with the Company's objective of qualifying as a REIT, the orderly Sale of the Company's assets, the distribution of the Net Sales Proceeds of such Sales to stockholders, and will engage only in activities related to its orderly liquidation unless the stockholders elect otherwise. Neither the Advisor nor the Board of Directors may be able to control the timing of Sales due to market conditions, and there can be no assurance that the Company will be able to sell its assets so as to return stockholders' aggregate Invested Capital, to generate a profit for the stockholders, or to fully satisfy its debt obligations. Invested Capital, in the aggregate, will be returned to stockholders upon disposition of the Properties only if the Properties are sold for more than their original purchase price, although return of capital, for federal income tax purposes, is not necessarily limited to stockholder distributions following Sales of Properties. See "Federal Income Tax Considerations." In the event that a purchase money obligation is taken in partial payment of the sales price of a Property, the proceeds of the Sale will be realized over a period of years. Further, entering into Mortgage Loans with terms of 10 to 20 years and Secured Equipment Leases with terms of seven years may cause any intended liquidation of the Company to be delayed beyond the time of disposition of the Properties and until such time as the Mortgage Loans and Secured Equipment Leases expire or are sold.

         Inability to Control the Sale of Certain Properties. Certain tenants are expected to have the right to purchase the Property from the Company, commencing a specified number of years after the date of the lease, which may lessen the ability of the Advisor and the Board of Directors to freely control the Sale of the Property. The leases also generally will provide the tenant with a right of first refusal on any proposed sale provisions. See "Business -- Description of Leases -- Right of Tenant to Purchase." A tenant will have no obligation to purchase the Property it leases.

         Real Property Investments.

                  Lack of Control Over Market and Business Conditions. The value of Properties such as those to be acquired by the Company, the ability of the tenants to pay rent on a timely basis, the amount of the rent and the ability of borrowers to make Mortgage Loan payments on a timely basis may be adversely affected by certain changes in general or local economic or market conditions, increased costs of energy, increased costs of food or other products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of management, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing traffic patterns, inability to remodel outmoded buildings, voluntary termination by a tenant of its obligations under a lease, bankruptcy of a tenant or borrower, and other factors. Neither the Company nor the Board of Directors can control these factors.

                  Multiple Property Leases or Mortgage Loans with Individual Tenants or Borrowers. Tenants may lease more than one Property and borrowers may enter into more than one Mortgage Loan. Events such as the default or financial failure of a tenant or borrower therefore could cause one or more Properties to become vacant under certain circumstances. Vacancies would reduce the cash receipts of the Company and, at least until the Company is able to re-lease any such Properties, could decrease their ultimate resale value. The value of the Company's Properties will depend principally upon the value of the leases of the Properties. Minor defaults by a tenant or borrower may continue for some time before the Advisor or Board of Directors determines that it is in the interest of the Company to evict the tenant or foreclose on the property of the borrower.

                  Inability to Re-lease Properties. If a Property becomes vacant, the Company may be unable either to re-lease the Property for the rent due under the prior lease or to re-lease the Property without incurring additional expenditures relating to the Property. The Company could experience delays in enforcing its rights against, and collecting rents (and, under certain circumstances, real estate taxes and insurance costs) due from, a defaulting tenant.

                  Lack of Adequate Insurance. If the Company, as lessor, incurs any liability which is not fully covered by insurance, the Company would be liable for such amounts, and returns to the stockholders could be reduced. See "Business -- Description of Property Leases -- Insurance, Taxes, Maintenance, and Repairs" for a description of the types of insurance that the leases of the Properties will require the tenant to obtain.

         The inability of tenants to make lease payments or of borrowers to make Mortgage Loan payments as a result of any of these factors could result in a decrease in the amount of cash available to make Distributions to the stockholders.

         Health Care Facilities.

                  Reliance on Government Reimbursement. A significant portion of the revenue of the Company's tenants and borrowers, particularly those operating skilled nursing facilities, may be derived from governmentally funded programs, such as Medicaid and Medicare. Although the Company does not anticipate that lease and Mortgage Loan payments will be linked to the level of government reimbursement received by the operators, to the extent that changes in government funding programs adversely affect the operators or the revenues received by such operators, such changes could adversely affect the ability of such operators to make lease and loan payments to the Company and/or the amount of such payments if and to the extent they are based on gross revenues. Failure of tenants and borrowers to make their lease and loan payments, and/or reductions in such payments, would have a direct and material adverse effect on the Company's operations.

         Medicaid, which is a medical assistance program for persons with few assets and minimal income operated by individual states with the financial participation of the federal government, provides a significant source of revenue for skilled nursing facilities. The method of reimbursement under Medicaid varies from state to state, but is typically based on per diem or per diagnosis rates. The Medicaid program is subject to change and is affected by state and federal budget shortfalls and funding restrictions which may materially decrease rates of payment or delay payment. There is no assurance that Medicaid payments will remain constant or be sufficient to cover costs allocable to Medicaid patients. While Medicare, the federal health program for the aged and certain chronically disabled individuals, is not anticipated to be a major source of revenue for the types of Health Care Facilities in which the Company expects to invest or make Mortgage Loans, the Company has reserved the right to invest in or make Mortgage Loans to other types of Health Care Facilities that are substantially dependent on Medicare funding. Like the Medicaid program, the Medicare program is highly regulated and subject to frequent and substantial changes, many of which may result in reduced levels of payment for a substantial portion of health care services. In addition to pressures from providers of government reimbursement, the Company may experience pressures from private payors attempting to control health care costs, and reimbursement from private payors eventually may decrease to levels approaching those of government payors.

                  Dependence on Attracting Senior Citizens with Ability to Pay. Certain of the Health Care Facilities which the Company intends to own or finance, in particular, assisted living facilities, are dependent on their ability to attract senior citizens with the ability to pay for the services they receive. While a portion of the fees payable by residents of Health Care Facilities may be reimbursed by government and private payors, many are substantially dependent on the ability of the residents and their families to pay directly. In addition, certain payors, such as Medicare, limit the number of days for which payment will be made in certain settings, such as skilled nursing facilities, and all payors limit the types of services for which payment will be made and/or the amount paid for each particular service. Inflation or other circumstances could affect the ability of such residents to continue to pay for the services they receive. Although the Company does not anticipate that base lease and Mortgage Loan payments to it will be linked to the fees or rates received by the operators, certain leases and Mortgage Loans may provide that the Company will receive a percentage of the fees or rates charged by the operator to residents. To the extent that residents of Health Care Facilities are unable to pay fees owed to the facilities' operators, such inability could adversely affect the ability of such operators to make base lease and loan payments and could have a material adverse impact on the amount of lease and loan payments the Company receives in excess of base amounts.

                  Effects of Cost Control and Other Health Care Reform Measures. The health care industry is facing various challenges, including increased government and private payor pressure on health care providers to control costs and the vertical and horizontal consolidation of health care providers. The pressure to control health care costs has intensified in recent years as a result of the national health care reform debate and has continued as Congress attempts to slow the rate of growth of federal health care expenditures as part of its effort to balance the federal budget. Similar debates are ongoing at the state level in many states. The Company believes that government and private efforts to contain and reduce health care costs will continue. These trends are likely to lead to reduced or slower growth in reimbursement for services provided by some of the Company's tenants and borrowers. The Company cannot predict whether governmental reforms will be adopted and, if adopted, whether the implementation of these reforms will have a material adverse effect on the Company's financial condition or results of operations.

                  Constraints of Government Regulation of Health Care Industry. The health care industry is highly regulated by federal, state and local licensing requirements, facility inspections, reimbursement policies, regulations concerning capital and other expenditures, certification requirements and other laws, regulations and rules. The failure of any tenant or borrower to comply with such laws, requirements and regulations could affect such tenant's or borrower's ability to operate the Health Care Facilities owned by the Company or to which the Company makes Mortgage Loans. Health care operators are subject to federal and state laws and regulations that govern financial and other arrangements between health care providers. These laws prohibit certain direct and indirect payments or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products and services. They also require compliance with a variety of safety, health and other requirements relating to the design and conditions of the licensed facility and quality of care provided. These regulations may also enable the regulatory agency to place liens on the Property which may be senior to the Company's secured position. Possible sanctions for violation of these laws and regulations include loss of licensure or certification, the imposition of civil monetary and criminal penalties and potential exclusion from the Medicare and Medicaid programs.

         Because this area of the law currently is subject to intense scrutiny, additional laws and regulations may be enacted or adopted that could require changes in the design of the Properties and certain operations of the Company's tenants and borrowers. For example, a tenant's loss of licensure or Medicare/Medicaid certification could result in the Company having to obtain another tenant for the affected health care facility. In addition, a tenant may be required to make significant modifications to the Property and may not have the financial ability to do so. No assurances can be given that the Company could contract with another tenant on a timely basis or on acceptable terms and a failure to do so could have an adverse effect on the Company's financial condition or results of operations.

                  Limitations on Alternative Uses of Company Properties. The Company anticipates that some of the Properties in which it invests may be special purpose Properties that could not be readily converted into general residential, retail or office use. Transfers of operations of health care facilities often are subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate. Thus, if the operation of any of the Company's Properties becomes unprofitable for its operator due to competition, age of improvements or other factors such that the tenant becomes unable to meet its obligations under the lease, the liquidation value of the Property may be substantially less than would be the case if the Property were readily adaptable to other uses. The receipt of liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of the Property. Should such events occur, the Company's income and funds available for distribution could be adversely affected.

         Impact of Adverse Trends. The success of the future operations of the Company's Properties will depend largely on each operator's ability to adapt to dominant trends in the health care and seniors' housing industry, including greater competitive pressures, increased consolidation, industry overbuilding, increased regulation and reform, changing demographics, availability of labor, price levels, and general economic conditions. See "Business -- General" for a description of the size and nature of the health care and seniors' housing industry and current trends in the industry. The inability of the operators of the Company's Properties to adapt to dominant trends could adversely impact the Company's income and funds available for distribution.

         Investment Barriers Imposed by Certificate of Need Laws in Certain States. Certain states regulate the supply of certain types of Health Care Facilities, such as skilled nursing facilities, through Certificate of Need Laws. A Certificate of Need typically is a written statement issued by a state regulatory agency evidencing a community's need for a new, converted, expanded or otherwise significantly modified health care facility or service which is regulated pursuant to the state's statutes. These restrictions may create barriers to entry or expansion and may limit the availability of Properties for acquisition or development by the Company. In addition, the Company may invest in Properties which cannot be replaced if they become obsolete unless such replacement is approved or exempt under a Certificate of Need Law.

         Potential Adverse Impact of Competitors. The Company anticipates that it will compete with other REITs, real estate partnerships, health care providers and other investors, including, but not limited to banks and insurance companies, many of which will have greater financial resources than the Company, in the acquisition, leasing and financing of Health Care Facilities. The Company may also compete with Affiliates for Mortgage Loans and borrowers. Further, non-profit entities are particularly attracted to investments in health care facilities because of their ability to finance acquisitions through the issuance of tax-exempt bonds, providing non-profit entities with a relatively lower cost of capital as compared to for-profit purchasers. In addition, in certain states health care facilities owned by non-profit entities are exempt from taxes on real property. There can be no assurance that the Company will be able to identify suitable investments or that it will be able to consummate investments on commercially reasonable terms.

         In addition, the Health Care Facilities in which the Company will invest are highly competitive, and it is anticipated that any Property acquired by the Company could compete with other health care facilities in the vicinity. There can be no assurance that the Company will be able to compete effectively in any market that it enters. The inability by the Company to compete successfully would have a negative impact on the Company's financial condition and results of operations. In addition, due to the highly competitive environment, it is possible that the markets in which the Company acquires Properties will be subject to over-building.

         Possible Environmental Liabilities. Under various federal and state environmental laws and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases affecting the property and surrounding areas, and may be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by such parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations on its Properties may adversely affect the Company's ability to sell or lease the Properties or to borrow using the Properties as collateral. At certain Properties, such as skilled nursing facilities, medical office buildings and walk-in clinics, some environmental and bio-medical hazardous wastes and products will be used and generated in the course of normal operations of the facility. While the leases will provide that the tenant is solely responsible for any environmental hazards created during the term of the lease, the Company or operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site.

         All of the Properties will be acquired by the Company subject to Phase I environmental assessments, which generally involve inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other media or conditions, or satisfactory Phase II environmental assessments, which generally involve testing of soil, groundwater or other media and conditions. The Board of Directors and the Advisor may determine the Company will acquire a Property in which Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the Property is acquired provided that the seller has (i) agreed in writing to indemnify the Company and/or (ii) established in escrow cash funds equal to a predetermined amount greater than the estimated costs to remediate the problem. There can be no assurance, however, that any seller will be able to pay under an indemnity obtained by the Company or that the amount in escrow will be sufficient to pay all remediation costs. Further, no assurances can be given that all environmental liabilities have been identified or that no prior owner, operator or current occupant has created an environmental condition not known to the Company. Moreover, no assurances can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants and occupants of the Properties, by the condition of land or operations in the vicinity of the Properties or by third parties unrelated to the Company. The imposition on the Company of environmental liabilities could have an adverse effect on the Company's financial condition or results of operations.

         Possible Lack of Ability to Obtain the Line of Credit and Permanent Financing. The Company intends to obtain the Line of Credit and may also obtain Permanent Financing. The Company is engaged in preliminary discussions with potential lenders but has not yet obtained a commitment for the Line of Credit or any Permanent Financing, and there is no assurance that the Company will be able to obtain either the Line of Credit or any Permanent Financing on satisfactory terms. In the event the Company is unable to obtain a commitment for the Line of Credit or Permanent Financing, the Company will not enter into any Secured Equipment Leases.

         Unspecified Secured Equipment Leases. The Company, as of the date of this Prospectus, has not entered into any arrangements that create a reasonable probability that the Company will extend a Secured Equipment Lease to a particular operator, and therefore prospective stockholders have no information to assist them in evaluating the merits of the Secured Equipment Lease program or of any Secured Equipment Lease. No assurance can be given that the Company will be successful in identifying suitable operators or negotiating Secured Equipment Leases on financially attractive terms or that lessees will fulfill their obligations under Secured Equipment Leases.

TAX RISKS

         REIT Qualification. The Company intends to operate so as to qualify and remain qualified as a REIT for federal income tax purposes, commencing with its taxable year ending December 31, 1998. A qualified REIT generally is not taxed at the corporate level on income it currently distributes to its stockholders, so long as it distributes at least 95% of its real estate investment trust taxable income. See "Federal Income Tax Considerations -- Taxation of the Company." The Company expects to qualify as a REIT initially, but no assurance can be given that it will so qualify or that it will continue to qualify in the future. In this regard, based on certain representations and assumptions, the Company will receive an opinion of tax counsel to the Company ("Counsel") to the effect that the Company will be organized in conformity with the requirements for qualification as a REIT, and that the Company's proposed method of operation will enable it to meet the requirements for qualification as a REIT for federal income tax purposes. Qualification as a REIT, however, involves the application of highly technical and complex Code provisions as to which there are only limited judicial and administrative interpretations. Certain facts and circumstances which may be wholly or partially beyond the Company's control may affect its ability to qualify on an ongoing basis as a REIT. In addition, no assurance can be given that future legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws (or the application thereof) with respect to qualification as a REIT for federal income tax purposes or the federal income tax consequences of such qualification. The opinion of Counsel is not binding on the Internal Revenue Service ("IRS") or the courts.

         Secured Equipment Lease Treatment. In order to qualify as a REIT for federal income tax purposes, not more than 25% of the Company's total assets may be represented by personal property, or loans secured by personal property on certain testing dates. In addition, loans secured by personal property made to each borrower must represent less than 5% of the Company's total assets on such testing dates. Counsel is of the opinion, based on the assumptions that (i) the Secured Equipment Leases are made on substantially the same terms and conditions described in "Business -- General" and (ii) as represented by the Company, each of the Secured Equipment Leases will have a term that equals or exceeds the useful life of the Equipment subject to the lease, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. The ability of the Company to qualify as a REIT may be impacted by a determination that the Secured Equipment Leases are financing arrangements, under which the lessees acquire ownership of the equipment for federal income tax purposes. If the Secured Equipment Leases are treated as true leases, the Company may be unable to satisfy the income tests for REIT qualification.

         The Company believes that the value of the Secured Equipment Leases together with any personal property owned by the Company, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular lessee will represent less than 5% of the Company's total assets. Counsel has relied on the representations of the Company regarding such values in rendering its opinion as to the qualification of the Company as a REIT. If the Company fails to satisfy the 25% test or the 5% test either at the time of the offering or on any subsequent testing date, the Company will fail to qualify (or cease to qualify, as the case may be) as a REIT for federal income tax purposes. In addition, if, contrary to the opinion of Counsel, the Secured Equipment Leases are not treated as loans, but are instead treated as leases for federal income tax purposes, income from the Secured Equipment Leases will generally not satisfy either the 95% or the 75% gross income tests for REIT qualification. See "Federal Income Tax Considerations -- Taxation of the Company," and "-- Characterization of the Secured Equipment Leases."

         Effect of REIT Disqualification. If, in any taxable year, the Company were to fail to qualify as a REIT for federal income tax purposes, it would not be allowed a deduction for dividends to stockholders in computing taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, the Company would be disqualified from treatment as a REIT for federal income tax purposes for the four taxable years following the year during which REIT qualification is lost. The additional tax liability resulting from the failure to so qualify would significantly reduce the amount of funds available to make Distributions to stockholders. Distributions to stockholders generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction. Although the Company intends to operate in a manner designed to permit it to qualify as a REIT for federal income tax purposes, it is possible that future economic, market, legal, tax, or other events or circumstances could cause it to fail to so qualify. See "Federal Income Tax Considerations -- Taxation of the Company."

         Effect of Distribution Requirements. The Company may be required, under certain circumstances, to accrue as income for tax purposes interest, rent and other items treated as earned for tax purposes but not yet received. In addition, the Company may be required not to accrue as expenses for tax purposes certain items which actually have been paid or certain of the Company's deductions might be disallowed by the IRS. In any such event, the Company could fail to qualify as a REIT or have taxable income in excess of cash available for distribution. If the Company has taxable income in excess of cash available for distribution, the Company could be required to borrow funds or liquidate investments on unfavorable terms in order to meet the distribution requirement applicable to a REIT. See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements."

         Restrictions on Maximum Share Ownership. In order for the Company to qualify as a REIT, no more than 50% of the value of the outstanding equity securities may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (or certain entities) at any time during the last half of the Company's taxable year. To ensure that the Company will not fail to qualify as a REIT under this test, the Company's Articles of Incorporation include certain provisions restricting the accumulation of Shares. These restrictions may (i) discourage a change of control of the Company; (ii) deter individuals and entities from making tender offers for Shares, which offers may be attractive to stockholders; or (iii) limit the opportunity for stockholders to receive a premium for their Shares in the event a stockholder is making purchases of Shares in order to acquire a block of Shares.

         Other Tax Liabilities. Even if the Company qualifies as a REIT for federal income tax purposes, it may be subject to certain federal, state and local taxes on its income and property. See "Federal Income Tax Considerations -- State and Local Taxes." Any such income or property tax liabilities would reduce the amount of funds available for paying distributions to stockholders.

         Changes in Tax Laws. The discussions of the federal income tax aspects of the offering are based on current law, including the Code, the Regulations issued thereunder, certain administrative interpretations thereof, and court decisions. Consequently, future events that modify or otherwise affect those provisions may result in treatment for federal income tax purposes of the Company and the stockholders that is materially and adversely different from that described in this Prospectus, both for taxable years arising before and after such events. There is no assurance that future legislation and administrative interpretations will not be retroactive in effect.

                   SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS

         The Shares offered hereby are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the Shares, which means that it may be difficult to sell Shares. See "Summary of the Articles of Incorporation and Bylaws -- Restrictions on Ownership" for a description of the transfer requirements. As a result, the Company has established suitability standards which require investors to have either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $150,000. The Company's suitability standards also require that a potential investor (i) can reasonably benefit from an investment in the Company based on such investor's overall investment objectives and portfolio structuring, (ii) is able to bear the economic risk of the investment based on the prospective stockholder's overall financial situation, and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose the entire investment, (c) the lack of liquidity of the Company's shares, (d) the background and qualifications of the Advisor, and (e) the tax consequences of the investment. In addition, under the laws of the States of Ohio and Pennsylvania, an investor's investment in the Shares may not exceed 10% of such investor's net worth (exclusive of home, furnishings, and personal automobiles).

         The foregoing suitability standards must be met by the investor who purchases the Shares. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

         In addition, under the laws of certain states, investors may transfer their Shares only to persons who meet similar standards, and the Company may require certain assurances that such standards are met. Investors should read carefully the requirements in connection with resales of Shares as set forth in the Articles of Incorporation and as summarized under "Summary of the Articles of Incorporation and Bylaws -- Restrictions of Ownership."

         In purchasing Shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Code. See "Federal Income Tax Considerations -- Retirement Plan Stockholders." In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding "unrelated business taxable income," see "Federal Income Tax Considerations -- Taxation of Stockholders -- Tax-Exempt Stockholders."


         In order to ensure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the Subscription Agreement in the form attached hereto as Appendix D. In addition, Soliciting Dealers who sell Shares have the responsibility to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for an investor. In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. See "The Offering -- Subscription Procedures." Executed Subscription Agreements will be maintained in the Company's records for six years.


HOW TO SUBSCRIBE

         An investor who meets the suitability standards described above may subscribe for Shares by completing and executing the Subscription Agreement and delivering it to a Soliciting Dealer, together with a check for the full purchase price of the Shares subscribed for, payable to "SouthTrust Asset Management Company of Florida, N.A., Escrow Agent." See "The Offering -- Subscription Procedures." Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares subscribed for payable directly to the Soliciting Dealer. Care should be taken to ensure that the Subscription Agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from Soliciting Dealers. Any subscription may be rejected by the Company in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

         Certain Soliciting Dealers may permit investors who meet the suitability standards described above to subscribe for Shares by telephonic order to the Soliciting Dealer. This procedure may not be available in certain states. See "The Offering -- Subscription Procedures" and "The Offering -- Plan of Distribution."

         A minimum investment of 250 Shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000). For Minnesota investors, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000) and, for Iowa investors, IRAs and qualified plans must make a minimum investment of 250 Shares ($2,500). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of one Share. See "The Offering -- General," "The Offering -- Subscription Procedures," and "Summary of Reinvestment Plan."

                                             ESTIMATED USE OF PROCEEDS

         The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by the Company, assuming that 250,000 Shares and 15,000,000 Shares are sold. The Company estimates that 84% of Gross Proceeds will be available for the purchase of Properties and the making of Mortgage Loans, and approximately 9% of Gross Proceeds will be paid in fees and expenses to Affiliates of the Company for their services and as reimbursement for Organizational and Offering Expenses incurred on behalf of the Company; the balance will be used to pay other expenses of the offering. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.



                                                                Minimum Offering (1)          Maximum Offering (1) (2)
                                                                --------------------          ------------------------
                                                                Amount    Percent                Amount      Percent
                                                                ------    -------                ------      -------

GROSS PROCEEDS TO THE COMPANY (3)..........................  $2,500,000    100.0%            $150,000,000     100.0%
Less:
   Selling Commissions to CNL
      Securities Corp. (3).................................     187,500      7.5%              11,250,000       7.5%
   Marketing Support and Due Diligence
      Expense Reimbursement Fee to
      CNL Securities Corp. (3).............................      12,500      0.5%                 750,000       0.5%
   Organizational and Offering Expenses (4)................      75,000      3.0%               4,500,000       3.0%
                                                             ----------    -----             ------------      -----

NET PROCEEDS TO THE COMPANY................................   2,225,000     89.0%             133,500,000      89.0%
Less:
   Acquisition Fees to the Advisor (5) ....................     112,500      4.5%               6,750,000       4.5%
   Acquisition Expenses (6)................................      12,500      0.5%                 750,000       0.5%
   Initial Working Capital Reserve ........................      (7)                               (7)
                                                             ----------    -----             ------------      -----

CASH PAYMENT FOR PURCHASE OF PROPERTIES
   AND THE MAKING OF MORTGAGE LOANS
   BY THE COMPANY (8)......................................  $2,100,000     84.0%            $126,000,000      84.0%
                                                             ==========     =====            ============      =====

-----------------------------------

FOOTNOTES:

(1) Excludes the purchase of 20,000 shares of Common Stock by the Advisor in exchange for its $200,000 investment in the Company. The Advisor may, but is not required to, purchase additional Shares of the Company.

(2) Excludes 500,000 Shares that may be sold pursuant to the Reinvestment Plan and 600,000 shares that may be sold upon exercise of the Soliciting Dealer Warrants.

(3) Gross Proceeds of the offering are calculated as if all Shares are sold at $10.00 per Share and do not take into account any reduction in Selling Commissions. See "The Offering -- Plan of Distribution" for a description of the circumstances under which Selling Commissions may be reduced, including commission discounts available for purchases by registered representatives or principals of the Managing Dealer or Soliciting Dealers, certain Directors and officers and certain investment advisers. Selling Commissions are calculated assuming that reduced commissions are not paid in connection with the purchase of any Shares. The Shares are being offered to the public through CNL Securities Corp., which will receive Selling Commissions of 7.5% on all sales of Shares and will act as Managing Dealer. The Managing Dealer is an Affiliate of the Advisor. Other broker-dealers may be engaged as Soliciting Dealers to sell Shares and reallowed Selling Commissions of up to 7%, with respect to Shares which they sell. In addition, all or a portion of the marketing support and due diligence expense reimbursement fee may be reallowed to certain Soliciting Dealers for expenses incurred by them in selling the Shares, including reimbursement for bona fide expenses incurred in connection with due diligence activities, with prior written approval from, and in the sole discretion of, the Managing Dealer. See "The Offering - Plan of Distribution" for a more complete description of this fee. The Company also will issue to the Managing Dealer, a Soliciting Dealer Warrant to purchase one share of Common Stock for every 25 Shares sold, to be exercised, if at all, during the Exercise Period, at a price of $12.00 per share. All or any part of such Soliciting Dealer Warrants may be reallowed to certain
     Soliciting Dealers with prior written approval of, and in the sole discretion of, the Managing Dealer, unless prohibited by federal or state securities laws. See "Summary of Articles of Incorporation and Bylaws -- Description of Capital Stock -- Soliciting Dealer Warrants" and "The Offering -- Plan of Distribution."

(4) Organizational and Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the organization of the Company and the offering of the Shares, but exclude Selling Commissions and the marketing support and due diligence expense reimbursement fee. The Advisor will pay all Organizational and Offering Expenses which exceed 3% of Gross Proceeds. The Organizational and Offering Expenses paid by the Company in connection with the formation of the Company, together with the 7.5% Selling Commissions and 0.5% marketing support and due diligence expense reimbursement fee incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.

(5) Acquisition Fees include all fees and commissions paid by the Company to any person or entity in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, including to Affiliates or nonaffiliates. Acquisition Fees do not include Acquisition Expenses.

(6) Represents Acquisition Expenses that are neither reimbursed to the Company nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by the Company, the Advisor, or any Affiliate of the Advisor in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. The expenses that are attributable to the seller of the Properties and part of the purchase price of the Properties is anticipated to range between 1% and 2% of Gross Proceeds.

(7) Because leases generally will be on a "triple-net" basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that the Company has insufficient funds for such purposes, the Advisor may, but is not required to, contribute to the Company an aggregate amount of up to 1% of the net offering proceeds available to the Company for maintenance and repairs. The Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any Sales.

(8) Offering proceeds designated for investment in Properties or the making of Mortgage Loans temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. The Company may, at its discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of Shares. See "Redemption of Shares."


                             MANAGEMENT COMPENSATION

         The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by the Company to the Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its Affiliates may be entitled by reason of their purchase and ownership of Shares. The table excludes estimated amounts of compensation relating to any Shares issued pursuant to the Company's Reinvestment Plan and the Soliciting Dealer Warrants. See "The Advisor and the Advisory Agreement." For information concerning compensation to the Directors, see "Management."


         A maximum of 15,000,000 Shares ($150,000,000) may be sold. An additional 500,000 Shares ($5,000,000) may be sold to stockholders who receive a copy of this Prospectus and who purchase Shares through the Reinvestment Plan. An additional 600,000 shares ($7,200,000) of Common Stock also may be sold to the Managing Dealer or certain Soliciting Dealers who exercise Soliciting Dealer Warrants at an exercise price of $12.00 per share during the Exercise Period for such shares.

         The following arrangements for compensation and fees to the Advisor and its Affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its Affiliates under more than one category.



    TYPE OF
  COMPENSATION                                                        ESTIMATED
 AND RECIPIENT              METHOD OF COMPUTATION                   MAXIMUM AMOUNT

                             Organizational Stage

 S e l l i n g  Selling   Commissions of 7.5% per Share on all   Selling  Commissions  of
 C o mmissions  Shares   sold,  subject  to  reduction  under    $187,500    if    250,000
 to    Managing certain  circumstances  as  described in "The    Shares     are     sold;
 Dealer    and  Offering - Plan of Distribution."  Soliciting    $11,250,000 if 15,000,000
 S o l iciting  Dealers   may be reallowed Selling Commissions   Shares     are     sold.
 Dealers        of up to 7% with respect to Shares they sell.
                In addition, the Managing Dealer will receive
                one  Soliciting  Dealer  Warrant for every 25
                Shares sold, all or a portion of which may be
                reallowed  to  Soliciting Dealers, with prior
                written   approval  from,  and  in  the  sole
                discretion  of,  the  Managing  Dealer.   See
                ``The Offering - Plan of Distribution.''

 M a r k eting  Expense  allowance  of 0.5% of Gross Proceeds    $12,500 if 250,000 Shares
 support    and to  the  Managing Dealer, all or a portion of    are  sold;  $750,000  if
 due diligence  which  may be reallowed to Soliciting Dealers    15,000,000   Shares   are
 e x p e n s e  with  prior written approval from, and in the    sold.
 reimbursement  sole discretion of, the Managing Dealer.  The
 f e e      to  M a naging   Dealer   will   pay   all   sums
 M a n a g ing  attributable   to  bona  fide  due  diligence
 Dealer     and expenses  from  this  fee,  in  the  Managing
 S o l iciting  Dealer's sole discretion.
 Dealers

 Reimbursement  Actual  expenses  incurred,  except  that the    A m o u nt     is     not
 t o        the Advisor  will pay all such expenses in excess    determinable   at   this
 Advisor   and  of  3% of Gross Proceeds.  The Organizational    time, but will not exceed
 its    Affili- and  Offering Expenses paid by the Company in    3%  of  Gross  Proceeds,
 ates      for  connection with the formation of the Company,    $75,000 if 250,000 Shares
 Organizationa  together  with  the  7.5% Selling Commissions    are  sold;  $4,500,000 if
 l       a n d  and  0.5% marketing support and due diligence    15,000,000   Shares   are
 O f f e r ing  expense  reimbursement  fee,  incurred by the    sold.
 Expenses       Company  will  not exceed 13% of the proceeds
                raised in connection with this offering.



                              Acquisition Stage

 A c quisition  4.5% of Total Proceeds payable to the Advisor    $112,500    if    250,000
 Fee   to  the  as Acquisition Fees.                             S h ares  are  sold  plus
 Advisor                                                         $20,250    if   Permanent
                                                                 F i n a n cing     equals
                                                                 $450,000;  $6,750,000  if
                                                                 15,000,000   Shares   are
                                                                 sold  plus  $2,025,000 if
                                                                 P e rmanent     Financing
                                                                 e q uals     $45,000,000.





    TYPE OF
  COMPENSATION                                                           ESTIMATED
 AND RECIPIENT              METHOD OF COMPUTATION                      MAXIMUM AMOUNT
 O  t  h  e  r  Any fees paid to Affiliates of the Advisor in    A m o u nt     is     not
 A c quisition  connection   with  the financing, development,   determinable   at   this
 F e es     to  construction  or  renovation  of  a Property.    time.
 Affiliates of  Such  fees  are  in addition to 4.5% of Total
 the  Advisor   Proceeds   payable   to   the   Advisor   as
                Acquisition  Fees,  and  payment of such fees
                will  be  subject to approval by the Board of
                D i rectors,  including  a  majority  of  the
                Independent    Directors,    not    otherwise
                interested in the transaction.

 Reimbursement  R e i m bursement  to  the  Advisor  and  its    Acquisition     Expenses,
 of             Affiliates  for expenses actually incurred.      which  are  based  on  a
 A c quisition                                                   number     of    factors,
 Expenses    to The  total  of  all  Acquisition Fees and any    including  the  purchase
 the   Advisor  Acquisition  Expenses  payable to the Advisor    price  of the Properties,
 a n d     its  and  its  Affiliates  shall be reasonable and    are  not  determinable at
 Affiliates     shall not exceed an amount equal to 6% of the    this time.
                Real  Estate Asset Value of a Property, or in
                the  case of a Mortgage Loan, 6% of the funds
                advanced,  unless  a majority of the Board of
                D i rectors,  including  a  majority  of  the
                Independent     Directors    not    otherwise
                interested  in the transaction, approves fees
                i n   excess  of  this  limit  subject  to  a
                determination   that   the   transaction   is
                commercially competitive, fair and reasonable
                to  the  Company.   Acquisition Fees shall be
                reduced  to the extent that, and if necessary
                to  limit, the total compensation paid to all
                persons  involved  in  the acquisition of any
                Property to the amount customarily charged in
                arms-length  transactions by other persons or
                entities  rendering  similar  services  as an
                ongoing   public   activity   in   the   same
                geographical   location  and  for  comparable
                types  of  Properties, and to the extent that
                other  acquisition  fees, finder's fees, real
                estate  commissions, or other similar fees or
                c o mmissions  are  paid  by  any  person  in
                connection  with  the  transaction.     "Real
                Estate Asset Value" means the amount actually
                paid    or   allocated   to   the   purchase,
                development, construction or improvement of a
                Property,  exclusive  of Acquisition Fees and
                Acquisition Expenses.



                              Operational Stage

    TYPE OF
  COMPENSATION                                                           ESTIMATED
 AND RECIPIENT              METHOD OF COMPUTATION                      MAXIMUM AMOUNT
 A  s  s  e  t  A  monthly  Asset Management Fee in an amount    A m o u nt     is     not
 M a n agement  equal  to one-twelfth of .60% of the Company's   determinable   at   this
 Fee   to  the  Real  Estate  Asset Value and the outstanding    time.   The amount of the
 Advisor        principal amount of any Mortgage Loans, as of    Asset Management Fee will
                t h e     end   of   the   preceding   month.    depend  upon, among other
                Specifically,  Real Estate Asset Value equals    things,  the  cost of the
                the  amount invested in the Properties wholly    Properties and the amount
                owned  by the Company, determined on the basis   invested   in   Mortgage
                of  cost,  plus,  in  the  case of Properties    Loans.
                owned  by any Joint Venture or partnership in
                w h ich  the  Company  is  a  co-venturer  or
                partner,  the  portion  of  the  cost of such
                Properties  paid by the Company, exclusive of
                Acquisition  Fees  and  Expenses.   The Asset
                Management  Fee,  which  will not exceed fees
                which are competitive for similar services in
                the  same  geographic area, may or may not be
                taken, in whole or in part as to any year, in
                the  sole  discretion of the Advisor.  All or
                any  portion  of the Asset Management Fee not
                taken as to any fiscal year shall be deferred
                without  interest  and  may  be taken in such
                other   fiscal  year  as  the  Advisor  shall
                determine.

 Reimbursement  Operating  Expenses  (which,  in general, are    A m o u nt     is     not
 t o        the those  expenses relating to administration of    determinable   at   this
 Advisor   and  the  Company  on  an  ongoing  basis) will be    time.
 A f f iliates  reimbursed  by  the  Company.   To the extent
 for operating  t h a t   Operating   Expenses   payable   or
 expenses       reimbursable by the Company, in any four con-
                s e cutive  fiscal  quarters  (the   "Expense
                Year"),  exceed the greater of 2% of Average
                Invested  Assets  or  25%  of Net Income (the
                "2%/25%  Guidelines"),  the  Advisor  shall
                reimburse  the  Company  within 60 days after
                the  end  of  the  Expense Year the amount by
                which  the  total  Operating Expenses paid or
                incurred  by  the  Company  exceed the 2%/25%
                Guidelines.  "Average Invested Assets" means,
                for  a  specified  period, the average of the
                aggregate  book  value  of  the assets of the
                Company  invested, directly or indirectly, in
                equity interests in and loans secured by real
                estate  before  reserves  for depreciation or
                bad debts or other similar non-cash reserves,
                computed by taking the average of such values
                at  the end of each month during such period.
                "Net Income"  means for any period, the total
                revenues  applicable to such period, less the
                total  expenses  applicable  to  such  period
                e x cluding   additions   to   reserves   for
                depreciation,  bad  debts,  or  other similar
                non-cash  reserves;  provided,  however,  Net
                Income  for  purposes  of  calculating  total
                allowable  Operating  Expenses  shall exclude
                the  gain  from  the  sale  of  the Company's
                assets.




    TYPE OF
  COMPENSATION                                                           ESTIMATED
 AND RECIPIENT              METHOD OF COMPUTATION                      MAXIMUM AMOUNT
 D e f e rred,  A    deferred,   subordinated   real   estate    A m o u nt     is     not
 su bordinated  disposition   fee, payable upon Sale of one or   determinable   at   this
 real   estate  more  Properties,  in  an amount equal to the    time.  The amount of this
 d i sposition  lesser   of (i) one-half of a Competitive Real   fee,   if   it   becomes
 fee   payable  Estate  Commission,  or  (ii) 3% of the sales    payable, will depend upon
 t o        the p r i ce  of  such  Property  or  Properties.    the   price   at   which
 Advisor  from  Payment of such fee shall be made only if the    Properties are sold.
 a   Sale   or  Advisor  provides  a  substantial  amount  of
 Sales   of  a  services  in  connection  with  the Sale of a
 Property  not  Property   or   Properties   and   shall   be
 i           n  subordinated  to  receipt by the stockholders
 l i quidation  of  Distributions  equal  to  the  sum of (i)
 o f       the  their  aggregate  Stockholders' 8% Return and
 Company        (ii)  their  aggregate Invested Capital.  If,
                at  the  time  of  a  Sale,  payment  of  the
                disposition   fee  is  deferred  because  the
                s u b ordination  conditions  have  not  been
                satisfied,  then the disposition fee shall be
                paid  at such later time as the subordination
                conditions  are  satisfied.  Upon Listing, if
                the  Advisor  has  accrued  but not been paid
                such  real  estate  disposition fee, then for
                p u rposes   of   determining   whether   the
                subordination conditions have been satisfied,
                stockholders  will be deemed to have received
                a  Distribution  in  the  amount equal to the
                product  of  the  total  number  of shares of
                Common  Stock  outstanding  and  the  average
                closing  price  of  the shares over a period,
                beginning  180 days after Listing, of 30 days
                during   which   the   shares   are   traded.
                "Stockholders'  8% Return,"  as of each date,
                means  an  aggregate  amount  equal  to an 8%
                cumulative,  noncompounded,  annual return on
                Invested Capital.

 Su bordinated  At  such time, if any, as Listing occurs, the    A m o u nt     is     not
 Incentive  Fee A d visor  shall  be  paid  the  Subordinated    determinable   at   this
 payable    to  Incentive  Fee  in  an amount equal to 10% of    time.
 the   Advisor  the  amount  by which (i) the market value of
 at such time,  the Company (as defined below) plus the total
 if   any,  as  Distributions  made  to stockholders from the
 L i s t i n g  Company's inception until the date of Listing
 occurs         exceeds  (ii) the sum of (A) 100% of Invested
                Capital   and  (B)  the  total  Distributions
                required  to  be  made to the stockholders in
                order to pay the Stockholders' 8% Return from
                inception  through  the date the market value
                is  determined.   For purposes of calculating
                the  Subordinated  Incentive  Fee, the market
                value  of  the  Company  shall be the average
                closing  price  or  average  of bid and asked
                price,  as  the case may be, over a period of
                30  days  during  which  the shares of Common
                Stock  are  traded with such period beginning
                180  days  after  Listing.   The Subordinated
                Incentive  Fee  will be reduced by the amount
                of  any  prior  payment  to  the Advisor of a
                deferred,  subordinated  share  of  Net Sales
                Proceeds from Sales of assets of the Company.

    TYPE OF
  COMPENSATION                                                           ESTIMATED
 AND RECIPIENT              METHOD OF COMPUTATION                      MAXIMUM AMOUNT
 D e f e rred,  A  deferred,  subordinated share equal to 10%    A m o u nt     is     not
 su bordinated  of  Net Sales Proceeds from Sales of assets of   determinable   at   this
 share  of Net  the  Company  payable  after  receipt  by the    time.
 S  a  l  e  s  stockholders  of  Distributions  equal to the
 Proceeds from  sum  of  (i)  the Stockholders' 8% Return and
 Sales      of  (ii)  100%  of  Invested  Capital.  Following
 assets of the  Listing,  no share of Net Sales Proceeds will
 Company   not  be paid to the Advisor.
 i           n
 l i quidation
 o f       the
 C o m p a n y
 payable    to
 the Advisor

 Performance    Upon termination of the Advisory Agreement, if   Amount is not determinable
 Fee payable    Listing has not occurred and the Advisor has     at this time.
 to   the       met applicable performance standards, the
 Advisor        Advisor shall be paid the Performance Fee in
                the amount equal to 10% of the amount by which
                (i) the appraised value of the Company's assets
                on the Termination Date, less any indebtedness
                secured by such assets, plus total distributions
                paid to stockholders from the Company's inception
                through the Termination Date, exceeds (ii) the
                sum of 100% of Invested Capital plus an amount
                equal to the Stockholders' 8% Return from inception
                through the Termination Date.  The Performance
                Fee, to the extent payable at the time of Listing,
                will not be payable in the event the Subordinated
                Incentive Fee is paid.

 S e c u r e d  A fee paid to the Advisor out of the proceeds    A m o u nt     is     not
 E q u i pment  of   the Line of Credit or Permanent Financing   determinable   at   this
 L  e  a  s  e  for  negotiating Secured Equipment Leases and    time.
 Servicing Fee  s u pervising  the  Secured  Equipment  Lease
 t o       the  program  equal to 2% of the purchase price of
 Advisor        t h e   Equipment  subject  to  each  Secured
                Equipment  Lease  and paid upon entering into
                such lease.

 Reimbursement  Repayment  by  the Company of actual expenses    Amount  not  determinable
 t o       the  incurred.                                        at this time.
 Advisor   and
 A f f iliates
 for   Secured
 E q u i pment
 L  e  a  s  e
 s e r v icing
 expenses

                              Liquidation Stage

 D e f e rred,  A    deferred,   subordinated   real   estate    A m o u nt     is     not
 su bordinated  disposition   fee, payable upon Sale of one or   determinable   at   this
 real   estate  more  Properties,  in  an amount equal to the    time.  The amount of this
 d i sposition  lesser   of (i) one-half of a Competitive Real   fee,   if   it   becomes
 fee   payable  Estate  Commission,  or  (ii) 3% of the sales    payable, will depend upon
 t o        the p r i ce  of  such  Property  or  Properties.    the   price   at   which
 Advisor  from  Payment of such fee shall be made only if the    Properties are sold.
 a   Sale   or  Advisor  provides  a  substantial  amount  of
 Sales      in  services  in  connection  with  the Sale of a
 l i quidation  Property   or   Properties   and   shall   be
 o f       the  subordinated  to  receipt by the stockholders
 Company        of  Distributions  equal  to  the  sum of (i)
                their  aggregate  Stockholders' 8% Return and
                (ii)  their  aggregate Invested Capital.  If,
                at  the  time  of  a  Sale,  payment  of  the
                disposition   fee  is  deferred  because  the
                s u b ordination  conditions  have  not  been
                satisfied,  then the disposition fee shall be
                paid  at such later time as the subordination
                conditions are satisfied.


    TYPE OF
  COMPENSATION                                                           ESTIMATED
 AND RECIPIENT              METHOD OF COMPUTATION                      MAXIMUM AMOUNT
 D e f e rred,  A  deferred,  subordinated share equal to 10%    A m o u nt     is     not
 su bordinated  of  Net Sales Proceeds from Sales of assets of   determinable   at   this
 share  of Net  the  Company  payable  after  receipt  by the    time.
 S  a  l  e  s  stockholders  of  Distributions  equal to the
 Proceeds from  sum  of  (i)  the Stockholders' 8% Return and
 Sales      of  (ii)  100%  of  Invested  Capital.  Following
 assets of the  Listing,  no share of Net Sales Proceeds will
 Company    in  be paid to the Advisor.
 l i quidation
 o f       the
 C o m p a n y
 payable    to
 the Advisor

                              CONFLICTS OF INTEREST

         The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

         The following chart indicates the relationship between the Advisor and those Affiliates that will provide services to the Company.


                               CNL Group, Inc. (1)
              Subsidiaries, Affiliates and Strategic Business Units

Capital Markets                        Retail
o  CNL Securities Corp. (2)            o  Commercial Net Lease Realty, Inc. (4)
o  CNL Investment Company
Corporate Services                     Restaurant
o  CNL Corporate Services, Inc. (3)    o  CNL Fund Advisors, Inc.

                                       o  CNL Restaurant Services, Inc.
                                       Hospitality
                                       o  CNL Real Estate Advisors, Inc.
                                       o  CNL Hotel Development Company
                                       Health Care
                                       o  CNL Health Care Advisors, Inc. (5)
                                        Financial Services
                                       o  CNL Financial Services, Inc.
                                       o  CNL Advisory Services, Inc.
                                       Corporate Properties
                                       o  CNL Corporate Properties, Inc.




--------------------------
(1) James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, shares ownership and voting control of CNL Group, Inc. with Dayle L. Seneff, his wife.

(2) CNL Securities Corp. (a wholly-owned subsidiary of CNL Group, Inc.) has served as managing dealer in the offerings for various CNL public and private real estate programs, including the Company.

(3) CNL Corporate Services, Inc. (a wholly-owned subsidiary of CNL Group, Inc.) and other Affiliates provide administrative and accounting services for various CNL entities, including the Company.

(4) Commercial Net Lease Realty, Inc. is a REIT listed on the New York Stock Exchange. Effective January 1, 1998, CNL Realty Advisors, Inc. and Commercial Net Lease Realty, Inc. merged, at which time Commercial Net Lease Realty, Inc. became self advised. James M. Seneff, Jr. continues to hold the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of Commercial Net Lease Realty, Inc.

(5) CNL Health Care Advisors, Inc. (a wholly-owned subsidiary of CNL Group, Inc.) provides management and advisory services to the Company pursuant to the Advisory Agreement.

PRIOR AND FUTURE PROGRAMS

         In the past, Affiliates of the Advisor have organized over 100 other real estate investments, currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to the Company, and make additional real estate investments. Although neither the Advisor nor its Affiliates currently own, operate, lease or manage properties that would be suitable for the Company, future real estate programs may involve Affiliates of the Advisor in the ownership, financing, operation, leasing, and management of such properties.

         Certain public or private real estate programs affiliated with the Advisor may in the future invest in health care properties, may purchase properties concurrently with the Company and may lease properties to operators who also lease or operate certain of the Company's Properties. Such other programs may offer mortgage or equipment financing to the same or similar entities as those targeted by the Company, thereby affecting the Company's Mortgage Loan activities or Secured Equipment Lease program. Such conflicts between the Company and affiliated programs may affect the value of the Company's investments as well as its Net Income. The Company believes that the Advisor has established guidelines to minimize such conflicts. See "Certain Conflict Resolution Procedures" below.

COMPETITION TO ACQUIRE PROPERTIES AND INVEST IN MORTGAGE LOANS


         Affiliates of the Advisor may compete with the Company to acquire health care properties or to invest in mortgage loans of a type suitable for acquisition or investment by the Company and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of Health Care Facilities. See "Business -- Site Selection and Acquisition of Properties -- Interim Acquisitions." A purchaser who wishes to acquire one or more of these properties or invest in one or more mortgage loans may have to do so within a relatively short period of time, occasionally at a time when the Company (due to insufficient funds, for example) may be unable to make the acquisition or investment.


         In an effort to address these situations and preserve the acquisition and investment opportunities for the Company (and other entities with which the Advisor or its Affiliates are affiliated), Affiliates of the Advisor maintain lines of credit which enable them to acquire properties or make mortgage loans on an interim basis. These properties and/or mortgage loans generally will be purchased from Affiliates of the Advisor, at their cost or carrying value, by one or more existing or future public or private programs formed by Affiliates of the Advisor.

         The Advisor could experience potential conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of a Property or investment in a Mortgage Loan, as well as the terms of the lease of a Property or Mortgage Loan, due to its relationship with its Affiliates and any business relationship of its Affiliates that may develop with operators of Health Care Facilities. Consequently, the Advisor may negotiate terms of acquisitions, investments or leases that may be more beneficial to other entities than to the Company.

         The Advisor or its Affiliates also may be subject to potential conflicts of interest at such time as the Company wishes to acquire a property or invest in a mortgage loan that also would be suitable for acquisition or investment by an Affiliate of CNL. Affiliates of the Advisor serve as Directors of the Company and, in this capacity, have a fiduciary obligation to act in the best interest of the stockholders of the Company and, as general partners or directors of CNL Affiliates, to act in the best interests of the investors in other programs with investments that may be similar to those of the Company and will use their best efforts to assure that the Company will be treated as favorably as any such other program. See "Management - Fiduciary Responsibility of the Board of Directors." The Company has also developed procedures to resolve potential conflicts of interest in the allocation of properties and mortgage loans between the Company and certain of its Affiliates. See "Certain Conflict Resolution Procedures" below.

         The Company will supplement this Prospectus during the offering period to disclose the acquisition of a Property at such time as the Advisor believes that a reasonable probability exists that the Company will acquire the Property, including an acquisition from the Advisor or its Affiliates. Based upon the experience of management of the Company and the Advisor and the proposed acquisition methods, a reasonable probability that the Company will acquire a Property normally will occur as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed and (iii) a satisfactory site inspection has been completed.

SALES OF PROPERTIES


         A conflict also could arise in connection with the Advisor's determination as to whether or not to sell a Property, since the interests of the Advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its Affiliates may be entitled upon the Sale of a Property. See "Compensation of the Advisor," below for a description of these compensation arrangements. In order to resolve this potential conflict, the Board of Directors will be required to approve each Sale of a Property.

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

         The Company may invest in Joint Ventures with another program sponsored by the Advisor or its Affiliates if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction, determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. Potential situations may arise in which the interests of the co-venturer or co-venturers may conflict with those of the Company. In addition, the Company and the co-venturer or co-venturers may reach an impasse with regard to business decisions, such as the purchase or sale of Property, in which the approval of the Company and each co-venturer is required. In this event, none of the parties may have the funds necessary to purchase the interests of the other co- venturers. The Company may experience difficulty in locating a third party purchaser for its Joint Venture interest and in obtaining a favorable sales price for such Joint Venture interest. See "Risk Factors -- Impasse or Conflicts with Joint Venture Partner."


COMPETITION FOR MANAGEMENT TIME

         The officers and directors of the Advisor and the officers and Directors of the Company currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with Affiliates. They will devote only as much of their time to the business of the Company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors of the Advisor and officers and Directors of the Company may experience conflicts of interest in allocating management time, services, and functions among the Company and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved. Independent Directors may serve as directors of three REITs advised by the Advisor; however, the Company does not anticipate that it will share Independent Directors with other REITs advised by the Advisor.

COMPENSATION OF THE ADVISOR

         The Advisor will be engaged to perform various services for the Company and will receive fees and compensation for such services. None of the agreements for such services were the result of arm's-length negotiations. All such agreements, including the Advisory Agreement, require approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in such transactions, as being fair and reasonable to the Company and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the Advisor could create a conflict between the interests of the Advisor and those of the stockholders. A transaction involving the purchase, lease, or Sale of any Property, or the entering into or Sale of a Mortgage Loan or a Secured Equipment Lease by the Company may result in the immediate realization by the Advisor and its Affiliates of substantial commissions, fees, compensation, and other income. Although the Advisory Agreement authorizes the Advisor to take primary responsibility for all decisions relating to any such transaction, the Board of Directors must approve all of the Company's acquisitions and Sales of Properties and the entering into and Sales of Mortgage Loans or Secured Equipment Leases. Potential conflicts may arise in connection with the determination by the Advisor on behalf of the Company of whether to hold or sell a Property, Mortgage Loan, or Secured Equipment Lease as such determination could impact the timing and amount of fees payable to the Advisor. See "The Advisor and the Advisory Agreement."

RELATIONSHIP WITH MANAGING DEALER

         The Managing Dealer is CNL Securities Corp., an Affiliate of the Company. Certain of the officers and Directors of the Company are also officers, directors, and registered principals of the Managing Dealer. This relationship may create conflicts in connection with the fulfillment by the Managing Dealer of its due diligence obligations under the federal securities laws. Although the Managing Dealer will examine the information in the Prospectus for accuracy and completeness, the Managing Dealer is an Affiliate of the Company and will not make an independent review of the Company and the offering. Accordingly, the investors do not have the benefit of such independent review. Certain of the Soliciting Dealers have made, or are expected to make, their own independent due diligence investigations. The Managing Dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of the Company and is expected to participate in other offerings sponsored by one or more of the officers or Directors of the Company.

LEGAL REPRESENTATION

         Shaw Pittman Potts & Trowbridge, which serves as securities and tax counsel to the Company in this offering, also serves as securities and tax counsel for certain of its Affiliates, including other real estate programs, in connection with other matters. In addition, certain members of the firm of Shaw Pittman Potts & Trowbridge have invested as limited partners or stockholders in prior programs sponsored by Affiliates of the Advisor in aggregate amounts which do not exceed one percent of the amounts sold by any of these programs, and members of the firm also may invest in the Company. Neither the Company nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, other counsel may be retained for one or both parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

         In order to reduce or eliminate certain potential conflicts of interest, the Articles of Incorporation contain a number of restrictions relating to (i) transactions between the Company and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of properties, mortgage loans and secured equipment leases among certain affiliated entities. These restrictions include the following:


         1. No goods or services will be provided by the Advisor or its Affiliates to the Company except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with the Articles of Incorporation , or, if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties .


         2. The  Company  will not  purchase  or lease  Properties  in which the
Advisor or its Affiliates has an interest without the determination, by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to the Advisor or its Affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the Company acquire any such asset at an amount in excess of its appraised value. The Company will not sell or lease Properties to the Advisor or its Affiliates unless a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction determine the transaction is fair and reasonable to the Company.

         3. The Company will not make any loans to Affiliates. Any loans to the Company by the Advisor or its Affiliates must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties. It is anticipated that the Advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Company or Joint Ventures in which the Company is a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under "The Advisor and the Advisory Agreement - The Advisory Agreement."

         4. Until completion of this offering, the Advisor and its Affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to those of the Company and that intends to (i) invest, on a cash and/or leveraged basis, in a diversified portfolio of health care properties to be leased on a "triple-net" basis to operators of Health Care Facilities, (ii) offer mortgage loans and (iii) offer secured equipment leases. The Advisor and its Affiliates also will not purchase a property or offer or invest in a mortgage loan or secured equipment lease for any such subsequently formed public program that has investment objectives and structure similar to the Company and that intends to invest on a cash and/or leveraged basis primarily in a diversified portfolio of health care properties to be leased on a "triple-net" basis to operators of Health Care Facilities until substantially all (generally, 80%) of the funds available for investment (Net Offering Proceeds) by the Company have been invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Property, whether or not any such payments are made.) The Advisor or its Affiliates in the future may offer interests in one or more public or private programs organized to purchase properties of the type to be acquired by the Company, to offer Mortgage Loans and/or to offer Secured Equipment Leases.

         5. The Board of Directors and the Advisor have agreed that, in the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the requirements of Item 4 above could not be satisfied if the program were to make the investment. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor and its Affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program's investments by types of health care facilities and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor and its Affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its Affiliates may make the investment.


         6. With respect to Shares owned by the Advisor, the Directors, or any Affiliate, neither the Advisor, nor the Directors nor such Affiliate may vote or consent on matters submitted to the stockholders regarding the removal of the Advisor, Directors, or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any Shares owned by any of them shall not be included.

         Additional conflict resolution procedures are identified under "- Sales of Properties," "- Joint Investment With An Affiliated Program," and "- Legal Representation."


                          SUMMARY OF REINVESTMENT PLAN


         The Company has adopted the Reinvestment Plan pursuant to which stockholders may elect to have the full amount of their cash Distributions from the Company reinvested in additional Shares of the Company. Each prospective investor who wishes to participate in the Reinvestment Plan should consult with such investor's Soliciting Dealer as to the Soliciting Dealer's position regarding participation in the Reinvestment Plan. The following discussion summarizes the principal terms of the Reinvestment Plan. The Reinvestment Plan is attached hereto as Appendix A.

GENERAL

         An independent agent (the "Reinvestment Agent"), which currently is MMS Securities, Inc., will act on behalf of the participants in the Reinvestment Plan (the "Participants"). The Reinvestment Agent at all times will be registered as a broker-dealer with the Securities and Exchange Commission (the "Commission") and each state securities commission. At any time that the Company is engaged in an offering, including the offering described herein, the Reinvestment Agent will invest all Distributions attributable to Shares owned by Participants in Shares of the Company at the public offering price per Share, which currently is $10.00 per Share. At anytime that the Company is not engaged in an offering, and until Listing, the price per Share will be determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by the Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. All Shares available for purchase under the Reinvestment Plan either are registered pursuant to this Prospectus or will be registered under the Securities Act of 1933 through a separate prospectus relating solely to the Reinvestment Plan. Until this offering has terminated, Shares will be available for purchase out of the additional 500,000 Shares registered with the Commission in connection with this offering. See "The Offering - Plan of Distribution." After the offering has terminated, shares will be available from any additional shares (not expected to exceed 500,000 Shares at any one time) which the Company elects to register with the Commission for the Reinvestment Plan. The Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.


         Stockholders who have received a copy of this Prospectus and participate in this offering can elect to participate in and purchase Shares through the Reinvestment Plan at any time and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in this offering may purchase shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan.

         At any time that the Company is not engaged in an offering, the price per Share purchased pursuant to the Reinvestment Plan shall be the fair market value of the Shares based on quarterly appraisal updates of the Company's assets until such time, if any, as Listing occurs. Upon Listing, the Shares to be acquired for the Reinvestment Plan may be acquired either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per-Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares. The Company is unable to predict the effect which such a proposed listing would have on the price of the Shares acquired through the Reinvestment Plan.

INVESTMENT OF DISTRIBUTIONS

         Distributions will be used by the Reinvestment Agent, promptly following the payment date with respect to such Distributions, to purchase Shares on behalf of the Participants from the Company. All such Distributions shall be invested in Shares within 30 days after such payment date. Any Distributions not so invested will be returned to Participants.

         At this time, Participants will not have the option to make voluntary contributions to the Reinvestment Plan to purchase Shares in excess of the amount of Shares that can be purchased with their Distributions. The Board of Directors reserves the right, however, to amend the Reinvestment Plan in the future to permit voluntary contributions to the Reinvestment Plan by
Participants, to the extent consistent with the Company's objective of qualifying as a REIT.

PARTICIPANT ACCOUNTS, FEES, AND ALLOCATION OF SHARES

         For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on such Distributions will be paid to the Company to defray certain costs relating to the Reinvestment Plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. The maximum annual charge is $10.00.

         The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such

Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

         Subject to the provisions of the Articles of Incorporation relating to certain restrictions on and the effective dates of transfer, Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering. Accordingly, the Company will pay the Managing Dealer Selling Commissions of 7.5% (subject to reduction under the circumstances provided under "The Offering - Plan of Distribution") and a marketing support and due diligence fee of 0.5%. The Company will also pay the Advisor Acquisition Fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan until the termination of the offering. Thereafter, Acquisition Fees will be paid by the Company only in the event that proceeds of the sale of Shares are used to acquire Properties or to invest in Mortgage Loans. As a result, aggregate fees payable to Affiliates of the Company will total between 8.0% and 12.5% of the proceeds of reinvested Distributions, up to 7.5% of which may be reallowed to Soliciting Dealers.

         The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

REPORTS TO PARTICIPANTS

         Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions reinvested during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge paid by the Company on behalf of each Participant (see "Participant Accounts, Fees, and Allocation of Shares" above), and the total number of Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan.
 Until such time, if any, as Listing occurs, the statement of account also will report the most recent fair market value of the Shares, determined as described above. See "General" above.

         Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

         Stockholders of the Company who purchase Shares in this offering may become Participants in the Reinvestment Plan by making a written election to participate on their Subscription Agreements at the time they subscribe for Shares. Any other stockholder who receives a copy of this Prospectus or a separate prospectus relating solely to the Reinvestment Plan and who has not previously elected to participate in the Reinvestment Plan may so elect at any time by written notice to the Board of Directors of such stockholder's desire to participate in the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received at least ten days prior to the record date for such Distribution. Subject to the preceding sentence, the election to participate in the Reinvestment Plan will apply to all Distributions attributable to the fiscal quarter in which the stockholder made such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter, whether made (i) upon subscription or subsequently for stockholders who participate in this offering, or (ii) upon receipt of a separate prospectus relating solely to the Reinvestment Plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the Reinvestment Plan at any time without penalty by delivering written notice to the Board of Directors ten business days before the end of a fiscal quarter.

         A Participant who chooses to terminate participation in the Reinvestment Plan must terminate his or her entire participation in the Reinvestment Plan and will not be allowed to terminate in part. If a Participant terminates his or her participation the Reinvestment Agent will send him or her a check in payment for any fractional Shares in his or her account based on the then market price of the Shares and the record books of the Company will be revised to reflect the ownership records of his or her whole Shares. There are no fees associated with a Participant's terminating his or her interest in the Reinvestment Plan. A Participant in the Reinvestment Plan who terminates his or her interest in the Reinvestment Plan will be allowed to participate in the Reinvestment Plan again upon receipt of the then current version of this Prospectus or a separate current prospectus relating solely to the Reinvestment Plan by notifying the Reinvestment Agent and completing any required forms.

         The Board of Directors reserves the right to prohibit Qualified Plans from participating in the Reinvestment Plan if such participation would cause the underlying assets of the Company to constitute "plan assets" of Qualified Plans. See "The Offering - ERISA Considerations."

FEDERAL INCOME TAX CONSIDERATIONS

         Stockholders subject to federal taxation who elect to participate in the Reinvestment Plan will incur a tax liability for Distributions allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held pursuant to the Reinvestment Plan. Specifically, stockholders will be treated as if they have received the Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. A stockholder designating a Distribution for reinvestment will be taxed on the amount of such Distribution as ordinary income to the extent such Distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the Distribution as a capital gain dividend. In such case, such designated portion of the Distribution will be taxed as long-term capital gain.

AMENDMENTS AND TERMINATION

         The Company reserves the right to renew, extend, or amend any aspect of the Reinvestment Plan without the consent of stockholders, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. The Company also reserves the right to terminate the Reinvestment Plan for any reason at any time by ten days' prior written notice of termination to all Participants.


                              REDEMPTION OF SHARES


         Prior to such time, if any, as Listing occurs, any stockholder who has held Shares for not less than one year (other than the Advisor) may present all or any portion equal to at least 25% of such Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its option, subject to the conditions described below, redeem such Shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption and, accordingly, a stockholder's Shares may not be redeemed. The full amount of the proceeds from the sale of Shares under the Reinvestment Plan (the "Reinvestment Proceeds") attributable to any calendar quarter will be used to redeem Shares presented for redemption during such quarter. In addition, the Company may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its common stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of shares redeemed by the Company exceed 5% of the number of shares of the Company's outstanding common stock at the beginning of such 12-month period.

         In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, the Company plans to redeem the Shares in the order in which such redemption requests have been received. A stockholder whose Shares are not redeemed due to insufficient funds can ask that the request to redeem the Shares be honored at such time, if any, as there are sufficient funds available for redemption. In such case, the redemption request will be retained and such Shares will be redeemed before any subsequently received redemption requests are honored. Alternatively, a stockholder whose Shares are not redeemed may withdraw his or her redemption request. Stockholders will not relinquish their Shares, until such time as the Company commits to redeeming such Shares.

         If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount shall be held for subsequent redemptions unless such amount is sufficient to acquire an additional Property (directly or through a Joint Venture) or to invest in additional Mortgage Loans, or is used to repay outstanding indebtedness. In that event, the Company may use all or a portion of such amount to acquire one or more additional Properties, to invest in one or more additional Mortgage Loans or to repay such outstanding indebtedness, provided that the Company (or, if applicable, the Joint Venture) enters into a binding contract to purchase such Property or Properties or invests in such Mortgage Loan or Mortgage Loans, or uses such amount to repay outstanding indebtedness, prior to payment of the next Distribution and the Company's receipt of requests for redemption of Shares.

         A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the redemption agent (the "Redemption Agent"), which is currently MMS Securities, Inc. The Redemption Agent at all times will be registered as a broker-dealer with the Commission and each state securities commission. Within 30 days following the Redemption Agent's receipt of the stockholder's request, the Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company or the Redemption Agent may require. The Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient funds for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.

         Upon the Redemption Agent's receipt of notice for redemption of Shares, the redemption price will be on such terms as the Company shall determine. The redemption price for Shares redeemed during an offering would equal the then current offering price, which the Company anticipates will continue to be $10.00 per Share, until such time, if any, as Listing occurs, less a discount of 8.0%, for a net redemption price of $9.20 per Share, which approximates the per Share net proceeds received by the Company in the offering, after deducting selling commissions of 7.5% and a 0.5% marketing support and due diligence fee payable to the Managing Dealer and certain Soliciting Dealers in such offering.

         It is not anticipated that there will be a market for the Shares before Listing occurs (although liquidity is not assured thereby). Accordingly, during periods when the Company is not engaged in an offering, it is expected that the purchase price for Shares purchased from stockholders will be determined by reference to the following factors, as well as any others deemed relevant or appropriate by the Company: (i) the price at which Shares have been purchased by stockholders, either pursuant to the Reinvestment Plan or outside of the Reinvestment Plan (to the extent the Company has information regarding the prices paid for Shares purchased outside the Reinvestment Plan), (ii) the annual statement of Share valuation provided to certain stockholders (see "Reports to Stockholders"), and (iii) the price at which stockholders are willing to sell their Shares. Shares purchased during any particular period of time therefore may be purchased at varying prices. The Board of Directors will announce any price adjustment and the time period of its effectiveness as part of its regular communications with stockholders. Any Shares acquired pursuant to a redemption will be retired and no longer available for issuance by the Company.

         A stockholder may present fewer than all his or her Shares to the Company for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least 250 Shares (100 Shares for an IRA, Keogh Plan or pension plan).

         The Directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in the best interest of the Company. The Directors may suspend the redemption of Shares if (i) they determine, in their sole discretion, that such redemption impairs the capital or the operations of the Company; (ii) they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders; (iv) they determine, in their sole discretion, that such redemption would be unlawful; (v) they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code; or (vi) such other reasons as the Directors, in their sole discretion, deem to be in the best interest of the Company. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax Considerations -- Taxation of Stockholders." The redemption plan will terminate, and the Company no longer shall accept Shares for redemption, if and when Listing occurs. See "Risk Factors -- Investment Risks -- Lack of Liquidity of Shares."

                                    BUSINESS

GENERAL


         The Company has been formed primarily to acquire Properties related to Health Care Facilities located across the United States. The Health Care Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Properties will be leased on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis to operators of Health Care Facilities. "Triple-net" means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities, and insurance. The Properties may consist of land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party. The Company may provide Mortgage Loans to operators of Health Care Facilities secured by real estate owned by the operators. To a lesser extent, the Company also intends to offer Secured Equipment Leases to operators of Health Care Facilities pursuant to which the Company will finance, through loans or direct financing leases, the Equipment.


         The Properties, which typically will be freestanding and will be located across the United States, will be leased to operators of Health Care Facilities to be selected by the Advisor and approved by the Board of Directors. Each Property acquisition and Mortgage Loan will be submitted to the Board of Directors for approval. The Company has not specified any percentage of Net Offering Proceeds to be invested in any particular type of Health Care Facility. It is anticipated that the Health Care Facilities will be leased to selected national and regional operators.

         The Company believes that demographic trends are significant when looking at the potential for future growth in the health care industry. According to 1995 data from the U.S. Census Bureau, the elderly population is projected to more than double between now and the year 2050, to 80 million. As illustrated below, most of this growth is expected to occur between 2010 and 2030 when the number of elderly is projected to grow by an average of 2.8% annually.

                          Elderly Population Estimates

       Date        Over 85 Population (000)        Over 65 Population (000)
       ----        ------------------------        ------------------------

July 1, 1996                 3,747                          33,872

July 1, 2000                 4,259                          34,709

July 1, 2005                 4,899                          36,166

July 1, 2010                 5,671                          39,408

July 1, 2015                 6,193                          45,567

July 1, 2020                 6,460                          53,220

July 1, 2025                 7,046                          61,952

July 1, 2030                 8,455                          69,379

July 1, 2035                10,910                          73,434

 July 1, 2040               13,552                          75,233

July 1, 2045                16,285                          76,521

July 1, 2050                 18,223                         78,859



         Source:  U.S. Bureau of Census


         In addition to the growth in the number of elderly people, life expectancies are increasing. Those 85 and over are the most rapidly growing elderly age group. Between 1960 and 1994, this group grew 274%. During this same period of time, the entire population of the United States grew 45 percent.

                                  Life Expectancy Trends
                                   at Age 65 (in years)

               Year                      Male                       Female
               ----                      ----                       ------

               1965                      12.9                       16.3
               1980                      14.0                       18.4
               1985                      14.4                       18.6
               1990                      15.0                       19.0
               1991                      15.1                       19.1
               1992*                     15.2                       19.3
               1993*                     15.1                       19.0
               1994*                     15.3                       19.0
               1995**                    15.4                       19.2
               1996**                    15.4                       19.2
               1997**                    15.5                       19.3
               1998**                    15.5                       19.3
               1999**                    15.6                       19.3


         * preliminary data
         ** estimated
         Source:  Social Security Administration
                  Office of Programs:  Data from the Office of the Actuary

         Based on information from the Economic and Statistic Administration of the U.S. Department of Commerce, management believes that all of these trends suggest that as more people live to the oldest ages, there may also be more who face chronic, limiting illnesses or conditions. These conditions result in people becoming dependent on others for help in performing the activities of daily living. The U.S. General Accounting Office anticipates that the number of older people needing assistance with activities of daily living will increase to 14 million by 2020, from 7 million in 1994.


                   Percent of Persons Needing Assistance with
                        Activities of Daily Living (ADLs)


               Years of Age                      Percentage

                   65-69                              9%

                   70-74                             11%

                   75-79                             20%

                   80-84                             31%

                    85+                              50%


         Source:  U.S. Bureau of Census, 1991 data

         In addition to an aging population, according to 1996 data from the U.S. Department of Commerce, a significant segment of the elderly population has the financial resources to afford seniors' housing facilities, with people age 55 to 64 making a mean household income of $52,000 per year. The mean household income for those age 65 and over is more than $29,000 per year. Management believes that other changes and trends in the health care industry will create opportunities for growth of seniors' housing facilities, including (i) the growth of operators serving specific health care niches, (ii) the consolidation of providers and facilities through mergers, integration of physician practices, and elimination of duplicative services, (iii) the pressures to reduce the cost of providing quality health care, (iv) more dual-income and single-parent households leaving fewer family members available for in-home care of aging parents and necessitating more senior care facilities, and (v) an anticipated increase in the number of insurance companies and health care networks offering privately funded long-term care insurance.

         According to the National Center for Health Statistics, the health care industry represents over 13.6% of the United States' gross domestic product ("GDP") with at least $988 billion in annual expenditures. The U.S. Department of Health and Human Services expects this figure to rise to over 18% of the GDP by 2000. According to the U.S. Census Bureau, U.S. health care construction expenditures are estimated to be $16.4 billion per year and growing. With regard to housing for seniors, there are three major contributors to growth and the attraction of capital, according to the National Investment Conference for the Senior Living and Long Term Care Industries in 1996. They are (i) demographics, (ii) the limited supply of new product, and
(iii) the investment community's increased understanding of the industry. Although the Company believes the growth will continue for a long while, overbuilding is unlikely due to the favorable demographics, the increase in public awareness of the industry, the preference of seniors for obtaining care in non-institutional settings and the cost savings realized in a non-institutional environment.

          Estimate of Effective Demand for Seniors' Housing Categories
                   Elderly Population with Income Over $25,000


                                Thousands of Beds


Base          Independent Living       Assisted Living        Skilled Nursing

1996                  826                    427                    524

 2000                 849                    457                    567

2005                  887                    492                    619

2010                  963                    537                    681

2015                 1,108                   597                    752

2020                 1,292                    671                   834

2025                 1,507                   778                    957

2030                 1,694                   903                   1,120




         Source: Price Waterhouse, LLP for the National Investment Conference for the Senior Living and Long Term Care Industries


         The Company intends to capitalize on the growing real estate needs in the seniors' housing and health care industries primarily by acquiring Properties and leasing them to health care operators on a long-term (generally 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis. The Properties that the Company will acquire and lease are expected to include one or more of the following types:


o Seniors' Housing, Which Includes Congregate Living and Assisted Living Facilities. Congregate living communities offer a lifestyle choice, including residential accommodations with access to services, such as housekeeping, transportation, dining and social activities, for those who wish to maintain their lifestyles independently. The fastest growing segment of the seniors' housing industry is assisted living. While skilled nursing facilities focus on more intensive care, assisted living facilities provide housing for seniors that need assistance with activities of daily living, such as grooming, dressing, bathing, and eating. Assisted living facilities provide accommodations with limited health care available when needed but do not have an institutional feel. Certain assisted living facilities are also now specializing in meeting the needs of Alzheimer's and dementia patients prior to the time that their condition warrants a nursing home setting or, in some instances, in competition with what would otherwise be provided in a nursing home setting. According to the U.S. Department of Health and Human Services, at least 15%, and possibly as much as 70%, of the patients in nursing homes could more appropriately be cared for in a less institutional and more cost effective setting. In addition, seniors' housing facilities include continuing care retirement communities and life care communities which provide a full range of long-term care services in one location, such as congregate living, assisted living and skilled nursing facilities and home health care.


o Skilled Nursing Facilities. Skilled nursing facilities provide extensive skilled nursing and other long term care services to patients that may require full time medical observation, medication monitoring, ventilation and intravenous therapies, sub-acute care, and Alzheimer's/dementia care. Throughout much of the United States, the supply of new skilled nursing facilities is limited by complex Certificate of Need Laws or similar state licensing regulations as a result of the National Health Planning and Resources Development Act of 1974, which require nursing home providers to obtain prior approval from regulators before undertaking any major new construction or renovation projects. As a result, the supply of skilled nursing facilities is growing very slowly. Demand for skilled nursing facilities is coming from a rapidly growing population over 75 years of age and the shift of sub-acute patients to lower cost formats for treatment. Some states have eliminated Certificate of Need Laws allowing the market to address the issue of supply and demand. If trends such as this continue, it is probable that new skilled nursing facilities will be constructed to meet the demand, thereby providing potential development and investment opportunities for the Company.

o Medical Office Buildings. Medical office buildings, including doctors' offices, special purpose facilities, such as diagnostic, cancer treatment and outpatient centers, and walk-in clinics also provide investment opportunities as more small physician practices consolidate to save on the increasing costs of private practice and single purpose medical facilities become more common.

                     Continuum of long-term care facilities*

    Retirement/Congregate
           Living                 Assisted Living                Skilled Nursing Facility          Acute Care Hospitals
Informal concierge,             24-hour supervision,           24-hour medical care and        Short-term acute medical
emergency call system,          personal assistance as         protective oversight,           care
housekeeping & main-            needed, emergency              medication management,
tenance, some group             response system, social        emergency response
activities, food service        activities, housekeeping       system, 3 meals per day,
and transportation              and maintenance, 3             assistance with ADLs
                                meals per day, trans-
                                portation, assistance with
                                medication and shopping


* Interspersed throughout the continuum are visits to physicians offices, physical therapy, occupational therapy, and other short-term necessary health care services.




         Legg Mason Wood Walker, Inc. in its industry analysis, Health Facility REITs Substantial Growth Ahead (December 15, 1997), estimates that there is $584 billion worth of health care facilities in the United States . Management believes, based on historical costs of property owned by publicly traded health care REITs, only a small portion of health care facilities in the United States are owned by REITs. Management believes that this fact, coupled with the health care industry trends previously discussed, provides a significant investment opportunity for the Company. The Company has not yet identified specific properties or regions in which it will invest, however, and demographic trends may vary depending on the properties and regions selected for investment. The success of the future operations of the Company's Properties will depend largely on each operator's ability to adapt to dominant trends in the health care and seniors' housing industry in each specific region, including, among others, greater competitive pressures, increased consolidation and changing demographics. There can be no assurance that the operators of the Company's Properties will be able to adapt to such trends.



         Management intends to structure the Company's leases to require the tenant to pay base annual rent with (i) automatic fixed increases in the base rent or (ii) increases in the base rent based on increases in consumer price indices, over the term of the lease. In an effort to provide regular cash flow to the Company, the Company intends generally to structure its leases to provide a minimum level of rent, with automatic increases in the minimum rent, which is payable regardless of the amount of gross revenues at a particular Property. The Company also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in this industry segment through careful selection and screening of its tenants (as described in "Standards for Investment" below) in order to reduce risks of default;
monitoring statistics relating to operators of Health Care Facilities and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate. See "Standards for Investment" below for a description of the standards which the Board of Directors will employ in selecting operators and particular Properties for investment.

         Management expects to acquire Properties in part with a view to diversification among facility type and in the geographic location of the Properties. There are no restrictions on the types of Health Care Facilities in which the Company may invest. In addition, there are no restrictions on the geographic area or areas within the United States in which Properties acquired by the Company may be located. It is anticipated that the Properties acquired by the Company will be located in various states and regions within the United States.

         The Company also intends to provide Mortgage Loans to operators of Health Care Facilities, or their affiliates, to enable them to acquire the land, land and buildings or buildings. The Mortgage Loans will be secured by property owned by the borrower. The Company expects that the interest rate and terms (generally, 10 to 20 years) of the Mortgage Loans will be similar to those of its leases.

         To a lesser extent, the Company also intends to offer Secured Equipment Leases to operators of Health Care Facilities. The Secured Equipment Leases will consist primarily of leases of, and loans for the purchase of, Equipment. As of the date of this Prospectus, the Company has neither identified any prospective operators that will participate in such financing arrangements nor negotiated any specific terms of a Secured Equipment Lease. The Company cannot predict terms and conditions of the Secured Equipment Leases, although the Company expects that the Secured Equipment Leases will (i) have terms that equal or exceed the useful life of the subject Equipment (although such terms will not exceed 7 years), (ii) in the case of the leases, include an option for the lessee to acquire the subject Equipment at the end of the lease term for a nominal fee, (iii) include a stated interest rate, and (iv) in the case of the leases, provide that the Company and the lessees will each treat the Secured Equipment Leases as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations Characterization of Secured Equipment Leases." In addition, the Company expects that each of the Secured Equipment Leases will be secured by the Equipment to which it relates. Payments received from lessees under Secured Equipment Leases will be treated as payments of principal and interest. All Secured Equipment Leases will be negotiated by the Advisor and approved by the Board of Directors including a majority of the Independent Directors.

         The Company will borrow money to acquire Assets and to pay certain fees. The Company intends to encumber Assets in connection with the borrowing. The Company plans to obtain a revolving Line of Credit initially in an amount up to $45,000,000, and may, in addition, obtain Permanent Financing. The Line of Credit may be increased at the discretion of the Board of Directors. The Board of Directors anticipates that the aggregate amount of any Permanent Financing, if obtained, shall not exceed 30% of the Company's total assets. In any event, the Company's total borrowings will be limited to 300% of Net Assets, unless any borrowing over such 300% level is approved by a majority of the Independent Directors and disclosed to stockholders in the next quarterly report of the Company, along with the justification for such excess. The Permanent Financing would be used to acquire Assets, and pay a fee of 4.5% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, to the Advisor for identifying the Properties, structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans. The Line of Credit may be repaid with offering proceeds, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee to the Advisor. The Company has engaged in preliminary discussions with potential lenders but has not yet received a commitment for the Line of Credit or any Permanent Financing and there is no assurance that the Company will obtain the Line of Credit or any Permanent Financing on satisfactory terms.

         As of the date of this Prospectus, the Company had not entered into any arrangements that create a reasonable probability that the Company will purchase any Property or enter into any Mortgage Loan or Secured Equipment Lease. Moreover, no Properties have been definitively selected for acquisition nor have any Mortgage Loan borrowers or Secured Equipment Lease lessees or borrowers been specifically identified.

         The Company has undertaken to supplement this Prospectus during the offering period to disclose the acquisition of Properties at such time as the Company believes that a reasonable probability exists that any such Property will be acquired by the Company. Based upon the experience and acquisition methods of the Affiliates of the Company and the Advisor this normally will occur, with regard to acquisition of Properties, as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed, and (iii) a satisfactory site inspection has been completed. The initial disclosure of any proposed acquisition, however, cannot be relied upon as an assurance that the Company ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing. The terms of any borrowing by the Company will also be disclosed by supplement following receipt by the Company of an acceptable commitment letter from a potential lender.

         If the minimum number of 250,000 Shares ($2,500,000 in Gross Proceeds) is sold, the Company will acquire no more than two medical office buildings or walk-in clinics and will have reduced diversification of its investments. Acquisition of a Property for a Health Care Facility generally involves an investment in land and building ranging from approximately $1,000,000 to $30,000,000, although higher or lower amounts for individual Properties are possible. In light of current market conditions, if the maximum number of Shares is sold, the Company could invest in approximately four to 126 Properties depending on the types of Properties, and assuming an average purchase price of $10,000,000 per Property, the Company would acquire or finance approximately 12 Properties with the net proceeds from this offering. In certain cases, the Company may become a co-venturer in a Joint Venture that will own the Property. In each such case, the Company's cost to purchase an interest in such Property will be less than the total purchase price and the Company therefore will be able to acquire interests in a greater number of Properties. The Company may also borrow to acquire Assets. See "Business - Borrowing." Management estimates that 15% to 25% of the Company's investment will be for the cost of land and 75% to 85% for the cost of buildings. See "Joint Venture Arrangements" below and "Risk Factors - Investment Risks - Possible Lack of Diversification." Management cannot estimate the number of Mortgage Loans that may be entered into. The Company may also borrow money to make Mortgage Loans.

         Although management cannot estimate the number of Secured Equipment Leases that may be entered into, it expects to fund the Secured Equipment Lease program from the proceeds of the Line of Credit or Permanent Financing in an amount not to exceed 10% of the Company's total assets and management has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the total value of all Secured Equipment Leases will not exceed 25% of the Company's total assets, and that Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of total assets.

SITE SELECTION AND ACQUISITION OF PROPERTIES

         General. It is anticipated that the operators of Health Care Facilities selected by the Advisor, and as approved by the Board of Directors, will have personnel engaged in site selection and evaluation. In addition, due to rapid expansion, some operators may outsource their site selection process to consultants or developers for review or may rely on third party analyses. The operators of Health Care Facilities and other parties generally conduct studies which typically include such factors as population trends, hospital or other medical facilities development, residential development, per capita or household median income, per capita or household median age, and other factors. The operators of the Health Care Facilities are expected to make their site evaluations and analyses available to the Company.

         The Board of Directors, on behalf of the Company, will elect to purchase and lease Properties based principally on an examination and evaluation by the Advisor of the potential value of the site, the financial condition and business history of the proposed tenant, the demographics of the area in which the property is located or to be located, the proposed purchase price and proposed lease terms, geographic and market diversification, and potential revenues expected to be generated by the business located on the property. The Advisor also will perform an independent break-even analysis of the potential profitability of a property using historical data and other data developed by the Company and provided by the operator.

         The Board of Directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of both tenants and Properties. Therefore, some of the properties proposed and approved by an operator may not be purchased by the Company.

         In each Property acquisition, it is anticipated that the Advisor will negotiate the lease agreement with the tenant. In certain instances, the Advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from the Company's standard lease terms, if the Board of Directors, based on the recommendation of the Advisor, determines that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company. It is expected that the structure of the long-term "triple-net" lease agreements, which generally provide for monthly rental payments with automatic fixed increases in base rent at specified times during the lease terms or increases in the base rent based on increases in consumer price indices over the term of the leases, will increase the value of the Properties and provide an inflation hedge. See "Description of Leases" below for a discussion of the anticipated terms of the Company's leases. In connection with a Property acquisition, in the event the tenant does not enter into a Secured Equipment Lease with the Company, the tenant will provide at its own expense all Equipment necessary to operate the Company's Property as a Health Care Facility. Generally, a tenant either pays cash or obtains a loan from a third party to purchase such items. If the tenant obtains such a loan, the tenant will own this personal property subject to the tenant's obligations under its loan. In the experience of the Affiliates of the Company and the Advisor, there may be rare circumstances in which a tenant defaults under such a loan, in which event the lender may attempt to remove the personal property from the building, resulting in the Property becoming inoperable until new Equipment can be purchased and installed. In order to prevent repossession of this personal property by the lender, and only on an interim basis in order to preserve the value of a Property, the Company may elect (but only to the extent consistent with the Company's objective of qualifying as a REIT) to use Company reserves to purchase this personal property from the lender, generally at a discount for the remaining unpaid balance under the tenant's loan. The Company then would expect, consistent with the Company's objective of qualifying as a REIT, to resell the personal property to a new tenant in connection with the transfer of the lease to that tenant.

         Some lease agreements will be negotiated to provide the tenant with the opportunity to purchase the Property under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the Property. In either case, the lease agreements will provide that the tenant may exercise these rights only to the extent consistent with the Company's objective of qualifying as a REIT. See "Sale of Properties, Mortgage Loans and Secured Equipment Leases" below and "Federal Income Tax Considerations - Characterization of Leases."

         The purchase of each Property will be supported by an appraisal of the real estate prepared by an independent appraiser. The Advisor, however, will rely on its own independent analysis and not on such appraisals in determining whether or not to recommend that the Company acquire a particular property. The purchase price of each such Property, plus any Acquisition Fees paid by the Company in connection with such purchase, will not exceed the Property's appraised value. (In connection with the acquisition of a Property which is to be constructed or renovated, the comparison of the purchase price and the appraised value of such Property ordinarily will be based on the "when constructed" price and value of such Property.) It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Each appraisal will be maintained in the Company's records for at least five years and will be available for inspection and duplication by any stockholder.

         The titles to Properties purchased by the Company will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the Properties are located.


         Construction and Renovation. In some cases, construction or renovation will be required after the purchase contract has been entered into, but before the total purchase price has been paid. In connection with the acquisition of Properties that are to be constructed or renovated and as to which the Company will own both the land and the building or building only, the Company generally will advance funds for construction or renovation costs, as they are incurred, pursuant to a development agreement with the developer. The developer may be the tenant or an Affiliate of the Company. An Affiliate may serve as a developer and enter into the development agreement with the Company if the transaction is approved by a majority of the Directors, including a majority of the Independent Directors. The Company believes that the ability to have an Affiliate capable of serving as the developer provides the Company an advantage by enhancing its relationship with key tenants and by giving it access to tenant opportunities at an earlier stage of the development cycle. As a result, the Company believes it will have a greater number of opportunities for investment presented to it than it might otherwise have and it will be able to obtain better terms by negotiating the terms of its investment at an earlier stage in the development cycle when there are fewer competitive alternatives available to the tenant.


         The developer will enter into all construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the Property improvements. The developer will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. All general contractors performing work in connection with such building improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to the Advisor. The Company will be obligated, as construction or renovation costs are incurred, to make the remaining payments due as part of the purchase price for the Properties, provided that the construction or renovation conforms to definitive plans, specifications, and costs approved by the Advisor and the Board of Directors and embodied in the construction contract.

         Under the terms of the development agreement, the Company generally will advance its funds on a monthly basis to meet the construction draw requests of the developer. The Company, in general, only will advance its funds to meet the developer's draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to the Company, and the Company may retain a portion of any advance until satisfactory completion of the project. The certification generally must be supported by color photographs showing the construction work completed as of the date of inspection. The total amount of the funds advanced to the developer (including the purchase price of the land plus closing costs and certain other costs) generally will not exceed the maximum amount specified in the development agreement. Such maximum amount will be based on the Company's estimate of the costs of such construction or renovation.

         In some cases, construction or renovation will be required before the Company has acquired the Property. In this situation, the Company may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be made by an Affiliate or a third party. The Company may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay to the developer the full purchase price of the Property upon completion of the construction or renovation. In the event that the Company segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of the Company, and the lender will have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by the Company does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender.

         Under  the  development  agreement,  the  developer  generally  will be obligated to complete the construction or renovation of the building improvements within a specified period of time from the date of the development agreement, which generally will be between eight to 12 months. If the construction or renovation is not completed within that time and the developer fails to remedy this default within 10 days after notice from the Company, the Company will have the option to grant the developer additional time to complete the construction, to take over construction or renovation of the building improvements, or to terminate the development agreement and require the developer to purchase the Property at a price equal to the sum of (i) the Company's purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, (ii) all fees, costs, and expenses disbursed by the Company pursuant to the development agreement for construction of the building improvements, and (iii) the Company's "construction financing costs." The "construction financing costs" of the Company is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease, on all Company payments and disbursements described in clauses (i) and (ii) above.

         The Company also generally will enter into an indemnification and put agreement (the "Indemnity Agreement") with the developer. The Indemnity
Agreement will provide for certain additional rights to the Company unless certain conditions are met. In general, these conditions are (i) the developer's acquisition of all permits, approvals, and consents necessary to permit commencement of construction or renovation of the building improvements within a specified period of time after the date of the Indemnity Agreement (normally, 60 days), or (ii) the completion of construction or renovation of the building as evidenced by the issuance of a certificate of occupancy, within a specified period of time after the date of the Indemnity Agreement. If such conditions are not met, the Company will have the right to grant the developer additional time to satisfy the conditions or to require the developer to purchase the Property from the Company at a purchase price equal to the total amount disbursed by the Company in connection with the acquisition and construction or renovation of the Property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the developer to purchase the Property from the Company upon demand by the Company under the circumstances specified above will entitle the Company to declare the developer in default under the lease and to declare each guarantor in default under any guarantee of the developer's obligations to the Company.

         In certain situations where construction or renovation is required for a Property, the Company will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the developer, with such amount to be based on the developer's actual costs of such construction or renovation.

         Affiliates of the Company also may provide construction financing to the developer of a Property. In addition, the Company may purchase from an Affiliate of the Company a Property that has been constructed or renovated by the Affiliate. Any fees paid to Affiliates of the Company in connection with the financing, construction or renovation of a Property acquired by the Company will be considered Acquisition Fees and will be subject to approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction. See "Management Compensation" and "Conflicts of Interest - Certain Conflict Resolution Procedures." Any such fees will be included in the cost of the Property and, therefore, will be included in the calculation of base rent.

         In all situations where construction or renovation of a Property is required, the Company also will have the right to review the developer's books, records, and agreements during and following completion of construction to verify actual costs.

         Interim Acquisitions. The Affiliates of the Advisor regularly may have opportunities to acquire properties of a type suitable for acquisition by the Company as a result of their relationships with various operators. See "General" above. These acquisitions often must be made within a relatively short period of time, occasionally at a time when the Company may be unable to make the acquisition. In an effort to address these situations and preserve the acquisition opportunities of the Company (and other Affiliates of the Advisor), the Advisor and its Affiliates maintain lines of credit which enable them to acquire these properties on an interim basis and temporarily own them for the purpose of facilitating their acquisition by the Company (or other entities with which the Company is affiliated). At such time as a Property acquired on an interim basis is determined to be suitable for acquisition by the Company, the interim owner of the Property will sell its interest in the Property to the Company at a price equal to the lesser of its cost (which includes carrying costs and, in instances in which an Affiliate of the Company has provided real estate brokerage services in connection with the initial purchase of the Property, indirectly includes fees paid to an Affiliate of the Company) to purchase such interest in the Property or the Property's appraised value, provided that a majority of Directors, including a majority of the Independent Directors, determine that the acquisition is fair and reasonable to the Company. See "Conflicts of Interest - Certain Conflict Resolution Procedures." Appraisals of Properties acquired from such interim owners will be obtained in all cases.

         Acquisition Services. Acquisition services performed by the Advisor may include, but are not limited to, site selection and/or approval; review and selection of tenants and negotiation of lease agreements and related documents; monitoring Property acquisitions; and the processing of all final documents and/or procedures to complete the acquisition of Properties and the commencement of tenant occupancy and lease payments.

         The Company will pay the Advisor a fee of 4.5% of the Total Proceeds as Acquisition Fees. See "Management Compensation." The total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The total of all Acquisition Fees payable to all persons or entities will not exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing activity in the same geographical location and for comparable types of properties.

         The Advisor engages counsel to perform legal services, and such counsel also may provide legal services to the Company in connection with the acquisition of Properties. The legal fees payable to such counsel by the Company will not exceed those generally charged for similar services.

STANDARDS FOR INVESTMENT IN PROPERTIES

         Selection of Operators of Health Care Facilities. The selection of operators of Health Care Facilities by the Advisor, as approved by the Board of Directors, will be based on a number of factors which may include: an evaluation of the operations of their health care facilities, the number of health care facilities operated, the relationship of average revenue per available unit (or bed) to the average capital cost per unit (or bed) for each health care facility operated, the relative competitive position among the same types of health care facilities offering similar services, market penetration, the relative financial success of the operator in the geographic area in which the Property is located, overall historical financial performance of the operator, and the management capability of the operator. The operators of the Health Care Facilities are not expected to be affiliated with the Advisor, the Company or any Affiliate.

         Selection of Properties. In making investments in Properties, the Advisor will consider relevant real property and financial factors, including the condition, use, and location of the Property, income-producing capacity, and the prospects for long-term appreciation. The Company will obtain an independent appraisal for each Property it purchases. The proper location, design and amenities are important to the success of a Property.

         In selecting specific Properties, the Advisor, as approved by the Board of Directors, will apply the following minimum standards.

         1. Each Property will be in what the Advisor believes is a prime location for that type of Property.

         2. Base (or minimum) annual rent will provide a specified minimum return on the Company's cost of purchasing and, if applicable, developing the Property, and the lease also will generally provide for automatic fixed increases in base rent at specified times during the lease term or increases in the base rent based on increases in consumer price indices over the term of the lease.

         3.    The initial lease term typically will be at least 10 to 20 years.

         4. In general, the Company will not acquire a Property if the Board of Directors, including a majority of the Independent Directors, determines that the acquisition would adversely affect the Company in terms of geographic, property type or chain diversification.

DESCRIPTION OF PROPERTIES

         Although the Advisor has not yet selected any Properties for investment, it is expected that any Properties purchased by the Company will conform generally to the following specifications of size, cost, and type of land and buildings. The Company anticipates acquiring Properties related to Health Care Facilities which may include, but will not be limited to, the following types:

         Congregate Living Facilities. Congregate living facilities are primarily apartment buildings which contain a significant amount of common space to accommodate dining, recreation, activities and other support services for senior citizens. These properties range in size from 100 to 500 units with an average size of approximately 225 units. Units include studios and one and two bedrooms ranging in size from 450 square feet to over 1,500 square feet. Residents generally pay a base rent for their housing which includes a meal program. In addition, a menu of other services is provided at an additional charge. The cost of congregate living facilities generally ranges from $10,000,000 to $30,000,000.

         Assisted Living Facilities. Assisted living facilities provide a special combination of housing, supportive services, personalized assistance and health care to their residents in a manner which is designed to respond to individual needs. These facilities offer a lower-cost alternative to skilled nursing facilities for those who do not require intensive nursing care. Industry standards suggest that a person is suitable for an assisted living facility when he or she needs assistance with three or fewer activities of daily living
("ADLs") on a daily basis. ADLs are activities such as eating, dressing, walking, bathing, and bathroom use. Assisted living facilities also provide assistance with instrumental activities of daily living ("IADLs"), such as shopping, telephone use and money management. The level of care provided by assisted living facilities has increased in recent years. With an increase in demand for the lower-cost services they provide, assisted living facilities have begun to provide care for an increasing number of physical disabilities, certain non-ambulatory conditions and early stages of specific diseases, such as Alzheimer's disease, where intensive medical treatment is not required.

         Current industry practice generally is to build freestanding assisted living facilities with an average of between 40 and 100 units, depending on such factors as market forces, site constraints and program orientation. Current economics place the size of the private living space of a unit in the range of 300 gross square feet for an efficiency unit to 750 square feet for a large one bedroom unit. Units are typically private, allowing residents the same general level of control over their units as residents of a rental apartment would typically have. Common areas on the most recently developed assisted living facilities may total as much as 30 to 40 percent of the gross square footage of a facility. The cost of assisted living facilities generally ranges from $8,000,000 to $15,000,000.

         Skilled Nursing Facilities. In addition to housing, meals, transportation, housekeeping, ADL and IADL care, skilled nursing facilities provide comprehensive nursing and long term care to their residents. Skilled nursing facilities accommodate persons who require varying levels of care. Many skilled nursing facilities are capable of serving residents with intensive needs. Some skilled nursing facilities specialize in certain types of disease care, such as Alzheimer's or Dementia care. The cost of the care provided in skilled nursing facilities is among the most expensive in the senior care segment of the health care industry, providing potential for substantial revenue generation. Based on discussions with executives with senior living/housing firms and studies performed by health care industry associations, Price Waterhouse, in a 1996 study it developed for institutional investors, estimated that the total monthly cost per resident of a skilled nursing facility is between $2,880 and $4,000. According to a 1997 study developed by NatWest Securities for certain of its investors, the high demand for beds in skilled nursing facilities, along with a restricted supply of new beds, has resulted in high occupancy rates and minimal skilled nursing facility lease and mortgage default rates.

         Skilled nursing facilities are also generally freestanding, but are typically more institutional in nature, allowing for efficient cleaning and sterilization. The rooms in skilled nursing facilities are equipped with patient monitoring devices and emergency call systems. Oxygen systems may also be present. Both multiple floor and single floor designs are common. Individual rooms in skilled nursing facilities may be as small as 100 square feet, with common areas varying greatly in size. Skilled nursing facilities historically have been located in close proximity to hospitals to facilitate doctors' visits. Today, the location of these facilities is less important where rotational visiting systems are in place and where more highly skilled nursing staffs are responsible for functions that used to be handled by doctors. The cost of skilled nursing facilities generally ranges from $5,000,000 to $10,000,000.

         Continuing Care Retirement Communities. Congregate living facilities sometimes have assisted living and/or skilled nursing facilities attached or adjacent to their locations. When this occurs, the projects are often referred to as continuing care retirement communities or life care communities. The intent of continuing care retirement communities or life care communities is to provide a continuum of care to the residents. In other words, as residents age and their health care needs increase, they can receive the care they need without having to move away from the "community" which has become their home. Continuing care retirement communities typically operate on a fee-for-service basis and the units are rented on a monthly basis to residents, while life care centers generally charge an entrance fee that is partially refundable and covers the cost of all of the residents' health care- related services, plus a monthly maintenance fee. Continuing care retirement communities and life care communities are the most expensive seniors' housing accommodations today with prices for each facility generally ranging from $40,000,000 to over $100,000,000.

         Medical Office Buildings. Medical office buildings, including walk-in clinics, are conventional office buildings with additional plumbing, mechanical and electrical service amenities, which facilitate physicians and medical delivery companies in the practice of medicine and delivery of health care services. These facilities can range in size from 3,000 square feet (walk-in clinic) up to 100,000 square feet (medical office building), with costs generally ranging from $1,000,000 to $10,000,000. It is common for medical office buildings to be located in close proximity to hospitals where physicians have practice privileges. Walk-in clinics are normally placed in retail/commercial locations to make accessibility convenient for patients and to provide medical services in areas which are not close or convenient to hospitals and larger physician practices.

         Either before or after construction or renovation, the Properties to be acquired by the Company will be one of a Health Care Facility operator's approved designs. Prior to purchase of all Properties, other than those purchased prior to completion of construction, the Company will receive a copy of the certificate of occupancy issued by the local building inspector or other governmental authority and all other governmental certificates or permits which permit the use of the Property as a Health Care Facility, and shall receive a certificate from the operator of the Health Care Facility to the effect that (i) the Property is operational and in compliance with all required governmental permits and certificates and (ii) the Property is in compliance with all of the Health Care Facility operator's requirements, including, but not limited to, building plans and specifications approved by the operator. The Company also will receive a certificate of occupancy and all other required governmental permits or certificates for each Property for which construction has not been completed at the time of purchase, prior to the Company's payment of the final installment of the purchase price for the Property.

         Generally, Properties to be acquired by the Company will consist of both land and building, although in a number of cases the Company may acquire only the land underlying the building with the building owned by the tenant or a third party, and also may acquire the building only with the land owned by a third party. In general, the Properties will be freestanding and surrounded by paved parking areas and landscaping. Although, buildings may be suitable for conversion to various uses through modifications, some Properties may not be economically convertible to other uses.

         A tenant generally will be required by the lease agreement to make such capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs, and equipment and maintain the leasehold in a manner that allows operation for its intended purpose. These capital expenditures generally will be paid by the tenant during the term of the lease.

DESCRIPTION OF PROPERTY LEASES

         The terms and conditions of any lease entered into by the Company with regard to a Property may vary from those described below. The Advisor in all cases will use its best efforts to obtain terms at least as favorable as those described below. If the Board of Directors determines, based on the recommendation of the Advisor, that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company, the Board of Directors may, in its sole discretion, cause the Company to enter into leases with terms which are substantially different than the terms described below, but only to the extent consistent with the Company's objective of qualifying as a REIT. In making such determination, the Advisor will consider such factors as the type and location of the Property, the creditworthiness of the tenant, the purchase price of the Property, the prior performance of the tenant, and the prior business experience of management of the Company and the Company's Affiliates with the operator.

         General. In general, the leases are expected to be "triple-net" leases, which means that the tenants generally will be required to pay for all repairs, maintenance, property taxes, utilities, and insurance. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. The Company will be the lessor under each lease except in certain circumstances in which it may be a party to a Joint Venture which will own the Property. In those cases, the Joint Venture, rather than the Company, will be lessor, and all references in this section to the Company as lessor therefore should be read accordingly. See "Joint Venture Arrangements" below.

         Term of Leases. It presently is anticipated that Properties will be leased for an initial term of 10 to 20 years with up to four, five-year renewal options. The minimum rental payment under the renewal option generally is expected to be greater than that due for the final lease year of the initial term of the lease. Upon termination of the lease, the tenant will surrender possession of the Property to the Company, together with any improvements made to the Property during the term of the lease, except that for Properties in which the Company owns only the building and not the underlying land, the owner of the land may assume ownership of the building.

         Computation of Lease Payments. During the initial term of the lease, the tenant will pay the Company, as lessor, minimum annual rent equal to a specified percentage of the Company's cost of purchasing the Property. Typically, the leases will provide for automatic fixed increases in the minimum annual rent or increases in the base rent based on increases in consumer price indices at predetermined intervals during the term of the lease. In the case of acquisition of Properties that are to be constructed or renovated pursuant to a development agreement, the Company's costs of purchasing the Property will include the purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, and all fees, costs, and expenses disbursed by the Company for construction of building improvements. See "Site Selection and Acquisition of Properties - Construction and Renovation" above.

         In the case of Properties in which the Company owns only the building, the Company will structure its leases to have recovered its investment in the building by the expiration of the lease.

         Assignment and Sublease. In general, it is expected that no lease may be assigned or subleased without the Company's prior written consent (which may not be unreasonably withheld). A tenant may, however, assign or sublease a lease to its corporate affiliate or subsidiary or to its successor by merger or acquisition, if such assignee or subtenant agrees to operate the same type of Health Care Facility on the premises, but only to the extent consistent with the Company's objective of qualifying as a REIT. The leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for the Company's refusal to consent to an assignment or sublease. In addition, the Company may refuse to permit any assignment or sublease that would jeopardize the Company's continued qualification as a REIT. The original tenant generally will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless the Company agrees in writing to release the original tenant from its lease obligations.

         Alterations to Premises. A tenant generally will have the right, without the prior written consent of the Company and at the tenant's own expense, to make certain improvements, alterations or modifications to the Property. Under certain leases, the tenant, at its own expense, may make certain immaterial structural improvements (with a cost of up to $10,000) without the prior consent of the Company. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a specified amount.

         Right of Tenant to Purchase. It is anticipated that if the Company wishes at any time to sell a Property pursuant to a bona fide offer from a third party, the tenant of that Property will have the right to purchase the Property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also may have a right to purchase the Property seven to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the Property's appraised value at the time of the tenant's purchase, or (ii) a specified amount, generally equal to the Company's purchase price of the Property, plus a predetermined percentage (generally, 15% to 20%) of such purchase price. See "Federal Income Tax Considerations - Characterization of Leases."

         Substitution of Properties. Under certain leases, the tenant of a Property, at its own expense and with the Company's prior written consent, may be entitled to operate another form of approved Health Care Facility on the Property as long as such approved Health Care Facility has an operating history which reflects an ability to generate gross revenues and potential revenue growth equal to or greater than that experienced by the tenant in operating the original Health Care Facility.

         In addition, it is anticipated that certain Property leases will provide the tenant with the right, to the extent consistent with the Company's objective of qualifying as a REIT, to offer the substitution of another property selected by the tenant in the event that the tenant determines that the Health Care Facility has become uneconomic (other than as a result of an insured casualty loss or condemnation) for the tenant's continued use and occupancy in its business operation and the tenant's board of directors has determined to close and discontinue use of the Health Care Facility. The tenant's determination that a Health Care Facility has become uneconomic is to be made in good faith based on the tenant's reasonable business judgment after comparing the results of operations of the Health Care Facility to the results of operations at the majority of other health care facilities then operated by the tenant. If either of these events occurs, the tenant will have the right to offer the Company the opportunity to exchange the

Property for another property (the "Substituted Property") with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than the cost of the Property to the Company.

         Generally, the Company will have 30 days following receipt of the tenant's offer for exchange of the Property to accept or reject such offer. In the event that the Company requests an appraisal of the Substituted Property, it will have at least ten days following receipt of the appraisal to accept or reject the offer. If the Company accepts such offer, (i) the Substituted Property will be exchanged for the Property in a transaction designed and intended to qualify as a "like-kind exchange" within the meaning of section 1031 of the Internal Revenue Code of 1986, as amended (the "Code") with respect to the Company and (ii) the lease of the Property will be amended to (a) provide for minimum rent in an amount equal to the sum determined by multiplying the cost of the Substituted Property by the Property lease rate and (b) provide for lease renewal options sufficient to permit the tenant, at its option, to continue its occupancy of the Substituted Property a specified number of years from the date on which the exchange is made. The Company will pay the tenant the excess, if any, of the cost of the Substituted Property over the cost of the Property. If the substitution does not take place within a specified period of time after the tenant makes the offer to exchange the Property for the Substituted Property, either party thereafter will have the right not to proceed with the substitution. If the Company rejects the Substituted Property offered by the tenant, the tenant is generally required to offer at least three additional alternative properties for the Company's acceptance or rejection. If the Company rejects all Substituted Properties offered to it pursuant to the lease, or otherwise fails or refuses to consummate a substitution for any reason other than the tenant's failure to fulfill the conditions precedent to the exchange, then the tenant will be entitled to terminate the lease on the date scheduled for such exchange by purchasing the Property from the Company for a price equal to the then-fair market value of the Property.

         Neither the tenant nor any of its subsidiaries, licensees, or sublicensees or any other affiliate will be permitted to use the original Property as a health care facility or other business of the same type for at least one year after the closing of the original Property. In addition, in the event the tenant or any of its affiliates sells the Property within twelve months after the Company acquires the Substituted Property, the Company will receive, to the extent consistent with its objective of qualifying as a REIT, from the proceeds of the sale the amount by which the selling price exceeds the cost of the Property to the Company.

         Insurance, Taxes, Maintenance, and Repairs. Tenants of Properties will be required, under the terms of the leases, to maintain, for the benefit of the Company and the tenant, insurance that is commercially reasonable given the size, location and nature of the Property. All tenants, other than those tenants with a substantial net worth, generally also will be required to obtain "rental value" or "business interruption" insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to twelve months. Additionally, all tenants will be required to maintain liability coverage, including, where applicable, professional liability insurance. In general, no lease will be entered into unless, in the opinion of the Advisor, as approved by the Board of Directors, the insurance required by the lease adequately insures the Property.

         The leases are expected to require that the tenant pay all taxes and assessments, maintenance, repair, utility, and insurance costs applicable to the real estate and permanent improvements. Tenants will be required to maintain such Properties in good order and repair. Such tenants generally will be required to maintain the Property and repair any damage to the Property, except damage occurring during the last 24 to 48 months of the lease term (as such lease term may be extended), which in the opinion of the tenant renders the Property unsuitable for occupancy, in which case the tenant will have the right instead to pay the insurance proceeds to the Company and terminate the lease.

         The tenant generally will be required to repair the Property in the event that less than a material portion of the Property (for example, more than 20% of the building or more than 40% of the land) is taken for public or quasi-public use. The Company's leases generally will provide that, in the event of any condemnation of the Property that does not give rise to an option to terminate the lease or in the event of any condemnation which does give rise to an option to terminate the lease and the tenant elects not to terminate, the Company will remit to the tenant the award from such condemnation and the tenant will be required to repair and restore the Property. To the extent that the award exceeds the estimated costs of restoring or repairing the Property, the tenant is required to deposit such excess amount with the Company. Until a specified time (generally, ten days) after the tenant has restored the premises and all improvements thereon to the same condition as existed immediately prior to such condemnation insofar as is reasonably possible, a "just and proportionate" amount of the minimum annual rent will be abated from the date of such condemnation. In addition, the minimum annual rent will be reduced in proportion to the reduction in the then rental value of the premises or the fair market value of the premises after the condemnation in comparison with the rental value or fair market value prior to such condemnation.

         Events of Default. The leases generally are expected to provide that the following events, among others, will constitute a default under the lease:
(i) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default, (ii) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, five to 30 days) after notice from the Company of such failure,
(iii) the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased Property) if such failure continues for a specified period of time (generally, ten to 45 days), (iv) in cases where the Company enters into a development agreement relating to the construction or renovation of a building, a default under the development agreement or the Indemnity Agreement or the failure to establish the minimum annual rent at the end of the development period, (v) in cases where the Company has entered into other leases with the same tenant, a default under such lease, (vi) loss of licensure, (vii) loss of Medicare or Medicaid Certification and (viii) the forced removal of more than a specified number of patients as a result of deficiencies in the care provided at, or physical condition of, the facility.

         Upon default by the tenant, the Company generally will have the right under the lease and under most state laws to evict the tenant, re-lease the Property to others, and hold the tenant responsible for any deficiency in the minimum lease payments. Similarly, if the Company determined not to re-lease the Property, it could sell the Property. (Unless required to do so by the lease or its investment objectives, however, the Company does not intend to sell any Property prior to five to ten years after the commencement of the lease on such Property. See "Right of Tenant to Purchase" above.) In the event that a lease requires the tenant to make a security deposit, the Company will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

         In the event that a tenant defaults under a lease with the Company, the Company either will attempt to locate a replacement operator or will discontinue operation of the Health Care Facility, the latter of which would require the Company or the defaulting operator to arrange for an orderly transfer of the residents to another qualified health care facility. The Company will have no obligation to operate the Health Care Facilities and no operator of a Health Care Facility will be obligated to permit the Company or a replacement operator to operate the Health Care Facility.

JOINT VENTURE ARRANGEMENTS

         The Company may enter into a Joint Venture to own and operate a Property with various unaffiliated persons or entities or with another program formed by the principals of the Company or the Advisor or their Affiliates, if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. The Company may take more or less than a 50% interest in any Joint Venture, subject to obtaining the requisite approval of the Directors. See "Risk Factors - Real Estate and Financing Risks - Impasse or Conflicts with Joint Venture Partner."


         Under the terms of each Joint Venture agreement, it is anticipated that the Company and each joint venture partner would be jointly and severally liable for all debts, obligations, and other liabilities of the Joint Venture, and the Company and each joint venture partner would have the power to bind each other with any actions they take within the scope of the Joint Venture's business. In addition, it is expected that the Advisor or its Affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Joint Venture. Joint Ventures entered into to purchase and hold a Property for investment generally will have an initial term of 10 to 20 years (generally the same term as the initial term of the lease for the Property in which the Joint Venture invests), and, after the expiration of the initial term, will continue in existence from year to year unless terminated at the option of either joint venturer or unless terminated by an event of dissolution. Events of dissolution will include the bankruptcy, insolvency, or termination of any co-venturer, sale of the Property owned by the Joint Venture, mutual agreement of the Company and its joint venture partner to dissolve the Joint Venture, and the expiration of the term of the Joint Venture. The Joint Venture agreement typically will restrict each venturer's ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer. In addition, in any Joint Venture with another program sponsored by the Advisor or its Affiliates, where such arrangements are entered into for the purpose of purchasing and holding Properties for investment, in the event that one party desires to sell the Property and the other party does not desire to sell, either party will have the right to trigger dissolution of the Joint Venture by sending a notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party's interest in the Joint Venture to the other party. The Joint Venture agreement will grant the receiving party the right to elect either to purchase the other party's interest on the terms set forth in the notice or to sell its own interest on such terms.

         The following paragraphs describe the allocations and distributions under the expected terms of the joint venture agreement for any Joint Venture in which the Company and its co-venturer each have a 50% ownership interest. In any other case, the allocations and distributions are expected to be similar to those described below, except that allocations and distributions which are described below as being made 50% to each co-venturer will instead be made in proportion to each co-venturer's respective ownership interest.

         Under the terms of each joint venture agreement, operating profits and losses generally will be allocated 50% to each co-venturer. Profits from the sale or other disposition of Joint Venture property first will be allocated to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Similarly, losses from the sale or other disposition of Joint Venture property first will be allocated to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Notwithstanding any other provisions in the Joint Venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with section 704(c) of the Code.

         Net cash flow from operations of the Joint Venture generally will be distributed 50% to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter 50% to each joint venture partner.

         In order that the allocations of Joint Venture income, gain, loss, and deduction provided in Joint Venture agreements may be respected for federal income tax purposes, it is expected that any Joint Venture agreement (i) will contain a "qualified income offset" provision, (ii) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an "Adjusted Capital Account Deficit," and (iii) will require (a) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation ss.1.704- 1(b)(2)(iv) and (b) that distributions of proceeds from the liquidation of a partner's interest in the Joint Venture (whether or not in connection with the liquidation of the Joint Venture) be made in accordance with the partner's positive capital account balance. See "Federal Income Tax Considerations - Investment in Joint Ventures."

         Prior to entering into any Joint Venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), the Company will confirm that such person or entity has demonstrated to the satisfaction of the Company that requisite financial qualifications are met.

         The Company may acquire Properties from time to time by entering into a limited partnership with sellers of such Properties pursuant to which the seller, as owner, would receive partnership interests convertible at a later date into Common Stock of the Company. The Company would be the general partner of such a partnership. This structure would enable a property owner to transfer property without incurring immediate tax liability, and therefore could allow the Company to acquire Properties on more favorable terms than otherwise.

MORTGAGE LOANS

         The Company may provide Mortgage Loans to operators of the Health Care Facilities to enable them to acquire the land, buildings and land, or buildings. The Mortgage Loans will be secured by such property.

         Generally, management believes the interest rate and terms of these transactions will be substantially the same as those of the Company's Property leases. The borrower will be responsible for all of the expenses of owning the property, as with the "triple-net" leases, including expenses for insurance and repairs and maintenance. Management expects the Mortgage Loans will be fully amortizing loans over a period of 10 to 20 years (generally, the same term as the initial term of the Property leases), with payments of principal and interest due monthly. In addition, management expects the interest rate charged under the terms of the Mortgage Loan will be fixed over the term of the loan and generally will be comparable to, or slightly lower than, lease rates charged to tenants for the Properties.

         The Company may combine leasing and financing in connection with a Property. For example, it may make a Mortgage Loan with respect to the building and lease the underlying land to the borrower. Management believes that the combined leasing and financing structure provides the benefit of allowing the Company to receive, on a fixed income basis, the return of its initial investment in each financed building, which is generally a depreciating asset, plus interest. At the same time, the Company retains ownership of the underlying land, which may appreciate in value, thus providing an opportunity for a capital gain on the sale of the land. In such cases, in which the borrower is also the tenant under a Property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the Property under the terms of the lease, the building and improvements on the Property will revert to the Company at the end of term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, the Company will generally have the option of selling the Property at the greater of fair market value or cost plus a specified percentage.


         The Company will not make or invest in Mortgage Loans unless an appraisal is obtained concerning the property that secures the Mortgage Loan. In cases in which the majority of the Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or
Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

         Management believes that the criteria for investing in such Mortgage Loans are substantially the same as those involved in the Company's investments in Properties; therefore, the Company will use the same underwriting criteria as described above in "Business - Standards for Investment in Properties." In addition, the Company will not make or invest in Mortgage Loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. In no event shall mortgage indebtedness on any property exceed such property's appraised value. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         Further, the Company will not make or invest in any Mortgage Loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or Affiliates of the Company. The Company currently expects to provide Mortgage Loans in the aggregate principal amount of approximately 5% to 10% of the Company's total assets.

MANAGEMENT SERVICES

         The Advisor will provide management services relating to the Company, the Properties, the Mortgage Loans, and the Secured Equipment Lease program pursuant to an Advisory Agreement between it and the Company. Under this agreement, the Advisor will be responsible for assisting the Company in negotiating leases, Mortgage Loans and Secured Equipment Leases, collecting rental, Mortgage Loan and Secured Equipment Lease payments, inspecting the Properties and the tenants' books and records, and responding to tenant inquiries and notices. The Advisor also will provide information to the Company about the status of the leases, the Properties, the Mortgage Loans, the Line of Credit, the Permanent Financing and the Secured Equipment Leases. In exchange for these services, the Advisor will be entitled to receive certain fees from the Company. For supervision of the Properties and Mortgage Loans, the Advisor will receive the Asset Management Fee, which, generally, is payable monthly in an amount equal to one-twelfth of .60% of Real Estate Asset Value and the outstanding principal amount of the Mortgage Loans, as of the end of the preceding month. For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will receive, upon entering into each lease, a Secured Equipment Lease Servicing Fee, payable out of the proceeds of the borrowings, equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease. See "Management Compensation."

BORROWING

         The Company will borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with the borrowing. The Company plans to obtain a revolving Line of Credit initially in an amount up to $45,000,000, and may, in addition, also obtain Permanent Financing. The Line of Credit may be increased at the discretion of the Board of Directors and may be repaid with proceeds of the offering, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee. The Company has engaged in preliminary discussions with potential lenders but has not yet received a commitment for the Line of Credit or any Permanent Financing and there is no assurance that the
Company will obtain the Line of Credit or any Permanent Financing on satisfactory terms.

         Management believes that any financing obtained during the offering period will allow the Company to make investments in Assets that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares. By eliminating this delay the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Assets acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Assets and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of borrowings will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs, which may be substantial in certain states.

         Similarly, management believes that the borrowings, if obtained, will benefit the Company by allowing it to take advantage of its ability to borrow at favorable interest rates. Specifically, the Company intends to structure the terms of any financing so that the lease rates for Properties acquired and the interest rates for Mortgage Loans and Secured Equipment Leases made with the loan proceeds will exceed the interest rate payable on the financing. To the extent that the Company is able to structure the financing on these terms, the Company will increase its net revenues. In addition, the use of financing will increase the diversification of the Company's portfolio by allowing it to acquire more Assets than would be possible using only the Gross Proceeds from the offering.

         As a result of existing relationships between Affiliates of the Advisor and certain financing sources, the Company may have the opportunity to obtain financing at more favorable interest rates than the Company could otherwise obtain. In connection with any financing obtained by the Company as a result of any such relationship, the Company will pay a loan origination fee to the Affiliate. In addition, certain lenders may require, as a condition of providing financing to the Company, that the Affiliate with which the lender has an existing relationship act as a loan servicing agent. In connection with any such arrangement the Company will pay a loan servicing fee to the Affiliate. Any loan origination fee or loan servicing fee paid to an Affiliate of the Company is subject to the approval by a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction as fair and reasonable to the Company and on terms not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See "Conflicts of Interest - Certain Conflict Resolution Procedures."

         The Company may also borrow funds for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning Invested Capital to the stockholders unless necessary to eliminate corporate-level tax to the Company. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the Line of Credit initially will be in the amount of $45,000,000 and that the aggregate amount of the Permanent Financing will not exceed 30% of the Company's total assets. However, in accordance with the Company's Articles of Incorporation, the maximum amount of borrowing in relation to Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300% of Net Assets. Any excess in borrowing over such 300% level shall occur only with approval by a majority of the Independent Directors and will be disclosed and explained to stockholders in the first quarterly report of the Company prepared after such approval occurs.

SALE OF PROPERTIES, MORTGAGE LOANS AND SECURED EQUIPMENT LEASES

         For the first five to ten years after the commencement of the offering, the Company intends, to the extent consistent with the Company's objective of qualifying as a REIT, to reinvest in additional Properties or Mortgage Loans any proceeds of the Sale of a Property or a Mortgage Loan that are not required to be distributed to stockholders in order to preserve the Company's REIT status for federal income tax purposes. The Company may also use such proceeds to reduce its outstanding indebtedness. Similarly, and to the extent consistent with REIT qualification, the Company plans to use the proceeds of the Sale of a Secured Equipment Lease to fund additional Secured Equipment Leases, or to reduce its outstanding indebtedness on the borrowings. At or prior to the end of such ten-year period (December 31, 2008), the Company intends to provide stockholders of the Company with liquidity of their investment, either in whole or in part, through Listing (although liquidity cannot be assured thereby) or by commencing the orderly Sale of the Company's assets. If Listing occurs, the Company intends to use any Net Sales Proceeds not required to be distributed to stockholders in order to preserve the Company's status as a REIT to reinvest in additional Properties, Mortgage Loans and Secured Equipment Leases or to repay outstanding indebtedness. If Listing does not occur within ten years after the commencement of the offering, the Company thereafter will undertake the orderly liquidation of the Company and the Sale of the Company's assets and will distribute any Net Sales Proceeds to stockholders. In addition, the Company will not sell any assets if such Sale would not be consistent with the Company's objective of qualifying as a REIT.

         In deciding the precise timing and terms of Property Sales, the Advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows, and federal income tax considerations. The terms of certain leases, however, may require the Company to sell a Property at an earlier time if the tenant exercises its option to purchase a Property after a specified portion of the lease term has elapsed. See "Business - Description of Leases - Right of Tenant to Purchase." The Company will have no obligation to sell all or any portion of a Property at any particular time, except as may be required under property or joint venture purchase options granted to certain tenants. In connection with Sales of Properties by the Company, purchase money obligations may be taken by the Company as part payment of the sales price. The terms of payment will be affected by custom in the area in which the Property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the Sale of a Property, the Company will continue to have a mortgage on the Property and the proceeds of the Sale will be realized over a period of years rather than at closing of the Sale.

         The Company does not anticipate selling the Secured Equipment Leases prior to expiration of the lease term, except in the event that the Company undertakes orderly liquidation of its assets. In addition, the Company does not anticipate selling any Mortgage Loans prior to the expiration of the loan term, except in the event (i) the Company owns the Property (land only) underlying the building improvements which secure the Mortgage Loan and the Sale of the Property occurs, or (ii) the Company undertakes an orderly Sale of its assets.

COMPETITION

         The Company anticipates that it will compete with other REITs, real estate partnerships, health care providers and other investors, including, but not limited to banks and insurance companies, many of which will have greater financial resources than the Company, in the acquisition, leasing and financing of Health Care Facilities. Further, non-profit entities are particularly attracted to investments in senior care facilities because of their ability to finance acquisitions through the issuance of tax-exempt bonds, providing non-profit entities with a relatively lower cost of capital as compared to for-profit purchasers. In addition, in certain states health care facilities owned by non-profit entities are exempt from taxes on real property. As profitability increases for investors in health care Properties, competition among investors likely will become increasingly intense.

REGULATION OF MORTGAGE LOANS AND SECURED EQUIPMENT LEASES


         The Mortgage Loan and Secured Equipment Lease programs may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions, and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect the Company's ability to effectuate its Mortgage Loan and Secured Equipment Lease program. Commencement of operations in these or other jurisdictions may be dependent upon a finding of financial responsibility, character and fitness of the Company. The Company may determine not to make Mortgage Loans or enter into Secured Equipment Leases in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements.



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION OF THE COMPANY

         The Company has been formed recently and has no operating history. Since leases generally will be entered into on a "triple-net" basis, the Company does not expect, although it has the right, to maintain a reserve for operating expenses. The Company's Properties, Mortgage Loans and Secured Equipment Leases will not be readily marketable and their values may be affected by general market conditions. Nevertheless, management believes that capital and revenues of the Company will be sufficient to fund the Company's anticipated investments, proposed operations, and cash Distributions to the stockholders.

         Until the Company sells a minimum of 250,000 Shares ($2,500,000), all proceeds of the offering of its Shares will be held in escrow. After the sale of the minimum number of Shares of the Company, the proceeds will be deposited in the Company's general accounts, and, thereafter, the Company intends to commence its acquisition of suitable Properties and its investment in Mortgage Loans.

         Pending investment in suitable Properties and Mortgage Loans, Company funds will be invested in short-term, highly liquid U.S. Government securities or in other short-term, highly liquid investments with appropriate safety of principal. In addition, it is anticipated that the proceeds of the Line of Credit and Permanent Financing will be obtained from lenders from time to time as funds are needed to purchase Assets. Management anticipates that after the Company has invested in Assets, Company revenues sufficient to pay operating expenses, provide cash Distributions to the stockholders and service debt will be derived from the lease and mortgage payments paid to the Company by the tenants and borrowers.

         The Company's primary investment objectives are to preserve, protect, and enhance the Company's assets while (i) making distributions commencing in the initial year of Company operations; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and distributions) and providing protection against inflation through automatic fixed increases in base rent or increases in the base rent based on increases in consumer price indices, over the term of the lease, and obtaining fixed income through the receipt of payments from Mortgage Loans and Secured Equipment Leases; (iii) qualifying and remaining qualified as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment within five to ten years after commencement of the offering, either in whole or in part, through (a) Listing, or (b) the commencement of the orderly Sale of the Company's assets, and distribution of the proceeds thereof (outside the ordinary course of business and consistent with its objective of qualifying as a REIT).

LIQUIDITY AND CAPITAL RESOURCES

         The Company will use Net Offering Proceeds (Gross Proceeds less fees and expenses of the offering) from this offering to purchase Properties and to invest in Mortgage Loans. See "Investment Objectives and Policies." In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowing. The Company plans to obtain a revolving Line of Credit initially in an amount up to $45,000,000, and may, in addition, also obtain Permanent Financing. The Line of Credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, working capital or Permanent Financing. Although the Board of Directors anticipates that the Line of Credit initially will be in the amount of $45,000,000 and the aggregate amount of any Permanent Financing shall not exceed 30% of the Company's total assets, the maximum amount the Company may borrow, absent a satisfactory showing that a higher level of borrowing is appropriate as approved by a majority of the Independent Directors, is 300% of the Company's Net Assets. The Company has engaged in preliminary discussions with potential lenders but has not yet received a commitment for the Line of Credit or any Permanent Financing and there is no assurance that the
Company will obtain the Line of Credit or any Permanent Financing on satisfactory terms.

         As of the date of this Prospectus, the Company had not entered into any arrangements creating a reasonable probability that a Property would be acquired by the Company or that a particular Mortgage Loan or Secured Equipment Lease would be funded. The number of Properties to be acquired and the number of Mortgage Loans to be invested in by the Company will depend upon the amount of Net Offering Proceeds available and the amount of funds borrowed to acquire Properties and make Mortgage Loans. The number of Secured Equipment Leases to be offered is currently undetermined, but the Company will fund the Secured Equipment Leases with the proceeds from the Line of Credit or Permanent Financing, and the Company has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the value of the Secured Equipment Leases, in the aggregate, will not exceed 25% of the Company's total assets and that the value of the Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of the Company's total assets. Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in this Prospectus.

         Management expects that the cash to be generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

RESULTS OF OPERATIONS

         As of the initial date of this Prospectus, no significant operations had commenced because the Company was in its development stage. No operations will commence until such time as the Company has sold at least 250,000 Shares ($2,500,000). Management is not aware of any known trends or uncertainties, other than national economic conditions, which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those Properties referred to in this Prospectus.

         The Advisor of the Company is in the process of assessing and addressing the impact of the year 2000 on its computer package software. The hardware and built-in software used by the Advisor are believed to be year 2000 compliant. Accordingly, the Company does not expect this matter to materially impact how it conducts business or its future results of operations or financial position.

         There currently are no material changes being considered in the objectives and policies of the Company as set forth in this Prospectus.


                                   MANAGEMENT

GENERAL

         The Company will operate under the direction of the Board of Directors, the members of which are accountable to the Company as fiduciaries. As required by applicable regulations, a majority of the Independent Directors and a majority of the Directors have reviewed and ratified the Articles of Incorporation and have adopted the Bylaws.

         The Company currently has five Directors; it may have no fewer than three Directors and no more than 15. Directors will be elected annually, and each Director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a Director may be elected to office. Although the number of Directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent Director.

         Any Director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the Shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director shall be removed.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

         The Board of Directors will be responsible for the management and control of the affairs of the Company; however, the Board of Directors will retain the Advisor to manage the Company's day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the Board of Directors.

         The Directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The Board of Directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the Directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the Directors will rely heavily on the Advisor. In this regard, the Advisor, in addition to the Directors, will have a fiduciary duty to the Company.

         The Directors will establish written policies on investments and borrowings and will monitor the administrative procedures, investment operations, and performance of the Company and the Advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the Directors, the Company will follow the policies on investments set forth in this Prospectus. See "Investment Objectives and Policies."

         The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the total fees and expenses of the Company are reasonable in light of the Company's investment performance, Net Assets, Net Income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. For purposes of this determination, Net Assets are the

Company's total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the Board of Directors. In addition, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Board of Directors also will be responsible for reviewing and evaluating the performance of the Advisor before entering into or renewing an advisory agreement. The Independent Directors shall determine from time to time and at least annually that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of the Advisor and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's investments, the success of the Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the Board of Directors. The Board of Directors shall determine that any successor Advisor possesses sufficient qualifications to (i) perform the advisory function for the Company and (ii) justify the compensation provided for in its contract with the Company.

         The liability of the officers and Directors while serving in such capacity is limited in accordance with the Articles of Incorporation and applicable law. See "Summary of the Articles of Incorporation and Bylaws Limitation of Director and Officer Liability."

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:

      Name               Age       Position with the Company
      ----               ---       -------------------------


James M. Seneff, Jr.     51        Director, Chairman of the Board,
                                   and Chief Executive Officer
Robert A. Bourne         51        Director and President
David W. Dunbar          45        Independent Director
Timothy S. Smick         46        Independent Director
Edward A. Moses          56        Independent Director
Daniel L. Simmons        45        Executive Vice President
Curtis B. McWilliams     42        Executive Vice President
Jeanne A. Wall           39        Executive Vice President
Lynn E. Rose             49        Secretary and Treasurer

     James M. Seneff, Jr. Director, Chairman of the Board, and Chief Executive Officer. Mr. Seneff currently holds the position of Chairman of the Board, Chief Executive Officer and director of CNL Health Care Advisors, Inc., the Advisor to the Company. Mr. Seneff also serves as Chairman of the Board, Chief Executive Officer and a director of CNL American Properties Fund, Inc., CNL Hospitality Properties, Inc. (formerly CNL American Realty Fund, Inc.), CNL Fund Advisors, Inc. and CNL Real Estate Advisors, Inc. Mr. Seneff is a principal stockholder of CNL Group, Inc., a diversified real estate company, and has served as its Chairman of the Board of Directors, director, and Chief Executive Officer since its formation in 1980. CNL Group, Inc. is the parent company of CNL Securities Corp., which is acting as the Managing Dealer in this offering, CNL Investment Company, CNL Health Care Advisors, Inc., CNL Fund Advisors, Inc. and CNL Real Estate Advisors, Inc. Mr. Seneff has been Chairman of the Board, Chief Executive Officer and a director of CNL Securities Corp. since its formation in 1979. Mr. Seneff also has held the position of Chairman of the Board, Chief Executive Officer, President and a director of CNL Management Company, a registered investment advisor, since its formation in 1976, has served as Chief Executive Officer, Chairman of the Board and a director of CNL Investment Company, and Chief Executive Officer and Chairman of the Board of Commercial Net Lease Realty, Inc. since 1992, served as Chief Executive Officer and Chairman of the Board of CNL Realty Advisors, Inc. from its inception in 1991 through 1997 at which time such company merged with Commercial Net Lease Realty, Inc., and has held the position of Chief Executive Officer, Chairman of the Board and a director of CNL Institutional Advisors, Inc., a registered investment advisor, since its inception in 1990. Mr. Seneff previously served on the Florida State Commission on Ethics and is a former member and past Chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration,

Florida's principal investment advisory and money management agency, oversees the investment of more than $60 billion of retirement funds. Since 1971, Mr. Seneff has been active in the acquisition, development, and management of real estate projects and, directly or through an affiliated entity, has served as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these real estate ventures are approximately 65 privately offered real estate limited partnerships with investment objectives similar to one or more of the Company's investment objectives, in which Mr. Seneff, directly or through an affiliated entity, serves or has served as a general partner. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.


     Robert A. Bourne. Director and President. Mr. Bourne currently holds the position of President and director of CNL Health Care Advisors, Inc., the
Advisor to the Company. Mr. Bourne also serves as President and a director of CNL American Properties Fund, Inc., CNL Hospitality Properties, Inc. and CNL Real Estate Advisors, Inc. Mr. Bourne currently holds the position of Vice Chairman of the Board of Directors, director and Treasurer of CNL Fund Advisors, Inc. Mr. Bourne served as President of CNL Fund Advisors, Inc. from the date of its inception through October 1997. Mr. Bourne is President and Treasurer of CNL Group, Inc., President, Treasurer, a director, and a registered principal of CNL Securities Corp. (the Managing Dealer of this offering), President, Treasurer, a director and a registered principal of CNL Investment Company, and Chief Investment Officer, a director and Treasurer of CNL Institutional Advisors, Inc., a registered investment advisor. Mr. Bourne served as President of CNL Institutional Advisors, Inc. from the date of its inception through June 30, 1997. Mr. Bourne served as President and a director from July 1992 to February 1996, served as Secretary and Treasurer from February 1996 through December 1997, and has served as Vice Chairman of the Board of Directors since February 1996, of Commercial Net Lease Realty, Inc. In addition, Mr. Bourne served as President of CNL Realty Advisors, Inc. from 1991 to February 1996, and served as a director of CNL Realty Advisors, Inc. from 1991 through December 1997, and as Treasurer and Vice Chairman from February 1996 through 1997, at which time such Company merged with Commercial Net Lease Realty, Inc. Upon graduation from Florida State University in 1970, where he received a B.A. in Accounting, with honors, Mr. Bourne worked as a certified public accountant and, from September 1971 through December 1978 was employed by Coopers & Lybrand, Certified Public Accountants, where he held the position of tax manager beginning in 1975. From January 1979 until June 1982, Mr. Bourne was a partner in the accounting firm of Cross & Bourne and from July 1982 through January 1987 he was a partner in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Mr. Bourne, who joined CNL Securities Corp. in 1979, has participated as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these real estate ventures are approximately 64 privately offered real estate limited partnerships with investment objectives similar to one or more of the Company's investment objectives, in which Mr. Bourne, directly or through an affiliated entity, serves or has served as a general partner.

     Daniel L. Simmons. Executive Vice President. Mr. Simmons serves as Executive Vice President of CNL Health Care Advisors, Inc., the Advisor to the Company. Since 1993, Mr. Simmons has served as a consultant to The Celebration Company, a subsidiary of The Walt Disney Company, regarding seniors' housing issues. From November 1997 to June 1998, Mr. Simmons served as a consultant to CNL Group, Inc., providing advice on issues regarding health care property development and management. From 1984 to 1993, Mr. Simmons was a co-founder and partner in the Johnson Simmons Company, where he was responsible for site acquisition, design, development, financing and regulatory matters for three continuing care communities. During his tenure, Johnson Simmons Company developed and managed over 1,100 units of seniors' housing and a 240-bed skilled nursing facility, held in excess of $100 million in assets, and employed more than 1,200 people. From 1983 to 1984, Mr. Simmons served as director of development for Cadem Corporation, a subsidiary of National Medical Enterprises. At Cadem, he was responsible for site, design, development and regulatory issues for proposed seniors' housing projects. From 1982 to 1983, Mr. Simmons served as vice president of Southern Management Services Corporation, where he was responsible for the development and operations of seniors' housing, assisted living, and skilled nursing facilities. He was also responsible for all regulatory issues with the State of Florida, Department of Insurance, and the current Agency for Health Care Administration regarding the licensing and regulation of continuing care retirement communities, nursing homes and assisted living facilities. Mr. Simmons attended Florida State University and the University of South Florida and was a founding member of the National Association of Senior Living Industries.

     Curtis B. McWilliams. Executive Vice President. Mr. McWilliams serves as Executive Vice President of CNL Health Care Advisors, Inc., the Advisor to the Company. Mr. McWilliams joined CNL Group, Inc. in April 1997 and currently serves as an Executive Vice President. In addition, Mr. McWilliams serves as President of CNL Fund Advisors, Inc., as Executive Vice President of CNL American Properties Fund, Inc., and as President of CNL Financial Services, Inc. and certain other subsidiaries of CNL Group, Inc. From September 1983 through March 1997, Mr. McWilliams was employed by Merrill Lynch. From January 1991 to August 1996, Mr. McWilliams was a managing director in the corporate banking group of Merrill Lynch's investment banking division. During this time, he was a senior relationship manager with Merrill Lynch and as such was responsible for a number of the firm's larger corporate relationships. From February 1990 to February 1993, he also served as co-head of one of the Industrial Banking Groups within Merrill Lynch's investment banking division and had administrative responsibility for a group of bankers and client relationships, including the firm's transportation group. From September 1996 to March 1997, Mr. McWilliams served as Chairman of Merrill Lynch's Private Advisory Services. Mr. McWilliams received a B.S.E. in Chemical Engineering from Princeton University in 1977 and a Masters of Business Administration with a concentration in finance from the University of Chicago in 1983.


     Jeanne A. Wall. Executive Vice President. Ms. Wall serves as Executive Vice President of CNL Health Care Advisors, Inc., the Advisor to the Company. Ms. Wall is also Executive Vice President of CNL American Properties Fund, Inc., CNL Hospitality Properties, Inc., CNL Fund Advisors, Inc. and CNL Real Estate Advisors, Inc. Ms. Wall has served as Chief Operating Officer of CNL Investment Company and of CNL Securities Corp. since November 1994 and has served as Executive Vice President of CNL Investment Company since January 1991. In 1984, Ms. Wall joined CNL Securities Corp. In 1985, Ms. Wall became Vice President of CNL Securities Corp., in 1987 she became a Senior Vice President and in July 1997, she became Executive Vice President of CNL Securities Corp. In this capacity, Ms. Wall serves as national marketing and sales director and oversees the national marketing plan for the CNL investment programs. In addition, Ms. Wall oversees product development, partnership administration and investor services for programs offered through participating brokers, and corporate communications for CNL Group, Inc. and Affiliates. Ms. Wall also has served as Senior Vice President of CNL Institutional Advisors, Inc., a registered investment advisor, from 1990 to 1993, as Vice President of CNL Realty Advisors, Inc. from its inception in 1991 through 1997, and as Vice President of Commercial Net Lease Realty, Inc. from 1992 through 1997. Ms. Wall holds a B.A. in Business Administration from Linfield College and is a registered principal of CNL Securities Corp. Ms. Wall currently serves as a trustee on the Board of the Investment Program Association and on the Direct Participation Program committee for the National Association of Securities Dealers.

     Lynn E. Rose. Secretary and Treasurer. Ms. Rose serves as Secretary, Treasurer and a director of CNL Health Care Advisors, Inc., the Advisor to the Company. Ms. Rose is also Secretary and Treasurer of CNL American Properties Fund, Inc. and CNL Hospitality Properties, Inc. and is Secretary, Treasurer and a director of CNL Real Estate Advisors, Inc. Ms. Rose serves as Secretary and a director of CNL Fund Advisors, Inc. Ms. Rose served as Treasurer of CNL Fund Advisors, Inc. from the date of its inception through June 30, 1997. Ms. Rose, a certified public accountant, has served as Secretary of CNL Group, Inc. since 1987, as Chief Financial Officer of CNL Group, Inc., since December 1993, and served as Controller of CNL Group, Inc. from 1987 until December 1993. In addition, Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. She has served as Chief Operating Officer, Vice President and Secretary of CNL Corporate Services, Inc. since November 1994. Ms. Rose also has served as Chief Financial Officer and Secretary of CNL Institutional Advisors, Inc. since its inception in 1990, as Secretary and a director of CNL Realty Advisors, Inc. from its inception in 1991 through 1997, and as Treasurer of CNL Realty Advisors, Inc. from 1991 to February 1996. In addition, Ms. Rose served as Secretary and Treasurer of Commercial Net Lease
Realty, Inc. from 1992 to February 1996. Ms. Rose also currently serves as Secretary for approximately 50 additional corporations. Ms. Rose oversees the management information services, administration, legal compliance, accounting, tenant compliance, and reporting for over 250 corporations, partnerships and joint ventures. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida and is a registered financial and operations principal of CNL Securities Corp. She was licensed as a certified public accountant in 1979.

     David W. Dunbar. Independent Director. Mr. Dunbar serves as chairman and chief executive officer of Peoples Bank, which he organized and founded in 1996. Mr. Dunbar is also a member of the boards of directors of Morton Plant Mease Health Care, Inc., an 841-bed, not-for-profit hospital, Morton Plant Mease Hospital Foundation and North Bay Hospital, a 122-bed facility. In addition, Mr. Dunbar serves as a member of the Florida Elections Commission, the body responsible for investigating and holding hearings regarding alleged violations of Florida's campaign finance laws. During 1994 and 1995, Mr. Dunbar was a member of the board of directors and an executive officer of Peoples State Bank. Mr. Dunbar was the chief executive officer of Republic Bank from 1991 through 1993. From 1988 through 1991, Mr. Dunbar developed commercial and medical office buildings and, through a financial consulting company he founded, provided specialized lending services for real estate development clients, specialized construction litigation support for national insurance companies and strategic planning services for institutional clients. In addition, in 1990, Mr. Dunbar was the chief executive officer, developer and owner of a 60,000 square foot medical office building located on the campus of Memorial Hospital in Tampa, Florida. Mr. Dunbar received a degree in finance from Florida State University. He is also a graduate of the American Bankers Association National Commercial Lending School at the University of Oklahoma and the School of Banking of the South at Louisiana State University.

     Timothy S. Smick. Independent Director. From 1996 through February 1998, Mr. Smick served as president, chief operating officer and a member of the board of directors of Sunrise Management, Inc., a wholly owned subsidiary of Sunrise Assisted Living, Inc., one of the nation's leading providers of assisted living care for seniors. During 1995, Mr. Smick served as a senior housing consultant to LaSalle Advisory, Ltd., a pension fund advisory company. From 1985 through 1994, Mr. Smick was chairman and chief executive officer of PersonaCare, Inc., a company he co-founded that provided subacute, skilled nursing and assisted living care. Mr. Smick's health care industry experience also includes serving as the regional operations director for Manor Healthcare, Inc., a division of ManorCare, Inc., and as operations director for Allied Health and Management, Inc. Prior to co-founding PersonaCare, Inc., Mr. Smick was a partner in Duncan & Smick, a commercial real estate development firm. Mr. Smick received a B.A. in English and attended graduate classes at Loyola College.

     Edward A. Moses. Independent Director. Mr. Moses has served as Dean of the Roy E. Crummer Graduate School of Business at Rollins College and NationsBank Professor of Finance since _________. From 1985 to 1989 he served as Dean and Professor of Finance at the University of North Florida. He has also served in academic and administrative positions at the University of Tulsa, Georgia State University and the University of Central Florida. Mr. Moses has written six textbooks in the fields of investments and corporate finance as well as published numerous articles in leading journals in his field. He has held offices in a number of professional organizations, including President of the Southern Finance and Eastern Finance Associations and served on the Board of the Southern Business Administration Association. Mr. Moses has served as a consultant for major banks as well as a number of Fortune 500 companies. He currently serves as a faculty member in the Graduate School of Banking at Louisiana State University. Mr. Moses received a B.S. in Accounting from the Wharton School at the University of Pennsylvania in 1965 and a Masters of Business Administration (1967) and Ph.D. in finance from the University of Georgia in 1971.


INDEPENDENT DIRECTORS

     Under the Articles of Incorporation, a majority of the Board of Directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The Independent Directors shall nominate replacements for vacancies in the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediately family), own any interest in, be employed by, have any present business or professional relationship with, serve as an officer or director of the Advisor or its Affiliates, or serve as a director of more than three REITs organized by the Advisor or its Affiliates.
 Except to carry out the responsibilities of a Director, an Independent Director may not perform material services for the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The Audit Committee makes recommendations to the Board of Directors in accordance with those of the independent accountants of the Company. The Board of Directors shall review with such accounting firm the scope of the audit and the results of the audit upon its completion.

     At such time, if any, as the Shares are listed on a national securities exchange or over-the-counter market, the Company will form a Compensation Committee, the members of which will be selected by the full Board of Directors each year.

     At least a majority of the members of each committee of the Company's Board of Directors must be Independent Directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Each Director is entitled to receive $6,000 annually for serving on the Board of Directors, as well as fees of $750 per meeting attended ($375 for each telephonic meeting in which the Director participates), including committee meetings. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.

MANAGEMENT COMPENSATION

     For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and distributions to be paid directly or indirectly by the Company to the Advisor, Managing Dealer, and their Affiliates, see "Management Compensation."


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

     CNL Health Care Advisors, Inc. is a Florida corporation organized in July 1997 to provide management, advisory and administrative services. The Company entered into the Advisory Agreement with the Advisor effective ____________, 1998. CNL Health Care Advisors, Inc., as Advisor, has a fiduciary responsibility to the Company and the stockholders.

     The directors and officers of the Advisor are as follows:

          James M. Seneff, Jr.             Chairman of the Board, Chief
                                           Executive Officer, and Director
          Robert A. Bourne                 President and Director
          Daniel L. Simmons                Executive Vice President
          Curtis B. McWilliams             Executive Vice President
          Jeanne A. Wall                   Executive Vice President
          Lynn E. Rose                     Secretary, Treasurer and Director

     The backgrounds of these  individuals are described above under "Management
- Directors and Executive Officers."

     The Advisor employs personnel, in addition to the directors and executive officers listed above, who have extensive experience in selecting and managing properties, although such personnel have limited experience in selecting and managing Health Care Facilities.

     The Advisor currently owns 20,000 shares of Common Stock. The Advisor may not sell these shares of Common Stock while the Advisory Agreement is in effect, although the Advisor may transfer such shares to Affiliates. Neither the Advisor, a Director, or any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of the Advisor, Directors or any of their Affiliates, or any transaction between the Company and any of them. In determining the requisite percentage in interest of shares of Common Stock necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any shares owned by any of them will not be included.

THE ADVISORY AGREEMENT

     Under the terms of the Advisory Agreement, the Advisor has responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Board of Directors, manages the Company's Properties and Mortgage Loans, administers the Company's Secured Equipment Lease program and renders other services as the Board of Directors deems appropriate. The Advisor is subject to the supervision of the Company's Board of Directors and has only such functions as are delegated to it.

     The Company will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to the Company, including, but not limited to: (i) Organizational and Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this offering, the formation and organization of the Company, qualification of the Shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the Shares, (ii) Selling Commissions, advertising expenses, expense reimbursements, and legal and accounting fees, (iii) the actual cost of goods and materials used by the Company and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities, (iv) administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location),
(v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of Properties, for goods and services provided by the Advisor at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location), and (vi) expenses related to negotiating and servicing the Mortgage Loans and Secured Equipment Leases.

     The Company shall not reimburse the Advisor at the end of any fiscal quarter Operating Expenses that, in the four consecutive fiscal quarters then ended (the "Expense Year") exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor shall reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed the 2%/25% Guidelines.

     The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.


     Pursuant to the Advisory Agreement, the Advisor is entitled to receive certain fees and reimbursements, as listed in "Management -- Management Compensation." The incentive fee payable to the Advisor under certain circumstances if Listing occurs (the "Subordinated Incentive Fee") may be paid, at the option of the Company, in cash, in Shares, by delivery of a promissory note payable to the Advisor, or by any combination thereof. In the event the Subordinated Incentive Fee is paid to the Advisor following Listing, no Performance Fee (defined as the fee payable under certain circumstances if certain performance standards are met, such circumstances and standards being described below) will be paid to the Advisor under the Advisory Agreement nor will any additional share of Net Sales Proceeds be paid to the Advisor. The total of all Acquisition Fees and any Acquisition Expenses payable to the Advisor and its Affiliates shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The Acquisition Fees payable in connection with the selection or acquisition of any Property shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of such Property to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.


     If the Advisor or a CNL Affiliate performs services that are outside of the scope of the Advisory Agreement, compensation is at such rates and in such amounts as are agreed to by the Advisor and the Independent Directors of the Company.

     Further, if Listing occurs, the Company automatically will become a perpetual life entity. At such time, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and
(vii) the quality of the Property, Mortgage Loan and Secured Equipment Lease portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.

     The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent Directors, expires one year after the date of execution, on ______, 1999, subject to successive one-year renewals upon mutual consent of the parties. In the event that a new Advisor is retained, the previous Advisor will cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of Directors (including a majority of the
Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.

     The Advisory Agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of the Independent Directors of the Company or a majority of the directors of the Advisor, as the case may be), upon 60 days' prior written notice. At that time, the Advisor shall be entitled to receive the Performance Fee if performance standards satisfactory to a majority of the Board of Directors, including a majority of the Independent Directors, when compared to (a) the performance of the Advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of the assets of the Company on the date of termination of the Advisory Agreement (the "Termination Date"), less the amount of all indebtedness secured by the assets of the Company, plus the total Distributions made to stockholders from the Company's inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders' 8% Return from inception through the Termination Date. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the Termination Date. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Performance Fee shall be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize the Company's REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of the Company's assets shall be an amount which provides compensation to the terminated Advisor only for that portion of the holding period for the respective assets during which such terminated Advisor provided services to the Company. If Listing occurs, the Performance Fee, if any, payable thereafter will be as negotiated between the Company and the Advisor. The Advisor shall not be entitled to payment of the Performance Fee in the event the Advisory Agreement is terminated because of failure of the Company and the Advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the Shares become listed on a national securities exchange or over-the-counter market. The Performance Fee, to the extent payable at the time of Listing, will not be paid in the event that the Subordinated Incentive Fee is paid.

     The Advisor has the right to assign the Advisory Agreement to an Affiliate subject to approval by the Independent Directors of the Company. The Company has the right to assign the Advisory Agreement to any successor to all of its assets, rights, and obligations.

     The Advisor will not be liable to the Company or its stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by it. The Company has agreed to indemnify the Advisor with respect to acts or omissions of the Advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the Advisory Agreement. Any indemnification made to the Advisor may be made only out of the net assets of the Company and not from stockholders.


                          PRIOR PERFORMANCE INFORMATION

     The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. PRIOR PUBLIC PROGRAMS HAVE INVESTED ONLY IN RESTAURANT PROPERTIES AND HAVE NOT INVESTED IN HEALTH CARE FACILITIES. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PUBLIC REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES IN THE COMPANY WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS OR CORPORATIONS TO WHICH THE FOLLOWING INFORMATION RELATES.


     Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 88 and 89 real estate limited partnerships, respectively, including the 18 publicly offered CNL Income Fund partnerships, and as directors and officers of CNL American Properties Fund, Inc. and CNL Hospitality Properties, Inc. listed in the table below. None of these limited partnerships or unlisted REITs has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Bourne and Seneff believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.


     CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and, in the case of two of the partnerships, casual dining restaurant properties and have investment objectives similar to those of the Company. Messrs. Bourne and Seneff also currently serve as directors and officers of CNL American Properties Fund, Inc. and CNL Hospitality Properties, Inc., unlisted public REITs, which also were organized to invest in fast-food, family-style and casual dining restaurant properties, mortgage loans and secured equipment leases (and also hotel properties in the case of CNL Hospitality Properties, and have investment objectives similar to those of the Company. As of June 30, 1998, the 18 partnerships and the two unlisted public REITs had raised a total of $1,153,278,381 from a total of 73,754 investors, and had invested in 1,033 fast-food, family-style and casual dining restaurant properties. None of the 18 public partnerships or the two unlisted public REITs has invested in Health Care Facilities. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.


                                                                                        Number of        Date 90% of Net
                                                                                         Limited         Proceeds Fully
                            Maximum                                                    Partnership         Invested or
Name of                     Offering                                                    Units or          Committed to
Entity                      Amount (1)                   Date Closed                   Shares Sold       Investment (2)
------                      ----------                   -----------                   -----------       --------------
CNL Income                  $15,000,000                  December 31, 1986                 30,000       December 1986
Fund, Ltd.                  (30,000 units)

CNL Income                  $25,000,000                  August 21, 1987                   50,000       November 1987
Fund II, Ltd.               (50,000 units)

CNL Income                  $25,000,000                  April 29, 1988                    50,000       June 1988
Fund III, Ltd.              (50,000 units)

CNL Income                  $30,000,000                  December 6, 1988                  60,000       February 1989
Fund IV, Ltd.               (60,000 units)

CNL Income                  $25,000,000                  June 7, 1989                      50,000       December 1989
Fund V, Ltd.                (50,000 units)

CNL Income                  $35,000,000                  January 19, 1990                  70,000       May 1990
Fund VI, Ltd.               (70,000 units)

CNL Income                  $30,000,000                  August 1, 1990                 30,000,000      January 1991
Fund VII, Ltd.              (30,000,000 units)

CNL Income                  $35,000,000                  March 7, 1991                 35,000,000       September 1991
Fund VIII, Ltd.             (35,000,000 units)

CNL Income                  $35,000,000                  September 6, 1991              3,500,000       November 1991
Fund IX, Ltd.               (3,500,000 units)


CNL Income                  $40,000,000                  April 22, 1992                 4,000,000       June 1992
Fund X, Ltd.                (4,000,000 units)

CNL Income                  $40,000,000                  October 8, 1992                4,000,000       September 1992
Fund XI, Ltd.               (4,000,000 units)

CNL Income                  $45,000,000                  April 15, 1993                 4,500,000       July 1993
Fund XII, Ltd.              (4,500,000 units)

CNL Income                  $40,000,000                  September 13, 1993             4,000,000       August 1993
Fund XIII, Ltd.             (4,000,000 units)

CNL Income                  $45,000,000                  March 23, 1994                 4,500,000       May 1994
Fund XIV, Ltd.              (4,500,000 units)

CNL Income                  $40,000,000                  September 22, 1994             4,000,000       December 1994
Fund XV, Ltd.               (4,000,000 units)

CNL Income                  $45,000,000                  July 18, 1995                  4,500,000       August 1995
Fund XVI, Ltd.              (4,500,000 units)

CNL Income                  $30,000,000                  October 10, 1996               3,000,000       December 1996
Fund XVII, Ltd.             (3,000,000 units)



                                            -65-







CNL Income                  $35,000,000                    February 6, 1998             3,500,000       December 1997
Fund XVIII, Ltd             (3,500,000 units)

CNL American                $745,000,000                           (3)                     (3)                    (3)
Properties Fund, Inc.       (74,500,000 shares)

CNL Hospitality              $165,000,000                          (4)                     (4)                    (4)
Properties,   Inc.          (16,500,000 shares)




---------------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.


(3) In April 1995, CNL American Properties Fund, Inc., commenced an offering of a maximum of 15,000,000 shares of common stock ($150,000,000), excluding 1,500,000 shares ($15,000,000) available to investors participating in the reinvestment plan. On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, CNL American Properties Fund, Inc. commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,8872,648 (187,265 shares)
     through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, CNL American Properties Fund, Inc. commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of June 30, 1998, CNL American Properties Fund, Inc. had received subscriptions totalling $111,880,063 (11,188,006 shares), including $1,828,291 (182,829 shares) through the reinvestment plan, from the 1998 Offering. As of such date, CNL American Properties Fund, Inc. had purchased 320 properties.

(4) Effective July 9, 1997, CNL Hospitality Properties, Inc. (formerly CNL American Realty Fund, Inc.) commenced an offering of up to 16,500,000 shares of ($165,000,000) of common stock. As of June 30, 1998, CNL Hospitality Properties, Inc. had received subscriptions totalling $23,578,169 (2,357,817 shares), including $9,704 (970 shares) through the reinvestment plan. As of such date, CNL Hospitality Properties, Inc. had not purchased any properties.

         As of June 30, 1998, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of 68 of these 69 nonpublic limited partnerships had terminated as of June 30, 1998. These 68 partnerships
raised  a  total  of  $170,327,353  from  approximately  4,241  investors,   and
purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 206 projects as of June 30, 1998. These 206 projects consist of 19 apartment projects (comprising 10% of the total amount raised by all 68 partnerships), 13 office buildings (comprising 5% of the total amount raised by all 68 partnerships), 159 fast-food, family-style, or casual dining restaurant property and business investments (comprising 68% of the total amount raised by all 68 partnerships), one condominium development (comprising
 .5% of the total amount raised by all 68 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 68 partnerships), eight commercial/retail properties (comprising 11% of the total amount raised by all 68 partnerships), and two tracts of undeveloped land (comprising .5% of the total amount raised by all 68 partnerships). The offering of the one remaining nonpublic limited partnership (offering totalling $15,000,000) had raised $13,637,500 from 263 investors (approximately 90.91% of the total offering amount) as of June 30, 1998.


         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 13 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.


         Of the 89 real estate limited partnerships whose offerings had closed as of June 30, 1998 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 38 invested in restaurant properties leased on a "triple-net" basis, including seven which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 89 real estate limited partnerships).

         The following table sets forth summary information, as of June 30, 1998, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs that, either individually or through a joint venture or partnership arrangement, have investment objectives similar to those of the Company.



Name of               Type of                                               Method of                 Type of
Entity                Property                     Location                 Financing                 Program
------                --------                     --------                 ---------                 -------

CNL Income              22 fast-food or           AL, AZ, CA, FL,             All cash                  Public
Fund, Ltd.              family-style              GA, LA, MD, OK,
                        restaurants               PA, TX, VA, WA

CNL Income              49   fast-food or         AL, AZ, CO, FL,             All cash                   Public
Fund II, Ltd.           family-style              GA, IL, IN, KS, LA,
                        restaurants               MI, MN, MO, NC,
                                                  NM, OH, TN, TX,
                                                  WA, WY


CNL Income              37   fast-food or         AZ, CA, CO, FL,             All cash                   Public
Fund III, Ltd.          family-style              GA, IA, IL, IN, KS,
                        restaurants               KY, MD, MI, MN,
                                                  MO, NC, NE, OK,
                                                  TX

CNL Income              45 fast-food or           AL, DC, FL, GA, IL,         All cash                   Public
Fund IV, Ltd.           family-style              IN, KS, MA, MD,
                        restaurants               MI, MS, NC, OH,
                                                  PA, TN, TX, VA

CNL Income              35 fast-food or           AZ, FL, GA, IL, IN,         All cash                  Public
Fund V, Ltd.            family-style              MI, NH, NY, OH,
                        restaurants               SC, TN, TX, UT,
                                                  WA

CNL Income              55   fast-food or         AR, AZ, FL, GA, IL,         All cash                  Public
Fund VI, Ltd.           family-style              IN, KS, MA, MI,
                        restaurants               MN, NC, NE, NM,
                                                  NY, OH, OK, PA,
                                                  TN, TX, VA, WA,
                                                  WY


         -67-




Name of                  Type of                                                  Method of                 Type of
Entity                   Property                   Location                      Financing                 Program
------                   --------                   --------                      ---------                 -------

CNL Income              49 fast-food or           AZ, CO, FL, GA, IN,              All cash                  Public
Fund VII, Ltd.          family-style              LA, MI, MN, NC,
                        restaurants               OH, SC, TN, TX,
                                                  UT, WA

CNL Income              42 fast-food or           AZ, FL, IN, LA, MI,              All cash                  Public
Fund VIII, Ltd.         family-style              MN, NC, NY, OH,
                        restaurants               TN, TX, VA

CNL Income              43 fast-food or           AL, CO, FL, GA, IL,              All cash                  Public
Fund IX, Ltd.           family-style              IN, LA, MI, MN,
                        restaurants               MS, NC, NH, NY,
                                                  OH, SC, TN, TX

CNL Income              51   fast-food or         AL, CA, CO,   FL,                All cash                  Public
Fund X, Ltd.            family-style              ID, IL, LA, MI,
                        restaurants               MO, MT, NC, NH,
                                                  NM, NY, OH, PA,
                                                  SC, TN, TX

CNL Income              40   fast-food or         AL, AZ, CA, CO,                  All cash                  Public
Fund   XI, Ltd.         family-style              CT, FL,   KS, LA,
                        restaurants               MA, MI,  MS, NC,
                                                  NH,  NM, OH, OK,
                                                  PA, SC,  TX, VA,
                                                  WA

CNL Income              49   fast-food or         AL, AZ, CA,   FL,                All cash                  Public
Fund   XII, Ltd.        family-style              GA, LA,   MO,
                        restaurants               MS, NC,  NM,
                                                  OH,  SC, TN, TX,
                                                  WA

CNL Income              50  fast-food or          AL,  AR, AZ, CA,                 All cash                  Public
Fund  XIII, Ltd.        family-style              CO,  FL, GA, IN,
                        restaurants               KS, LA,  MD, NC,
                                                  OH,  PA, SC,
                                                  TN, TX, VA

CNL Income              64   fast-food or         AL, AZ,   CO, FL,                All cash                  Public
Fund   XIV, Ltd.        family-style              GA, KS, LA, MN,
                        restaurants               MO, MS, NC,  NJ,
                                                  NV, OH, SC, TN,
                                                  TX,  VA

CNL Income              55  fast-food or          AL,  CA,  FL, GA,              All cash                  Public
Fund  XV, Ltd.          family-style              KS,   KY, MN,
                        restaurants               MO, MS, NC, NJ,
                                                  NM, OH, OK, PA,
                                                  SC, TN, TX, VA

         -68-






CNL Income              47  fast-food or          AZ,  CA, CO, DC,               All cash                  Public
Fund  XVI, Ltd.         family-style              FL, GA, ID, IN, KS,
                        restaurants               MN, MO,  NC,
                                                  NM, NV, OH,  TN,
                                                  TX, UT, WI

CNL Income              29  fast-food,            CA, FL, GA,  IL,               All cash                  Public
Fund  XVII,             family-style or           IN, MI, NC,  NV,
Ltd.                    casual dining             OH,  SC, TN, TX
                        restaurants

CNL Income              23  fast-food,            AZ, CA,  FL, GA,               All cash                  Public
Fund  XVIII,            family-style or           IL, KY, MD, MN,
Ltd.                    casual dining             NC,  NV, NY, OH,
                        restaurants               TN, TX

CNL American            320 fast-food,            AL, AZ, CA, CO,                All cash                  Public REIT
Properties Fund,        family-style, or          CT, DE, FL, GA, IA,
Inc.                    casual dining             ID, IL, IN, KS, KY,
                        restaurants               MD, MI, MN, MO,
                                                  NC, NE, NJ, NM,
                                                  NV, NY, OH, OK,
                                                  OR, PA,  RI, SC,
                                                  TN, TX, UT, VA,
                                                  WA, WI, WV

CNL    Hospital-             (1)                           (1)                        (1)                  Public REIT
ity Properties,
Inc.


------------------

(1) As of June 30, 1998, CNL Hospitality Properties, Inc. had not acquired any properties.

         A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc. and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs with investment objectives similar to one or more of the Company's investment objectives is provided in the Prior Performance Tables included as Appendix C. Information about the previous public partnerships, the offerings of which became fully subscribed between January 1993 and December 1997, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix C (in Table III), which include information as to the operating results of these prior partnerships, for more detailed information concerning the experience of Messrs. Seneff and Bourne.



                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

         The Company's primary investment objectives are to preserve, protect, and enhance the Company's assets while (i) making Distributions commencing in the initial year of Company operations; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and Distributions) and providing protection against inflation through automatic fixed increases in base rent or increases in base rent based on increases in consumer price indices over the terms of the leases, and obtaining fixed income through the receipt of payments on Mortgage Loans and Secured Equipment Leases; (iii) qualifying and remaining qualified as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment, either in whole or in part, within five to ten years after commencement of the offering, through (a) Listing, or, (b) if Listing does not occur within ten years after commencement of the offering (December 31, 2008), the commencement of orderly Sales of the Company's assets, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, and distribution of the proceeds thereof. The sheltering from tax of income from other sources is not an objective of the Company. If the Company is successful in achieving its investment and operating objectives, the stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of the Company's objectives, stockholders should realize that the ability of the Company to meet these objectives may be severely handicapped by any lack of diversification of the Company's investments and the terms of the leases.

         The Company intends to meet its objectives through its investment policies of (i) purchasing carefully selected, well-located Properties and leasing them on a "triple-net" basis (which means that the tenant will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance) to operators of Health Care Facilities under leases generally requiring the tenant to pay base annual rental with automatic fixed increases in base rent or increases in base rent based on increases in consumer price indices over the term of the lease, and (ii) offering Mortgage Loans and Secured Equipment Leases to operators of Health Care Facilities.


         In accordance with its investment policies, the Company intends to invest in Properties whose tenants are operators of Health Care Facilities to be selected by the Company, based upon recommendations by the Advisor. Although there is no limit on the number of properties of a particular operator of Health Care Facilities which the Company may acquire, the Company currently does not expect to acquire a Property if the Board of Directors, including a majority of the Independent Directors, determines that the acquisition would adversely affect the Company in terms of geographic, property type or chain diversification. Potential Mortgage Loan borrowers and Secured Equipment Lease lessees or borrowers will similarly be operators of Health Care Facilities selected by the Company, following the Advisor's recommendations. The Company has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the value of all Secured Equipment Leases, in the aggregate, will not exceed 25% of the Company's total assets, while Secured Equipment Leases to any single lessee or borrower, in the aggregate, will not exceed 5% of the Company's total assets. It is intended that investments will be made in Properties, Mortgage Loans and Secured Equipment Leases in various locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each Property. See "Estimated Use of Proceeds" and "Risk Factors - Investment Risks Possible Lack of Diversification." For a more complete description of the manner in which the structure of the Company's business, including its investment policies, will facilitate the Company's ability to meet its investment objectives, See "Business."

         The investment objectives of the Company may not be changed without the approval of stockholders owning a majority of the shares of outstanding Common Stock. The Bylaws of the Company require the Independent Directors to review the Company's investment policies at least annually to determine that the policies are in the best interests of the stockholders. The determination shall be set forth in the minutes of the Board of Directors along with the basis for such determination. The Directors (including a majority of the Independent Directors) have the right, without a stockholder vote, to alter the Company's investment policies but only to the extent consistent with the Company's investment objectives and investment limitations. See "Certain Investment Limitations," below.

CERTAIN INVESTMENT LIMITATIONS

         In addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company's objective of qualifying as a REIT, the Articles of Incorporation or the Bylaws provide for the following limitations on the Company's investments.

         1. Not more than 10% of the Company's total assets shall be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include any Property under construction, under contract for development or planned for development within one year.

         2. The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.


         3. The Company shall not invest in or make Mortgage Loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts.

         4. The Company may not make or invest in Mortgage Loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.


         5. The Company may not invest in indebtedness ("Junior Debt") secured by a mortgage on real property which is subordinate to the lien or other indebtedness ("Senior Debt"), except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements is limited to 10% of the Company's tangible assets (which is included within the 25% limitation).

         6. The Company may not engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in an asset coverage of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. "Asset coverage", for the purpose of this section, means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

         7. Unless at least 80% of the Company's tangible assets are comprised of Properties or first Mortgage Loans, the Company may not incur any indebtedness which would result in an aggregate amount of indebtedness in excess of 300% of Net Assets.


         8. The Company may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or Affiliates of the Company.


         9. The Company will not invest in equity securities unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and determine that the transaction will not jeopardize the Company's ability to qualify and remain qualified as a REIT. Investments in entities affiliated with the Advisor, a Director, the Company, or Affiliates thereof are subject to the restrictions on joint venture investments. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by the Company's Articles of Incorporation.


         10. The Company will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their Shares to the Company as described under "Redemption of Shares,"); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) Shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy its securities (collectively, "Options") unless (1) issued to all of its stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to Directors, officers, or employees of the Company or the Advisor. Options may not be issued to the Advisor, Directors or any Affiliate thereof except on the same terms as such Options are sold to the general public, provided that the Company may issue Options to persons other than the Advisor, Directors or any Affiliate thereof at exercise prices not less than the fair market value of the underlying securities on the date of grant and for consideration that, in the judgment of the Independent Directors, has a market value not less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant.


         11. A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, or Affiliates thereof, such fair market value shall be determined by an independent expert selected by the Independent Directors.


         12. The Company will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

         13. The Company will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

         14. The Company will not invest in any foreign currency or bullion or engage in short sales.

         15. The Company will not issue senior securities except notes to banks and other lenders and preferred shares.

         16. The Company will not make loans to the Advisor or its Affiliates.

         17. The Company will not operate so as to be classified as an "investment company" under the Investment Company Act of 1940, as amended.

         18. The Company will not make any investment that the Company believes will be inconsistent with its objective of qualifying as a REIT.

         The foregoing limitations may not be modified or eliminated without the approval of a majority of the shares of outstanding Common Stock.

         Except as set forth above or elsewhere in this Prospectus, the Company does not intend to issue senior securities; borrow money; make loans to other persons; invest in the securities of other issuers for the purpose of exercising control; underwrite securities of other issuers; engage in the purchase and sale (or turnover) of investments; offer securities in exchange for property, repurchase or otherwise reacquire its shares or other securities; or make annual or other reports to security holders. The Company evaluates investments in Mortgage Loans on an individual basis and does not have a standard turnover policy with respect to such investments.


                               DISTRIBUTION POLICY

GENERAL

         In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 95% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Considerations - Taxation of the Company Distribution Requirements." The declaration of Distributions is within the discretion of the Board of Directors and depends upon the Company's distributable funds, current and projected cash requirements, tax considerations and other factors.

DISTRIBUTIONS

         The Company intends to make regular Distributions to stockholders. To the extent consistent with the Company's objective of qualifying as a REIT, it is anticipated that the first Distributions will be paid not later than the close of the first full calendar quarter after the first release of funds from escrow to the Company. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly during the offering period, declared monthly during any subsequent offering, paid on a quarterly basis during an offering period, and declared and paid quarterly thereafter. The Company is required to distribute annually at least 95% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling Assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return capital for federal income tax purposes, although such Distributions will not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors (i) advise each stockholder of the risks associated with direct ownership of the property; (ii) offer each stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.

         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.

                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

         The Company is organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, the Company is governed by the Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including liabilities of the Company, stockholders, directors, and officers, the amendment of the Articles of Incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its Articles of Incorporation.

         The Articles of Incorporation and the Bylaws of the Company contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with its Board of Directors. The Company believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

         The Articles of Incorporation also permit Listing by the Board of Directors after completion or termination of this offering.

         The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to the Company. For more complete provisions, reference is made to the Maryland General Corporation Law, the guidelines for REITs published by the North American Securities Administrators Association and the Company's Articles of Incorporation and Bylaws.

DESCRIPTION OF CAPITAL STOCK

         General. The Company has authorized a total of 206,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, $.01 par value per share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 103,000,000 additional shares of excess stock ("Excess Shares"), $.01 par value per share. Of the 103,000,000 Excess Shares, 100,000,000 are issuable in exchange for Common Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below at "- Restriction of Ownership." The Company currently has 20,000 shares of Common Stock outstanding and no Preferred Stock or Excess Shares outstanding. The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available.

         The Company will not issue share certificates except to stockholders who make a written request to the Company. Each stockholder's investment will be recorded on the books of the Company, and information concerning the restrictions and rights attributable to Shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving Shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her Shares will be required to send only an executed form to the Company, and the Company will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by the Company at least one calendar month prior to the last day of the current quarter. Subject to restrictions in the Articles of Incorporation, transfers of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following quarter on which the Company receives properly executed documentation. Stockholders who are residents of New York may not transfer fewer than 250 shares at any time.

         Stockholders have no preemptive rights to purchase or subscribe for securities that the Company may issue subsequently. Each Share is entitled to one vote per Share, and Shares do not have cumulative voting rights. The Stockholders are entitled to Distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors.

         All of the Shares offered hereby will be fully paid and nonassessable when issued.

         The Articles of Incorporation authorize the Board of Directors to designate and issue from time to time one or more classes or series of Preferred Shares without stockholder approval. The Board of Directors may determine the relative rights, preferences, and privileges of each class or series of Preferred Stock so issued. The issuance of Preferred Shares shall be approved by a majority of the Independent Directors who do not have any interest in the transactions and who have access, at the expense of the Company, to the Company's or independent legal counsel. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, it may afford the holders of any series or class of Preferred Stock preferences, powers, and rights senior to the rights of holders of Common Stock; however, the voting rights for each share of Preferred Stock shall not exceed voting rights which bear the same relationship to the voting rights of the Shares as the consideration paid to the Company for each share of Preferred Stock bears to the book value of the Shares on the date that such Preferred Stock is issued. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company. The Board of Directors has no present plans to issue any Preferred Stock.

         Similarly, the voting rights per share of equity securities of the Company (other than the publicly held equity securities of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to the Company for each privately offered Company share bears to the book value of each outstanding publicly held equity security. The Board of Directors currently has no plans to offer equity securities of the Company in a private offering.

         For a description of the characteristics of the Excess Shares, which differ from Common Stock and Preferred Stock in a number of respects, including voting and economic rights, see "Restriction of Ownership," below.

         Soliciting Dealer Warrants. The Company has agreed to issue and sell, as part of an overall compensation package, Soliciting Dealer Warrants to the Managing Dealer, whereby one warrant to purchase one share of Common Stock will be issued for every 25 Shares sold by the Managing Dealer. The Managing Dealer has agreed to pay the Company $0.0008 for each Soliciting Dealer Warrant. These warrants will be issued on a quarterly basis commencing 60 days after the date on which the Shares are first sold pursuant to this offering. All or a portion of the Soliciting Dealer Warrants may be reallowed to Soliciting Dealers with prior written approval from, and in the sole discretion of, the Managing Dealer, except where prohibited by either federal or state securities laws. The Company will not issue Soliciting Dealer Warrants to the Managing Dealer and the Managing Dealer will not transfer Soliciting Dealer Warrants, in connection with the sale of Shares to residents of Minnesota or Texas.

         The holder of a Soliciting Dealer Warrant will be entitled to purchase one share of Common Stock from the Company at a price of $12.00 (120% of the current public offering price per Share) during the Exercise Period; provided however that Soliciting Dealer Warrants will not be exercisable until one year from the date of issuance. Holders of Soliciting Dealer Warrants may not exercise the Soliciting Dealer Warrants to the extent such exercise would jeopardize the Company's status as a REIT under the Code.

         The terms of the Soliciting Dealer Warrants, including the exercise price and the number and type of securities issuable upon exercise of a Soliciting Dealer Warrant and the number of such warrants may be adjusted in the event of stock dividends, certain subdivisions, combinations and reclassification of shares of Common Stock or the issuance to stockholders of rights, options or warrants entitling them to purchase shares of Common Stock or securities convertible into shares of Common Stock. The terms of the Soliciting Dealer Warrants also may be adjusted if the Company engages in certain merger or consolidation transactions or if all or substantially all of the Company's assets are sold. Soliciting Dealer Warrants are not transferable or assignable except by the Managing

Dealer, the Soliciting Dealers, their successors in interest, or to individuals who are both officers and directors of such a person. Exercise of these Soliciting Dealer Warrants will be under the terms and conditions detailed this Prospectus and in the Warrant Purchase Agreement, which is an exhibit to the Registration Statement.

         As holders of Soliciting Dealer Warrants, persons do not have the rights of stockholders, may not vote on Company matters and are not entitled to receive Distributions until such time as such warrants are exercised.

         The Company anticipates that it will value the Soliciting Dealer Warrants using an option pricing model in accordance with the guidance provided in Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." The option pricing model that the Company will use will take into consideration the following factors: (i) the exercise price of the Soliciting Dealer Warrants; (ii) the expected life of the Soliciting Dealer Warrants; (iii) the price of the Shares; (iv) expected Distributions with respect to the Shares; (v) the risk-free interest rate for the expected term of the Soliciting Dealer Warrants and, to the extent applicable, (vi) the expected volatility of the Shares. Any difference between the fair value of a Soliciting Dealer Warrant and the purchase price of the Soliciting Dealer Warrants would be reflected in the financial statements of the Company as a charge to capital in excess of par value related to stock issuance costs, with a corresponding credit to equity relating to the issuance of the Soliciting Dealer Warrants.

BOARD OF DIRECTORS

         The Articles of Incorporation provide that the number of Directors of the Company cannot be less than three nor more than 15. A majority of the Board of Directors will be Independent Directors. See "Management Independent Directors." Each Director, other than a Director elected to fill the unexpired term of another Director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of Common Stock present in person or by proxy and entitled to vote. Independent Directors will nominate replacements for vacancies among the Independent Directors. Under the Articles of Incorporation, the term of office for each Director will be one year, expiring each annual meeting of stockholders; however, nothing in the Articles of Incorporation prohibits a director from being reelected by the stockholders. The Directors may not (a) amend the Articles of Incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b) sell all or substantially all of the Company's assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause the merger or other reorganization of the Company; or (d) dissolve or liquidate the Company, other than before the initial investment in property. The Directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors).

STOCKHOLDER MEETINGS

         An annual meeting will be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under the Company's Bylaws, a special meeting of stockholders may be called by the chief executive officer, a majority of the Directors, or a majority of the Independent Directors. Special meetings of the stockholders also shall be called by an officer of the Company upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding Common Stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, the Company shall provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of a meeting and its purpose. Such meeting will be held not less than fifteen nor more than sixty days after distribution of the notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

         At any meeting of stockholders, each stockholder is entitled to one vote per share of Common Stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the shares of Common Stock then outstanding shall constitute a quorum, and the majority vote of the shares of Common Stock present in person or by proxy will be binding on all the stockholders of the Company.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS FOR
DIRECTORS AND PROPOSALS OF NEW BUSINESS

         The Bylaws of the Company require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a Director, or (b) propose new business other than pursuant to the notice of the meeting or by or on behalf of the Directors. The Bylaws contain a similar notice requirement in connection with nominations for Directors at a special meeting of stockholders called for the purpose of electing one or more Directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate Directors or propose new business.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

         Pursuant to the Company's Articles of Incorporation, the Directors can amend the Articles of Incorporation by a two-thirds majority from time to time if necessary in order to qualify initially or in order to continue to qualify as a REIT. Except as set forth above, the Articles of Incorporation may be amended only by the affirmative vote of a majority, and, in some cases a two-thirds majority, of the shares of Common Stock outstanding and entitled to vote. The stockholders may vote to amend the Articles of Incorporation, terminate or dissolve the Company or remove one or more Directors without necessity for concurrence by the Board of Directors.

MERGERS, COMBINATIONS, AND SALE OF ASSETS

         A merger, combination, sale, or other disposition of all or substantially all of the Company's assets other than in the ordinary course of business must be approved by the Directors and a majority of the shares of Common Stock outstanding and entitled to vote. In addition, any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

         The Maryland Business Combinations Statute provides that certain business combinations (including mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of such corporation's shares or an affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an "Interested Stockholder") or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as determined by statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

         Section 2.8 of the Articles of Incorporation provides that the prohibitions and restrictions set forth in the Maryland Business Combinations Statute are inapplicable to any business combination between the Company and any person. Consequently, business combinations between the Company and Interested Stockholders can be effected upon the affirmative vote of a majority of the outstanding Shares entitled to vote thereon and do not require the approval of a supermajority of the outstanding Shares held by disinterested stockholders.

CONTROL SHARE ACQUISITIONS

         The Maryland Control Share Acquisition Statute provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, officers or directors who are employees of the corporation. Control Shares are shares which, if aggregated with all other shares of the corporation previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors of such corporation within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

         Section 2.9 of the Articles of Incorporation provides that the Maryland Control Share Acquisition Statute is inapplicable to any acquisition of securities of the Company by any person. Consequently, in instances where the Board of Directors otherwise waives or modifies restrictions relating to the ownership and transfer of securities of the Company or such restrictions are otherwise removed, control shares of the Company will have voting rights, without having to obtain the approval of a supermajority of the outstanding Shares eligible to vote thereon.

TERMINATION OF THE COMPANY AND REIT STATUS

         The Articles of Incorporation provide for the voluntary termination and dissolution of the Company by the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at a meeting called for that purpose. In addition, the Articles of Incorporation permit the stockholders to terminate the status of the Company as a REIT under the Code only by the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote.

         Under the Articles of Incorporation, the Company automatically will terminate and dissolve on December 31, 2008, unless Listing occurs, in which event the Company automatically will become a perpetual life entity.

RESTRICTION OF OWNERSHIP

         To qualify as a REIT under the Code (i) not more than 50% of the value of the REIT's outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT's stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See "Federal Income Tax Considerations - Taxation of the Company."

         To ensure that the Company satisfies these requirements, the Articles of Incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of Common Stock and Preferred Stock by any Person (as defined in the Articles of Incorporation) to no more than 9.8% of the outstanding shares of such Common Stock or 9.8% of any series of Preferred Shares (the "Ownership Limit"). However, the Articles of Incorporation provide that this Ownership Limit may be modified, either entirely or with respect to one or more Persons, by a vote of a majority of the Directors, if such modification does not jeopardize the Company's status as a REIT. As a condition of such modification, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the status of the Company as a REIT.

         It is the responsibility of each Person (as defined in the Articles of Incorporation) owning (or deemed to own) more than 5% of the outstanding shares of Common Stock or any series of outstanding Preferred Stock to give the Company written notice of such ownership. In addition, to the extent deemed necessary by the Directors, the Company can demand that each stockholder disclose to the Company in writing all information regarding the Beneficial and Constructive Ownership (as such terms are defined in the Articles of Incorporation) of the Common Stock and Preferred Stock.

         If the ownership, transfer or acquisition of shares of Common or Preferred Stock, or change in capital structure of the Company or other event or transaction would result in (i) any Person owning (applying certain attribution rules) Common Stock or Preferred Stock in excess of the Ownership Limit, (ii) fewer than 100 Persons owning the Common Stock and Preferred Stock, (iii) the Company being "closely held" within the meaning of section 856(h) of the Code, or (iv) the Company failing any of the gross income requirements of section 856(c) of the Code or otherwise failing to qualify as a REIT, then the ownership, transfer, or acquisition, or change in capital structure or other event or transaction that would have such effect will be void as to the purported transferee or owner, and the purported transferee or owner will not have or acquire any rights to the Common Stock and/or Preferred Stock, as the case may be, to the extent required to avoid such a result. Common Stock or Preferred Stock owned, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT will automatically be converted to Excess Shares. A holder of Excess Shares is not entitled to Distributions, voting rights, and other benefits with respect to such shares except for the right to payment of the purchase price for the shares (or, in the case of a devise or gift or similar event which results in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event) and the right to certain distributions upon liquidation. Any Distribution paid to a proposed transferee or holder of Excess Shares shall be repaid to the Company upon demand. Excess Shares shall be subject to repurchase by the Company at its election. The purchase price of any Excess Shares shall be equal to the lesser of (a) the price paid in such purported transaction (or, in the case of a devise or gift or similar event resulting in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event), or (b) the fair market value of such Shares on the date on which the Company or its designee determines to exercise its repurchase right. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the purported transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

         For purposes of the Articles of Incorporation, the term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside to be used exclusively for the purposes described in
Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include (i) CNL Health Care Advisors, Inc., during the period ending on December 31, 1998, or (ii) an underwriter which participated in a public offering of Shares for a period of sixty (60) days following the purchase by such underwriter of Shares therein, provided that the foregoing exclusions shall apply only if the ownership of such Shares by CNL Health Care Advisors, Inc. or an underwriter would not cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of
Section 856(a) of the code or otherwise cause the Company to fail to qualify as a REIT.

RESPONSIBILITY OF DIRECTORS

         Directors serve in a fiduciary capacity and shall have a fiduciary duty to the stockholders of the Company, which duty shall include a duty to supervise the relationship of the Company with the Advisor. See "Management -- Fiduciary Responsibilities of the Board of Directors."

LIMITATION OF LIABILITY AND INDEMNIFICATION

         Pursuant to Maryland corporate law and the Company's Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty,
(iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a Director, officer, Advisor, Affiliate, employee or agent of the Company,
(ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation,
(iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.

         Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

         There are certain defenses under Maryland law available to the Directors, officers and the Advisor in the event of a stockholder action against them. One such defense is the "business judgment rule." A Director, officer or the Advisor can argue that he or she performed the action giving rise to the stockholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The Directors, officers and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the Directors, officers and the Advisor may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the Articles of Incorporation.


         The Company will enter into indemnification agreements with each of the Company's officers and Directors. The indemnification agreements will require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the Company must indemnify and advance all expenses reasonably incurred by officers and Directors seeking to enforce their rights under the indemnification agreements. The Company also must cover officers and Directors under the Company's directors' and officers' liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the Articles of Incorporation and the Bylaws, it provides greater assurance to Directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the Board of Directors or by the stockholders.


REMOVAL OF DIRECTORS

         Under the Articles of Incorporation, a Director may resign or be removed with or without cause by the affirmative vote of a majority of the capital stock of the Company outstanding and entitled to vote.

INSPECTION OF BOOKS AND RECORDS

         The Advisor will keep, or cause to be kept, on behalf of the Company, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of the Company, including a copy of the Articles of Incorporation and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent.

         As a part of its books and records, the Company will maintain at its principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of Shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at the Company's home office by a stockholder or his or her designated agent upon such stockholder's request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. The Company may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

         If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, the Advisor and the Directors shall be liable to any stockholder requesting the list for the costs, including attorneys' fees, incurred by that stockholder for compelling the production of the stockholder list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of the Company. The Company may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in the Company. The remedies provided by the Articles of Incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

RESTRICTIONS ON "ROLL-UP" TRANSACTIONS

         In connection with a proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. In order to qualify as an Independent Expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with the Advisor or Directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of such Independent Expert shall clearly state that the engagement is for the benefit of the Company and the stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

         (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

         (ii)     one of the following:

                  (A) remaining stockholders of the Company and preserving their
         interests   therein  on  the  same  terms  and  conditions  as  existed previously; or

                  (B) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of the net assets of the Company.

         The Company is prohibited from  participating  in any proposed  Roll-Up
Transaction:

         (i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in the Company's Articles of Incorporation, Sections 8.1, 8.2, 8.4, 8.5, 8.6 and 9.1 and described elsewhere in this Prospectus, including rights with respect to the election and removal of Directors, annual reports, annual and special meetings, amendment of the Articles of Incorporation, and dissolution of the Company. (See "Description of Capital Stock" and "Stockholder Meetings," above);

         (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;


         (iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in Sections 8.5 and 8.6 of the Company's Articles of Incorporation and described in "Inspection of Books and Records," above; or


         (iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll- Up Transaction is not approved by the stockholders.


                        FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

         The following is a summary of the material federal income tax consequences of the ownership of Shares of the Company, prepared by Shaw Pittman Potts & Trowbridge, as Counsel. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of the Company, or to the purchase, ownership or disposition of the Shares, has been requested from the Internal Revenue Service (the "IRS" or the "Service") or other tax authority. Counsel has rendered certain opinions discussed herein and believes that if the Service were to challenge the conclusions of Counsel, such conclusions should prevail in court. However, opinions of counsel are not binding on the Service or on the courts, and no assurance can be given that the conclusions reached by Counsel would be sustained in court. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the Shares of the Company, the tax treatment of a REIT and the effect of potential changes in applicable tax laws.

TAXATION OF THE COMPANY

         General. The Company expects to elect to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1998. The Company believes that it will be organized and will operate in such a manner as to qualify as a REIT, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of Shares. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference. Third, if the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if the Company has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test. Sixth, if, during each calendar year, the Company fails to distribute at least the sum of (i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

         If the Company fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, the Company will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates without any deduction or adjustment for distributions to holders of Shares. To the extent that the Company would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of its liabilities and for distribution to holders of Shares would be reduced. Distributions made to holders of Shares generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such Distributions would be made. The Company would not be eligible to elect REIT status for the four taxable years after the taxable year it failed to qualify as a REIT, unless its failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.

         Opinion of Counsel. Based upon representations made by officers of the Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon Counsel's independent review of such documents as Counsel deemed relevant in the circumstances and upon the assumption that the Company will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, commencing with the Company's taxable year ending December 31, 1998, the Company will be organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to meet the requirements for qualification as a REIT. It must be emphasized, however, that the Company's ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving the Company and others, and no assurance can be given that the actual results of the Company's operations and future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.

         Requirements for Qualification as a REIT. As discussed more fully below, the Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable, but for Sections 856 through 860 of the Code, as a domestic corporation; (iv) which is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons;
(vi) which is not  closely  held as defined in section  856(h) of the Code;  and
(vii) which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

         In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of
Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of any Joint Venture, as described in "Business -- Joint Venture Arrangements," will be treated as assets, liabilities and items of income of the Company for purposes of applying the asset and gross income tests described herein.

         Ownership Tests. The ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year not more than 50% in value of the REIT's outstanding shares may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (or certain entities as defined in the Code) and (ii) there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of such 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, the Articles of Incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% of the outstanding Common Stock or 9.8% of any series of outstanding Preferred Stock. Among other provisions, the Articles of Incorporation empower the Board of Directors to redeem, at its option, a sufficient number of Shares to bring the ownership of Shares of the Company in conformity with these requirements or to assure continued conformity with such requirements.

         Under the Articles of Incorporation, each holder of Shares is required, upon demand, to disclose to the Board of Directors in writing such information with respect to actual, constructive or beneficial ownership of Shares of the Company as the Board of Directors deems necessary to comply with provisions of the Code applicable to the Company or the provisions of the Articles of Incorporation, or the requirements of any other appropriate taxing authority. Certain Treasury regulations govern the method by which the Company is required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause the Company to fail to qualify as a REIT. The Company has represented that it expects to meet these stock ownership requirements for each taxable year and it will be able to demonstrate its compliance with these requirements.

         Asset Tests. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets must consist of "real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer, exceed 5% of the value of the REIT's assets or 10% of the issuer's outstanding voting securities. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction). Initially, the bulk of the Company's assets will be real property. However, the Company will also hold the Secured Equipment Leases. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations - Characterization of the Secured Equipment Leases." Therefore, the Secured Equipment Leases will not qualify as "real estate assets." However, the Company has represented that at the end of each quarter the value of the Secured Equipment Leases, together with any personal property owned by the Company, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular tenant will represent less than 5% of the Company's total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance however, that the IRS may not contend that either (i) the value of the Secured Equipment Leases entered into with any particular tenant represents more than 5% of the Company's total assets, or (ii) the value of the Secured Equipment Leases, together with any personal property owned by the Company, exceeds 25% of the Company's total assets.

         As indicated in "Business - Joint Venture Arrangements," the Company may participate in Joint Ventures. If a Joint Venture were classified, for federal income tax purposes, as an association taxable as a corporation rather than as a partnership, the Company's ownership of a 10% or greater interest in the Joint Venture would cause the Company to fail to meet the requirement that it not own 10% or more of an issuer's voting securities. However, Counsel is of the opinion, based on certain assumptions, that any Joint Ventures will constitute partnerships for federal income tax purposes. See "Federal Income Tax Considerations - Investment in Joint Ventures."

         Income Tests. A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

         (a) The 75 Percent and 95 Percent Tests. In general, at least 75% of a REIT's gross income for each taxable year must be from "rents from real property," interest on obligations secured by mortgages on real property, gains from the sale or other disposition of real property and certain other sources, including "qualified temporary investment income." For these purposes, "qualified temporary investment income" means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a distribution reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years and
(ii) received or accrued during the one-year period beginning on the date the REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

         Initially, the bulk of the Company's income will be derived from rents with respect to the Properties. Rents from Properties received by the Company qualify as "rents from real property" in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, except that a REIT may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the rental income to fail to qualify as rents from real property.

         The Company has represented with respect to its leasing of the Properties that it will not (i) charge rent for any Property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease;
(iii) directly perform services considered to be rendered to the occupant of a Property or which are not usually or customarily furnished or rendered in connection with the rental of real property; or (iv) enter into any lease with a Related Party Tenant. Specifically, the Company expects that virtually all of its income will be derived from leases of the type described in "Business - Description of Leases," and it does not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% and 95% income tests.

         In addition, the Company will be paid interest on the Mortgage Loans. All interest income qualifies under the 95% gross income test. If a Mortgage Loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. The Company has represented that this will always be the case. Therefore, in the opinion of Counsel, income generated through the Company's investments in Mortgage Loans will be treated as qualifying income under the 75% gross income test.

         The Company will also receive payments under the terms of the Secured Equipment Leases. Although the Secured Equipment Leases will be structured as leases or loans, Counsel is of the opinion that, subject to certain assumptions, they will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations - Characterization of the Secured Equipment Leases." If the Secured Equipment Leases are treated as loans secured by personal property for federal income tax purposes then, the portion of the payments under the terms of the Secured Equipment Leases that represent interest, rather than a return of capital for federal income tax purposes, will not satisfy the 75% gross income test (although it will satisfy the 95% gross income test). The Company believes, however, that the aggregate amount of such non-qualifying income will not cause the Company to exceed the limits on non-qualifying income under the 75% gross income test.

         If, contrary to the opinion of Counsel, the Secured Equipment Leases are treated as true leases, rather than as loans secured by personal property for federal income tax purposes, the payments under the terms of the Secured Equipment Leases would be treated as rents from personal property. Rents from personal property will satisfy either the 75% or 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income tests.

         If, notwithstanding the above, the Company fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT if
(i) such failure is due to reasonable cause and not willful neglect; (ii) it reports the nature and amount of each item of its income on a schedule attached to its tax return for such year; and (iii) the reporting of any incorrect information is not due to fraud with intent to evade tax. However, even if these three requirements are met and the Company is not disqualified as a REIT, a penalty tax would be imposed by reference to the amount by which the Company failed the 75% or 95% test (whichever amount is greater).

         (b) The Impact of Default Under the Secured Equipment Leases. In applying the gross income tests to the Company, it is necessary to consider the impact that a default under one or more of the Secured Equipment Leases would have on the Company's ability to satisfy such tests. A default under one or more of the Secured Equipment Leases would result in the Company directly holding the Equipment securing such leases for federal income tax purposes. In the event of a default, the Company may choose to either lease or sell such Equipment.

         However, any income resulting from a rental or sale of Equipment not incidental to the rental or sale of real property would not qualify under the 75% and 95% gross income tests. In addition, in certain circumstances, income derived from a sale or other disposition of Equipment could be considered "net income from prohibited transactions," subject to a 100% tax. The Company does not, however, anticipate that its income from the rental or sale of Equipment would be material in any taxable year.

         Distribution Requirements. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least
(a) 95% of the sum of (i) its "real estate investment trust taxable income" (before deduction of dividends paid and excluding any net capital gains) and
(ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate or, if declared before the timely filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

         The Company has represented that it intends to make Distributions to stockholders that will be sufficient to meet the 95% distribution requirement. Under some circumstances, however, it is possible that the Company may not have sufficient funds from its operations to make cash Distributions to satisfy the 95% distribution requirement. For example, in the event of the default or financial failure of one or more tenants or lessees, the Company might be required to continue to accrue rent for some period of time under federal income tax principles even though the Company would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, the Company might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, the Company's cash available for making Distributions might not be sufficient to satisfy the 95% distribution requirement. If the cash available to the Company is insufficient, the Company might raise cash in order to make the Distributions by borrowing funds, issuing new securities or selling assets. If the Company ultimately were unable to satisfy the 95% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the Shares. If the Company fails to satisfy the 95% distribution requirement, as a result of an adjustment to its tax returns by the Service, under certain circumstances, it may be able to rectify its failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in the Company's deductions for dividends paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied, if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

TAXATION OF STOCKHOLDERS

         Taxable Domestic Stockholders. For any taxable year in which the Company qualifies as a REIT for federal income tax purposes, Distributions made by the Company to its stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income. Amounts received by such United States persons that are properly designated as capital gain dividends by the Company generally will be taxed as long-term capital gain, without regard to the period for which such person has held its Shares, to the extent that they do not exceed the Company's actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction allowed to corporations. In addition, the Company may elect to retain and pay income tax on its long-term capital gains. If the Company so elects, each stockholder will take into income the stockholder's share of the retained capital gain as long-term capital gain and will receive a credit or refund for that stockholder's share of the tax paid by the Company. The stockholder will increase the basis of such stockholder's share by an amount equal to the excess of the retained capital gain included in the stockholder's income over the tax deemed paid by such stockholder. Distributions to such United States persons in excess of the Company's current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder's Shares, and then, to the extent the Distribution exceeds each stockholder's basis, a gain realized from the sale of Shares. The Company will notify each stockholder as to the portions of each Distribution which, in its judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any Distribution that is (i) declared by the Company in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months and
(ii) actually paid by the Company in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such December 31. Stockholders who elect to participate in the Reinvestment Plan will be treated as if they received a cash Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. Stockholders may not deduct on their income tax returns any net operating or net capital losses of the Company.

         Upon the sale or other disposition of the Company's Shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the Shares involved in the transaction. Such gain or loss will be long-term capital gain or loss if, at the time of sale or other disposition, the Shares involved have been held for more than one year. In addition, if a stockholder receives a capital gain dividend with respect to Shares which he has held for six months or less at the time of sale or other disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividend that was treated as long-term capital gain.


         Generally, the redemption of Shares by the Company will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in the Company. A redemption of Shares for cash will be treated as a distribution that is taxable as a dividend to the extent of the Company's current or accumulated earnings and profits at the time of the redemption under Section 302 of the Code unless the redemption (a) results in a "complete termination" of the stockholder's interest in the Company under Section 302(b)(3) of the Code, (b) is "substantially disproportionate" with respect to the stockholder under
Section 302(b)(2) of the Code, or (c) is "not essentially equivalent to a dividend" with respect to the stockholder under Section 302(b)(1) of the Code. Under Code Section 302(b)(2) a redemption is considered "substantially disproportionate" if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, Shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as Shares actually owned, must generally be taken into account. A distribution to a stockholder will be "not essentially equivalent to a dividend" if its results in a "meaningful reduction" in the stockholder's interest in the Company. The Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account the Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation's affairs should be treated as being "not essentially equivalent to a dividend."


         If the redemption is not treated as a dividend, the redemption of the Shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis in the Shares redeemed. Such gain or loss would be capital gain or loss if the Shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the Shares exceeds one year.

         The Company will report to its U.S. stockholders and the Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid to the Service as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to the Company. See "Foreign Stockholders" below.

         The state and local income tax treatment of the Company and its stockholders may not conform to the federal income tax treatment described above. As a result, stockholders should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in Shares.

         Tax-Exempt Stockholders. Dividends paid by the Company to a stockholder that is a tax-exempt entity generally will not constitute "unrelated business taxable income" ("UBTI") as defined in Section 512(a) of the Code, provided that the tax-exempt entity has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code and the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

         Notwithstanding the foregoing, qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of
Section 856(h)(1) of the Code and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25%
by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of Shares in the Articles of Incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing Shares in the Company, absent a waiver of the restrictions by the Board of Directors. See
"Summary  of  the  Articles  of  Incorporation   and  Bylaws  -  Restriction  of
Ownership."

         Assuming that there is no waiver of the restrictions on ownership of Shares in the Articles of Incorporation and that a tax-exempt stockholder does not finance the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code or otherwise use its Shares in an unrelated trade or business, in the opinion of Counsel the distributions of the Company with respect to such tax-exempt stockholder will not constitute UBTI.

         The tax discussion of distributions by qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their tax adviser regarding such questions.

         Foreign Stockholders. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the Shares will not be effectively connected with the Non-U.S. Stockholders' conduct of a United States trade or business. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in Shares, including any reporting requirements. Non-U.S. Stockholders will be admitted as stockholders with the approval of the Advisor.

         Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated earnings and profits of the Company. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to dividends from a REIT. The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies (and, with regard to payments on or after January 1, 1999, the Non-U.S. Stockholder files IRS Form W-8 with the Company and, if the Shares are not traded on an established securities market, acquires a taxpayer identification number from the IRS) or (ii) the Non-U.S. Stockholder files an IRS Form 4224 (or, with respect to payments on or after January 1, 1999, files IRS Form W-8 with the Company) with the Company claiming that the distribution is effectively connected income. Distributions in excess of the Company's current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions paid do not exceed the adjusted basis of the stockholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders' Shares, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the Shares, as described below. If it cannot be determined at the time a distribution is paid whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the rate of 30%. However, a Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of the Company's current and accumulated earnings and profits. Beginning with payments made on or after

January 1, 1999, the Company will be permitted, but not required, to make reasonable estimates of the extent to which distributions exceed current or accumulated earnings and profits. Such distributions will generally be subject to a 10% withholding tax, which may be refunded to the extent they exceed the stockholder's actual U.S. tax liability, provided the required information is furnished to the IRS.

         For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

         Gain recognized by a Non-U.S. Stockholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and in such case the sale of Shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if (i) investment in the Shares is treated as "effectively connected" with the Non-U.S. Stockholders' U.S. trade or business, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a foreign corporate shareholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the Shares would be required to withhold and remit to the Service 10% of the purchase price.

STATE AND LOCAL TAXES

         The Company and its shareholders may be subject to state and local taxes in various states and localities in which it or they transact business, own property, or reside. The tax treatment of the Company and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock of the Company.

CHARACTERIZATION OF PROPERTY LEASES

         The Company will purchase both new and existing Properties and lease them to operators of Health Care Facilities pursuant to leases of the type described in "Business - Description of Property Leases." The ability of the Company to claim certain tax benefits associated with ownership of the Properties, such as depreciation, depends on a determination that the lease transactions engaged in by the Company are true leases, under which the Company is the owner of the leased Property for federal income tax purposes, rather than a conditional sale of the Property or a financing transaction. A determination by the Service that the Company is not the owner of the Properties for federal income tax purposes may have adverse consequences to the Company, such as the denying of the Company's depreciation deductions. Moreover, a denial of the Company's depreciation deductions could result in a determination that the Company's Distributions to stockholders were insufficient to satisfy the 95% distribution requirement for qualification as a REIT. However, as discussed above, if the Company has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a "deficiency dividend" (plus a penalty and interest). See "Distribution Requirements," above. Furthermore, in the event that the Company were determined not to be the owner of a particular Property, in the opinion of Counsel the income that the Company would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such Property will have the effect of making the building serve as collateral for the debt obligation.

         The characterization of transactions as leases, conditional sales, or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the lessor or the lessee of property is to be treated as the owner. Judicial decisions and pronouncements of the Service with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

         While certain characteristics of the leases anticipated to be entered into by the Company suggest the Company might not be the owner of the Properties, such as the fact that such leases are "triple-net" leases, a substantial number of other characteristics indicate the bona fide nature of such leases and that the Company will be the owner of the Properties. For example, under the types of leases described in "Business - Description of Property Leases," the Company will bear the risk of substantial loss in the value of the Properties, since the Company will acquire its interests in the Properties with an equity investment, rather than with nonrecourse indebtedness. Further, the Company, rather than the tenant, will benefit from any appreciation in the Properties, since the Company will have the right at any time to sell or transfer its Properties, subject to the tenant's right to purchase the property at a price not less than the Property's fair market value (determined by appraisal or otherwise).

         Other factors that are consistent with the ownership of the Properties by the Company are (i) the tenants are liable for repairs and to return the Properties in reasonably good condition; (ii) insurance proceeds generally are to be used to restore the Properties and, to the extent not so used, belong to the Company; (iii) the tenants agree to subordinate their interests in the Properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and
(iv) based on the Company's representation that the Properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of the Company's cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, the Company has not relinquished the Properties to the tenants for their entire useful lives, but has retained a significant residual interest in them. Moreover, the Company will not be primarily dependent upon tax benefits in order to realize a reasonable return on its investments.

         Concerning the Properties for which the Company owns the buildings and the underlying land, on the basis of the foregoing, assuming (i) the Company leases the Properties on substantially the same terms and conditions described in "Business -- Description of Leases," and (ii) as is represented by the Company, the residual value of the Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Company's cost of such Properties, and the remaining useful lives of the Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Properties' useful lives at the beginning of their lease terms, it is the opinion of Counsel that the Company will be treated as the owner of the Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. In the case of Properties for which the Company does not own the underlying land, Counsel cannot opine that such transactions will be characterized as leases.

CHARACTERIZATION OF SECURED EQUIPMENT LEASES

         The Company will purchase Equipment and lease it to operators of Health Care Facilities pursuant to leases of the type described in "Business - General." The ability of the Company to qualify as a REIT depends on a determination that the Secured Equipment Leases are financing arrangements, under which the lessees acquire ownership of the Equipment for federal income tax purposes. If the Secured Equipment Leases are instead treated as true leases, the Company may be unable to satisfy the income tests for REIT qualification. See "Federal Income Tax Considerations - Taxation of the Company
- Income Tests."

         While certain characteristics of the Secured Equipment Leases to be entered into by the Company suggest that the Company retains ownership of the Equipment, such as the fact that certain of the Secured Equipment Leases are structured as leases, with the Company retaining title to the Equipment, a substantial number of other characteristics indicate that the Secured Equipment Leases are financing arrangements and that the lessees are the owners of the Equipment for federal income tax purposes. For example, under the types of Secured Equipment Leases described in "Business - General," the lease term will equal or exceed the useful life of the Equipment, and the lessee will have the option to purchase the Equipment at the end of the lease term for a nominal sum. Moreover, under the terms of the Secured Equipment Leases, the Company and the lessees will each agree to treat the Secured Equipment Leases as loans secured by personal property, rather than leases, for tax purposes.

         On the basis of the foregoing, assuming (i) the Secured Equipment Leases are made on substantially the same terms and conditions described in "Business - General," and (ii) as represented by the Company, each of the Secured Equipment Leases will have a term that equals or exceeds the useful life of the Equipment subject to the lease, it is the opinion of Counsel that the Company will not be treated as the owner of the Equipment that is subject to the Secured Equipment Leases for federal income tax purposes and that the Company will be able to treat the Secured Equipment Leases as loans secured by personal property. Counsel's opinion that the Company will be organized in conformity with the requirements for qualification as a REIT is based, in part, on the assumption that each of the Secured Equipment Leases will conform to the conditions outlined in clauses (i) and (ii) of the preceding sentence.

INVESTMENT IN JOINT VENTURES

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures which own and lease Properties. Assuming that the Joint Ventures have the characteristics described in "Business - Joint Venture Arrangements," and are operated in the same manner that the Company operates with respect to Properties that it owns directly, it is the opinion of Counsel that (i) the Joint Ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code and not as associations taxable as corporations, and that the Company will be subject to tax as a partner pursuant to Sections 701-761 of the Code and (ii) all material allocations to the Company of income, gain, loss and deduction as provided in the Joint Venture agreements and as discussed in the Prospectus will be respected under Section 704(b) of the Code. The Company has represented that it will not become a participant in any Joint Venture unless the Company has first obtained advice of Counsel that the Joint Venture will constitute a partnership for federal income tax purposes and that the allocations to the Company contained in the Joint Venture agreement will be respected.

         If, contrary to the opinion of Counsel, a Joint Venture were to be treated as an association taxable as a corporation, the Company would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the Joint Venture's assets. In addition, the items of income and deduction of the Joint Venture would not pass through to the Company. Instead, the Joint Venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the Joint Venture's taxable income. Moreover, a determination that a Joint Venture is taxable as a corporation could cause the Company to fail to satisfy the asset tests for qualification as a REIT. See "Asset Tests" and "Income Tests," above.


                             REPORTS TO STOCKHOLDERS

         The Company will furnish each stockholder with its audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following: (i) financial statements, including a balance sheet, statement of operations, statement of stockholders' equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of the Average Invested Assets (the average of the aggregate book value of the assets of the Company, for a specified period, invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interest of its stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisor and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the stockholders for the period, identifying the source of such Distributions and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the distribution was made).

         Within 75 days following the close of each Company fiscal year, each stockholder that is a Qualified Plan will be furnished with an annual statement of Share valuation to enable it to file annual reports required by ERISA as they relate to its investment in the Company. The statement will report an estimated value of each Share, prior to the termination of the offering, of $10 per Share and, after the termination of the offering, based on (i) appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Leases. The Company may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither the Company nor its Affiliates thereby make any warranty, guarantee, or representation that (i) the stockholders or the Company, upon liquidation, will actually realize the estimated value per Share, or (ii) the stockholders will realize the estimated net asset value if they attempt to sell their Shares.

         If the Company is required by the Securities Exchange Act of 1934, as amended, to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, stockholders will be furnished with a summary of the information contained in each such report within 60 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to the Company. If the Company is not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 60 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

         Stockholders and their duly authorized representatives are entitled to inspect and copy, at their expense, the books and records of the Company at all times during regular business hours, upon reasonable prior notice to the
Company,   at  the  location  where  such  reports  are  kept  by  the  Company.
Stockholders, upon request and at their expense, may obtain full information regarding the financial condition of the Company, a copy of the Company's federal, state, and local income tax returns for each fiscal year of the Company, and, subject to certain confidentiality requirements, a list containing the name, address, and Shares held by each stockholder.

         The fiscal year of the Company will be the calendar year.

         The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company. Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested stockholder.

                                  THE OFFERING

GENERAL

         A minimum of 250,000 Shares ($2,500,000) and a maximum of 15,000,000 Shares ($150,000,000) are being offered at a purchase price of $10.00 per share. In addition, the Company has registered an additional 500,000 Shares ($5,000,000) available only to stockholders who receive a copy of this Prospectus and who elect to participate in the Reinvestment Plan. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under a separate prospectus. See "Summary of Reinvestment Plan." The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available following termination of this offering.

         A minimum investment of 250 Shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000). For Minnesota investors, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000) and, for Iowa investors, IRAs and qualified plans must make a minimum investment of 250 Shares ($2,500). Any investor who makes the required minimum investment may purchase additional Shares in increments of one Share. See "The Offering - General," "The Offering Subscription Procedures," and "Summary of Reinvestment Plan."

         No Shares will be sold and the offering will terminate unless subscriptions for at least 250,000 Shares ($2,500,000) have been obtained within one year after the date of this Prospectus. If such minimum amount is sold, the Company may, in its sole discretion, and without prior notice to the subscribers, elect to extend the offering for up to one additional year thereafter (in states that permit such an extension). Until subscription funds for the Company total $2,500,000, the funds will be held in escrow by SouthTrust Asset Management Company of Florida, N.A., and interest earned on such funds will accrue to the benefit of subscribers. Pursuant to the requirements of the Commissioner of Securities of the State of Pennsylvania, subscriptions from Pennsylvania residents may not be released from escrow, or included in determining whether the $2,500,000 minimum for the Company has been reached, until subscriptions for Shares totalling at least $7,775,000 have been received from all sources. Subscription amounts with all interest due will be returned in the event that subscriptions aggregating $2,500,000 are not received within one year after the commencement of the offering.


PLAN OF DISTRIBUTION

         The Shares will be offered to the public on a "best efforts" basis (which means that no one is guaranteeing that any minimum amount will be sold) through the Soliciting Dealers, who will be members of the National Association of Securities Dealers, Inc. (the "NASD") or other persons or entities exempt from broker-dealer registration, and the Managing Dealer. The Soliciting Dealers will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of Shares from the Company. Both James
M. Seneff, Jr. and Robert A. Bourne are Affiliates and licensed principals of the Managing Dealer, and the Advisor is an Affiliate of the Managing Dealer.

         Prior to a subscriber's admission to the Company as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Asset Management Company of Florida, N.A. The Company, within 30 days after the date a subscriber is admitted to the Company, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on such subscriber's funds. After the initial admission of stockholders to the Company in connection with the sale of at least 250,000 Shares, interest will be payable only to those subscribers whose funds have been held in escrow by such bank for at least 20 days. Stockholders otherwise are not entitled to interest earned on Company funds or to receive interest on their Invested Capital. See "Escrow Arrangements" below.

         Subject to the provisions for reduced Selling Commissions described below, the Company will pay the Managing Dealer an aggregate of 7.5% of the Gross Proceeds as Selling Commissions. The Managing Dealer shall reallow fees of up to 7% to the Soliciting Dealers with respect to Shares sold by them. In addition, the Company will pay the Managing Dealer, as an expense allowance, a marketing support and due diligence expense reimbursement fee equal to 0.5% of Gross Proceeds. All or any portion of this fee may be reallowed to any

Soliciting Dealer with the prior written approval from, and in the sole discretion of, the Managing Dealer, based on such factors as the number of Shares sold by such Soliciting Dealer, the assistance, if any, of such Soliciting Dealer in marketing the offering, and bona fide due diligence expenses incurred. The Company also will issue to the Managing Dealer, a Soliciting Dealer Warrant to purchase one share of Common Stock for every 25 Shares sold, to be exercised, if at all, during the Exercise Period, at a price of $12.00 per share. The Managing Dealer may, in its sole discretion, reallow all or any part of such Soliciting Dealer Warrant to certain Soliciting Dealers, unless prohibited by federal or state securities laws. Soliciting Dealer
Warrants will not be exercisable until one year from date of issuance. Soliciting Dealer Warrants are not transferable or assignable except by the Managing Dealer, the Soliciting Dealers, their successors in interest, or individuals who are both officers and directors of such a person. See "Summary of Articles of Incorporation and Bylaws -- Description of Capital Stock -- Soliciting Dealer Warrants." Stockholders who elect to participate in the Reinvestment Plan will be charged Selling Commissions and the marketing support and due diligence fee on Shares purchased for their accounts on the same basis as investors who purchase Shares in the offering. See "Summary of Reinvestment Plan."

         A registered principal or representative of the Managing Dealer or a Soliciting Dealer, employees, officers, and Directors of the Company, or employees, officers and directors of the Advisor, any of their Affiliates and any Plan established exclusively for the benefit of such persons or entities may purchase Shares net of 7% commissions, at a per Share purchase price of $9.30. Clients of an investment adviser registered under the Investment Advisers Act of 1940, as amended, who have been advised by such adviser on an ongoing basis regarding investments other than in the Company, and who are not being charged by such adviser or its Affiliates, through the payment of commissions or otherwise, for the advice rendered by such adviser in connection with the purchase of the Shares, may purchase the Shares net of 7% commissions. In addition, Soliciting Dealers that have a contractual arrangement with their clients for the payment of fees which is consistent with accepting Selling Commissions, in their sole discretion, may elect not to accept any Selling Commissions offered by the Company for Shares that they sell. In that event, such Shares shall be sold to the investor net of all Selling Commissions, at a per Share purchase price of $9.30. In connection with the purchases of certain minimum numbers of Shares, the amount of Selling Commissions otherwise payable to the Managing Dealer or a Soliciting Dealer shall be reduced in accordance with the following schedule:


                                       Purchase Price for               Reallowed Commissions on Sales
                                       Incremental Share in          per Share on Total Sale for Increment
          Dollar Amount                   Volume Discount                Share in Volume Discount Range
       of Shares Purchased              Range Per Share              Percent                   Dollar Amount
       -------------------              ---------------              -------                   -------------
         $10 --          $250,000           $10.00                     7.0%                        $0.70
     250,010 --           500,000             9.85                     5.5%                         0.55
     500,010 --           750,000             9.70                     4.0%                         0.40
     750,010 --         1,000,000             9.60                     3.0%                         0.30
   1,000,010 --         5,000,000             9.50                     2.0%                         0.20


         Selling Commissions for purchases of $5,000,000 or more will, in the sole discretion of the Managing Dealer, be reduced to $0.15 per Share or less but in no event will the proceeds to the Company be less than $9.25 per Share.

         For example, if an investor purchases 100,000 Shares, the investor could pay as little as $978,750 rather than $1,000,000 for the Shares, in which event the Selling Commissions on the sale of such Shares would be $53,750 ($0.54 per Share). The net proceeds to the Company will not be affected by such discounts.

         Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," provided all such Shares are purchased through the same Soliciting Dealer or through the Managing Dealer. The volume discount will be prorated among the separate subscribers considered to be a single "purchaser." Shares purchased pursuant to the Reinvestment Plan on behalf of a Participant in the Reinvestment Plan will not be combined with other subscriptions for Shares by the investor in determining the volume discount to which such investor may be entitled. See "Summary of Reinvestment Plan." Further subscriptions for Shares will not be combined for purposes of the volume discount in the case of subscriptions by any "purchaser" who subscribes for additional Shares subsequent to the purchaser's initial purchase of Shares.

         Any request to combine more than one subscription must be made in writing in a form satisfactory to the Company and must set forth the basis for such request. Any such request will be subject to verification by the Managing Dealer that all of such subscriptions were made by a single "purchaser." If a "purchaser" does not reduce the per Share purchase price, the excess purchase price over the discounted purchase price will be returned to the actual separate subscribers for Shares.

         For purposes of such volume discounts, "purchaser" includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Shares for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not (provided that the entities described in this clause (ii) must have been in existence for at least six months before purchasing the Shares and must have formed such group for a purpose other than to purchase the Shares at a discount); (iii) an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under
Section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. In addition, the Company, in its sole discretion, may aggregate and combine separate subscriptions for Shares received during the offering period from (i) the Managing Dealer or the same Soliciting Dealer, (ii) investors whose accounts are managed by a single investment adviser registered under the Investment Advisers Act of 1940, (iii) investors over whose accounts a designated bank, insurance company, trust company, or other entity exercises discretionary investment responsibility, or (iv) a single corporation, partnership, trust association, or other organized group of persons, whether incorporated or not, and whether such subscriptions are by or for the benefit of such corporation, partnership, trust association, or group. Except as provided in this paragraph, subscriptions will not be cumulated, combined, or aggregated.

         Any reduction in commissions will reduce the effective purchase price per Share to the investor involved but will not alter the net proceeds payable to the Company as a result of such sale. All investors will be deemed to have contributed the same amount per Share to the Company whether or not the investor receives a discount. Accordingly, for purposes of Distributions, investors who pay reduced commissions will receive higher returns on their investments in the Company as compared to investors who do not pay reduced commissions.

         In connection with the sale of Shares, certain registered principals or representatives of the Managing Dealer may perform wholesaling functions for which they will receive compensation payable by the Managing Dealer in an aggregate amount not in excess of one percent of Gross Proceeds. The first 0.5% of Gross Proceeds of any such fee will be paid from the 7.5% of Gross Proceeds payable to the Managing Dealer as Selling Commissions. In addition, the Advisor and its Affiliates, including the Managing Dealer and its registered principals or representatives, may incur due diligence fees and other expenses, including expenses related to sales seminars and wholesaling activities, a portion of which may be paid by the Company.

         In addition, stockholders may agree with their participating Soliciting Dealer and the Managing Dealer to have Selling Commissions relating to their Shares paid over a seven-year period pursuant to a deferred commission arrangement (the "Deferred Commission Option"). Stockholders electing the Deferred Commission Option will be required to pay a total of $9.40 per Share purchased upon subscription, rather than $10.00 per Share, with respect to which $0.15 per Share will be payable as Selling Commissions due upon subscription, $0.10 of which may be reallowed to the Soliciting Dealer by the Managing Dealer. For each of the six years following such subscription on a date to be determined by the Managing Dealer, $0.10 per Share will be paid by the Company as deferred Selling Commissions with respect to Shares sold pursuant to the Deferred
Commission Option, which amounts will be deducted from and paid out of distributions otherwise payable to such stockholders holding such Shares and may be reallowed to the Soliciting Dealer by the Managing Dealer. The net proceeds to the Company will not be affected by the election of the Deferred Commission Option. Under this arrangement, a stockholder electing the Deferred Commission Option will pay a 1% Selling Commission per year thereafter for the next six years which will be deducted from and paid by the Company out of distributions otherwise payable to such stockholder. At such time, if any, as Listing occurs, the Company shall have the right to require the acceleration of all outstanding payment obligations under the Deferred Commission Option. All such Selling Commissions will be paid to the Managing Dealer, whereby a total of up to 7% of such Selling Commissions may be reallowed to the Soliciting Dealer.

         The Company or its Affiliates also may provide incentive items for registered representatives of the Managing Dealer and the Soliciting Dealers, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. In the event other incentives are provided to registered representatives of the Managing Dealer or the Soliciting Dealers, they will be paid only in cash, and such payments will be made only to the Managing Dealer or the Soliciting Dealers rather than to their registered representatives. Any such sales incentive program must first have been submitted for review by the NASD, and must comply with Rule 2710(c)(6)(B)(xii). Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation. See "Estimated Use of Proceeds."

         The Company will also reimburse the Managing Dealer and the Soliciting Dealers for bona fide due diligence expenses and certain expenses as incurred in connection with the offering.

         The total amount of underwriting compensation, including commissions and reimbursement of expenses, paid in connection with the offering will not exceed 10.5% of Gross Proceeds.

         The Managing Dealer and the Soliciting Dealers severally will indemnify the Company and its officers and Directors, the Advisor and its officers and directors and their Affiliates, against certain liabilities, including liabilities under the Securities Act of 1933.

SUBSCRIPTION PROCEDURES

         Procedures Applicable to All Subscriptions. In order to purchase Shares, the subscriber must complete and execute the Subscription Agreement. Any subscription for Shares must be accompanied by cash or check payable to "SouthTrust Asset Management Company of Florida, N.A., Escrow Agent" (or to the Company after subscription funds are released from escrow), in the amount of $10.00 per Share. See "Escrow Arrangements" below. Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares for which they have subscribed payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.


         Each subscription will be accepted or rejected by the Company within 30 days after its receipt, and no sale of Shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this Prospectus. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of such rejection, without interest and without deduction. A form of the Subscription Agreement is set forth as Appendix D to this Prospectus. The subscription price of each Share is payable in full upon execution of the Subscription Agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.


         The Advisor and each Soliciting Dealer who sells Shares on behalf of the Company have the responsibility to make every reasonable effort to determine that the purchase of Shares is appropriate for an investor and that the requisite suitability standards are met. See "Suitability Standards and How to Subscribe -- Suitability Standards." In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the Soliciting Dealer.

         The Advisor and each Soliciting Dealer shall maintain records of the information used to determine that an investment in the Shares is suitable and appropriate for an investor. The Advisor and each Soliciting Dealer shall maintain these records for at least six years.

         Subscription payments will be released from escrow promptly after the receipt by the Company of subscriptions for a minimum of 250,000 Shares (excluding subscriptions of Pennsylvania investors). Persons whose subscriptions are accepted prior to the release of such payments from escrow will be admitted as stockholders within 15 days after such release of payments. Thereafter, subscribers will be admitted as stockholders not later than the last day of the calendar month following acceptance of their subscriptions.

         Procedures Applicable to Non-Telephonic Orders. Each Soliciting Dealer receiving a subscriber's check made payable solely to the bank escrow agent (where, pursuant to such Soliciting Dealer's internal supervisory procedures, internal supervisory review must be conducted at the same location at which subscription documents and checks are received from subscribers), will deliver such checks to the Managing Dealer no later than the close of business of the first business day after receipt of the subscription documents by the Soliciting Dealer except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         Procedures Applicable to Telephonic Orders. Certain Soliciting Dealers may permit investors to subscribe for Shares by telephonic order to the Soliciting Dealer. There are no additional fees associated with telephonic orders. Subscribers who wish to subscribe for Shares by telephonic order to the Soliciting Dealer may complete the telephonic order either by delivering a check in the amount necessary to purchase the Shares to be covered by the subscription agreement to the Soliciting Dealer or by authorizing the Soliciting Dealer to pay the purchase price for the Shares to be covered by the subscription agreement from funds available in an account maintained by the Soliciting Dealer on behalf of the subscriber. A subscriber must specifically authorize the registered representative and branch manager to execute the subscription agreement on behalf of the subscriber and must already have made or agreed to make payment for the Shares covered by the subscription agreement.

         To the extent that customers of any Soliciting Dealer wish to subscribe and pay for Shares with funds held by or to be deposited with those firms, then such firms shall, subject to Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, either (i) upon receipt of an executed subscription agreement or direction to execute a subscription agreement on behalf of a customer, to forward the offering price for the Shares covered by the subscription agreement on or before the close of business of the first business day following receipt or execution of a subscription agreement by such firms to the Managing Dealer (except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and subscriber's check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer), or (ii) to solicit indications of interest in which event (a) such Soliciting Dealers must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return a subscription agreement or to receive authorization to execute the subscription agreement on the customer's behalf, (b) such Soliciting Dealers must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (c) such Soliciting Dealers must debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (a), and (d) such Soliciting Dealers must forward funds to the Managing Dealer in accordance with the procedures and on the schedule set forth in clause (i) of this sentence. If the procedure in (ii) is adopted, subscribers' funds are not required to be in their accounts until the debit date. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         Investors, however, who are residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington must complete and sign the Subscription Agreement in order to subscribe for Shares and, therefore, may not subscribe for Shares by telephone. Representatives of Soliciting Dealers who accept telephonic orders will execute the Subscription Agreement on behalf of investors who place such orders. All investors who telephonically subscribe for Shares will receive, with confirmation of their subscription, a second copy of the Prospectus.

         Residents of California, Oklahoma, and Texas who telephonically subscribe for Shares will have the right to rescind such subscriptions within ten days from receipt of the confirmation. Such investors who do not rescind their subscriptions within such ten-day period shall be deemed to have assented to all of the terms and conditions of the Subscription Agreement.


         Additional Subscription Procedures. Investors who have questions or who wish to place orders for Shares by telephone or to participate in the Reinvestment Plan should contact their Soliciting Dealer. Certain Soliciting Dealers do not permit telephonic subscriptions or participation in the Reinvestment Plan. See "Summary of Reinvestment Plan." The form of Subscription Agreement for certain Soliciting Dealers who do not permit telephonic subscriptions or participation in the Reinvestment Plan differs slightly from the form attached hereto as Appendix D, primarily in that it will eliminate one or both of these options.

         Investors who wish to establish an IRA for the purpose of investing solely in Shares may do so by completing, in addition to the Subscription Agreement, the special IRA account form attached hereto as a part of Appendix D appointing Franklin Bank, N.A., an unaffiliated bank, to act as their IRA custodian. The custodian will not have the authority to vote any of the Shares held in an IRA except in accordance with written instructions from the beneficiary of the IRA, although it will hold the Shares on behalf of the beneficiary and make distributions and, at the direction and in the discretion of the beneficiary, investments in Shares or in other securities issued by Affiliates of the Advisor. The custodian will not have authority at any time to make investments through any such IRA on behalf of the beneficiary if the investments do not constitute Shares or other securities issued by Affiliates of the Advisor. The investors will not be required to pay any initial or annual fees in connection with any such IRA. The fees for establishing and maintaining all such IRAs will be paid by the Advisor initially and annually up to an aggregate amount of $5,000, and by the Company above such amount.


ESCROW ARRANGEMENTS

         Subscription proceeds will be received in trust and deposited in a separate account with SouthTrust Asset Management Company of Florida, N.A. (the "Bank"). No Shares will be sold by the Company, no commissions or fees will be paid by it, and the initial admission of investors of the Company will not take place unless subscriptions have been accepted for at least 250,000 Shares ($2,500,000) and subscription funds from investors who place telephonic orders have been on deposit with the Bank for at least 15 days from the date written confirmation is mailed to the investor by the Managing Dealer. If subscriptions for at least $2,500,000 have not been received, accepted, and paid for within one year from the initial date of this Prospectus, all funds received will be promptly repaid in full, with any interest earned thereon. In addition, California and Florida investors only will have the right, as provided in the attached form of Subscription Agreement, to withdraw their subscription funds if subscribers for at least $2,500,000 have not been accepted by the Company within six months after the initial date of this Prospectus and the Company elects at that time not to terminate the offering.

         The Escrow Agreement between the Company and the Bank provides that escrowed funds will be invested by the Bank in an interest-bearing account with the power of investment in short-term, highly liquid securities issued or guaranteed by the U.S. Government, other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, or, upon receipt of subscription proceeds for at least 250,000 Shares (provided that subscription funds from investors who place telephonic orders have been on deposit with the Bank for at least 15 days), in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released periodically (at least once per month) upon admission of stockholders to the Company.

         The interest, if any, earned on subscription proceeds prior to their release from escrow, within 30 days after the date a subscriber is admitted to the Company as a stockholder, will be distributed to each subscriber. After the initial admission of stockholders to the Company in connection with the sale of at least 250,000 Shares, interest will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on Company funds or to receive interest on their Invested Capital.

ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

         A PROSPECTIVE INVESTOR THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, A TAX-QUALIFIED RETIREMENT PLAN, AN IRA, OR A GOVERNMENTAL, CHURCH, OR OTHER PLAN THAT IS EXEMPT FROM ERISA IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER APPLICABLE PROVISIONS OF ERISA, THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE SHARES BY SUCH PLAN OR IRA.

         Fiduciary Duties and Prohibited Transactions. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an "ERISA Plan") should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any portion of the ERISA Plan's assets in the Common Stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D) of ERISA; (iii) whether the investment is prudent under Section 404(a)(1)(B) of ERISA; and (iv) whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

         In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a "Plan") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction.

         Plan Assets. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the "plan assets" of the Plan. The "plan assets" of a Plan include the Plan's interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term "plan assets" is not specifically defined in ERISA or the Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the "DOL Regulation") setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute "plan assets." The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.

         Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act of 1933, as amended, and will be registered within the relevant time period under Section 12(b) of the Exchange Act.

         The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be "widely held" solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company expects the Shares to be "widely held" upon completion of the offering.

         The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. The Company believes that the restrictions imposed under the Articles of Incorporation on the transfer of the Common Stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the Common Stock to be "freely transferable." See "Summary of the Articles of Incorporation and Bylaws -- Restriction on Ownership." The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the Common Stock.

         Assuming that the Shares will be "widely held" and "freely transferable," the Company believes that the Shares will be publicly-offered securities for purposes of the DOL Regulation and that the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares.

DETERMINATION OF OFFERING PRICE

         The offering price per Share was determined by the Company based upon the estimated costs of investing in the Properties and the Mortgage Loans, the fees to be paid to the Advisor and its Affiliates, as well as fees to third parties, and the expenses of this offering.


                           SUPPLEMENTAL SALES MATERIAL

         Shares are being offered only through this Prospectus. In addition to this Prospectus, the Company may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this Prospectus. No sales material may be used unless it has first been approved in writing by the Company. As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by the Company in connection with this offering: (i) a brochure entitled CNL Health Care Properties, Inc.; (ii) a fact sheet describing the general features of the Company; (iii) a cover letter transmitting the Prospectus; (iv) a summary description of the offering; (v) a slide presentation; (vi) broker updates;
(vii) an audio cassette presentation; (viii) a video presentation; (ix) an electronic media presentation; (x) a cd-rom presentation; (xi) a script for telephonic marketing; (xii) seminar advertisements and invitations; and (xiii) certain third-party articles. All such materials will be used only by registered broker-dealers that are members of the NASD. The Company also may respond to specific questions from Soliciting Dealers and prospective investors. Additional materials relating to the offering may be made available to Soliciting Dealers for their internal use.


                                 LEGAL OPINIONS

         The legality of the shares being offered hereby has been passed upon for the Company by Shaw Pittman Potts & Trowbridge. Statements made under "Risk Factors -- Tax Risks" and "Federal Income Tax Considerations" have been reviewed by Shaw Pittman Potts & Trowbridge, who have given their opinion that such statements as to matters of law are correct in all material respects. Shaw Pittman Potts & Trowbridge serves as securities and tax counsel to the Company and to the Advisor and certain of their Affiliates. Certain members of the firm have invested in prior programs sponsored by the Affiliates of the Company in aggregate amounts which do not exceed one percent of the amounts sold by any such program, and members of the firm also may invest in the Company.

                                     EXPERTS


         The audited balance sheet and statement of stockholder's equity of the Company as of December 31, 1997, and for the period December 22, 1997 (date of inception) through December 31, 1997, included in this Prospectus, have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.



                             ADDITIONAL INFORMATION

         A Registration Statement has been filed with the Securities and Exchange Commission with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding the Company and the Shares, reference is hereby made to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the principal office of the Commission in Washington, D.C., upon payment of the fee prescribed by the Commission, or examined at the principal office of the Commission without charge. The Commission maintains a Web site located at http://www.sec.gov. that contains information regarding registrants that file electronically with the Commission.


                                   DEFINITIONS

         "Acquisition Expenses" means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

         "Acquisition Fees" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any person or entity to any other person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgage Loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

         "ADLs" means activities of daily living, such as eating, dressing, walking, bathing and bathroom use.

         "Advisor" means CNL Health Care Advisors, Inc., a Florida corporation, any successor advisor to the Company, or any person or entity to which CNL Health Care Advisors, Inc. or any successor advisors subcontracts substantially all of its functions.

         "Advisory Agreement" means the Advisory Agreement between the Company and the Advisor, pursuant to which the Advisor will act as the advisor to the Company and provide specified services to the Company.

         "Affiliate" means (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (ii) any person or entity directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another person or entity; (iii) any officer, director, partner, or trustee of such person or entity; (iv) any person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and (v) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

         "Articles of Incorporation" means the Articles of Incorporation, as the same may be amended from time to time, of the Company.

         "Asset Management Fee" means the fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Properties and Mortgage Loans pursuant to the Advisory Agreement.

         "Assets" means Properties, Mortgage Loans and Secured Equipment Leases, collectively.

         "Average Invested Assets" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

         "Bank" means SouthTrust Asset Management Company of Florida, N.A., escrow agent for the offering.

         "Board of Directors" means the Directors of the Company.

         "Bylaws" means the bylaws of the Company.

         "Certificate of Need Laws" means laws enacted by certain states requiring a health care corporation to apply and to be approved prior to establishing or modifying a health care facility.

         "CNL" means CNL Group, Inc., the parent company of the Advisor and the Managing Dealer.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock, par value $.01 per share, of the Company.

         "Competitive Real Estate Commission" means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Company to all persons and entities (including the subordinated real estate disposition fee payable to the Advisor) in connection with any Sale of one or more of the Company's Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) six percent of the gross sales price of the Property or Properties.

         "Construction Fee" means a fee or other renumeration for acting as a general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitation on a Property.

         "Counsel" means tax counsel to the Company.

         "Deferred Commission Option" means an agreement between a stockholder, the participating Soliciting Dealer and the Managing Dealer to have Selling Commissions paid over a seven year period as described in "The Offering - Plan of Distribution."

         "Development Fee" means a fee for such activities as negotiating and approving plans and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Property, either initially or at a later date.

         "Director" means a member of the Board of Directors of the Company.

         "Distributions" means any distributions of money or other property by the Company to owners of shares of Common Stock, including distributions that may constitute a return of capital for federal income tax purposes.

         "Equipment" means the furniture, fixtures and equipment used at Health Care Facilities by operators of Health Care Facilities.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" means a pension, profit-sharing, retirement, or other employee benefit plan subject to ERISA.

         "Excess Shares" means the excess shares exchanged for shares of Common Stock or Preferred Stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT under the Code.

         "Front-End Fees" means fees and expenses paid by any person or entity to any person or entity for any services rendered in connection with the organization of the Company and investing in Properties and Mortgage Loans, including Selling Commissions, marketing support and due diligence expense reimbursement fees, Organizational and Offering Expenses, Acquisition Expenses and Acquisition Fees paid out of Gross Proceeds, and any other similar fees, however designated. During the term of the Company, Front-End Fees shall not exceed 20% of Gross Proceeds.

         "Gross Proceeds" means the aggregate purchase price of all Shares sold for the account of the Company through the offering, without deduction for Selling Commissions, volume discounts, the marketing support and due diligence expense reimbursement fee or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Managing Dealer or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full offering price, currently $10.00.

         "Health Care Facilities" means facilities at which health care services are provided, including, but not limited to, congregate living, assisted living, and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics.

         "IADLs"  means  instrumental   activities  of  daily  living,  such  as
shopping, telephone use and money management.

         "Independent Director" means a Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) the performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law or sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Advisor, any of its affiliates, or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Director's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis.

         "Independent Expert" means a person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

         "Invested Capital" means the amount calculated by multiplying the total number of shares of Common Stock purchased by stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase shares pursuant to the plan for redemption of shares.

         "IRA" means an Individual Retirement Account.

         "IRS" means the Internal Revenue Service.

         "Joint Ventures" means the joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

         "Leverage" means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

         "Line of Credit" means a line of credit initially in an amount up to $45,000,000, the proceeds of which will be used to acquire Properties and make Mortgage Loans and Secured Equipment Leases and to pay the Secured Equipment Lease Servicing Fee. The Line of Credit may be in addition to any Permanent Financing.

         "Listing" means the listing of the shares of Common Stock of the Company on a national securities exchange or over-the-counter market.

         "Managing Dealer" means CNL Securities Corp., an Affiliate of the Advisor, or such other person or entity selected by the Board of Directors to act as the managing dealer for the offering. CNL Securities Corp. is a member of the National Association of Securities Dealers, Inc.

         "Mortgage Loans" means, in connection with mortgage financing provided by the Company, notes or other evidences of indebtedness or obligations which are secured or collateralized by real estate owned by the borrower.

         "Net Assets" means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated quarterly by the Company, on a basis consistently applied.

         "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company's Assets.

         "Net  Offering   Proceeds"   means  Gross  Proceeds  less  (i)  Selling
Commissions, (ii) Organizational and Offering Expenses, and (iii) the marketing support and due diligence expense reimbursement fee.

         "Net Sales Proceeds" means, in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any Mortgage Loan or any Secured Equipment Lease, any amounts from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties, Mortgage Loans or Secured Equipment Leases, to repay outstanding indebtedness, or to establish reserves.

         "Operating Expenses" includes all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including (a) advisory fees, (b) the Asset Management Fee, (c) the Performance Fee, and (d) the Subordinated Incentive Fee, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization, and bad debt reserves, (v) the Advisor's subordinated 10% share of Net Sales Proceeds, (vi) the Secured Equipment Lease Servicing Fee, and (vii) Acquisition Fees and Acquisition Expenses, real estate commissions on the sale of property and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

         "Organizational and Offering Expenses" means any and all costs and expenses, other than Selling Commissions, the Soliciting Dealer Warrants and the 0.5% marketing support and due diligence expense reimbursement fee incurred by the Company, the Advisor or any Affiliate of either in connection with the formation, qualification, and registration of the Company and the marketing and distribution of Shares, including, without limitation, the following: legal, accounting, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration, and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The Organizational and Offering Expenses paid by the Company in connection with the formation of the Company, together with the 7.5% Selling Commissions, the Soliciting Dealer Warrants and the 0.5% marketing support and due diligence expense reimbursement fee incurred by the Company will not exceed thirteen percent (13%) of the proceeds raised in connection with this offering.

         "Ownership Limit" means, with respect to shares of Common Stock and Preferred Stock, the percent limitation placed on the ownership of Common Stock and Preferred Stock by any one Person (as defined in the Articles of Incorporation). As of the initial date of this Prospectus, the Ownership Limit is 9.8% of the outstanding Common Stock and 9.8% of the outstanding Preferred Stock.

         "Participants" means those stockholders who elect to participate in the Reinvestment Plan.

         "Performance  Fee" means the fee payable to the Advisor  under  certain
circumstances   if  certain   performance   standards  have  been  met  and  the
Subordinated Incentive Fee has not been paid.

         "Permanent Financing" means financing (i) to acquire Assets, (ii) to pay the Secured Equipment Lease Servicing Fee, (iii) to pay a fee of 4.5% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, and (iv) to refinance outstanding amounts on the Line of Credit. Permanent Financing may be in addition to any borrowing under the Line of Credit.

         "Plan" means ERISA Plans, IRAs, Keogh plans, stock bonus plans, and certain other plans.

         "Preferred Stock" means any class or series of preferred stock of the Company that may be issued in accordance with the terms of the Articles of Incorporation and applicable law.

         "Properties" means (i) the real properties, including the buildings located thereon (ii) the real properties only, or (iii) the buildings only, which are acquired by the Company, either directly or through joint venture arrangements or other partnerships.

         "Prospectus" means the final prospectus included in the Company's Registration Statement filed with the Securities and Exchange Commission, pursuant to which the Company will offer Shares to the public, as the same may be amended or supplemented from time to time after the effective date of such Registration Statement.

         "Qualified Plans" means qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and IRAs.

         "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

         "Reinvestment Agent" or "Agent" means the independent agent, which currently is MMS Escrow and Transfer Agency, Inc., for Participants in the Reinvestment Plan.


         "Reinvestment Plan" means the Reinvestment Plan, in the form attached hereto as Appendix A.


         "Reinvestment  Proceeds" means net proceeds  available from the sale of
Shares  under  the  Reinvestment   Plan  to  redeem  Shares  or,  under  certain
circumstances, to invest in additional Properties or Mortgage Loans.

         "REIT" means real estate investment trust, as defined pursuant to Sections 856 through 860 of the Code.

         "Related Party Tenant" means a related party tenant, as defined pursuant to Section 856(d)(2)(B) of the Code.

         "Roll-Up Entity" means a partnership, real estate investment trust, corporation, trust, or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

         "Roll-Up Transaction" means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of existence of the Company, compensation to the Advisor, or the investment objectives of the Company.

         "Sale" (i) means any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards;
(B) the Company sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards or, (D) the Company sells, grants, conveys or relinquishes its interest in any Mortgage Loan or Secured Equipment Lease or portion thereof, including any event with respect to any Mortgage Loan or Secured Equipment Lease which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B) or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within 180 days thereafter.

         "Secured Equipment Leases" means the Equipment financing made available by the Company to operators of Health Care Facilities pursuant to which the Company will finance, through loans or direct financing leases, the Equipment.

         "Secured Equipment Lease Servicing Fee" means the fee payable to the Advisor by the Company out of the proceeds of the Line of Credit or Permanent Financing for negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease and paid upon entering into such lease or loan.

         "Selling Commissions" means any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of Shares as described in the Prospectus, including, without limitation, commissions payable to CNL Securities Corp.

         "Shares" means the up to 15,500,000 shares of Common Stock of the Company to be sold in the offering.

         "Soliciting Dealers" means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Managing Dealer to sell Shares.

         "Soliciting Dealer Warrants" means warrants to purchase one share of Common Stock of the Company for every 25 Shares sold through the offering, which are issuable to the Managing Dealer (all or a portion of which may be reallowed to Soliciting Dealers, with prior written approval from, and in the sole discretion of, at the Managing Dealer) and are to be exercised during the Exercise Period, at a price of $12.00 per share.

         "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

         a. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

         b. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

         c. having a substantial number of relationships and contacts with the Company;

         d.       possessing significant rights to control Company Properties;

         e. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry;

         f. or providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.

         "Stockholder" shall mean a registered holder of the Company's Shares.

         "Stockholders' 8% Return," as of each date, shall mean an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.


         "Subscription Agreement" means the Subscription Agreement, in one of the forms attached hereto as Appendix D.


         "Subordinated Incentive Fee" means the fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange or over-the-counter market.

         "Termination Date" means the date of termination of the Advisory Agreement.

         "Total Proceeds" means Gross Proceeds, loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding loan proceeds used to finance Secured Equipment Leases.

         "Triple-Net Lease" means a Property lease pursuant to which the tenant is responsible for property costs associated with ongoing operations, including repairs, maintenance, property taxes, utilities and insurance.

         "Unimproved Real Property" means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

                                   APPENDIX A


                                     FORM OF
                                REINVESTMENT PLAN

                                     FORM OF
                                REINVESTMENT PLAN



         CNL  HEALTH  CARE  PROPERTIES,   INC.,  a  Maryland   corporation  (the
"Company"), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the "Reinvestment Plan") on the terms and conditions set forth below.


         1. Reinvestment of Distributions. MMS Securities, Inc., the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:


              (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at the public offering price per Share. During such period, commissions and the marketing support and due diligence fee equal to 0.5% of the total amount raised from sale of the Shares may be reallowed to the broker who made the initial sale of Shares to the Participant at the same rate as for initial purchases.

              (b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The
         Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon listing of the Shares on a national securities exchange or over-the-counter market, the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the

         Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.

              (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

              (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in Franklin Bank, N.A., Southfield, Michigan, or in another commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

              (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

              (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

              (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

         2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a shareholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may be) in which the shareholder makes such written election to participate in the

Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms.

         3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

         4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

         5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

         6.   Suitability.

              (a) Within 60 days prior to the end of each fiscal year, CNL Securities Corp. ("CSC"), will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

              (b) Each Participant will be required to return the executed Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

              (c) If a Participant fails to return the executed Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

              (d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

              (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's Prospectus.

         7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

         8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Additionally, in connection with any Shares purchased from the Company both prior to and after the termination of a public offering of the Shares, the Company will pay to CSC selling commissions of 7.5%, a marketing support and due diligence expense reimbursement fee of .5%, and, in the event that proceeds of the sale of Shares pursuant to the Reinvestment Plan are used to acquire Properties or to invest in Mortgage Loans, will pay to CNL Health Care Advisors, Inc. acquisition fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan.


         9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

         10. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

         11.  Termination.

              (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal month or quarter to which such Distribution relates.

              (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

              (c) After termination of the Reinvestment Plan or termination of a
         Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.


         12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Services Department, CNL Securities Corp., 400 East South Street, Orlando, Florida 32801, if to the Company, or to MMS Securities, Inc., 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.


         13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

                                   APPENDIX B

                              FINANCIAL INFORMATION

                          INDEX TO FINANCIAL STATEMENTS


                        CNL HEALTH CARE PROPERTIES, INC.
                   (A Development Stage Maryland Corporation)



                                                                  Page


Report of Independent Accountants                                   B-2
Financial Statements:
         Balance Sheets at April 30, 1998 (unaudited)
           and December 31, 1997                                    B-3
     Statements of Stockholder's Equity for the
           four months ended April 30, 1998 (unaudited)
           and the period December 22, 1997 (date of
           inception) through December 31, 1997                     B-4
         Notes to Financial Statements                              B-5

                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors
CNL Health Care Properties, Inc.


         We have audited the accompanying balance sheet of CNL Health Care Properties, Inc. (a development stage company) as of December 31, 1997, and the related statement of stockholder's equity for the period December 22, 1997 (date of inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CNL Health Care Properties, Inc. as of December 31, 1997, and the changes in stockholder's equity for the period December 22, 1997 (date of inception) through December 31, 1997 in conformity with generally accepted accounting principles.



/s/ Coopers & Lybrand L.L.P.


Orlando, Florida
January 20, 1998

                        CNL HEALTH CARE PROPERTIES, INC.
                   (A Development Stage Maryland Corporation)

                                 BALANCE SHEETS


              ASSETS
                                                 April 30,
                                                   1998           December 31,
                                               (Unaudited)            1997
                                               -----------        -----------

Cash                                            $     77           $200,000
Deferred offering costs                          352,644             80,330
                                                --------           --------
                                                $352,721           $280,330
                                                ========           ========

      LIABILITIES AND STOCKHOLDER'S EQUITY

Accrued offering costs:
  Due to CNL Health Care Advisors, Inc.         $102,556           $ 58,600
  Due to others                                   50,165             21,730
                                                --------           --------
                                                 152,721             80,330
                                                --------           --------
Stockholder's equity:
  Common stock, $.01 par value; 100,000
    shares authorized, 20,000 shares
    issued and outstanding                           200                200
  Capital in excess of par value                 199,800            199,800
                                                --------           --------
                                                 200,000            200,000
                                                --------           --------

                                                $352,721           $280,330
                                                ========           ========









                 See accompanying notes to financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                   (A Development Stage Maryland Corporation)

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                      Four Months Ended April 30, 1998 and
                      December 22, 1997 (Date of Inception)
                            through December 31, 1997


                                                          Common stock                 Capital in
                                                    Number            Par              excess of
                                                   of shares         value             par value           Total
                                                   ---------         -----             ---------           -----
Balance, December 22, 1997
  (Date of Inception)                                     -         $     -              $     -         $     -

Cash received from sale
  of common stock to
  CNL Health Care Advisors, Inc.                      20,000             200              199,800         200,000
                                                    --------        --------             --------        --------

Balance at December 31, 1997                          20,000             200              199,800         200,000

Cash received from sale
  of common stock                                         -               -                    -               -
                                                    --------        --------             --------        -------

Balance at April 30, 1998                             20,000        $    200             $199,800        $200,000
                                                    ========        ========             ========        ========








                 See accompanying notes to financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                   (A Development Stage Maryland Corporation)

                          NOTES TO FINANCIAL STATEMENTS

                      Four Months Ended April 30, 1998 and
                      December 22, 1997 (Date of Inception)
                            through December 31, 1997


1.       Organization:

         CNL Health Care Properties, Inc. (the "Company") was organized in Maryland on December 22, 1997. The Company intends to file a registration statement on Form S-11 with the Securities and Exchange Commission with respect to a public offering (the "Offering") of 15,500,000 shares of common stock. A maximum of 15,000,000 shares may be sold. In addition, the Company plans to register an additional 500,000 shares which will be available only to stockholders who elect to participate in the Company's reinvestment plan (the "Reinvestment Plan") (Note 3). In addition, the Company plans to register 600,000 shares issuable upon the exercise of warrants granted to the managing dealer of the offering.

         The Company intends to use the proceeds from its public offering, after deducting offering expenses, primarily to acquire real estate properties (the "Properties") related to health care and seniors' housing facilities (the "Health Care Facilities") located across the United States. The Health Care Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Company may provide mortgage financing (the "Mortgage Loans") to operators of Health Care Facilities in the aggregate principal amount of approximately 5% to 10% of the Company's total assets. The Company also may offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Health Care Facilities. Secured Equipment Leases will be funded from the proceeds of a loan in an amount up to ten percent of the Company's total assets which the Company intends to obtain.

         The Company is in the development stage and has not begun operations.

2.       Income Taxes:

         The Company intends to make an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code commencing with its taxable year ending December 31, 1998. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, so long as it distributes at least 95 percent of its REIT taxable income.

                        CNL HEALTH CARE PROPERTIES, INC.
                   (A Development Stage Maryland Corporation)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                      Four Months Ended April 30, 1998 and
                      December 22, 1997 (Date of Inception)
                            through December 31, 1997


2.       Income Taxes - Continued:

         REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

3.       Reinvestment Plan:

         The Company  has  established  a  Reinvestment  Plan  pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock of the Company.

         The Offering includes 500,000 shares of common stock for purchase through the Reinvestment Plan.

4.       Deferred Offering Costs:

         The Company has and will continue to incur certain costs in connection with the Offering, including filing fees, legal, accounting, marketing and printing costs and escrow fees, which will be deducted from the gross proceeds of the Offering. Certain preliminary costs incurred prior to raising capital have been and will be advanced by an affiliate of the Company.

5.       Capitalization:

         At April 30, 1998 and December 31, 1997, the Company was authorized to issue 100,000 shares of common stock, all of one class, with a par value of $.01 per share. The Company plans to amend the Articles of Incorporation to increase the authorized number of shares of common stock and to authorize the issuance of two additional classes of stock, preferred stock and excess stock, to accomplish the Offering.

6.       Concentration of Credit Risk:

         At December 31, 1997, the Company had cash on deposit in one financial institution in excess of federally insured levels; however, the Company has not experienced any losses in such account. The Company limits investments of cash investments to financial institutions with high credit standing; therefore, the Company believes it is not exposed to any significant credit risk on cash.

                        CNL HEALTH CARE PROPERTIES, INC.
                   (A Development Stage Maryland Corporation)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                      Four Months Ended April 30, 1998 and
                      December 22, 1997 (Date of Inception)
                            through December 31, 1997


7.       Related Party Arrangements:

         Certain affiliates of the Company, including those described below, will receive fees and compensation in connection with the Offering, and the acquisition, management, and sale of the assets of the Company.

         In connection with the formation of the Company and the offering of the shares, the managing dealer of the Offering, an affiliate of the Company, will receive selling commissions of 7.5% and a marketing support and due diligence expense reimbursement of 0.5% of the total amount raised from the sale of shares, computed at $10.00 per share sold. Up to 7% of the commissions on shares sold and all or a portion of the 0.5% marketing support and due diligence expense reimbursement fee may be reallowed to certain soliciting dealers who are not affiliates of the Company, with prior written approval from, and in the sole discretion of, the managing dealer.

         In addition, the Company has agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to the managing dealer. The price for each warrant will be $0.0008 and one warrant will be issued for every 25 shares sold by the managing dealer. All or a portion of the Soliciting Dealer Warrants may be reallowed to soliciting dealers with prior written approval from, and in the sole discretion of the managing dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one share of common stock from the Company at a price of $12.00 during the five year period commencing with the date the offering begins. No Soliciting Dealer Warrant, however, will be exercisable until one year from the date of issuance.

         Amounts due to CNL Health Care Advisors, Inc., the sole stockholder of the Company, totalling $102,556 at April 30, 1998, consisted of expenditures incurred on behalf of the Company of $80,918 and administrative services in connection with the offering of $21,638.

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hospitality Properties, Inc. (formerly CNL American Realty Fund, Inc.), to invest in restaurant properties and hotel properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in health care facilities leased on a triple-net basis to operators of the health care facilities.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties, or in the case of CNL Hospitality Properties, Inc., through investment in restaurant properties and hotel properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PROGRAMS.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 1997. The following is a brief description of the Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 1993 and December 1997.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the general partners of the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between January 1993 and December 1997. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 1997.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through December 31, 1997, of the Prior Public Programs, the offerings of which became fully subscribed between January 1993 and December 1997.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of a partnership nature. These items include proceeds from capital contributions of limited partners and disbursements made from these sources of funds, such as syndication and organizational costs, acquisition of the properties and other costs which are related more to the organization of the partnership and the acquisition of properties than to the actual operations of the partnerships.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is omitted from this Appendix C because none of the directors of the Company or their Affiliates has been involved in completed public programs which made investments similar to those of the Company.

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 1993 and December 1997.

         This Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS





                                      CNL Income      CNL Income      CNL Income     CNL Income
                                      Fund XII,       Fund XIII,       Fund XIV,      Fund XV,
                                         Ltd.            Ltd.            Ltd.           Ltd.
                                         ----            ----            ----           ----

Dollar amount offered                $45,000,000     $40,000,000     $45,000,000    $40,000,000
                                     ===========     ===========     ===========    ===========

Dollar amount raised                       100.0%          100.0%          100.0%         100.0%
                                     -----------     -----------     -----------    -----------

Less offering expenses:

  Selling commissions
    and discounts                           (8.5)           (8.5)           (8.5)          (8.5)
  Organizational expenses                   (3.0)           (3.0)           (3.0)          (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                               (0.5)           (0.5)           (0.5)          (0.5)
                                     -----------     -----------     -----------    -----------
                                           (12.0)          (12.0)          (12.0)         (12.0)
                                     -----------     -----------     -----------    -----------
Reserve for operations                       --              --              --             --
                                     -----------     -----------     -----------    ----------

Percent available for
  investment                                88.0%           88.0%           88.0%          88.0%
                                     ===========     ===========     ===========    ===========

Acquisition costs:

  Cash down payment                         83.0%           82.5%           82.5%          82.5%
  Acquisition fees paid
    to affiliates                            5.0             5.5             5.5            5.5
  Loan costs                                 --              --              --             --
                                     -----------     -----------     -----------    ----------

Total acquisition costs                     88.0%           88.0%           88.0%          88.0%
                                     ===========     ===========     ===========    ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                            --              --              --             --

Date offering began                      9/29/92         3/31/93         8/27/93        2/23/94

Length of offering (in
  months)                                      6               5               6              6

Months to invest 90% of
  amount available for
  investment measured
  from date of offering                       11              10              11             10



                                 CNL Income        CNL American          CNL Income      CNL Income       CNL Hospitality
                                  Fund XVI,      Properties Fund,        Fund XVII,      Fund XVIII,         Properties,
                                    Ltd.               Inc.                 Ltd.             Ltd.               Inc.
                                    ----               ----                 ----             ----             --------
                                                     (Note 1)                             (Note 2)            (Note 3)
Dollar amount offered          $45,000,000        $150,000,000         $30,000,000
                               ===========        ============         ===========

Dollar amount raised                100.0%              100.0%              100.0%
                               ----------         -----------          ----------

Less offering expenses:

  Selling commissions
    and discounts                    (8.5)               (7.5)              (8.5)
  Organizational expenses            (3.0)               (3.0)              (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                        (0.5)               (0.5)              (0.5)
                              -----------         -----------       ------------
                                    (12.0)              (11.0)             (12.0)
                              -----------         -----------       ------------
Reserve for operations                 --                  --                --
                              ------------        ------------      -----------

Percent available for
  investment                         88.0%               89.0%              88.0%
                              ===========         ===========       ============

Acquisition costs:

  Cash down payment                  82.5%               84.5%              83.5%
  Acquisition fees paid
    to affiliates                     5.5                 4.5                4.5
  Loan costs                           --                  --                --
                              ------------        ------------      -----------

Total acquisition costs              88.0%               89.0%              88.0%
                              ===========         ===========       ============

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                   --                  --                --

Date offering began                9/02/94             4/19/95           9/02/95

Length of offering (in
  months)                                9                  22                12

Months to invest 90% of
  amount available for
  investment measured
  from date of offering                 11                  23                15

NOTES TO TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS



Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997. As of December 31, 1997, APF had received subscriptions totalling $211,137,944 from the 1997 Offering, including $1,872,648 issued pursuant to the company's reinvestment plan. Upon completion of the 1997 Offering on March 2, 1998, APF commenced an offering of up to $345,000,000 (the "1998 Offering"), including $20,000,000 available only to stockholders pursuant to the company's reinvestment plan.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. ("CNL XVIII") each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL XVII commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL XVIII could not commence until the offering of Units of CNL XVII had terminated. CNL XVII terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL XVII, CNL XVIII commenced its offering to the public of 3,500,000 Units ($35,000,000). As of December 31, 1997, CNL XVIII had accepted subscriptions for 3,500,000 Units and had received subscription proceeds for 3,414,576 Units, representing $34,145,759 of capital contributed by limited partners. The remaining proceeds of $854,241, representing the remaining 85,424 Units were received during the period January 1, 1998 through February 6, 1998, at which time CNL XVIII terminated its offering.

Note 3: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. registered for sale $165,000,000 of shares of common stock. The offering of shares of CNL Hospitality Properties, Inc. commenced July 9, 1997.

                                    TABLE II
                             COMPENSATION TO SPONSOR


                                             CNL Income    CNL Income    CNL Income    CNL Income
                                              Fund XII,    Fund XIII,     Fund XIV,     Fund XV,
                                                Ltd.          Ltd.          Ltd.          Ltd.
                                                ----          ----          ----          ----

Date offering commenced                         9/29/92       3/31/93       8/27/93       2/23/94
Dollar amount raised                        $45,000,000   $40,000,000   $45,000,000   $40,000,000
                                            ===========   ===========   ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                               3,825,000     3,400,000     3,825,000     3,400,000
    Real estate commissions                           -             -             -             -
    Acquisition fees                          2,250,000     2,200,000     2,475,000     2,200,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                    225,000       200,000       225,000       200,000
                                            -----------   -----------   -----------   -----------
Total amount paid to sponsor                  6,300,000     5,800,000     6,525,000     5,800,000
                                            ===========   ===========   ===========   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1997                                      3,940,072     3,395,200     3,734,726     3,419,967
    1996                                      4,089,655     3,494,528     3,841,163     3,557,073
    1995                                      3,928,473     3,482,461     3,823,939     3,361,477
    1994                                      3,933,486     3,232,046     2,897,432     1,154,454
    1993                                      3,320,549     1,148,550       329,957             -
    1992                                         63,401             -             -             -
    1991                                              -             -             -             -
    1990                                              -             -             -             -
    1989                                              -             -             -             -
    1988                                              -             -             -             -
    1987                                              -             -             -             -
    1986                                              -             -             -             -
    1985                                              -             -             -             -
    1984                                              -             -             -             -
    1983                                              -             -             -             -
    1982                                              -             -             -             -
    1981                                              -             -             -             -
Amount paid to sponsor from operations
  (administrative, accounting and
  management fees):
    1997                                        133,084       121,643       128,536       113,372
    1996                                        137,966       126,947       134,867       122,391
    1995                                        109,111       103,083       114,095       122,107
    1994                                         84,524        83,046        84,801        37,620
    1993                                         73,789        27,003         8,220             -
    1992                                          2,031             -             -             -
    1991                                              -             -             -             -
    1990                                              -             -             -             -
    1989                                              -             -             -             -
    1988                                              -             -             -             -
    1987                                              -             -             -             -
    1986                                              -             -             -             -
    1985                                              -             -             -             -
    1984                                              -             -             -             -
    1983                                              -             -             -             -
    1982                                              -             -             -             -
    1981                                              -             -             -             -
Dollar amount of property sales and
  refinancing before deducting payments to
  sponsor:
    Cash                                      1,640,000     1,769,260     3,196,603     3,312,297
    Notes                                             -             -             -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                           -             -             -             -
    Incentive fees                                    -             -             -             -
    Other (Note 2)                                    -             -             -             -






                                             CNL Income     CNL American      CNL Income    CNL Income     CNL Hospitality
                                             Fund XVI,   Properties Fund,     Fund XVII,    Fund XVIII,      Properties,
                                                Ltd.            Inc.             Ltd.           Ltd.            Inc.
                                                ----            ----             ----           ----            ----
                                                              (Note 1)                        (Note 3)        (Note 4)
Date offering commenced                        9/02/94  4/19/95 and 2/6/97       9/02/95
Dollar amount raised                       $45,000,000     $361,729,709      $30,000,000
                                           ===========     ============      ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                              3,825,000       27,129,728        2,550,000
    Real estate commissions                          -                -                -
    Acquisition fees                         2,475,000       16,277,837        1,350,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                   225,000        1,808,649          150,000
                                           -----------     ------------      -----------
Total amount paid to sponsor                 6,525,000       45,216,214        4,050,000
                                           ===========     ============      ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1997                                     3,909,781       18,514,122        2,611,191
    1996                                     3,911,609        6,096,045        1,340,159
    1995                                     2,619,840          594,425           11,671
    1994                                       212,171                -                -
    1993                                             -                -                -
    1992                                             -                -                -
    1991                                             -                -                -
    1990                                             -                -                -
    1989                                             -                -                -
    1988                                             -                -                -
    1987                                             -                -                -
    1986                                             -                -                -
    1985                                             -                -                -
    1984                                             -                -                -
    1983                                             -                -                -
    1982                                             -                -                -
    1981                                             -                -                -
Amount paid to sponsor from operations
  (administrative, accounting and
  management fees):
    1997                                       129,357        1,437,908          116,077
    1996                                       157,883          613,505          107,211
    1995                                       138,445           95,966            2,659
    1994                                         7,023                -                -
    1993                                             -                -                -
    1992                                             -                -                -
    1991                                             -                -                -
    1990                                             -                -                -
    1989                                             -                -                -
    1988                                             -                -                -
    1987                                             -                -                -
    1986                                             -                -                -
    1985                                             -                -                -
    1984                                             -                -                -
    1983                                             -                -                -
    1982                                             -                -                -
    1981                                             -                -                -
Dollar amount of property sales and
  refinancing before deducting payments to
  sponsor:
    Cash                                     1,385,384        6,289,236                -
    Notes                                            -                -                -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                          -                -                -
    Incentive fees                                   -                -                -
    Other (Note 2)                                   -                -                -




NOTES TO TABLE II - COMPENSATION TO SPONSOR



Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"). The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares)
         issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"). The 1997 Offering of APF commenced following the
         completion of the Initial Offering on February 6, 1997.   The amounts
         shown represent the combined results of the Initial Offering and the 1997 Offering as of December 31, 1997, including shares issued pursuant to the company's reinvestment plan. As of December 31, 1997, APF had received subscriptions totalling $211,137,944 from the 1997 Offering, including $1,872,648 issued pursuant to the company's reinvestment plan. Upon completion of the 1997 Offering on March 2, 1998, APF commenced an offering of up to $345,000,000 ("the 1998 Offering"), including $20,000,000 available only to stockholders pursuant to the company's reinvestment plan.

Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF is entitled to receive a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease. During the years ended December 31, 1997 and 1996, APF incurred $366,865 and $70,070, respectively, in secured equipment lease servicing fees.

Note 3: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. ("CNL XVIII") each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL XVII commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL XVIII could not commence until the offering of Units of CNL XVII had terminated. CNL XVII terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL XVII, CNL XVIII commenced its offering to the public of 3,500,000 Units ($35,000,000). As of December 31, 1997, CNL XVIII had accepted subscriptions for 3,500,000 Units and had received subscription proceeds for 3,414,576 Units, representing $34,145,759 of capital contributed by limited partners, and 22 properties had been acquired. From commencement of the offering through December 31, 1997, total selling commissions and discounts were $2,902,389, due diligence expense reimbursement fees were $170,729, and acquisition fees were $1,536,559, for a total amount paid to sponsor of $4,609,677. CNL XVIII had cash generated from operations for the period October 11, 1996 (the date funds were originally released from escrow) through December 31, 1997, of $1,388,756. CNL XVIII made payments of $113,041 to the sponsor from operations for this period. As of December 31, 1997, CNL XVIII had accepted subscriptions for 3,500,000 Units and had received subscription proceeds for 3,414,576 Units, representing $34,145,759 of capital contributed by limited partners. The remaining proceeds of $854,241, representing the remaining 85,424 Units were received during the period January 1, 1998 through February 6, 1998, at which time CNL XVIII terminated its offering.

Note 4: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. registered for sale $165,000,000 of shares of common stock. The offering of shares of CNL Hospitality Properties, Inc. commenced September 11, 1997. As of December 31, 1997, CNL Hospitality Properties, Inc. had sold 1,132,540 shares, representing subscription proceeds of $11,325,402 from the offering, including 106 shares, ($1,056) through the reinvestment plan. From the commencement of the offering through December 31, 1997, total selling commissions and discounts were $849,405, marketing support and due diligence expense reimbursement fees were $56,627, and acquisition fees were $509,643, for a total amount paid to sponsor of $1,415,675. CNL Hospitality Properties, Inc. had cash generated from operations for the period October 15, 1997 (the date funds were originally released from escrow) through December 31, 1997, of $22,469. CNL Hospitality Properties, Inc. made payments of $6,889 to the sponsor from operations for this period.

                                    TABLE III
                     Operating Results of Prior Programs CNL
                              INCOME FUND XII, LTD.



                                                            1991
                                                          (Note 1)       1992            1993            1994
                                                        ------------  ------------    ------------    --------

Gross revenue                                        $          0    $     25,133    $  3,374,640    $  4,397,881
Equity in earnings of joint ventures                            0              46          49,604          85,252
Profit (loss) from sale of properties
  (Note 7)                                                      0               0               0               0
Interest income                                                 0          45,228         190,082          65,447
Less: Operating expenses                                        0          (7,211)       (193,804)       (192,951)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0          (3,997)       (286,293)       (327,795)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0          59,199       3,134,229       4,027,834
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0          58,543       2,749,072       3,301,005
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 5)                                               0          61,370       3,246,760       3,848,962
Cash generated from sales (Note 7)                              0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0          61,370       3,246,760       3,848,962
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0         (61,370)     (1,972,769)     (3,768,754)
    - from sale of properties                                   0               0               0               0
    - from return of capital (Note 4)                           0         (60,867)              0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         (60,867)      1,273,991          80,208
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      21,543,270      23,456,730               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Organization costs                                          0         (10,000)              0               0
    Syndication costs                                           0      (2,066,937)     (2,277,637)              0
    Acquisition of land and buildings                           0      (7,536,009)    (15,472,737)           (230)
    Investment in direct financing
      leases                                                    0      (2,503,050)    (11,875,100)           (591)
    Loan to tenant of joint venture,
      net of repayments                                         0               0        (207,189)          6,400
    Investment in joint ventures                                0        (372,045)       (468,771)         (4,400)
    Payment of lease costs                                      0               0               0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                           0        (704,923)       (432,749)              0
    Increase in other assets                                    0        (654,497)              0               0
    Other                                                       0               0               0             973
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       7,634,942      (6,003,462)         82,360
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0               5              64              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============






                                                         1995            1996           1997
                                                     ------------    ------------   -------------

Gross revenue                                      $  4,404,792    $  4,264,273   $  4,171,654
Equity in earnings of joint ventures                     81,582         200,499        277,325
Profit (loss) from sale of properties
  (Note 7)                                                    0         (15,355)             0
Interest income                                          84,197          88,286         73,237
Less: Operating expenses                               (228,404)       (279,341)      (249,972)
      Interest expense                                        0               0              0
      Depreciation and amortization                    (327,795)       (315,319)      (320,030)
                                                   ------------    ------------   ------------
Net income - GAAP basis                               4,014,372       3,943,043      3,952,214
                                                   ============    ============   ============
Taxable income
  - from operations                                   3,262,046       3,275,495      3,195,801
                                                   ============    ============   ============
  - from gain (loss) on sale                                  0         (41,506)             0
                                                   ============    ============   ============
Cash generated from operations
  (Notes 2 and 5)                                     3,819,362       3,951,689      3,806,988
Cash generated from sales (Note 7)                            0       1,640,000              0
Cash generated from refinancing                               0               0              0
                                                   ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                                     3,819,362       5,591,689      3,806,988
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                       (3,819,362)     (3,870,008)    (3,806,988)
    - from sale of properties                                 0               0              0
    - from return of capital (Note 4)                         0               0              0
    - from cash flow from prior period                   (5,645)              0        (18,020)
                                                   ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                          (5,645)      1,721,681        (18,020)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                           0               0              0
    General partners' capital
      contributions                                           0               0              0
    Organization costs                                        0               0              0
    Syndication costs                                         0               0              0
    Acquisition of land and buildings                         0               0        (55,000)
    Investment in direct financing
      leases                                                  0               0              0
    Loan to tenant of joint venture,
      net of repayments                                   7,008           7,741          4,886
    Investment in joint ventures                              0      (1,645,024)             0
    Payment of lease costs                                    0               0        (26,052)
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                         0               0              0
    Increase in other assets                                  0               0              0
    Other                                                     0               0              0
                                                   ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                         1,363          84,398        (94,186)
                                                   ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                          72              72             70
                                                   ============    ============   ============
  - from recapture                                            0               0              0
                                                   ============    ============   ============
Capital gain (loss)                                           0              (1)             0
                                                   ============    ============   ============

                                       C-10




                                                         1991
                                                       (Note 1)          1992            1993            1994
                                                     ------------    ------------    ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               5              46              84
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
  - from return of capital (Note 3)                             0               7               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                      0              12              46              84
                                                     ============    ============    ============    ============
    Source (on cash basis)
    - from sales                                                0               0               0               0
    - from refinancing                                          0               0               0               0
    - from operations                                           0               6              46              84
    - from return of capital (Note 3)                           0               6               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 6)                                                      0              12              46              84
                                                     ============    ============    ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 8 and 9)                                 0.00%           5.00%           6.75%           8.50%
Total cumulative cash distributions
  per $1,000 investment from inception                          0              12              58             142
Amount (in percentage terms) remaining
  invested  in program  properties  at the
  end of each year (period)
  presented (original total acquisition cost
  of properties  retained,  divided by original
  total acquisition cost of all properties
  in program) (Note 7)                                        N/A            100%            100%            100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XII, Ltd. ("CNL XII") and CNL Income Fund XI, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XI, Ltd. commenced March 12, 1992. Pursuant to the registration statement, CNL XII could not commence until the offering of Units of CNL Income Fund XI, Ltd. was terminated. CNL Income Fund XI, Ltd. terminated its offering of Units on September 28, 1992, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XI, Ltd., CNL XII commenced its offering of Units. Activities through October 8, 1992, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: CNL Income Fund XII, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period, once finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XII, Ltd.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996 and 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.







                                                     1995            1996           1997
                                                 ------------    ------------   ------------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                85              86             85
  - from capital gain                                      0               0              0
  - from investment income from
      prior period                                         0               0              0
  - from return of capital (Note 3)                        0               0              0
                                                ------------    ------------   ------------
Total distributions on GAAP basis
  (Note 6)                                                85              86             85
                                                ============    ============   ============
    Source (on cash basis)
    - from sales                                           0               0              0
    - from refinancing                                     0               0              0
    - from operations                                     85              86             85
    - from return of capital (Note 3)                      0               0              0
    - from cash flow from prior period                     0               0              0
                                                ------------    ------------   ------------
Total distributions on cash basis
  (Note 6)                                                85              86             85
                                                ============    ============   ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 8 and 9)                            8.60%           8.50%          8.50%
Total cumulative cash distributions
  per $1,000 investment from inception                   227             313            398
Amount (in percentage terms) remaining
  invested  in program  properties  at the
  end of each year (period)
  presented (original total acquisition cost
  of properties  retained,  divided by original
  total acquisition cost of all properties
  in program) (Note 7)                                  100%            100%           100%



Note 7: In April 1996, CNL Income Fund XII, Ltd. sold one of its properties to an unrelated third party for $1,640,000. As a result of this transaction, CNL Income Fund XII, Ltd. recognized a loss of $15,355 for financial reporting purposes primarily due to acquisition fees and miscellaneous acquisition expenses CNL Income Fund XII, Ltd. had allocated to this property. In May 1996, CNL Income Fund XII, Ltd. reinvested the proceeds from this sale, along with additional funds, for a total of $1,645,024 in Middleburg Joint Venture.

Note 8: On December 31, 1995, CNL Income Fund XII, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% of the total invested capital. Accordingly, the total yield for 1995 was 8.60%.

Note 9: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 10: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                     Operating Results of Prior Programs CNL
                             INCOME FUND XIII, LTD.



                                                           1992
                                                          (Note 1)         1993            1994            1995
                                                        ------------    -----------    ------------    -----------
Gross revenue                                        $          0    $    966,564    $  3,558,447    $  3,806,944
Equity in earnings of joint ventures                            0           1,305          43,386          98,520
Profit (loss) from sale of properties
  (Notes 4, 5 and 6)                                            0               0               0         (29,560)
Interest income                                                 0         181,568          77,379          51,410
Less: Operating expenses                                        0         (59,390)       (183,311)       (214,705)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (148,170)       (378,269)       (393,435)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         941,877       3,117,632       3,319,174
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         978,535       2,703,252       2,920,859
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,121,547       3,149,000       3,379,378
Cash generated from sales (Notes 4, 5 and 6)                    0               0               0         286,411
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,121,547       3,149,000       3,665,789
Less: Cash distributions to investors
  (Note 7)
    - from operating cash flow                                  0        (528,364)     (2,800,004)     (3,350,014)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after
  cash distributions                                            0         593,183         348,996         315,775
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                             0      40,000,000               0               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Syndication costs                                           0      (3,932,017)           (181)              0
    Acquisition of land and buildings                           0     (19,691,630)     (5,764,308)       (336,116)
    Investment in direct financing leases                       0      (6,760,624)     (1,365,075)              0
    Investment in joint ventures                                0        (314,998)       (545,139)       (140,052)
    Increase (decrease) in restricted cash                      0               0               0               0
    Loan to tenant                                              0               0               0               0
    Collections on loan to tenant                               0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                             0        (799,980)        (25,036)         (3,074)
    Increase in other assets                                    0        (454,909)          9,226               0
    Other                                                       0               0               0             954
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       8,639,025      (7,341,517)       (162,513)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              67              72
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Notes 4, 5 and 6)                          0               0               0               0
                                                     ============    ============    ============    ============




                                                      1996            1997
                                                  ------------    ------------
Gross revenue                                     $  3,685,280    $  3,654,128
Equity in earnings of joint ventures                    60,654         150,417
Profit (loss) from sale of properties
  (Notes 4, 5 and 6)                                    82,855         (48,538)
Interest income                                         49,820          27,925
Less: Operating expenses                              (253,360)       (354,206)
      Interest expense                                       0               0
      Depreciation and amortization                   (393,434)       (394,099)
                                                  ------------     -----------
Net income - GAAP basis                              3,231,815       3,035,627
                                                  ============     ===========
Taxable income
  - from operations                                  2,972,159       2,470,268
                                                  ============     ===========
  - from gain (loss) on sale                                 0          (9,715)
                                                  ============     ===========
Cash generated from operations
  (Notes 2 and 3)                                    3,367,581       3,273,557
Cash generated from sales (Notes 4, 5 and 6)           550,000         932,849
Cash generated from refinancing                              0               0
                                                  ------------    ------------
Cash generated from operations, sales
  and refinancing                                    3,917,581       4,206,406
Less: Cash distributions to investors
  (Note 7)
    - from operating cash flow                      (3,367,581)     (3,273,557)
    - from sale of properties                                0               0
    - from cash flow from prior period                 (32,427)       (126,451)
                                                  ------------     -----------
Cash generated (deficiency) after
  cash distributions                                   517,573         806,398
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                          0               0
    General partners' capital
      contributions                                          0               0
    Syndication costs                                        0               0
    Acquisition of land and buildings                        0               0
    Investment in direct financing leases                    0               0
    Investment in joint ventures                             0      (1,482,849)
    Increase (decrease) in restricted cash            (550,000)        550,000
    Loan to tenant                                           0        (196,980)
    Collections on loan to tenant                            0         127,843
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                          0               0
    Increase in other assets                                 0               0
    Other                                                    0               0
                                                  ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                      (32,427)       (195,588)
                                                  ============     ===========
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                         74              61
                                                  ============    ============
  - from recapture                                           0               0
                                                  ============    ============
Capital gain (loss) (Notes 4, 5 and 6)                       0               0
                                                  ============    ============





                                                         1992
                                                       (Note 1)          1993            1994            1995
                                                     ------------    ------------    ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              18              70              82
  - from capital gain                                           0               0               0               0
  - from investment income from prior
      period                                                    0               0               0               2
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 7)                      0              18              70              84
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              18              70              84
  - from cash flow from prior period                            0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 7)                      0              18              70              84
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 8)                     0.00%           5.33%           7.56%           8.44%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              18              88             172
Amount (in percentage terms) remaining
  invested  in program  properties  at the end
  of each year  (period)  presented (original
  total acquisition cost of properties  retained,
  divided by original total acquisition cost
  of all properties in program) (Notes 4, 5 and 6)            N/A             100%            100%            100%



Note 1: The registration statement relating to the offering of Units by CNL Income Fund XIII, Ltd. became effective on March 17, 1993. Activities through April 15, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIII, Ltd.

Note 4: During 1995, the partnership sold one of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire an additional property. As a result of this transaction, the partnership recognized a loss for financial reporting purposes of $29,560 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: In November 1996, CNL Income Fund XIII, Ltd. sold one of its properties and received net sales proceeds of $550,000, resulting in a gain of $82,855 for financial reporting purposes. In January 1997, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 6: In October 1997, the partnership sold one of its properties and received net sales proceeds of $932,849, resulting in a loss of $48,538 for financial reporting purposes. In December 1997, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with affiates of the general partners.

Note 7: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996 and 1997, are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 8: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 9: Certain data for columns representing less than 12 months have been annualized.







                                                        1996            1997
                                                   ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                    78              75
  - from capital gain                                          2               0
  - from investment income from prior
      period                                                   5              10
                                                    ------------    ------------
Total distributions on GAAP basis (Note 7)                    85              85
                                                    ============    ============
  Source (on cash basis)
  - from sales                                                 0               0
  - from refinancing                                           0               0
  - from operations                                           84              82
  - from cash flow from prior period                           1               3
                                                    ------------    ------------
Total distributions on cash basis (Note 7)                    85              85
                                                    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 8)                    8.50%           8.50%
Total cumulative cash distributions per
  $1,000 investment from inception                           257             342
Amount (in percentage terms) remaining
  invested  in program  properties  at the end
  of each year  (period)  presented (original
  total acquisition cost of properties  retained,
  divided by original total acquisition cost
  of all properties in program) (Notes 4, 5 and 6)          100%             99%



                                    TABLE III
                     Operating Results of Prior Programs CNL
                              INCOME FUND XIV, LTD.



                                                            1992
                                                          (Note 1)       1993            1994            1995
                                                        ------------  ------------    ------------    ------------
Gross revenue                                        $          0    $    256,234    $  3,135,716    $  4,017,266
Equity in earnings of joint ventures                            0           1,305          35,480         338,717
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0               0         (66,518)
Interest income                                                 0          27,874         200,499          50,724
Less: Operating expenses                                        0         (14,049)       (181,980)       (248,840)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (28,918)       (257,640)       (340,112)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         242,446       2,932,075       3,751,237
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         278,845       2,482,240       3,162,165
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0         321,737       2,812,631       3,709,844
Cash generated from sales (Note 4)                              0               0               0         696,012
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         321,737       2,812,631       4,405,856
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0          (9,050)     (2,229,952)     (3,543,751)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         312,687         582,679         862,105
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      28,785,100      16,214,900               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Syndication costs                                           0      (2,771,892)     (1,618,477)              0
    Acquisition of land and buildings                           0     (13,758,004)    (11,859,237)       (964,073)
    Investment in direct financing leases                       0      (4,187,268)     (5,561,748)        (75,352)
    Investment in joint ventures                                0        (315,209)     (1,561,988)     (1,087,218)
    Return of capital from joint venture                        0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                              0        (706,215)       (376,738)           (577)
    Increase in other assets                                    0        (444,267)              0               0
    Other                                                       0               0               0           5,530
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       6,914,932      (4,180,609)     (1,259,585)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              16              56              70
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 4)                                    0               0               0               0
                                                     ============    ============    ============    ============







     1996            1997
 ------------    --------
Gross revenue                                        $  3,999,813    $  3,918,582
Equity in earnings of joint ventures                      459,137         309,879
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0
Interest income                                            44,089          40,232
Less: Operating expenses                                 (246,621)       (262,592)
      Interest expense                                          0               0
      Depreciation and amortization                      (340,089)       (340,161)
                                                      -----------     ------------
Net income - GAAP basis                                 3,916,329       3,665,940
                                                      ===========     ============
Taxable income
  - from operations                                     3,236,329       3,048,675
                                                      ===========     ============
  - from gain on sale                                           0          47,256
                                                      ===========     ============
Cash generated from operations
  (Notes 2 and 3)                                       3,706,296       3,606,190
Cash generated from sales (Note 4)                              0               0
Cash generated from refinancing                                 0               0
                                                      -----------     ------------
Cash generated from operations, sales
  and refinancing                                       3,706,296       3,606,190
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                         (3,706,296)     (3,606,190)
    - from sale of properties                                   0               0
    - from cash flow from prior period                     (6,226)       (106,330)
                                                      -----------     ------------
Cash generated (deficiency) after cash
  distributions                                            (6,226)       (106,330)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0               0
    General partners' capital
      contributions                                             0               0
    Syndication costs                                           0               0
    Acquisition of land and buildings                           0               0
    Investment in direct financing leases                       0               0
    Investment in joint ventures                           (7,500)       (121,855)
    Return of capital from joint venture                        0          51,950
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                              0               0
    Increase in other assets                                    0               0
    Other                                                       0               0
                                                     ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                         (13,726)       (176,235)
                                                      ===========     ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                            71              67
                                                     ============    ============
  - from recapture                                              0               0
                                                     ============    ============
Capital gain (loss) (Note 4)                                    0               1
                                                     ============    ============





                                                         1992
                                                       (Note 1)          1993            1994            1995
                                                     ------------    ------------    ------------    -------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              51              79
  - from capital gain                                           0               0               0               0
  - from return of capital                                      0               0               0               0
  - from investment income from prior
      period                                                    0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0               1              51              79
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0               1              51              79
  - from cash flow from prior period                            0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 5)                      0               1              51              79
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                     0.00%           4.50%           6.50%           8.06%
Total cumulative cash distributions
  per $1,000 investment from inception                          0               1              52             131
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A            100%            100%            100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XIV, Ltd. ("CNL XIV") and CNL Income Fund XIII, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XIII, Ltd. commenced March 17, 1993. Pursuant to the registration statement, CNL XIV could not commence until the offering of Units of CNL Income Fund XIII, Ltd. was terminated. CNL Income Fund XIII, Ltd. terminated its offering of Units on August 26, 1993, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XIII, Ltd., CNL XIV commenced its offering of Units. Activities through September 13, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3:  Cash  generated  from  operations  per   this   table   agrees  to cash
         generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIV, Ltd.

Note 4: During 1995, the partnership sold two of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire two additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $66,518 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale. In addition, during 1996, Wood-Ridge Real Estate Joint Venture, in which the partnership owns a 50% interest, sold its two properties to the tenant and recognized a gain of approximately $261,100 for financial reporting purposes. As a result, the partnership's pro rata share of such gain of approximately $130,550 is included in equity and earnings of unconsolidated joint ventures for 1996.

Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996 and 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 7: Certain data for columns representing less than 12 months have been annualized.







                                                      1996            1997
                                                 ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                 83              81
  - from capital gain                                       0               0
  - from return of capital                                  0               0
  - from investment income from prior
      period                                                0               2
                                                 ------------    ------------
Total distributions on GAAP basis (Note 5)                 83              83
                                                 ============    ============
  Source (on cash basis)
  - from sales                                              0               0
  - from refinancing                                        0               0
  - from operations                                        83              81
  - from cash flow from prior period                        0               2
                                                 ------------    ------------
Total distributions on cash basis (Note 5)                 83              83
                                                 ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                 8.25%           8.25%
Total cumulative cash distributions
  per $1,000 investment from inception                    214             297
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by original
  total acquisition cost of all properties
  in program)                                            100%            100%

                                    TABLE III
                     Operating Results of Prior Programs CNL
                              INCOME FUND XV, LTD.



                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $  1,143,586    $  3,546,320    $  3,632,699
Equity in earnings of joint ventures                            0           8,372         280,606         392,862
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0         (71,023)              0
Interest income                                                 0         167,734          88,059          43,049
Less: Operating expenses                                        0         (62,926)       (228,319)       (235,319)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (70,848)       (243,175)       (248,232)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0       1,185,918       3,372,468       3,585,059
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0       1,026,715       2,861,912       2,954,318
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,116,834       3,239,370       3,434,682
Cash generated from sales (Note 4)                              0               0         811,706               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,116,834       4,051,076       3,434,682
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0        (635,944)     (2,650,003)     (3,200,000)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period
Cash generated (deficiency) after cash
  distributions                                                 0         480,890       1,401,073         234,682
Special items (not including sales and
  refinancing):
    Limited partners' capital contra-
      bunions                                                   0      40,000,000               0               0
    General partners' capital contra-
      bunions                                               1,000               0               0               0
    Syndication costs                                           0      (3,892,003)              0               0
    Acquisition of land and buildings                           0     (22,152,379)     (1,625,601)              0
    Investment in direct financing
      leases                                                    0      (6,792,806)     (2,412,973)              0
    Investment in joint ventures                                0      (1,564,762)       (720,552)       (129,939)
    Return of capital from joint venture                        0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                               0      (1,098,197)        (23,507)              0
    Increase in other assets                                    0        (187,757)              0               0
    Other                                                     (38)         (6,118)         25,150               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             962       4,786,868      (3,356,410)        104,743
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              71              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 4)                                    0               0               0               0
                                                     ============    ============    ============    ============



                                                   1997
                                                   ----
Gross revenue                                 $  3,622,123
Equity in earnings of joint ventures               239,249
Profit (Loss) from sale of properties
  (Note 4)                                               0
Interest income                                     46,642
Less: Operating expenses                          (224,761)
      Interest expense                                   0
      Depreciation and amortization               (248,348)
                                               -----------
Net income - GAAP basis                          3,434,905
                                               ===========
Taxable income
  - from operations                              2,856,893
                                               ===========
  - from gain on sale                               47,256
                                               ===========
Cash generated from operations
  (Notes 2 and 3)                                3,306,595
Cash generated from sales (Note 4)                       0
Cash generated from refinancing                          0
                                               -----------
Cash generated from operations, sales
  and refinancing                                3,306,595
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                  (3,280,000)
    - from sale of properties                            0
    - from cash flow from prior period                   0
                                               -----------
Cash generated (deficiency) after cash
  distributions                                     26,595
Special items (not including sales and
  refinancing):
    Limited partners' capital contra-
      bunions                                            0
    General partners' capital contra-
      bunions                                            0
    Syndication costs                                    0
    Acquisition of land and buildings                    0
    Investment in direct financing
      leases                                             0
    Investment in joint ventures                         0
    Return of capital from joint venture            51,950
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                        0
    Increase in other assets                             0
    Other                                                0
                                               -----------
Cash generated (deficiency) after cash
  distributions and special items                   78,545
                                               ===========
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                     71
                                               ===========
  - from recapture                                       0
                                               ===========
Capital gain (loss) (Note 4)                             1
                                               ===========





                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------  --------------    ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              21              66              80
  - from capital gain                                           0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0              21              66              80
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              21              66              80
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 5)                      0              21              66              80
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Notes 6
  and 7).                                                       0           5.00%           7.25%           8.20%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              21              87             167
Amount (in percentage terms) remaining
  invested  in program  properties  at the end of
  each year (period)  presented (original
  total acquisition cost of properties
  retained,  divided by original
  total acquisition cost of all properties
  in program)                                                 N/A            100%            100%            100%



Note 1: The registration statement relating to this offering of Units of CNL Income Fund XV, Ltd. became effective February 23, 1994. Activities through March 23, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint venture, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XV, Ltd.

Note 4: During 1995, the partnership sold three of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The majority of the net sales proceeds were used to acquire additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $71,023 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the three properties and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale. In addition, during 1996, Wood-Ridge Real Estate Joint Venture, in which the partnership owns a 50% interest, sold its two properties to the tenant and recognized a gain of approximately $261,100 for financial reporting purposes. As a result, the partnership's pro rata share of such gain of approximately $130,550 is included in equity and earnings of unconsolidated joint ventures for 1996.

Note 5: Distributions declared for the quarters ended December 31, 1994, 1995 and 1996 are reflected in the 1995, 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1995, 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996 and 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 6: On December 31, 1996, CNL Income Fund XV, Ltd. declared a special distribution of cumulative excess operating reserves equal to .20% of the total invested capital. Accordingly, the total yield for 1996 was 8.20%

Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 8: Certain data for columns representing less than 12 months have been annualized.



                                                           1997
                                                           ----
Cash distributions to investors
  Source (on GAAP basis)                                     82
  - from investment income                                    0
                                                            ----
  - from capital gain                                        82
                                                            ====
Total distributions on GAAP basis (Note 5)

  Source (on cash basis)
  - from sales                                                0
  - from refinancing                                          0
  - from operations                                          82
                                                           -----
Total distributions on cash basis (Note 5)                   82
                                                           =====
Total cash distributions as a percentage
  of original $1,000 investment (Notes 6
  and 7).                                                  8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                          249
Amount (in percentage terms) remaining
  invested  in program  properties  at the end of
  each year (period)  presented (original
  total acquisition cost of properties
  retained,  divided by original
  total acquisition cost of all properties
  in program)                                               100%


                                   TABLE III
                    Operating Results of Prior  Programs CNL
                             INCOME FUND XVI, LTD.





                                                     1993
                                                   (Note 1)          1994            1995            1996
                                                 ------------    ------------    ------------    ------------
 Gross revenue                                   $          0    $    186,257    $  2,702,504    $  4,343,390
 Equity in earnings from joint venture                      0               0               0          19,668
 Profit from sale of properties (Notes 4
   and 5)                                                   0               0               0         124,305
 Interest income                                            0          21,478         321,137          75,160
 Less: Operating expenses                                   0         (10,700)       (274,595)       (261,878)
       Interest expense                                     0               0               0               0
       Depreciation and amortization                        0          (9,458)       (318,205)       (552,447)
                                                 ------------    ------------    ------------    ------------
 Net income - GAAP basis                                    0         187,577       2,430,841       3,748,198
                                                 ============    ============    ============    ============
 Taxable income
   - from operations                                        0         189,864       2,139,382       3,239,830
                                                 ============    ============    ============    ============
   - from gain on sale (Notes 4 and 5)                      0               0               0               0
                                                 ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                           0         205,148       2,481,395       3,753,726
Cash generated from sales (Notes 4 and 5)                   0               0               0         775,000
Cash generated from refinancing                             0               0               0               0
                                                 ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                           0         205,148       2,481,395       4,528,726
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                              0          (2,845)     (1,798,921)     (3,431,251)
    - from sale of properties                               0               0               0               0
                                                 ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                             0         202,303         682,474       1,097,475
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                               0      20,174,172      24,825,828               0
    General partners' capital contri-
      butions                                           1,000               0               0               0
    Syndication costs                                       0      (1,929,465)     (2,452,743)              0
    Acquisition of land and buildings                       0     (13,170,132)    (16,012,458)     (2,355,627)
    Investment in direct financing
      leases                                                0        (975,853)     (5,595,236)       (405,937)
    Investment in joint ventures                            0               0               0        (775,000)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                          0        (854,154)       (405,569)         (2,494)
    Increase in other assets                                0        (443,625)        (58,720)              0
    Other                                                 (36)        (20,714)         20,714               0
                                                 ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                         964       2,982,532       1,004,290      (2,441,583)
                                                 ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                        0              17              53              71
                                                ============    ============    ============    ============
  - from recapture                                         0               0               0               0
                                                ============    ============    ============    ============
Capital gain (loss) (Notes 4 and 5)                        0               0               0               0
                                                ============    ============    ============    ============


                                                   1997
                                                   -----
Gross revenue                                 $  4,308,853
Equity in earnings from joint venture               73,507
Profit from sale of properties (Notes 4
  and 5)                                            41,148
Interest income                                     73,634
Less: Operating expenses                          (272,932)
      Interest expense                                   0
      Depreciation and amortization               (563,883)
                                               ------------
Net income - GAAP basis                          3,660,327
                                               ============
Taxable income
  - from operations                              3,178,911
                                               ============
  - from gain on sale (Notes 4 and 5)               64,912
                                               ============

Cash generated from operations
  (Notes 2 and 3)                                3,780,424
Cash generated from sales (Notes 4 and 5)          610,384
Cash generated from refinancing                          0
                                               ------------
Cash generated from operations, sales
  and refinancing                                4,390,808
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                  (3,600,000)
    - from sale of properties                            0
                                               ------------
Cash generated (deficiency) after cash
  distributions                                    790,808
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                            0
    General partners' capital contri-
      butions                                            0
    Syndication costs                                    0
    Acquisition of land and buildings              (23,501)
    Investment in direct financing
      leases                                       (29,257)
    Investment in joint ventures                  (610,384)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                       0
    Increase in other assets                             0
    Other                                                0
                                               ------------
Cash generated (deficiency) after cash
  distributions and special items                  127,666
                                               ============

TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                     70
                                               ============

  - from recapture                                       0
                                               ============

Capital gain (loss) (Notes 4 and 5)                      1
                                               ============





                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                  0               1              45              76
  - from capital gain                                       0               0               0               0
  - from investment income from
        prior period                                        0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 6)                  0               1              45              76
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                              0               0               0               0
  - from refinancing                                        0               0               0               0
  - from operations                                         0               1              45              76
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 6)                  0               1              45              76
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 7)                 0.00%           4.50%           6.00%           7.88%
Total cumulative cash distributions per
  $1,000 investment from inception                          0               1              46             122
Amount (in percentage terms) remaining
  invested  in program  properties  at the end
  of each year  (period)  presented
  (original total acquisition cost of properties
  retained,  divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                             N/A            100%            100%            100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVI, Ltd.

Note 4: In April 1996, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $775,000, resulting in a gain of $124,305 for financial reporting purposes. In October 1996, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 5: In March 1997, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $610,384, resulting in a gain of $41,148 for financial reporting purposes. In January 1998, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.

Note 6: Distributions declared for the quarters ended December 31, 1994, 1995 and 1996 are reflected in the 1995, 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1995, 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996 and 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 8: Certain data for columns representing less than 12 months have been annualized.



                                                           1997
                                                           ----
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                  80
  - from capital gain                                        0
  - from investment income from
      prior period                                           0
                                                           ----
Total distributions on GAAP basis (Note 6)                  80
                                                           ====
  Source (on cash basis)
  - from sales                                               0
  - from refinancing                                         0
  - from operations                                         80
                                                           ----

Total distributions on cash basis (Note 6)                  80
                                                           ====

Total cash distributions as a percentage
  of original $1,000 investment (Note 7)                  8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                         202
Amount (in percentage terms) remaining
  invested  in program  properties  at the end
  of each year  (period)  presented
  (original total acquisition cost of properties
  retained,  divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                             100%

                                    TABLE III
                       Operating Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.



                                                         1994                                            1997
                                                       (Note 1)          1995            1996          (Note 2)
                                                     ------------    ------------    ------------    -------------
Gross revenue                                        $          0    $    539,776    $  4,363,456    $ 15,516,102
Interest income                                                 0         119,355       1,843,228       3,941,831
Less: Operating expenses                                        0        (186,145)       (908,924)     (2,066,962)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (104,131)       (521,871)     (1,795,062)
      Minority interest in income of
        consolidated joint venture                              0             (76)        (29,927)        (31,453)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         368,779       4,745,962      15,564,456
                                                     ============    ============    ============    ============
Taxable income
  - from operations (Note 7)                                    0         379,935       4,894,262      15,727,311
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0         (41,115)
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 3 and 4)                                               0         498,459       5,482,540      17,076,214
Cash generated from sales (Note 6)                              0               0               0       6,289,236
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         498,459       5,482,540      23,365,450
Less: Cash distributions to investors
    - from operating cash flow                                  0        (498,459)     (5,439,404)    (16,854,297)
    - from sale of properties                                   0               0               0               0
    - from return of capital (Note 9)                           0        (136,827)              0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0        (136,827)         43,136       6,511,153
Special items (not including sales of
  real estate and refinancing):
    Subscriptions received from
      stockholders                                              0      38,454,158     100,792,991     222,482,560
    Sale of common stock to CNL Fund
      Advisors, Inc.                                      200,000               0               0               0
    Contributions from minority interest                        0         200,000          97,419               0
    Distributions to holder of minority
      interest                                                  0               0         (39,121)        (34,020)
    Stock issuance costs                                      (19)     (3,680,704)     (8,486,188)    (19,542,862)
    Acquisition of land and buildings                           0     (18,835,969)    (36,104,148)   (143,542,667)
    Investment in direct financing
      leases                                                    0      (1,364,960)    (13,372,621)    (39,155,974)
    Proceeds from sale of equipment direct
      financing leases                                          0               0               0         962,274
    Investment in mortgage notes
      receivable                                                0               0     (13,547,264)     (4,401,982)
    Collections on mortgage notes
      receivable                                                0               0         133,850         250,732
    Investment in notes receivable                              0               0               0     (12,521,401)
    Investment in certificate of deposit                        0               0               0      (2,000,000)
    Proceeds of borrowing on line of
      credit                                                    0               0       3,666,896      19,721,804
    Payment on line of credit                                   0               0        (145,080)    (20,784,577)
    Reimbursement of organization,
      acquisition, and deferred offering and stock
      issuance costs paid on behalf of
      CNL American Properties
      Fund, Inc. by related parties                      (199,036)     (2,500,056)       (939,798)     (2,857,352)
    Increase in other assets                                    0        (628,142)     (1,103,896)              0
    Other                                                       0               0         (54,333)         49,001
                                                     ------------    ------------    ------------     -----------
Cash generated (deficiency) after cash
  distributions and special items                             945      11,507,500      30,941,643       5,136,689
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED (Note 9)
Federal income tax results:
Ordinary income (loss)
  - from operations (Note 7)                                    0              20              61              67
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============



                                                         1994            1995            1996            1997
                                                       (Note 1)        (Note 2)        (Note 2)        (Note 2)
                                                     ------------    ------------    ------------    ----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              19              59              66
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
  - from return of capital (Note 9)                             0              14               8               6
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 10)                     0              33              67              72
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              26              67              72
  - from return of capital (Note 9)                             0               7               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 10)                     0              33              67              72
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 5)                     0.00%           5.34%           7.01%           7.45%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              33             100             172
Amount (in percentage terms) remaining
  invested  in program  properties  at the end of each year
  (period)  presented (original total acquisition cost of
  properties  retained,  divided by original
  total acquisition cost of all properties
  in program) (Note 6)                                        N/A             100%            100%            100%



Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders pursuant to the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders pursuant to the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997. As of December 31, 1997, APF had received subscriptions totalling $211,137,944 from the 1997 Offering, including $1,872,648 issued pursuant to the company's reinvestment plan. Upon completion of the 1997 Offering on March 2, 1998, APF commenced an offering of up to $345,000,000 (the "1998 Offering"), including $20,000,000 available only to stockholders pursuant to the company's reinvestment plan. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes. The company reinvested the proceeds from the sale of Properties in additional Properties.

Note 7:  Taxable income presented is before the dividends paid deduction.

Note 8:  For the years ended December 31, 1997, 1996 and 1995, 93.33%, 90.25%
         and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 1997, 1996, 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 9: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other purpose.

Note 10: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

                                   TABLE III
                    Operating Results of Prior  Programs CNL
                             INCOME FUND XVII, LTD.



                                                         1995
                                                       (Note 1)          1996            1997
                                                     ------------    ------------    --------
Gross revenue                                        $          0    $  1,195,263    $  2,643,871
Equity in earnings of unconsolidated
  joint ventures                                                0           4,834         100,918
Interest income                                            12,153         244,406          69,779
Less: Operating expenses                                   (3,493)       (169,536)       (181,865)
      Interest expense                                          0               0               0
      Depreciation and amortization                          (309)       (179,208)       (387,292)
      Minority interest in income of
        consolidated joint venture                                              0         (41,854)
                                                     ------------    ------------    ------------
Net income - GAAP basis                                     8,351       1,095,759       2,203,557
                                                     ============    ============    ============
Taxable income
  - from operations                                        12,153       1,114,964       2,058,601
                                                     ============    ============    ============
  - from gain on sale                                           0               0               0
                                                     ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                           9,012       1,232,948       2,495,114
Cash generated from sales                                       0               0               0
Cash generated from refinancing                                 0               0               0
                                                     ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                           9,012       1,232,948       2,495,114
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                             (1,199)       (703,681)     (2,177,584)
    - from sale of properties                                   0               0               0
                                                     ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                             7,813         529,267         317,530
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                           5,696,921      24,303,079               0
    General partners' capital contri-
      butions                                               1,000               0               0
    Contributions from minority interest                        0         140,676         278,170
    Distribution to holder of minority
      interest                                                  0               0         (41,507)
    Syndication costs                                    (604,348)     (2,407,317)              0
    Acquisition of land and buildings                    (332,928)    (19,735,346)     (1,740,491)
    Investment in direct financing
      leases                                                    0      (1,784,925)     (1,130,497)
    Investment in joint ventures                                0        (201,501)     (1,135,681)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVII, Ltd. by related parties                      (347,907)       (326,483)        (25,444)
    Increase in other assets                             (221,282)              0               0
    Distributions to holder of minority
      interest                                                  0               0               0
    Other                                                    (410)            410               0
                                                     ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                       4,198,859         517,860      (3,477,920)
                                                     ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                            36              37              69
                                                     ============    ============    ============
  - from recapture                                              0               0               0
                                                     ============    ============    ============
Capital gain (loss)                                             0               0               0
                                                     ============    ============    ============

                                      C-31




                                                         1995
                                                       (Note 1)          1996            1997
                                                     ------------    ------------    -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      4              23              73
  - from capital gain                                           0               0               0
  - from investment income from
      prior period                                              0               0               0
                                                     ------------    ------------    ------------
Total distributions on GAAP basis (Note 4)                      0              23              73
                                                     ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0
  - from refinancing                                            0               0               0
  - from operations                                             4              23              73
                                                     ------------    ------------    ------------
Total distributions on cash basis (Note 4)                      4              23              73
                                                     ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 5)                     5.00%           5.50%          7.625%
Total cumulative cash distributions per
  $1,000 investment from inception                              4              27             100
Amount (in percentage terms) remaining
  invested  in program  properties  at the end of each year
  (period)  presented (original total acquisition cost
  of properties  retained,  divided by original
  total acquisition cost of all properties
  in program)                                                 N/A             98%            100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVII, Ltd.

Note 4: Distributions declared for the quarters ended December 31, 1995 and 1996 are reflected in the 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996 and 1997 are not included in the 1996 and 1997 totals, respectively.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 6: Certain data for columns representing less than 12 months have been annualized.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

===================================================================================================================================
                                                                                                           Cost of Properties
                                                                  Selling Price, Net of                  Including Closing and
                                                          Closing Costs and GAAP Adjustments                    Soft Costs
                                                          ----------------------------------                    ----------

                                                                         Purchase                                        Total
                                                       Cash               money    Adjustments                       acquisition
                                                     received   Mortgage mortgage   resulting                        cost, capital
                                                      net of    balance   taken       from                 Original  improvements
                                   Date     Date of  closing    at time  back by   application             mortgage  closing and
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total     financing soft costs (1)
==================================================================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA                02/05/87  06/12/92   $1,169,021       0        0            0 $   1,169,021       0      $955,000
  Wendy's -
    Fairfield, CA                07/01/87  10/03/94    1,018,490       0        0            0    1,018,490        0       861,500
  Wendy's -
    Casa Grande, AZ              12/10/86  08/19/97      795,700       0        0            0      795,700        0       667,255
  Wendy's -
    North Miami, FL (9)          02/18/86  08/21/97      473,713       0        0            0      473,713        0       385,000

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                05/29/87  07/21/93      746,800       0        0            0      746,800        0       642,800
  Pizza Hut -
    Graham, TX                   08/24/87  07/28/94      261,628       0        0            0      261,628        0       205,500
  Golden Corral -
    Medina, OH (11)              11/18/87  11/30/94      626,582       0        0            0      626,582        0       743,000
  Denny's -
    Show Low, AZ (8)             05/22/87  01/31/97      620,800       0        0            0      620,800        0       484,185
  KFC -
    Eagan, MN                    06/01/87  06/02/97      623,882       0   42,000            0      665,882        0       601,100
  KFC -
    Jacksonville, FL             09/01/87  09/09/97      639,363       0        0            0      639,363        0       405,000
  Wendy's -
    Farmington Hills, MI (12)    05/18/87  10/09/97      739,146       0        0            0      739,146        0       679,000
  Wendy's -
    Farmington Hills, MI (13)    05/18/87  10/09/97      965,144       0        0            0      965,144        0       887,000
  Denny's -
    Plant City, FL               11/23/87  10/24/97      910,061       0        0            0      910,061        0       820,717
  Pizza Hut -
    Mathis, TX                   12/17/87  12/04/97      297,938       0        0            0      297,938        0       202,100
  KFC -
    Avon Park, FL                09/02/87  12/10/97      501,975       0        0            0      501,975        0       345,000

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL                  06/02/88  01/10/97      496,418       0        0            0      496,418        0       591,362
  Perkins -
    Bradenton, FL                06/30/88  03/14/97    1,310,001       0        0            0    1,310,001        0     1,080,500
  Pizza Hut -
    Kissimmee, FL                02/23/88  04/08/97      673,159       0        0            0      673,159        0       474,755
  Burger King -
    Roswell, GA                  06/08/88  06/20/97      257,981       0  685,000            0      942,981        0       775,226




=========================================================


                                            Excess
                                          (deficiency)
                                          of property
                                          operating cash
                                          receipts over
                                              cash
       Property                   Total   expenditures
=========================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA               $955,000       $214,021
  Wendy's -
    Fairfield, CA                861,500        156,990
  Wendy's -
    Casa Grande, AZ              667,255        128,445
  Wendy's -
    North Miami, FL (9)          385,000         88,713

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                642,800        104,000
  Pizza Hut -
    Graham, TX                   205,500         56,128
  Golden Corral -
    Medina, OH (11)              743,000       (116,418)
  Denny's -
    Show Low, AZ (8)             484,185        136,615
  KFC -
    Eagan, MN                    601,100         64,782
  KFC -
    Jacksonville, FL             405,000        234,363
  Wendy's -
    Farmington Hills, MI (12)    679,000         60,146
  Wendy's -
    Farmington Hills, MI (13)    887,000         78,144
  Denny's -
    Plant City, FL               820,717         89,344
  Pizza Hut -
    Mathis, TX                   202,100         95,838
  KFC -
    Avon Park, FL                345,000        156,975

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL                  591,362        (94,944)
  Perkins -
    Bradenton, FL               1,080,500       229,501
  Pizza Hut -
    Kissimmee, FL                474,755        198,404
  Burger King -
    Roswell, GA                  775,226        167,755




                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

===================================================================================================================================
                                                                                                             Cost of Properties
                                                                   Selling Price, Net of                   Including Closing and
                                                             Closing Costs and GAAP Adjustments                  Soft Costs
                                                             ----------------------------------                  ----------

                                                                         Purchase                                        Total
                                                       Cash               money    Adjustments                       acquisition
                                                     received   Mortgage mortgage   resulting                        cost, capital
                                                      net of    balance   taken       from                 Original  improvements
                                   Date     Date of  closing    at time  back by   application             mortgage  closing and
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total     financing soft costs (1)
===================================================================================================================================
  Wendy's -
    Mason City, IA               02/29/88  10/24/97    217,040         0        0            0    217,040          0       190,252

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                     03/22/89  04/27/94    712,000         0        0            0    712,000          0       616,501
  Burger King -
    Hastings, MI                 08/12/88  12/15/95    518,650         0        0            0    518,650          0       419,936
  Wendy's -
    Tampa, FL                    12/30/88  09/20/96  1,049,550         0        0            0  1,049,550          0       828,350
  Checkers -
    Douglasville, GA             12/08/94  11/07/97    380,695         0        0            0    380,695          0       363,768

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)         02/28/90  08/25/95          0         0 1,040,000           0  1,040,000          0       986,418
  Ponderosa -
    St. Cloud, FL (6)            06/01/89  10/24/96     73,713         0 1,057,299           0  1,131,012          0       996,769
  Franklin National Bank -
    Franklin, TN                 06/26/89  01/07/97    960,741         0        0            0    960,741          0     1,138,164
  Shoney's -
    Smyrna, TN                   03/22/89  05/13/97    636,788         0        0            0    636,788          0       554,200
  KFC -
    Salem, NH                    05/31/89  09/22/97  1,272,137         0        0            0  1,272,137          0     1,079,310
  Perkins -
    Port St. Lucie, FL           11/14/89  09/23/97  1,216,750         0        0            0  1,216,750          0     1,203,207
  Hardee's -
    Richmond, VA                 02/17/89  11/07/97    397,785         0        0            0    397,785          0       695,464
  Wendy's -
    Tampa, FL                    02/16/89  12/29/97    805,175         0        0            0    805,175          0       657,800

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR               11/02/89  05/24/94    791,211         0        0            0    791,211          0       605,500
  Hardee's -
    Heber Springs, AR            02/13/90  05/24/94    638,270         0        0            0    638,270          0       532,893
  Hardee's -
    Little Canada, MN            11/28/89  06/29/95    899,503         0        0            0    899,503          0       821,692
  Jack in the Box -
    Dallas, TX                   06/28/94  12/09/96    982,980         0        0            0    982,980          0       964,437
  Denny's -
    Show Low, AZ (8)             05/22/87  01/31/97    349,200         0        0            0    349,200          0       272,354
  KFC -
    Whitehall Township, MI       02/26/90  07/09/97    629,888         0        0            0    629,888          0       725,604





                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

========================================================


                                            Excess
                                           (deficiency)
                                         of property
                                         operating cash
                                         receipts over
                                             cash
       Property                  Total   expenditures
========================================================
  Wendy's -
    Mason City, IA              190,252         26,788

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                    616,501         95,499
  Burger King -
    Hastings, MI                419,936         98,714
  Wendy's -
    Tampa, FL                   828,350        221,200
  Checkers -
    Douglasville, GA            363,768         16,927

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)        986,418         53,582
  Ponderosa -
    St. Cloud, FL (6)           996,769        134,243
  Franklin National Bank -
    Franklin, TN               1,138,164      (177,423)
  Shoney's -
    Smyrna, TN                  554,200         82,588
  KFC -
    Salem, NH                  1,079,310       192,827
  Perkins -
    Port St. Lucie, FL         1,203,207        13,543
  Hardee's -
    Richmond, VA                695,464       (297,679)
  Wendy's -
    Tampa, FL                   657,800        147,375

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR              605,500        185,711
  Hardee's -
    Heber Springs, AR           532,893        105,377
  Hardee's -
    Little Canada, MN           821,692         77,811
  Jack in the Box -
    Dallas, TX                  964,437         18,543
  Denny's -
    Show Low, AZ (8)            272,354         76,846
  KFC -
    Whitehall Township, MI      725,604        (95,716)




                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

===================================================================================================================================
                                                                                                              Cost of Properties
                                                                   Selling Price, Net of                    Including Closing and
                                                             Closing Costs and GAAP Adjustments                  Soft Costs
                                                             ----------------------------------                  ----------

                                                                         Purchase                                        Total
                                                       Cash               money    Adjustments                       acquisition
                                                     received   Mortgage mortgage   resulting                        cost, capital
                                                      net of    balance   taken       from                 Original  improvements
                                   Date     Date of  closing    at time  back by   application             mortgage  closing and
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total     financing soft costs (1)
===================================================================================================================================
  Perkins -
    Naples, FL                   12/26/89  07/09/97  1,487,725         0        0            0  1,487,725          0     1,083,869
  Burger King -
    Plattsmouth, NE              01/19/90  07/18/97    699,400         0        0            0    699,400          0       561,000
  Shoney's -
    Venice, FL                   08/03/89  09/17/97  1,206,696         0        0            0  1,206,696          0     1,032,435
  Jack in the Box -
    Yuma, AZ (10)                07/14/94  10/31/97    510,653         0        0            0    510,653          0       448,082

CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                   06/14/90  05/19/92    700,000         0        0            0    700,000          0       560,202
  Hardee's -
    St. Paul, MN                 08/09/90  05/24/94    869,036         0        0            0    869,036          0       742,333
  Perkins -
    Florence, SC (3)             08/28/90  08/25/95          0         0 1,160,000           0  1,160,000          0     1,084,905
  Church's Fried Chicken -
    Jacksonville, FL (4)         04/30/90  12/01/95          0         0  240,000            0    240,000          0       233,728
  Shoney's -
    Colorado Springs, CO         07/03/90  07/24/96  1,044,909         0        0            0  1,044,909          0       893,739
  Hardee's -
    Hartland, MI                 07/10/90  10/23/96    617,035         0        0            0    617,035          0       841,642
  Hardee's -
    Columbus, IN                 09/04/90  05/30/97    223,590         0        0            0    223,590          0       219,676
  KFC -
    Dunnellon, FL                08/02/90  10/07/97    757,800         0        0            0    757,800          0       546,333
  Jack in the Box -
    Yuma, AZ (10)                07/14/94  10/31/97    471,372         0        0            0    471,372          0       413,614

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                    03/16/91  07/31/95  1,184,865         0        0            0  1,184,865          0       949,199
  Church's Fried Chicken -
    Jacksonville, FL (4)         09/28/90  12/01/95          0         0  240,000            0    240,000          0       238,153
  Church's Fried Chicken -
    Jacksonville, FL (5)         09/28/90  12/01/95          0         0  220,000            0    220,000          0       215,845
  Ponderosa -
    Orlando, FL (6)              12/17/90  10/24/96          0         0 1,353,775           0  1,353,775          0     1,179,210

CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH                 05/31/91  12/12/96    918,445         0        0            0    918,445          0       918,445
  Burger King -
    Alpharetta, GA               09/20/91  06/30/97  1,053,571         0        0            0  1,053,571          0       713,866





                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

===========================================================


                                             Excess
                                            (deficiency)
                                          of property
                                          operating cash
                                          receipts over
                                              cash
       Property                   Total   expenditures
===========================================================
  Perkins -
    Naples, FL                  1,083,869       403,856
  Burger King -
    Plattsmouth, NE              561,000        138,400
  Shoney's -
    Venice, FL                  1,032,435       174,261
  Jack in the Box -
    Yuma, AZ (10)                448,082         62,571

CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                   560,202        139,798
  Hardee's -
    St. Paul, MN                 742,333        126,703
  Perkins -
    Florence, SC (3)            1,084,905        75,095
  Church's Fried Chicken -
    Jacksonville, FL (4)         233,728          6,272
  Shoney's -
    Colorado Springs, CO         893,739        151,170
  Hardee's -
    Hartland, MI                 841,642       (224,607)
  Hardee's -
    Columbus, IN                 219,676          3,914
  KFC -
    Dunnellon, FL                546,333        211,467
  Jack in the Box -
    Yuma, AZ (10)                413,614         57,758

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                    949,199        235,666
  Church's Fried Chicken -
    Jacksonville, FL (4)         238,153          1,847
  Church's Fried Chicken -
    Jacksonville, FL (5)         215,845          4,155
  Ponderosa -
    Orlando, FL (6)             1,179,210       174,565

CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH                 918,445              0
  Burger King -
    Alpharetta, GA               713,866        339,705





                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

===================================================================================================================================
                                                                                                           Cost of Properties
                                                                 Selling Price, Net of                   Including Closing and
                                                          Closing Costs and GAAP Adjustments                  Soft Costs
                                                          ----------------------------------                  ----------

                                                                         Purchase                                        Total
                                                       Cash               money    Adjustments                       acquisition
                                                     received   Mortgage mortgage   resulting                        cost, capital
                                                      net of    balance   taken       from                 Original  improvements
                                    Date    Date of  closing    at time  back by   application             mortgage  closing and
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total     financing soft costs (1)
===================================================================================================================================
CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                   03/04/92  08/11/95  1,050,186         0        0            0  1,050,186          0       987,679
  Jack in the Box -
    Freemont, CA                 03/26/92  09/23/97  1,366,550         0        0            0  1,366,550          0     1,102,766

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA             09/29/92  11/07/96  1,044,750         0        0            0  1,044,750          0       818,850

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                  12/28/92  04/10/96  1,640,000         0        0            0  1,640,000          0     1,636,643

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                  03/31/94  04/24/95    286,411         0        0            0    286,411          0       286,411
  Checkers -
    Richmond, VA                 03/31/94  11/21/96    550,000         0        0            0    550,000          0       413,288
  Denny's -
    Orlando, FL                  09/01/93  10/24/97    932,849         0        0            0    932,849          0       934,120

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                03/31/94  03/01/95    339,031         0        0            0    339,031          0       339,031
  Checkers -
    Dallas, TX                   03/31/94  03/01/95    356,981         0        0            0    356,981          0       356,981
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0  1,753,533          0     1,510,245
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0    747,058          0       672,746

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                05/27/94  03/01/95    263,221         0        0            0    263,221          0       263,221
  Checkers -
    Leavenworth, KS              06/22/94  03/01/95    259,600         0        0            0    259,600          0       259,600
  Checkers -
    Knoxville, TN                07/08/94  03/01/95    288,885         0        0            0    288,885          0       288,885
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0  1,753,533          0     1,510,245
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0    747,058          0       672,746






                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

====================================================


                                        Excess
                                       (deficiency)
                                     of property
                                     operating cash
                                     receipts over
                                         cash
       Property              Total   expenditures
====================================================
CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO              987,679         62,507
  Jack in the Box -
    Freemont, CA           1,102,766       263,784

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA        818,850        225,900

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX            1,636,643         3,357

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX             286,411              0
  Checkers -
    Richmond, VA            413,288        136,712
  Denny's -
    Orlando, FL             934,120         (1,271)

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN           339,031              0
  Checkers -
    Dallas, TX              356,981              0
  TGI Friday's -
    Woodridge, NJ (7)      1,510,245       243,288
  Wendy's -
    Woodridge, NJ (7)       672,746         74,312

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN           263,221              0
  Checkers -
    Leavenworth, KS         259,600              0
  Checkers -
    Knoxville, TN           288,885              0
  TGI Friday's -
    Woodridge, NJ (7)      1,510,245       243,288
  Wendy's -
    Woodridge, NJ (7)       672,746         74,312




                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

===================================================================================================================================
                                                                                                           Cost of Properties
                                                                   Selling Price, Net of                 Including Closing and
                                                            Closing Costs and GAAP Adjustments                Soft Costs
                                                            ----------------------------------                ----------

                                                                         Purchase                                        Total
                                                       Cash               money    Adjustments                       acquisition
                                                     received   Mortgage mortgage   resulting                        cost, capital
                                                      net of    balance   taken       from                 Original  improvements
                                   Date     Date of  closing    at time  back by   application             mortgage  closing and
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total     financing soft costs (1)
===================================================================================================================================
CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                 06/24/95  04/24/96    775,000         0        0            0    775,000          0       613,838
  Checker's -
    Oviedo, FL                   11/14/94  02/28/97    610,384         0        0            0    610,384          0       506,311

CNL American Properties Fund, Inc.:
  TGI Friday's -
    Orange, CT                   10/30/95  05/08/97  1,312,799         0        0            0  1,312,799          0     1,310,980
  TGI Friday's -
    Hazlet, NJ                   07/15/96  05/08/97  1,324,109         0        0            0  1,324,109          0     1,294,237
  TGI Friday's -
    Marlboro, NJ                 08/01/96  05/08/97  1,372,075         0        0            0  1,372,075          0     1,324,288
  TGI Friday's -
    Hamden, CT                   08/26/96  05/08/97  1,245,100         0        0            0  1,245,100          0     1,203,136
  Boston Market -
    Southlake, TX                07/02/97  07/21/97  1,035,153         0        0            0  1,035,135          0     1,035,135



                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

===============================================================


                                                  Excess
                                               (deficiency)
                                               of property
                                               operating cash
                                               receipts over
                                                   cash
       Property                         Total   expenditures
===============================================================
CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                        613,838   161,162
  Checker's -
    Oviedo, FL                          506,311   104,073

CNL American Properties Fund, Inc.:
  TGI Friday's -
    Orange, CT                        1,310,980     1,819
  TGI Friday's -
    Hazlet, NJ                        1,294,237    29,872
  TGI Friday's -
    Marlboro, NJ                      1,324,288    47,787
  TGI Friday's -
    Hamden, CT                        1,203,136    41,964
  Boston Market -
    Southlake, TX                     1,035,135        0




(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,006,004 in July 2000.

(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,106,657 in July 2000.

(4) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.

(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,324 in December 2005.

(6) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest.

(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.

(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the property owned by Show Low Joint Venture.

(9) CNL Income Fund, Ltd. owns a 50 percent interest in this joint venture. The amounts presented represent the partnerships percent interest in the property owned by Seventh Avenue Joint Venture. A third party owns the remaining 50 percent interest in this joint venture.

(10) CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. own a 52 percent and 48 percent interest, respectively, in the property in Yuma, Arizona. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's respective interest in the property.

(11) Cash received net of closing costs does not include approximately $198,000 received as a lease termination fee.

(12) Cash received net of closing costs does not include approximately $94,000 received as a lease termination fee.

(13) Cash received net of closing costs does not include approximately $120,000 received as a lease termination fee.

                                   APPENDIX D

                             SUBSCRIPTION AGREEMENT

                        CNL HEALTH CARE PROPERTIES, INC.
 -------------------------------------------------------------------------------




                   Up to 15,500,000 Shares -- $10.00 per Share
                     Minimum Purchase -- 250 Shares ($2,500)
            100 Shares ($1,000) for IRAs, Keogh, and Qualified Plans
               (Minimum purchase may be higher in certain states)





================================================================================
Please read carefully this Subscription Agreement and the Notices (on the back of the Agreement) before completing this document. TO SUBSCRIBE FOR SHARES, complete and sign, where appropriate, and deliver the Subscription Agreement, along with your check, to your Registered Representative. YOUR CHECK SHOULD BE MADE PAYABLE TO:

              SOUTHTRUST ASSET MANAGEMENT COMPANY OF FLORIDA, N.A.

ALL ITEMS ON THE SUBSCRIPTION AGREEMENT MUST BE COMPLETED IN ORDER FOR YOUR SUBSCRIPTION TO BE PROCESSED.
==============================================================================








       Overnight Packages:                      Regular Mail Packages:
     Attn: Investor Services                    Attn: Investor Services
 400 E. South Street, Suite 500                  Post Office Box 1033
     Orlando, Florida 32801                   Orlando, Florida 32802-1033



                            For Telephone Inquiries:
                              CNL SECURITIES CORP.
                        (407) 422-1574 OR (800) 522-3863


CNL HEALTH CARE PROPERTIES, INC.
- ------------------------------------------------------------------------

1.---------------INVESTMENT-----------------------------------

This subscription is in the amount of $_________________ for the purchase of ____________ Shares ($10.00 per Share). The minimum initial subscription is 250
Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts
(except in states with higher minimum purchase requirements). |_| ADDITIONAL
PURCHASE |_| REINVESTMENT PLAN - Investor elects to participate in Plan (See prospectus for details.)

2.---------------SUBSCRIBER INFORMATION-------------


Name (1st)                              |_| M |_| F    Date of Birth (MM/DD/YY)
        -----------------------------                                           -------------------------
Name (2nd)                              |_| M |_| F    Date of Birth (MM/DD/YY)
        -----------------------------                                           -------------------------
Address
        -----------------------------------------------------------------------
City                          State               Zip Code
        ----------------------      ------------            -------------
Custodian Account No.                                   Daytime Phone # (    )
                     ---------------------------                         ----   --------------
|_|  U.S. Citizen    |_|  Resident Alien    |_|  Foreign Resident   Country

|_|  Check if Subscriber is a U.S. citizen residing outside the U.S.

Income Tax Filing State_______________________

ALL SUBSCRIBERS:  State of Residence of Subscriber/Plan Beneficiary (required)________________

Taxpayer Identification Number: For most individual taxpayers, it is their Social Security number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs and qualified plans, enter both the Social Security number and the custodian taxpayer identification number.

Taxpayer ID# -                     Social Security #          -      -
               -------------                         ---------------------------

3.---------------INVESTOR MAILING ADDRESS--------------------------------------

For the Subscriber of an IRA, Keogh, or qualified plan to receive informational mailings, please complete if different from address in Section 2.
Name
     ------------------------------------------------------------------
Address
     ------------------------------------------------------------------
City                                                                      State                     Zip Code
     ------------------------------------------------------------------         -----------------               ----------
Daytime Phone #(                 )
                 ---------------    ----------------------------


4.---------------DIRECT DEPOSIT ADDRESS -----------------------------------------


Investors requesting direct deposit of distribution checks to another financial institution or mutual fund, please complete below. In no event will the Company or Affiliates be responsible for any adverse consequences of direct deposit.


Company
     --------------------------------------------------------------------------

Address
     --------------------------------------------------------------------------

City                            State                     Zip Code
     ------------------------        -------------                -------------

Account No.                    Phone #(                 )
         -------------------           ----------------         --------------


5.---------------FORM OF OWNERSHIP----------------------


(Select only one)
|_|INDIVIDUAL-one signature required (1)
|_|HUSBAND AND WIFE, AS COMMUNITY PROPERTY- two
   signatures required (15)
|_|TENANTS IN COMMON-two signatures required (9)
|_|TENANTS BY THE ENTIRETY-two signatures required (31)
|_|S-CORPORATION (22)
|_|C-CORPORATION (5)
|_|IRA-custodian signature required (23)
|_|SEP-custodian signature required (38)
|_|TAXABLE TRUST (7)
|_|TAX-EXEMPT TRUST (20)
|_|JOINT TENANTS WITH RIGHT OF SURVIVORSHIP-all parties must sign (8)
|_|A MARRIED PERSON/SEPARATE PROPERTY-one signature required (34)
|_|KEOGH (H.R.10)-trustee signature required (24)
|_|CUSTODIAN-custodian signature required (33)
|_|PARTNERSHIP (3)
|_|NON-PROFIT ORGANIZATION (12)
|_|PENSION PLAN-trustee signature(s) required (19)
|_|PROFIT SHARING PLAN-trustee signature(s) required (27)
|_|CUSTODIAN UGMA-STATE of -custodian signature required (16)
|_|CUSTODIAN UTMA-STATE of -custodian signature required (42)
|_|ESTATE-Personal Representative signature required (13)
|_|REVOCABLE GRANTOR TRUST-grantor signature required (25)
|_|IRREVOCABLE TRUST-trustee signature required (21)

|_|SUBSCRIBER elects to have the Shares covered by this subscription placed in a new sponsored IRA account offered by Franklin Bank as custodian. IRA documents will be sent to subscriber upon receipt of subscription documents.
   There is no annual fee involved for CNL Health Care Properties, Inc.
   investments.






6. --------------SUBSCRIBER SIGNATURES--------------------------------------------

If the Subscriber is executing the Subscriber Signature Page, the Subscriber understands that, BY EXECUTING THIS AGREEMENT A SUBSCRIBER DOES NOT WAIVE ANY
RIGHTS HE MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE
ACT OF 1934 OR UNDER ANY STATE SECURITIES LAW:

X                                                                      X
   -----------------------------------------  -------------------       ----------------------------------------   ----------------
   Signature of 1st Subscriber                Date                      Signature of 2nd Subscriber                Date



7.--------------BROKER/DEALER INFORMATION--------------------------------------


Broker/Dealer NASD Firm Name
                              ---------------------------------------------
Registered Representative
                          ---------------------------------------------

Branch Mail Address
                    ---------------------------------------------

City                                      State                     Zip Code               |_|  Please check if new address
     -----------------------------------        ----------------             ------------

Phone #(                )                             Fax #(                )              |_|  Sold CNL before
         --------------   ---------------------------        --------------

Shipping Address                                    City                 State          Zip Code
               -----------------------------------      ----------------        -------         -----------
|_|     Telephonic Subscriptions (check here): If the Registered Representative and Branch Manager are executing the signature page on behalf of the
        Subscriber, both must sign below. Registered Representatives and Branch
        Managers may not sign on behalf of residents of Florida, Iowa, Maine,
        Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New
        Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee or
        Washington. [NOTE: Not to be executed until Subscriber(s) has (have)
        acknowledged receipt of final prospectus.] Telephonic subscriptions may not be completed for IRA accounts.

|_| Registered Investment Advisor (RIA) (check here): This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable. If an owner or principal or any member of the RIA firm is an NASD licensed Registered
        Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.

       PLEASE READ CAREFULLY THE REVERSE SIDE OF THIS SIGNATURE PAGE AND
       SUBSCRIPTION AGREEMENT BEFORE COMPLETING

X
    ------------------------------------------------------------    -----------------------   -------------------------------------
     Principal, Branch Manager or Other Authorized Signature         Date                      Print or Type Name of Person Signing



X
    ------------------------------------------------------------    -----------------------   -------------------------------------
     Registered Representative/Investment Advisor Signature          Date                      Print or Type Name of Person Signing


- -----------------------------------------------------------------------------

 Make check payable to :  SOUTHTRUST ASSET MANAGEMENT COMPANY OF FLORIDA, N.A.,
 ESCROW AGENT

 Please remit check and                        For overnight delivery, please send to:
 subscription document to:                                                                           For Office Use Only

 CNL SECURITIES CORP.                          CNL SECURITIES CORP.
 Attn:  Investor Services                      Attn:  Investor Services
 P. O. Box 1033                                400 E. South Street, Suite 500
 Orlando, FL  32802-1033                       Orlando, FL  32801
 (800) 522-3863                                (407) 422-1574
                                               (800) 522-3863
                                                                                          Sub. #
                                                                                                -------------
                                                                                          Admit Date
                                                                                                -------------
                                                                                          Amount
                                                                                                -------------
                                                                                          Region
                                                                                                -------------
                                                                                          RSVP#
                                                                                                -------------


NOTICE TO ALL INVESTORS:

 (a) The purchase of Shares by an IRA, Keogh, or other tax-qualified plan does not, by itself, create the plan.

 (b) The Company, in its sole and absolute discretion, may accept or reject the Subscriber's subscription which if rejected will be promptly returned to the Subscriber, without interest. Non-U.S. stockholders (as defined in the Prospectus) will be admitted as stockholders with the approval of the Advisor.

 (c) THE SALE OF SHARES SUBSCRIBED FOR HEREUNDER MAY NOT BE COMPLETED UNTIL AT
LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES A FINAL
PROSPECTUS. EXCEPT AS PROVIDED IN THIS NOTICE, THE NOTICE BELOW, AND IN THE
PROSPECTUS, THE SUBSCRIBER WILL NOT BE ENTITLED TO REVOKE OR WITHDRAW HIS
SUBSCRIPTION.



NOTICE TO CALIFORNIA, FLORIDA  AND IOWA RESIDENTS:  California, Florida and Iowa
investors  will  have  the  right  to  withdraw  their   subscription  funds  if
subscriptions  for at least  $2,500,000  have not been  accepted  by the Company within six months after the initial  offer of Shares of the Company  pursuant to the Prospectus and the Company elects at that time to extend the offering beyond such date.  The  Company  will  promptly  notify  California,  Florida  and Iowa investors if the Company so elects to extend the  offering,  and such  investors must  exercise  their right to  withdraw  within ten (10) days of such notice by delivering  written  notice to the Company of their  intention to exercise  such right.  The  subscription  funds of  withdrawing  California,  Florida  and Iowa investors will be promptly returned along with such investor's pro rata share of interest  earned  thereon net of any escrow fees  calculated as set forth in the
Prospectus and the Escrow Agreement.



NOTICE TO CALIFORNIA RESIDENTS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER
OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION
THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS
OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.
California investors who do not execute the Subscription Agreement will receive a confirmation of investment accompanied by a second copy of the final
Prospectus, and will have the opportunity to rescind the investment within ten
(10) days from the date of confirmation.



NOTICE TO NORTH CAROLINA RESIDENTS: By signing this Subscription Agreement,
North Carolina investors acknowledge receipt of the Prospectus and represent that they meet the suitability standards for North Carolina investors listed in the Prospectus.



BROKER/DEALER AND FINANCIAL ADVISOR:

By signing this subscription agreement, the signers certify that they recognize and have complied with their obligations under the NASD's Conduct Rules, and hereby further certify as follows: (i) a copy of the Prospectus, including the Subscription Agreement attached thereto as Appendix D, as amended and/or supplemented to date, has been delivered to the Subscriber; (ii) they have discussed such investor's prospective purchase of Shares with such investor and have advised such investor of all pertinent facts with regard to the liquidity, valuation, and marketability of the Shares; and (iii) they have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is legally capable of purchasing such Shares and will not be in violation of any laws for having engaged in such purchase, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and will maintain documentation on which the determination was based for a period of not less than six years; (iv) under penalties of perjury,
(a) the information provided in this Subscription Agreement to the best of our knowledge and belief is true, correct, and complete, including, but not limited to, the number shown above as the Subscriber's taxpayer identification number;
(b) to the best of our knowledge and belief, the Subscriber is not subject to backup withholding either because the Subscriber has not been notified that the Subscriber is subject to backup withholding as result of failure to report all interest or dividends or the Internal Revenue Service has notified the subscriber that the Subscriber is no longer subject to backup withholding under
Section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended; and (c) to the best of our knowledge and belief, the Subscriber is not a nonresident alien, foreign corporation, foreign trust, or foreign estate for U.S. tax purposes, and we hereby agree to notify the Company if it comes to the attention of either of us that the Subscriber becomes such a person within sixty (60) days of any event giving rise to the Subscriber becoming such a person.






Franklin Bank, N.A.
- ----------------------------------------------------------------------------------------------------

            FRANKLIN BANK, N.A., INDIVIDUAL RETIREMENT ACCOUNT APPLICATION

ACCOUNTHOLDER INFORMATION:            NAME ___________________________________

DISCLAIMER:

       Franklin Bank, N.A. is a national bank, not associated with CNL Group, Inc. or any CNL entity. Franklin Bank, N.A. is a custodian for IRAs and will act in a custodial capacity for all beneficial owners of IRAs. CNL has no affiliation with Franklin Bank, N.A.

           It is not reasonable to project the growth of your IRA investments include assets other than bank time deposits or savings accounts. Therefore, your final account balance will depend upon many factors - the amount of your contributions, the amount of time the funds are invested, the earnings and/or losses from the investments, expenses incurred such as brokerage commissions and trustee's fees and the overall performance of your investments.
We expressly state that the growth in the value of your IRA cannot be guaranteed or projected.

SIGNATURES          IMPORTANT:  Please read before signing.
                    I understand the eligibility requirements for the type of
                    IRA deposit I am making and I state that I do qualify to
                    make the deposit. I understand that the terms and conditions which apply to the Individual Retirement Account are
                    contained in this Application and Form 5305A (which will be provided within 10 days of our receipt of this application).
                    I agree to be bound by those terms and conditions. I
                    understand that I will not be required to pay an annual fee as long as all investments in this IRA are sponsored by a
                    CNL entity. Within seven (7) days from the date I establish the Individual Retirement Account I may revoke it without
                    penalty by mailing or delivering a written notice to the
                    Custodian.

                    I assume complete responsibility for:

                    1. Determining that I am eligible for an IRA each year I
                       make a contribution.
                    2. Insuring that all contributions I make are within
                       the limits set forth by the tax laws.
                    3. The tax consequences of any contribution
                       (including rollover contributions) and distributions.

           Signature _______________________________________________
                             Accountholder


                             -----------------------------------------------                    ------------------------------------
                             Authorized Signature Trustee                                        Date
DESIGNATION OF
BENEFICIARY(IES):            I designate the individual(s) named below as my
                             primary and contingent Beneficiary(ies) of the IRA.
                             I revoke all prior IRA Beneficiary designations, if
                             any, made by me. I understand that I may change or
                             add Beneficiaries at any time by completing and
                             delivering the proper form to the Custodian. (If
                             you wish to name more than one Beneficiary, attach
                             a list of each Beneficiary's name, social security
                             number, relationship to you and percentage share in
                             this IRA.) If any primary or contingent Beneficiary
                             dies before me, his or her interest and the
                             interest of his or her heirs shall terminate
                             completely, and the percentage share of any
                             remaining Beneficiary(ies) shall be increased on a
                             pro rata basis.

Primary             The following individual(s) shall be my Primary Beneficiary(ies):
Beneficiary(ies)
                    Name________________________________________________________             Social Security #___________________
                    Address_____________________________________________________             Date of Birth__________  Share______
                    ____________________________________________________________             Relationship________________________

Contingent          If none of the Primary Beneficiaries survive me, the
                    following individual(s) shall be my Beneficiary(ies):
Beneficiary(ies)
                    Name________________________________________________________             Social Security #___________________
                    Address_____________________________________________________             Date of Birth__________  Share______
                    ____________________________________________________________             Relationship________________________

Spousal Consent
                    I am the spouse of IRA accountholder named above. I agree to my spouse's naming of a primary Beneficiary other than myself. I acknowledge that I have received a fair and reasonable disclosure of my spouse's property and financial obligation. I also acknowledge that I shall have no claim whatsoever against the Custodian for any payments to my spouse's Beneficiary(ies).



                    ------------------------------------------------------------------             -------------------------------
                    Spouse's Signature                                                             Date

- ---------------------------------------------------------------------------------------------------------------------------
              Custodial Services P.O. Box 7090 Troy, MI 48007-7090
                                 1-800-344-0667




                               INVESTMENT OPTIONS:

|_|        I would like to receive information regarding mutual fund investments.
|_|        I would like to receive information regarding money market accounts.

Note:  Franklin Bank, N.A. may consider other investment options for your IRA.
Please provide the following information on your options.

Fund Name___________________________________________________________________

Sponsor Name___________________________________________________________________

Address___________________________________________________________________

Account No.___________________________________________________________________          Telephone #___________________________



Registered Representative information:

Registered Representative's Name______________________________________________


Company______________________________________________________



Address______________________________________________________



Telephone #______________________________________________________





                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 31. Other Expenses of Issuance and Distribution.

                                                                     Amount

     SEC registration fee....................................     $    47,849
     NASD filing fee.........................................          16,720
     Accounting fees and expenses............................          100,000*
     Escrow Agent's Fees.....................................            5,000*
     Sales and advertising expenses..........................        3,000,000*
     Legal fees and expenses.................................          250,000*
     Blue Sky fees and expenses..............................          300,000*
     Printing expenses.......................................          200,000*
     Miscellaneous...........................................          580,431*

             Total...........................................     $  4,500,000*

---------------------

* Estimated through completion of the offering, assuming sale of 15,000,000 shares.


Item 32.      Sales to Special Parties.

              The registrant was capitalized through the purchase by the Advisor of 20,000 shares of Common Stock for aggregate consideration of $200,000.

Item 33.      Recent Sales of Unregistered Securities.

              See response to Item 32. The offer and sale of the shares is claimed to be exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereunder.

Item 34.      Indemnification of Directors and Officers.

              Pursuant to Maryland corporate law and the Company's Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty,
(iii) the Indemnitee  actually  received an improper  personal benefit in money, property,  or  services,  (iv)  in the  case  of any  criminal  proceeding,  the
Indemnitee  had  reasonable  cause  to  believe  that  the act or  omission  was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a Director, officer, Advisor, Affiliate, employee or agent of the Company, (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in
Section 2-418 of the Maryland General Corporation Law.

              Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

              The Company will enter into indemnification agreements with each of the Company's officers and Directors. The indemnification agreements will require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with this agreement, the Company must indemnify and advance all expenses incurred by officers and Directors seeking to enforce their rights under the indemnification agreements. The Company must also cover officers and Directors under the Company's directors' and officers' liability insurance.

Item 35.      Treatment of Proceeds from Securities Being Registered.

              Not applicable.

Item 36.      Financial Statements and Exhibits.

              Financial Statements:

              The following financial statements are included in the Prospectus.

              (1) Report of Independent Accountants for CNL Health Care Properties, Inc.

              (2) Balance Sheets of CNL Health Care Properties, Inc. at April 30, 1998 (unaudited) and December 31, 1997

              (3) Statement of Stockholder's Equity of CNL Health Care Properties, Inc. for the four months ended April 30, 1998 (unaudited) and the period December 22, 1997 (date of inception) through December 31, 1997

              (4)     Notes  to   Financial   Statements   of  CNL  Health  Care
                      Properties, Inc.

              All Schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

              (b)     Exhibits:

              1.1     Form of Managing Dealer Agreement (Filed herewith.)

              1.2     Form of Participating Broker Agreement (Filed herewith.)


              1.3     Form of Warrant Purchase Agreement (Previously filed.)


              3.1 CNL Health Care Properties, Inc. Articles of Incorporation (Previously filed.)

              3.2 Form of CNL Health Care Properties, Inc. Amended and Restated Articles of Incorporation (Filed herewith.)

              3.3     Form  of  CNL  Health   Care   Properties,   Inc.   Bylaws
                      (Previously filed.)

              4.1     CNL Health Care Properties, Inc. Articles of Incorporation
                      (Filed  as  Exhibit   3.1  and   incorporated   herein  by
                      reference.)

              4.2 Form of CNL Health Care Properties, Inc. Amended and Restated Articles of Incorporation (Filed as Exhibit 3.2 and incorporated herein by reference.)

              4.3     Form of CNL Health Care Properties,  Inc. Bylaws (Filed as
                      Exhibit 3.3 and incorporated herein by reference.)


              4.4 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)


              *5 Opinion of Shaw Pittman Potts & Trowbridge as to the legality of the securities being registered by CNL Health Care Properties, Inc.

              *8 Opinion of Shaw Pittman Potts & Trowbridge regarding certain material tax issues relating to CNL Health Care Properties, Inc.

              10.1    Form  of  Escrow   Agreement   between   CNL  Health  Care
                      Properties, Inc. and SouthTrust Asset Management Company of Florida, N.A. (Previously filed.)

              10.2    Form of Advisory Agreement (Filed herewith.)

              10.3    Form of Joint Venture Agreement (Previously filed.)

              10.4 Form of Indemnification and Put Agreement (Previously filed.)

              10.5 Form of Unconditional Guaranty of Payment and Performance (Previously filed.)

              10.6    Form of Purchase Agreement (Previously filed.)

              10.7    Form  of  Lease   Agreement   including   Rent   Addendum,
                      Construction Addendum and Memorandum of Lease (Previously filed.)

--------------------------
*    To be filed by amendment.

                10.8 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

                23.1 Consent of PricewaterhouseCoopers, LLP, Certified Public Accountants, dated July 30, 1998 (Filed herewith.)


               *23.2 Consent of Shaw Pittman Potts & Trowbridge (Contained in its opinions filed herewith as Exhibits 5 and 8 and incorporated herein by reference.)

                24    Power of Attorney (See "Signatures.")

                27.1 Financial Data Schedule as of December 31, 1997 (Previously filed.)

                27.2 Financial Data Schedule as of April 30, 1998 (Previously filed.)

-------------------

*    To be filed by amendment.



Item 37.      Undertakings.

              The registrant undertakes (a) to file any prospectuses required by
Section 10(a)(3) as post-effective  amendments to this  registration  statement,
(b) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation, and other benefits paid or accrued to the Advisor or its Affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

              The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

              The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. Post-effective amendments will include audited financial statements meeting the requirements of Rule 3-14 or Rule 3-05 of Regulation S-X, as appropriate based upon the type of property acquired and the type of lease to which such property will be subject, only for properties acquired during the distribution period.

              The  registrant  also  undertakes  to file,  after  the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 or Rule 3-05 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended. The registrant undertakes to include, in filings containing financial statements of the Company, separate audited financial statements for all lessees leasing one or more properties whose cost represents 20% or more of the gross proceeds of the offering.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    TABLE VI
                      ACQUISITION OF PROPERTIES BY PROGRAMS


              Table VI presents information concerning the acquisition of real properties by the public real estate limited partnerships and the unlisted public REITs sponsored by Affiliates of the Company through December 31, 1997. The information includes the gross leasable space or number of units and total square feet of units, dates of purchase, locations, cash down payment and contract purchase price plus acquisition fee. This information is intended to assist the prospective investor in evaluating the terms involved in acquisitions by such prior programs.

                                    TABLE VI
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS




                                     CNL Income           CNL Income           CNL Income           CNL Income
                                       Fund,               Fund II,             Fund III,            Fund IV,
                                        Ltd.                 Ltd.                 Ltd.                 Ltd.
                                     ----------           ----------           ----------            ---------
                                      (Note 2)             (Note 3)             (Note 4)             (Note 5)

                                                         AL,AZ,CO,FL,         AZ,CA,CO,FL,         AL,DC,FL,GA,
                                                         GA,IL,IN,LA,         GA,IA,IL,IN,         IL,IN,KS,MA,
                                    AL,AZ,CA,FL,         MI,MN,MO,NC,         KS,KY,MD,MI,         MD,MI,MS,NC,
                                    GA,LA,MD,OK,         NM,OH,TX,WA,         MN,MO,NC,NE,         OH,PA,TN,TX,
Locations                           PA,TX,VA,WA          WY                   OK,TX                VA

Type of property                     Restaurants          Restaurants          Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                          22 units             47 units             35 units             45 units
  total square feet
  of units                            80,314 s/f          177,585 s/f          150,803 s/f          159,196 s/f


Dates of purchase                      6/17/86 -             2/11/87-            10/04/87-             6/24/88-
                                        12/31/97             12/31/97             12/31/97             12/31/96


Cash down payment (Note 1)           $13,435,137          $25,819,657          $21,613,636          $27,611,441


Contract purchase price
  plus acquisition fee               $13,361,435          $25,664,306          $21,493,587          $27,506,106


Other cash expenditures
  expensed                                    -                    -                    -                    -


Other cash expenditures
  capitalized                             73,702              155,351              120,049              105,335
                                     -----------          -----------          -----------          -----------

Total acquisition cost
  (Note 1)                           $13,435,137          $25,819,657          $21,613,636          $27,611,441
                                     ===========          ===========          ===========          ===========



Note 1:  This amount  was  derived  from capital  contributions or proceeds from
         partners  or  shareholders,   respectively,   and  net  sales  proceeds
         reinvested in other properties.

Note 2: The partnership owns a 50% interest in three separate joint ventures which each own a restaurant property. In addition, the partnership owns a 12.17% interest in one restaurant property held as tenants-in-common with affiliates.

Note 3: The partnership owns a 49%, 50% and 64% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 33.87%, a 57.77%, a 47% and a 37.01% interest in four restaurant properties held separately as tenants-in-common with affiliates.

Note 4: The partnership owns a 73.4% and 69.07% interest in two separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 32.77% and a 9.84% interest in two restaurant properties held separately as tenants-in-common with affiliates.

Note 5: The partnership owns a 51%, 26.6%, 57%, 96.1% and 68.87% interest in five separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 53.68% interest in one restaurant property held as tenants-in-common with affiliates.



                                     CNL Income           CNL Income           CNL Income           CNL Income
                                       Fund V,             Fund VI,             Fund VII,           Fund VIII,
                                        Ltd.                 Ltd.                 Ltd.                 Ltd.
                                     ----------           ----------           ----------           ----------
                                      (Note 6)             (Note 7)             (Note 8)             (Note 9)
                                                         AR,AZ,FL,GA,
                                                         IL,IN,MA,MI,
                                    AZ,FL,GA,IL,         MN,NC,NE,NM,         AZ,CO,FL,GA,
                                    IN,MI,NH,NY,         NY,OH,OK,PA,         IN,LA,MI,MN,         AZ,FL,IN,LA,
                                    OH,SC,TN,TX,         TN,TX,VA,WA,         NC,OH,SC,TN,         MI,MN,NC,NY,
Locations                           UT,WA                WY                   TX,UT,WA             OH,TN,TX,VA

Type of property                     Restaurants          Restaurants          Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                          34 units             51 units             49 units             42 units
  total square feet
  of units                           138,772 s/f          204,102 s/f          184,412 s/f          179,885 s/f


Dates of purchase                       2/06/89-             7/13/89-             3/30/90-             9/13/90-
                                        12/31/97             12/31/97             12/31/97              5/31/96


Cash down payment (Note 1)           $25,895,084          $37,206,257          $30,416,598          $31,985,071


Contract purchase price
  plus acquisition fee               $25,509,682          $36,669,140          $29,745,103          $31,450,507


Other cash expenditures
  expensed                                    -                    -                    -                    -


Other cash expenditures
  capitalized                            385,402              537,117              671,495              534,564
                                     -----------          -----------          -----------          -----------

Total acquisition cost
  (Note 1)                           $25,895,084          $37,206,257          $30,416,598          $31,985,071
                                     ===========          ===========          ===========          ===========



Note 6: The partnership owns a 43%, 49% and 66.5% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 42.23% and a 27.78% interest in two restaurant properties held separately as tenants-in-common with affiliates.

Note 7: The partnership owns a 3.9%, 14.5%, 36% and a 66.14% interest in four separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 51.67%, a 17.93% and a 23.04% interest in three restaurant properties held separately as tenants-in-common with affiliates.

Note 8: The partnership owns a 51%, 83.3%, 4.79%, 18%, and 79% interest in five separate joint ventures. Four of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties. In addition, the partnership owns a 48.33%, a 53% and a 35.64% interest in three restaurant properties held separately as tenants-in-common with affiliates.

Note 9: The partnership owns a 85.5%, 87.68%, 36.8% and a 12% interest in four separate joint ventures. Three of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties.




                                     CNL Income           CNL Income           CNL Income           CNL Income
                                      Fund IX,              Fund X,             Fund XI,             Fund XII,
                                        Ltd.                 Ltd.                 Ltd.                 Ltd.
                                     ----------           ----------           ----------           ----------
                                     (Note 10)            (Note 11)            (Note 12)            (Note 13)
                                                                              AL,AZ,CA,CO,
                                    AL,CO,FL,GA,         AL,CA,CO,FL,         CT,FL,KS,LA,
                                    IL,IN,LA,MI,         ID,IL,LA,MI,         MA,MI,MS,NC,         AL,AZ,CA,FL,
                                    MN,MS,NC,NH,         MO,MT,NC,NH,         NH,NM,OH,OK,         GA,LA,MO,MS,
                                    NY,OH,SC,TN,         NM,NY,OH,PA,         PA,SC,TX,VA,         NC,NM,OH,SC,
Locations                           TX                   SC,TN,TX             WA                   TN,TX,WA

Type of property                     Restaurants          Restaurants          Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                          43 units             51 units             40 units             49 units
  total square feet
  of units                           185,636 s/f          214,433 s/f          176,062 s/f          206,865 s/f


Dates of purchase                       5/31/91-            10/01/91-             5/18/92-            11/20/92-
                                         7/16/97             12/31/97              1/28/97              5/31/96


Cash down payment (Note 1)           $32,812,908          $37,444,525          $36,245,591          $40,840,795


Contract purchase price
  plus acquisition fee               $32,068,289          $36,735,362          $35,644,633          $40,339,796


Other cash expenditures
  expensed                                    -                    -                    -                    -


Other cash expenditures
  capitalized                            744,619              709,163              600,958              500,999
                                     -----------          -----------          -----------          -----------

Total acquisition cost
  (Note 1)                           $32,812,908          $37,444,525          $36,245,591          $40,840,795
                                     ===========          ===========          ===========          ===========



Note 10: The partnership owns a 50%, 45.2% and 27.3% interest in three separate joint ventures. One of the joint ventures owns one restaurant property and the other two joint ventures own six restaurant properties each. In addition, the partnership owns a 67.23% interest in one restaurant property held as tenants-in-common with an affiliate.

Note 11: The partnership owns a 50%, 88.3%, 40.95% and 10.5% interest in four separate joint ventures. Three of the joint ventures own one restaurant property each and the other joint venture owns six restaurant properties. In addition, the partnership owns a 13.37% and a 6.69% interest in two restaurant properties held separately as tenants-in-common with affiliates.

Note 12: The partnership owns a 62.2%, 77.33%, 85% and 76.6% interest in four separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 72.5% interest in one restaurant property held as tenants-in-common with an affiliate.

Note 13: The partnership owns a 31.13%, 59.05%, 18.61% and 88% interest in four separate joint ventures. Each joint venture owns one restaurant property.



                                     CNL Income           CNL Income           CNL Income           CNL Income
                                     Fund XIII,            Fund XIV,            Fund XV,             Fund XVI,
                                        Ltd.                 Ltd.                 Ltd.                 Ltd.
                                     ----------           ----------           ----------           ----------
                                     (Note 14)            (Note 15)            (Note 16)            (Note 17)

                                    AL,AR,AZ,CA,         AL,AZ,CO,FL,         AL,CA,FL,GA,         AZ,CA,CO,DC,
                                    CO,FL,GA,IN,         GA,KS,LA,MN,         KS,KY,MN,MO,         FL,GA,ID,IN,
                                    KS,LA,MD,NC,         MO,MS,NC,NJ,         MS,NC,NJ,NM,         KS,MN,MO,NC,
                                    OH,PA,SC,TN,         NV,OH,SC,TN,         OH,OK,PA,SC,         NM,NV,OH,TN,
Locations                           TX,VA                TX,VA                TN,TX,VA             TX,UT,WI

Type of property                     Restaurants          Restaurants          Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                          50 units             63 units             54 units             44 units
  total square feet
  of units                           167,286 s/f          186,809 s/f          166,249 s/f          169,867 s/f


Dates of purchase                       5/18/93-             9/27/93-             4/28/94-            10/21/94-
                                        12/31/97              9/16/97              1/10/97             10/04/96


Cash down payment (Note 1)           $36,388,084          $42,514,292          $38,227,474          $40,197,565


Contract purchase price
  plus acquisition fee               $36,019,958          $42,084,636          $37,834,633          $39,805,020


Other cash expenditures
  expensed                                    -                    -                    -                    -


Other cash expenditures
  capitalized                            368,126              429,656              392,841              392,545
                                     -----------          -----------          -----------          -----------

Total acquisition cost
  (Note 1)                           $36,388,084          $42,514,292          $38,227,474          $40,197,565
                                     ===========          ===========          ===========          ===========



Note 14: The partnership owns a 50% and a 28% interest in two separate joint ventures. Each joint venture owns one restaurant property. In addition, the Partnership owns a 66.13%, a 63.03% and a 47.83% interest in three restaurant properties held separately as tenants-in-common with affiliates.

Note 15: The partnership owns a 50% interest in two separate joint ventures and a 72% and a 39.94% interest in two additional joint ventures. Three of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties.

Note 16: The partnership owns a 50% interest in a joint venture which owns six restaurant properties. In addition, the partnership owns a 15.02% interest in one restaurant property held as tenants-in-common with affiliates.

Note 17: The partnership owns a 80.27% interest in one restaurant property held as tenants-in-common with an affiliate.




                                    CNL American            CNL Income           CNL Income
                                  Properties Fund,          Fund XVII,           Fund XVIII,
                                        Inc.                   Ltd.                 Ltd.
                                  ----------------          ----------           -----------
                                      (Note 18)             (Note 19)
                                    AL,AZ,CA,CO,
                                    CT,DE,FL,GA,
                                    IA,ID,IL,IN,
                                    KS,KY,MD,MI,
                                    MN,MO,NC,NE,
                                    NJ,NM,NV,NY,
                                    OH,OK,OR,PA,           CA,FL,GA,IL,         CA,GA,KY,MD,
                                    TN,TX,UT,VA,           IN,MI,NC,NV,         MN,NC,NV,OH,
Locations                           WA,WI,WV               OH,SC,TN,TX          TN,TX

Type of property                     Restaurants            Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                         249 units               28 units             22 units
  total square feet
  of units                         1,238,933 s/f            115,894 s/f          116,381 s/f


Dates of purchase                      6/30/95 -             12/20/95 -           12/27/96 -
                                        12/31/97                9/16/97             12/31/97


Cash down payment (Note 1)          $254,518,127            $24,626,300          $27,484,404


Contract purchase price
  plus acquisition fee              $253,754,966            $24,591,264          $27,411,371


Other cash expenditures
  expensed                                     -                    -                    -


Other cash expenditures
  capitalized                            763,161                 35,036               73,033
                                    ------------            -----------          -----------

Total acquisition cost
  (Note 1)                          $254,518,127            $24,626,300          $27,484,404
                                    ============            ===========          ===========



Note 18: CNL American Properties Fund, Inc. owns an 85.47% interest in a joint venture which owns one restaurant property.

Note 19: The  partnership  owns  an  80%,  a  21% and a 60.06% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 19.73%, 27.5% and 36.97% interest in three restaurant properties held separately as tenants-in-common with affiliates.

                                   SIGNATURES



              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on July 30, 1998.


                                     CNL HEALTH CARE PROPERTIES, INC.
                                     (Registrant)



                                     By:      /s/ James M. Seneff, Jr.
                                              James M. Seneff, Jr.
                                              Chairman of the Board and Chief
                                                Executive Officer

                                POWER OF ATTORNEY




              Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




Signatures                            Title                                     Date
----------                            -----                                     ----

/s/ James M. Seneff, Jr.              Chairman of the Board and              July 30, 1998
----------------------------          Chief Executive Officer
James M. Seneff, Jr.                  (Principal Executive Officer)



/s/ Robert A. Bourne                  Director and President                 July 30, 1998
---------------------------           (Principal Financial and
Robert A. Bourne                      Accounting Officer)




                                  EXHIBIT INDEX


  Exhibits

     1.1      Form of Managing Dealer Agreement (Filed herewith.)

     1.2      Form of Participating Broker Agreement (Filed herewith.)


     1.3      Form of Warrant Purchase Agreement (Previously filed.)


     3.1      CNL  Health  Care  Properties,   Inc.  Articles  of  Incorporation
              (Previously filed.)

     3.2 Form of CNL Health Care Properties, Inc. Amended and Restated Articles of Incorporation (Filed herewith.)

     3.3 Form of CNL Health Care Properties, Inc. Bylaws (Previously filed.)

     4.1 CNL Health Care Properties, Inc. Articles of Incorporation (Filed as Exhibit 3.1 and incorporated herein by reference.)

     4.2 Form of CNL Health Care Properties, Inc. Amended and Restated Articles of Incorporation (Filed as Exhibit 3.2 and incorporated herein by reference.)

     4.3      Form of CNL Health Care Properties,  Inc. Bylaws (Filed as Exhibit
              3.3 and incorporated herein by reference.)


     4.4 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)


     *5 Opinion of Shaw Pittman Potts & Trowbridge as to the legality of the securities being registered by CNL Health Care Properties, Inc.

     *8 Opinion of Shaw Pittman Potts & Trowbridge regarding certain material tax issues relating to CNL Health Care Properties, Inc.

     10.1     Form of Escrow Agreement between CNL Health Care Properties,  Inc.
              and  SouthTrust   Asset  Management   Company  of  Florida,   N.A.
              (Previously filed.)

    10.2      Form of Advisory Agreement (Filed herewith.)

    10.3      Form of Joint Venture Agreement (Previously filed.)

    10.4      Form of Indemnification and Put Agreement (Previously filed.)

     10.5     Form  of   Unconditional   Guaranty  of  Payment  and  Performance
              (Previously filed.)

    10.6      Form of Purchase Agreement (Previously filed.)

     10.7 Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Previously filed.)


     10.8 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

     23.1     Consent   of   PricewaterhouseCoopers,   LLP,   Certified   Public
              Accountants, dated July 30, 1998 (Filed herewith.)


    *23.2 Consent of Shaw Pittman Potts & Trowbridge (Contained in its opinions filed herewith as Exhibits 5 and 8 and incorporated herein by reference.)

     24       Power of Attorney (See "Signatures.")


     27.1 Financial Data Schedule as of December 31, 1997 (Previously filed.)

     27.2     Financial Data Schedule as of April 30, 1998  (Previously  filed.)



-----------------------

*    To be filed by amendment.